   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 1997;

                                                REGISTRATION NO. 333-24537
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                           PREMIER BANCSHARES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

         GEORGIA                     6025                    58-1793778
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL             IDENTIFICATION NO.)
     INCORPORATION)        CLASSIFICATION CODE NO.)

                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                           STEVEN S. DUNLEVIE, ESQ.
                          ELIZABETH O. DERRICK, ESQ.
                     WOMBLE CARLYLE SANDRIDGE & RICE, PLLC
                    SUITE 700, 1275 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA 30309
                                (404) 872-7000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
   PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box. [_]


  Exhibit Index on page    .


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
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

                            PREMIER BANCSHARES, INC.

                             CROSS REFERENCE SHEET

                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

  ITEM
 NUMBER               CAPTION IN FORM S-4                  CAPTION IN PROSPECTUS
 ------               -------------------                  ---------------------
  1.    Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus................. Facing Page of
                                                          Registration Statement;
                                                          Joint Proxy
                                                          Statement/Prospectus
                                                          Cover Page
  2.    Inside Front and Outside Back Cover Pages of     Joint Proxy;
         Prospectus..................................... Statement/Prospectus
                                                          Cover Page; Available
                                                          Information
  3.    Risk Factors, Ratio of Earnings to Fixed Charges Summary and Certain
         and Other Information.......................... Considerations
  4.    Terms of the Transaction........................ Summary; The Merger;
                                                          Effect of the Merger on
                                                          the Rights of
                                                          Shareholders;
                                                          Appendices A through C
  5.    Pro Forma Financial Information................. Summary; Pro Forma
                                                          Combined Condensed
                                                          Financial Data
  6.    Material Contract with the Company Being
         Acquired....................................... Summary; The Merger
  7.    Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters................................... Not Applicable
  8.    Interests of Named Experts and Counsel.......... Not Applicable
  9.    Disclosure of Commission Position on
         Indemnification for Securities Act............. Part II of Registration
                                                          Statement--Undertakings
                                                          Liabilities
 10.    Information with Respect to S-3 Registrants..... Not Applicable
 11.    Incorporation of Certain Information............ Not Applicable by
                                                         Reference
 12.    Information with Respect to S-2 or S-3
         Registrants.................................... Not Applicable
 13.    Incorporation of Certain Information............ Not Applicable by
                                                         Reference
 14.    Information with Respect to Registrants Other
         Than S-2 or S-3 Registrants.................... Available Information;
                                                          Summary; Premier
                                                          Financial Statements;
                                                          Premier Management's
                                                          Discussion and Analysis
                                                          of Financial Condition
                                                          and Results of
                                                          Operations; Business of
                                                          Premier; Comparative
                                                          Market Prices and
                                                          Dividends; Premier
                                                          Selected Historical
                                                          Financial Data;
                                                          Description of Premier
                                                          Common Stock
 15.    Information with Respect to S-3 Companies....... Not Applicable
 16.    Information with Respect to S-2 or S-3
         Companies...................................... Not Applicable
 17.    Information with Respect to Companies Other Than
         S-2 or S-3 Companies........................... Summary; Central and
                                                          Southern Financial
                                                          Statements; Central and
                                                          Southern Management's
                                                          Discussion and Analysis
                                                          of Financial Condition
                                                          and Results of
                                                          Operations; Business of
                                                          Central and Southern;
                                                          Comparative Market
                                                          Prices and Dividends;
                                                          Central and Southern
                                                          Selected Historical
                                                          Financial Data
 18.    Information if Proxies, Consents or
         Authorizations Are Not to be Solicited in an
         Exchange Offer................................. Not Applicable

                             [PREMIER LETTERHEAD]

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. of ("Premier"), to be held at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, on June 16, 1997, at 10:00 a.m., local time, notice of which is enclosed.

  In addition to the election of Directors, the proposals to be presented at the meeting include (a) approval of an Agreement and Plan of Reorganization, as amended (the "Agreement"), entered into with Central and Southern Holding Company ("Central and Southern") on February 3, 1997, and amended on March 26, 1997, pursuant to which Central and Southern will merge with and into Premier (the "Merger"); (b) approval of the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"); and (c) approval of the Directors' Stock Option Plan (the "Directors' Plan").

  Upon consummation of the Merger, each share of Central and Southern common stock ("Central and Southern Common Stock") issued and outstanding will be converted into and exchanged for the right to receive one share of Premier common stock. I will continue to serve as Chairman of the Board and Chief Executive Officer of Premier, J. Edward Mulkey, Jr., will assume the role of Vice Chairman of Premier and will continue as President and Chief Executive Officer of Premier Bank. Robert C. Oliver, President of Central and Southern Holding Company will be elected President and Chief Operating Officer of Premier upon the consummation of the Merger. Mr. Oliver will also remain as President of The Central and Southern Bank of Georgia.

  I urge you to read the accompanying Joint Proxy Statement/Prospectus, which includes a description of the proposed Merger and the Agreement and also provides other specific information concerning the additional proposals to be presented at the Meeting.

  The proposals listed above have been approved unanimously by your Board of Directors and is recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all Premier shares beneficially owned by such member in favor of the Merger and the other proposals to be presented at the Premier Meeting. Consummation of the Merger is subject to certain conditions, including approval of the Agreement by the holders of Central and Southern Common Stock, and approval of the Merger by various regulatory agencies.

  IT IS IMPORTANT TO UNDERSTAND THAT APPROVAL OF THE AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF PREMIER COMMON STOCK AND CENTRAL AND SOUTHERN COMMON STOCK ENTITLED TO VOTE AT THE MEETING. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE AGREEMENT. IF YOU HAVE ANY QUESTIONS CONCERNING THE DELIVERY OF THE ENCLOSED PROXY CARD, PLEASE CALL ME OR BOBBIE BURTT AT (404) 814-3090.

  Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger is a significant transaction for Premier, and your vote on this matter is of great importance. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AND THE OTHER PROPOSALS BY MARKING THE ENCLOSED PROXY CARD "FOR" THE MERGER AND THE ADDITIONAL PROPOSALS.

                                          Sincerely,

                                                  /s/ Darrell D. Pittard
                                          By: _________________________________
                                                    Darrell D. Pittard
                                              Chairman of the Board and Chief
                                                     Executive Officer

                             [PREMIER LETTERHEAD]

                           PREMIER BANCSHARES, INC.
                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090

       NOTICE OF ANNUAL MEETING OF SHAREHOLDERSTO BE HELD JUNE 16, 1997

  Notice is hereby given that an Annual Meeting of Shareholders (the "Meeting") of Premier Bancshares, Inc. ("Premier") will be held at Premier's main office, 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326 on June 16, 1997, at 10:00 a.m., local time, for the following purpose:

    1. Merger. To consider and vote on the Agreement and Plan of Reorganization, dated as of February 3, 1997, as amended on March 26, 1997 (the "Agreement"), by and between Premier and Central and Southern Holding Company ("Central and Southern") pursuant to which (i) Premier will acquire all of the issued and outstanding common stock of Central and Southern through the merger of Central and Southern with and into Premier (the "Merger"), and (ii) each share of Central and Southern common stock will be converted into one share of Premier common stock, as described more fully in the accompanying Joint Proxy Statement/Prospectus. (Proposal 1).

    2. Election of Directors. To elect eight directors of Premier to serve until the 1998 Annual Meeting of Shareholders or until their successors are duly elected. (Proposal 2)

    3. 1997 Stock Option Plan. To consider and vote on the Premier Bancshares, Inc. 1997 Stock Option Plan. (Proposal 3)

    4. Directors' Stock Option Plan. To consider and vote on the Premier Bancshares, Inc., Directors' Stock Option Plan. (Proposal 4)

    5. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

  Approval of the Agreement requires the affirmative vote of a majority of the shares of Premier common stock entitled to vote at the Meeting. Only shareholders of record at the close of business on April 18, 1997 are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF PREMIER COMMON STOCK VOTE "FOR" THE MERGER AND THE OTHER PROPOSALS AS DESCRIBED ABOVE.

  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person. The proxy may be revoked by the person executing the proxy by filing with the Secretary of Premier an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.

                                          By Order of the Board of Directors

                                                   /s/ Barbara J. Burtt
                                          By: _________________________________

                                             Barbara J. Burtt, Secretary

Atlanta, Georgia
May  , 1997

                       [CENTRAL AND SOUTHERN LETTERHEAD]

Dear Shareholder:

  You are cordially invited to attend the Special Meeting of Shareholders (the "Meeting") of Central and Southern Holding Company ("Central and Southern") to be held at, Milledgeville Country Club, 3700 N.E. Sinclair Dam Road, Milledgeville, Georgia 31061, on June 16, 1997, at 11:00 a.m., local time, notice of which is enclosed.

  At the Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Reorganization, as amended (the "Agreement") entered into with Premier Bancshares, Inc. ("Premier") on February 3, 1997, and amended on March 26, 1997, pursuant to which Central and Southern will merge with and into Premier (the "Merger"). Upon consummation of the Merger, each share of Central and Southern Common Stock issued and outstanding will be converted into and exchanged for the right to receive one share of Premier Common Stock.

  Following the Merger, I will become President and Chief Operating Officer of Premier and I will remain President of The Central and Southern Bank of Georgia. Darrell D. Pittard, Chairman and Chief Executive Officer of Premier, will remain Chairman and Chief Executive Officer of Premier.

  Please read the Joint Proxy Statement/Prospectus carefully and consider thoughtfully the information set forth therein. The Agreement and the Merger have been approved unanimously by your Board of Directors and are recommended by the Board to you for approval. Each member of the Board of Directors has agreed to vote all shares of Central and Southern Common Stock beneficially owned by such member in favor of the proposals listed above.

  Accordingly, whether or not you plan to attend the Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE PROPOSAL PRESENTED BY MARKING THE ENCLOSED PROXY CARD "FOR" THE MERGER.


                                          Sincerely,

                                                   /s/ Robert C. Oliver
                                          By: _________________________________
                                                     Robert C. Oliver
                                               President and Chief Executive
                                                          Officer

                       [CENTRAL AND SOUTHERN LETTERHEAD]

                     CENTRAL AND SOUTHERN HOLDING COMPANY
                            150 WEST GREENE STREET
                         MILLEDGEVILLE, GEORGIA 31061
                                (912) 452-5541

       NOTICE OF SPECIAL MEETING OF SHAREHOLDERSTO BE HELD JUNE 16, 1997

  Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Central and Southern Holding Company ("Central and Southern") will be held at Milledgeville Country Club, 3700 N.E. Sinclair Dam Road, Milledgeville, Georgia 31061, on June 16, 1997, at 11:00 a.m., local time, for the following purpose:

    1. Merger. To consider and vote on the Plan and Agreement of Reorganization dated February 3, 1997, as amended on March 26, 1997, (the "Agreement") by and between Premier and Central and Southern Holding Company ("Central and Southern") pursuant to which (i) Premier will acquire all of the issued and outstanding common stock of Central and Southern through the merger of Central and Southern with and into Premier (the "Merger"), and (ii) each share of Central and Southern common stock will be converted into one share of Premier common stock, as described more fully in the accompanying Joint Proxy Statement/Prospectus.

    2. Other Business. To transact such other business as may properly come before the Meeting, including adjourning the Meeting to permit, if necessary, further solicitation of proxies.

  Only shareholders of record at the close of business on April 16, 1997, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF CENTRAL AND SOUTHERN COMMON STOCK VOTE "FOR" THE PROPOSAL LISTED ABOVE.

  We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person. The proxy may be revoked by the person executing the proxy by filing with the Secretary of Central and Southern an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Meeting.

                                          By Order of the Board of Directors

                                          _____________________________________

                                            John H. Ferguson, Secretary

Milledgeville, Georgia
May  , 1997

                             JOINT PROXY STATEMENT

       FOR THE ANNUAL MEETING                  FOR THE SPECIAL MEETING
           OF SHAREHOLDERS                         OF SHAREHOLDERS
     TO BE HELD ON JUNE 16, 1997             TO BE HELD ON JUNE 16, 1997

      PREMIER BANCSHARES, INC.                  CENTRAL AND SOUTHERN
         2180 ATLANTA PLAZA                        HOLDING COMPANY
      950 EAST PACES FERRY ROAD                150 WEST GREENE STREET
       ATLANTA, GEORGIA 30326               MILLEDGEVILLE, GEORGIA 31061
           (404) 814-3090                          (912) 452-5541

                               ----------------
                                  PROSPECTUS
                                      OF
                           PREMIER BANCSHARES, INC.
                              2180 ATLANTA PLAZA
                           950 EAST PACES FERRY ROAD
                            ATLANTA, GEORGIA 30326
                                (404) 814-3090
                                      FOR
                       3,653,523 SHARES OF COMMON STOCK

                               ----------------
  This Prospectus of Premier Bancshares, Inc., a bank and thrift holding company organized and existing under the laws of the state of Georgia ("Premier"), relates to the shares of its common stock, par value $1.00 per share ("Premier Common Stock"), which are issuable to the shareholders of Central and Southern Holding Company ("Central and Southern") upon consummation of the proposed merger (the "Merger") described herein, pursuant to which Central and Southern will merge with and into Premier pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of February 3, 1997, and amended on March 26, 1997, by and between Premier and Central and Southern (the "Agreement"). A copy of the Agreement is attached to this Joint Proxy Statement/Prospectus as Appendix A.

  On the effective date of the Merger (the "Effective Date"), except as otherwise described herein, (i) Central and Southern will merge with and into Premier, and (ii) each outstanding share of the $1.00 value common stock of Central and Southern ("Central and Southern Common Stock") will be converted into one share of Premier Common Stock.

  Upon consummation of the Merger, Central and Southern will merge with and into Premier. Premier will survive the Merger and the separate existence of Central and Southern will cease. The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B. will become wholly owned subsidiaries of Premier. For a further description of the terms of the Merger, see "The Merger."

  This Prospectus also constitutes a Joint Proxy Statement of Premier and Central and Southern and is being furnished to their respective shareholders in connection with the solicitation of proxies by their respective Boards of Directors. The proxies solicited by the Central and Southern Board of Directors will be used at the Special Meeting of Shareholders of Central and Southern (the "Central and Southern Meeting") to be held on June 16, 1997, including any adjournment or postponement thereof, to consider and vote on the proposed Merger and to transact such other business as may properly come before the Central and Southern Meeting or any adjournments thereof. The proxies solicited by the Premier Board of Directors will be used at the Annual Meeting of Shareholders of Premier (the "Premier Meeting") to be held on June 16, 1997, including any adjournment or postponement thereof, (i) to consider and vote on the proposed Merger, (ii) to elect eight directors to serve until the 1998 Annual Meeting of Shareholders, (iii) to consider a proposal to adopt the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"); (iv) to consider a proposal to adopt the Premier Bancshares, Inc. Directors' Stock Option Plan (the "Directors' Plan"); and (v) to transact such other business as may properly come before the Premier Meeting or any adjournment(s) thereof. This Joint Proxy Statement/Prospectus and the accompanying proxy cards are first being mailed to shareholders of Premier and Central and Southern on or about May , 1997.

   THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL
       DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
                               INSTRUMENTALITY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
     ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The date of this Joint Proxy Statement/Prospectus is May  , 1997.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION.......................................................   v
  Incorporation of Certain Documents by Reference...........................  vi
SUMMARY.....................................................................   1
  The Parties...............................................................   1
  Special Meeting of Central and Southern Shareholders......................   1
  Annual Meeting of Premier Shareholders....................................   2
  The Merger; Exchange Ratio................................................   2
  Reasons for the Merger....................................................   2
  Fairness Opinions.........................................................   3
  Effective Date............................................................   3
  Exchange of Stock Certificates............................................   4
  Regulatory Approvals and Other Conditions.................................   4
  Waiver, Amendment, and Termination of the Agreement.......................   4
  Directors and Executive Officers Following the Merger.....................   4
  Interests of Certain Persons in the Merger................................   5
  Certain Federal Income Tax Consequences of the Merger.....................   5
  Accounting Treatment......................................................   5
  Certain Differences in Shareholders' Rights...............................   5
  Comparative Market Prices of Common Stock.................................   5
  Comparative Per Share Data................................................   6
  Selected Pro Forma Financial Data.........................................   8
  Additional Proposals Presented to Premier Shareholders Only...............   8
  Certain Considerations....................................................   9

CERTAIN CONSIDERATIONS......................................................  10
  Management of Growth......................................................  10
  Highly Competitive Business...............................................  10
  Volatility of Stock Price.................................................  10
  Dependence on Senior Management...........................................  10

THE CENTRAL AND SOUTHERN MEETING............................................  11
  General...................................................................  11
  Record Date; Vote Required................................................  11
THE PREMIER MEETING.........................................................  12
  General...................................................................  12
  Record Date; Vote Required................................................  12
THE MERGER..................................................................  14
  General...................................................................  14
  Treatment of Central and Southern Options.................................  14
  Background of and Reasons for the Merger..................................  14
  Fairness Opinions.........................................................  16
  Effective Date of the Merger..............................................  24
  Distribution of Stock Certificates After the Merger.......................  24
  Conditions to Consummation of the Merger..................................  25
  Regulatory Approvals......................................................  25
  No Appraisal Rights.......................................................  26
  Waiver, Amendment, and Termination of the Agreement.......................  26

  Conduct of Business Pending the Merger....................................  26
  Directors and Executive Officers Following the Merger.....................  27
  Interests of Certain Persons in the Merger................................  29
  Material Federal Income Tax Consequences of the Merger....................  30
  Accounting Treatment......................................................  31
  Expenses and Fees.........................................................  31
  Resales of Premier Common Stock...........................................  31
  Description of Premier Common Stock.......................................  31
  Certain Differences in Rights of Shareholders.............................  32
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................  34


UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION................  36
PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME...........................  37
  Notes to Pro Forma Condensed Combined Financial Statements................  40
BUSINESS OF PREMIER.........................................................  41
  General...................................................................  41
  Recent Deveopments........................................................  41
  First Alliance Bank.......................................................  42
  Premier Bank..............................................................  44
  Premier Lending Corporation...............................................  45
  Alliance Finance Inc. ....................................................  48
  Employees.................................................................  48
  Legal Proceedings.........................................................  48
SELECTED HISTORICAL FINANCIAL DATA OF PREMIER...............................  49
PREMIER MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATION............................  50
  Background................................................................  50
  Liquidity and Capital Resources...........................................  50
  Asset/Liability Management................................................  51
  Changes in Financial Condition............................................  52
  Loan Portfolio............................................................  53
  Deposits..................................................................  54
  Other Borrowings..........................................................  55
  Credit Analysis...........................................................  55
  Summary of Loan Experience................................................  56
  Results of Operations.....................................................  58
  Return on Equity and Assets...............................................  60
  Quarterly Financial Data..................................................  60
BUSINESS OF CENTRAL AND SOUTHERN............................................  61
  General...................................................................  61
  Markets...................................................................  61
  Deposits..................................................................  61
  Loans.....................................................................  61
  Lending Policy............................................................  61
  Employees.................................................................  62
  Competition...............................................................  62
  Properties................................................................  62
  Legal Proceedings.........................................................  62

SELECTED HISTORICAL FINANCIAL DATA OF CENTRAL AND SOUTHERN..................  63
CENTRAL AND SOUTHERN MANAGEMENT'S DISCUSSION AND ANALYSIS
 OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........................  64
  Background................................................................  64
  Liquidity and Capital Resources...........................................  64
  Asset/Liability Management................................................  65
  Gap Analysis..............................................................  66
  Changes in Financial Condition............................................  66
  Loan Portfolio............................................................  67
  Deposits..................................................................  68
  Other Borrowings..........................................................  68
  Credit Analysis...........................................................  69
  Summary of Loan Experience................................................  70
  Results of Operations.....................................................  73
  Return on Equity and Assets...............................................  75
  Quarterly Results.........................................................  76
CERTAIN REGULATORY CONSIDERATIONS...........................................  77
  General...................................................................  77
  Payment of Dividends......................................................  78
  Capital Adequacy..........................................................  79
  Support of Subsidiary Institutions........................................  80
  Prompt Corrective Action..................................................  81
  FDIC Insurance Assessments................................................  82
  Safety and Soundness Standards............................................  84
  Depositor Preference......................................................  84
  Certain Applicable Thrift Regulations.....................................  84
REPORT ON FORM 10-K.........................................................  85
EXPERTS.....................................................................  85
OPINIONS....................................................................  85
PREMIER ANNUAL MEETING MATTERS..............................................  86
  Election of Directors--Proposal 2.........................................  86
  Security Ownership of Certain Beneficial Owners and Management............  93
  Certain Relationships and Related Transactions............................  94
  Compliance with Section 16(a) of the Securities Exchange Act of 1934......  94
  Report of the Compensation Committee......................................  94
  Stock Price Performance Graph.............................................  96
  Adoption of the 1997 Stock Option Plan--Proposal 3........................  96
  Adoption of Directors' Stock Option Plan--Proposal 4......................  99
  Certain Federal Income Tax Consequences................................... 100
PROPOSALS BY PREMIER SHAREHOLDERS FOR 1998 ANNUAL MEETING................... 101
OTHER MATTERS............................................................... 101
INDEX TO FINANCIAL STATEMENTS...............................................
PREMIER FINANCIAL STATEMENTS................................................ F-1
CENTRAL AND SOUTHERN FINANCIAL STATEMENTS................................... F-1

APPENDIX A:AGREEMENT AND PLAN OF REORGANIZATION, AS AMENDED.................
APPENDIX B:OPINION OF BROWN, BURKE CAPITAL PARTNERS, INC....................
APPENDIX C:OPINION OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING..............
APPENDIX D:PROPOSED PREMIER BANCSHARES, INC. 1997 STOCK OPTION PLAN.........
APPENDIX E:PROPOSED PREMIER BANCSHARES, INC. DIRECTORS'
             STOCK OPTION PLAN..............................................

                             AVAILABLE INFORMATION

  Premier and Central and Southern are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, file reports, proxy statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section at the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding Premier and Central and Southern. The address of such Web site is http://www:sec.gov.

  This Joint Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of Premier (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Joint Proxy Statement/Prospectus does not include all of the information in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about Premier and Central and Southern and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above. Premier Common Stock is traded on the American Stock Exchange. Reports, proxy statements, and other information concerning Premier may be inspected at the office of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1881. Central and Southern Common Stock is traded on the NASDAQ Stock Market. Reports, proxy statements, and other information concerning Central and Southern may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PREMIER OR CENTRAL AND SOUTHERN. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PREMIER OR CENTRAL AND SOUTHERN SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

  All information included in this Joint Proxy Statement/Prospectus with respect to Premier was supplied by Premier, and all information included herein with respect to Central and Southern was supplied by Central and Southern.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Premier's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 previously filed by Premier (File No 0-24528) with the Commission pursuant to the Exchange Act and Premier's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by this reference.

  Central and Southern's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 previously filed by Central and Southern (File No. 0-15945) with the Commission pursuant to the Exchange Act and Central and Southern's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by this reference.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

  This Joint Proxy Statement/Prospectus incorporates by reference certain documents concerning Premier and Central and Southern that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents that are not specifically incorporated by reference therein, are available without charge to any person, including any beneficial owner, to whom this Joint Proxy Statement/Prospectus is delivered upon written or oral request, as follows: (i) with respect to Premier documents, to the Secretary, Premier Bancshares, Inc.; and (ii) with respect to Central and Southern documents, to the Secretary, The Central and Southern Holding Company. In order to ensure timely delivery of the documents, any request should be made before June 1, 1997.

                                    SUMMARY

  The following is a summary of certain information relating to the Central and Southern Meeting, the Premier Meeting, the proposed Merger, and the shares of Premier Common Stock to be issued upon consummation thereof. This summary does not purport to be complete and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Joint Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Joint Proxy Statement/Prospectus, including the Appendices. As used in this Joint Proxy Statement/Prospectus, the terms "Premier" and "Central and Southern" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.

THE PARTIES

  Premier. Premier is a bank and thrift holding company headquartered in Atlanta, Georgia, with four subsidiaries, First Alliance Bank, Premier Bank, F.S.B., Premier Lending Corporation and Alliance Finance, Inc. As of December 31, 1996, Premier had total consolidated assets of approximately $294 million, total consolidated deposits of approximately $237 million and total consolidated shareholders' equity of approximately $23 million. See "Premier Bancshares, Inc. Financial Statements." Through its subsidiaries, Premier offers a broad range of banking and banking-related services.

  On August 31, 1996, Premier (formerly known as First Alliance Bancorp, Inc.) merged with Premier Bancshares, Inc. In that transaction, First Alliance Bancorp, Inc. issued 746,530 shares of its common stock in exchange for all the issued and outstanding shares of Premier Bancshares, Inc. Following the merger, the surviving corporation was known as "First Alliance/Premier Bancshares, Inc." On February 4, 1997, Premier amended its Articles of Incorporation to change its name to "Premier Bancshares, Inc."

  Premier was incorporated in 1988 under the laws of Georgia and is registered as a bank holding company under the regulations of the Federal Reserve Board ("Federal Reserve"), as amended (the "BHC Act") and is registered as a thrift holding company under the regulations of the Office of Thrift Supervision ("OTS"). Premier's principal executive offices are located at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, and its telephone number at such address is (404) 814-3090.

  Central and Southern. Central and Southern is a bank and thrift holding company headquartered in Milledgeville, Georgia. Central and Southern operates through its two subsidiaries, The Central and Southern Bank of Georgia ("Central and Southern Bank") and Central and Southern Bank of North Georgia, FSB (the "Central and Southern Bank of North Georgia"). As of December 31, 1996, Central and Southern had total consolidated assets of approximately $226 million, total consolidated deposits of approximately $195 million and total consolidated shareholders' equity of approximately $24 million. See "Central and Southern Financial Statements."

  Central and Southern was incorporated in 1980 under the laws of Georgia and is registered as a bank holding company under the regulations of the Federal Reserve and as a thrift holding company under the regulations of the OTS. Central and Southern's principal executive offices are located at 150 West Greene Street, Milledgeville, Georgia 31061, and its telephone number at such address is (912) 452-5541.

SPECIAL MEETING OF CENTRAL AND SOUTHERN SHAREHOLDERS

  The Central and Southern Meeting will be held at 11:00 a.m., local time, on June 16, 1997, at Milledgeville Country Club, 3700 N.E. Sinclair Dam Road, Milledgeville, Georgia 31061, for the purpose of considering and voting on approval of the Agreement and transacting such other business as may properly come before the meeting. See "The Central and Southern Meeting."

  Only holders of record of Central and Southern Common Stock at the close of business on April 16, 1997 (the "Central and Southern Record Date"), will be entitled to vote at the Central and Southern Meeting.

Approval of the Agreement requires the affirmative vote of a majority of the shares of Central and Southern Common Stock entitled to vote at the Central and Southern Meeting. As of the Central and Southern Record Date, there were 3,653,523 shares of Central and Southern Common Stock outstanding and entitled to be voted.

  The directors and executive officers of Central and Southern beneficially owned, as of the Central and Southern Record Date, 511,241 shares (or approximately 14.0% of the outstanding shares) of Central and Southern Common Stock.

  As of the Central and Southern Record Date, the directors and executive officers of Premier did not beneficially own any shares of Central and Southern Common Stock. As of that date, neither Central and Southern nor Premier held any shares of Central and Southern Common Stock in a fiduciary capacity for others. See "The Central and Southern Meeting."

ANNUAL MEETING OF PREMIER SHAREHOLDERS

  The Premier Meeting will be held at 10:00 a.m., local time, on June 16, 1997, at Premier's main office, 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, to consider voting on (i) the approval of the Agreement, (ii) the election of eight directors to serve until the 1998 Annual Meeting of shareholders of Premier, (iii) approval of the 1997 Stock Option Plan, (iv) approval of the Directors' Plan and (v) to transact such other business as may properly come before the Meeting or any adjournment(s) thereof. See "The Premier Meeting."

  Only holders of record of Premier Common Stock at the close of business on April 18, 1997 (the "Premier Record Date") will be entitled to vote at the Premier Meeting. The affirmative vote of a majority of the Premier Common Stock outstanding and entitled to vote at the Premier Meeting will be required to approve the Agreement. Approval of any other matter will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote. As of the Premier Record Date, there were 4,249,747 shares of Premier Common Stock outstanding and entitled to vote.

  The directors and executive officers of Premier beneficially owned, as of the Premier Record Date, 887,046 shares (or approximately 20.87% of the outstanding shares) of Premier Common Stock. Each member of the Board of Directors of Premier has agreed to vote those shares beneficially owned by such member (except for shares held in a fiduciary capacity) in favor of the proposals to be presented at the Premier Meeting.

  As of the Premier Record Date, the directors and executive officers of Central and Southern did not beneficially own any shares of Premier Common Stock. As of that date, neither Premier nor Central and Southern held any shares of Premier Common Stock in a fiduciary capacity for others. See "The Premier Meeting."

THE MERGER; EXCHANGE RATIO

  The Agreement provides for the combination of Central and Southern with Premier pursuant to the merger of Central and Southern with and into Premier. On the Effective Date, each share of Central and Southern Common Stock then issued and outstanding will be converted into one share of Premier Common Stock (the "Exchange Ratio"). See "The Merger--General."

REASONS FOR THE MERGER

  Central and Southern's Board of Directors has unanimously approved the Merger and the Agreement and has determined that the Merger is fair to, and in the best interests of, Central and Southern and its shareholders. ACCORDINGLY, CENTRAL AND SOUTHERN'S BOARD UNANIMOUSLY RECOMMENDS THAT CENTRAL AND SOUTHERN'S SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT. EACH MEMBER OF THE BOARD OF DIRECTORS OF CENTRAL AND SOUTHERN HAS AGREED TO VOTE SUCH MEMBER'S SHARES OF CENTRAL AND SOUTHERN COMMON STOCK IN FAVOR OF THE AGREEMENT. In approving the Merger, Central and Southern's directors considered Premier's financial condition;

various alternatives to the Merger (including remaining as an independent bank and thrift holding company); the consideration to be received by Central and Southern's shareholders relative to Premier's book value and earnings per share of common stock; the anticipated synergies and enhanced resources and lending capabilities that would result from the Merger; the competitive and regulatory environments for financial institutions and commercial lending businesses generally; the income tax aspects of the Merger as a tax-free exchange; and the likelihood that the Merger would be approved by applicable regulatory authorities without undue conditions or delay. See "The Merger--Background of and Reasons for the Merger."

  The Premier Board of Directors has unanimously approved the Agreement and has determined that the Merger is in the best interests of Premier and its shareholders. ACCORDINGLY, PREMIER'S BOARD UNANIMOUSLY RECOMMENDS THAT PREMIER'S SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT. EACH MEMBER OF THE BOARD OF DIRECTORS OF PREMIER HAS AGREED TO VOTE SUCH MEMBER'S SHARES OF PREMIER COMMON STOCK IN FAVOR OF THE AGREEMENT. In approving the Merger, Premier's directors considered Central and Southern's financial condition, operations and market area; Premier's overall strategic focus; the financial terms and income tax consequences of the Merger; the opportunity to leverage Central and Southern's excess capital; the size of Central and Southern's loan loss reserve; and the management philosophy of Central and Southern and its compatibility with that of Premier. See "The Merger--Background of and Reasons for the Merger."

FAIRNESS OPINIONS

  Premier. Brown, Burke Capital Partners, Inc. ("BBCP") has rendered an opinion to Premier that, based on and subject to the procedures, matters, and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the terms of the Merger are fair, from a financial point of view, to the shareholders of Premier. BBCP's opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "The Merger--Fairness Opinions."

  Central and Southern. Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") has rendered an opinion to Central and Southern that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the terms of the Merger are fair, from a financial point of view, to the shareholders of Central and Southern. Sheshunoff's opinion is attached as Appendix C to this Joint Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "The Merger--Fairness Opinions."

EFFECTIVE DATE

  Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Date will occur on the date and at the time specified in a Certificate of Merger filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and Central and Southern, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Date to occur by the last business day of the month in which the last of the following events occurs: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Merger and; (ii) the date on which the Agreement is approved by the requisite vote of Premier and Central and Southern shareholders. The parties expect that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated in the second quarter of 1997, although there can be no assurance as to whether or when the Merger will occur. See "The Merger--Effective Date of the Merger,--Conditions to Consummation of the Merger, and--Waiver, Amendment, and Termination of the Agreement."

EXCHANGE OF STOCK CERTIFICATES

  Promptly after the Effective Date, Premier will cause SunTrust Bank, Atlanta acting in its capacity as exchange agent for Premier (the "Exchange Agent"), to mail to the former shareholders of Central and Southern a letter of transmittal, together with instructions for the exchange of such shareholders' certificates representing shares of Central and Southern Common Stock for certificates representing shares of Premier Common Stock. Former shareholders of Central and Southern will not be entitled to receive dividends on their shares of Premier Common Stock until Premier has received their Central and Southern stock certificates. CENTRAL AND SOUTHERN SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. See "The Merger--Distribution of Stock Certificates After the Merger."

REGULATORY APPROVALS AND OTHER CONDITIONS

  The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Department of Banking and Finance of the State of Georgia (the "Georgia Department"). Applications for the requisite approvals have been filed with these agencies, each of which has yet to issue its approval of the Merger. There can be no assurance that the approvals of these agencies will be given or as to the timing or conditions of such approvals.

  Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the Premier and Central and Southern shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, and certain other customary conditions. See "The Merger--Conditions to Consummation of the Merger."

WAIVER, AMENDMENT, AND TERMINATION OF THE AGREEMENT

  The Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date by mutual action of the Boards of Directors of both Central and Southern and Premier, or by action of the Board of Directors of either company under certain circumstances, including if the Merger is not consummated by June 30, 1997, unless the failure to consummate by such time is due to a breach of the Agreement by the party seeking to terminate. If for any reason the Merger is not consummated, both Premier and Central and Southern will continue to operate as bank holding companies and thrift holding companies under their present management. See "The Merger--Waiver, Amendment, and Termination of the Agreement."

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER

  The Agreement provides that Premier will be the Surviving Corporation after the Merger (the "Surviving Corporation") and that the directors of the Surviving Corporation after the Merger will consist of the current directors of Premier (including Darrell D. Pittard and J. Edward Mulkey, Jr.) and six outside directors of Central and Southern to be specified by Central and Southern and Robert C. Oliver. Central and Southern has specified that the six outside directors to serve on the Board of the Surviving Corporation are Albert
F. Gandy, George S. Carpenter, Jr., Don N. Ellis, John H. Ferguson, C. Steve McQuaig and Thomas E. Owen, Jr. See "The Merger-- Directors and Executive Officers Following the Merger" and "Premier Meeting Matters--Election of Directors--Proposal 2."

  Darrell D. Pittard, the current Chairman and Chief Executive Officer of Premier, will continue serving as Chairman and Chief Executive Officer of the Surviving Corporation, Robert C. Oliver, the current President of Central and Southern will be the President and Chief Operating Officer of the Surviving Corporation, and J. Edward Mulkey, Jr., will serve as the Surviving Corporation's Vice Chairman. Michael E. Ricketson and Frank H. Roach will serve as Executive Vice Presidents of the Surviving Corporation.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain executive officers and directors of Premier and of Central and Southern have interests in the Merger in addition to their respective interests as Premier or Central and Southern shareholders generally. Those interests relate to, among other things, provisions in the Agreement regarding indemnification and eligibility for certain Premier employee benefits, and treatment of outstanding options to acquire Central and Southern Common Stock. See "The Merger--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  Premier and Central and Southern have received an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, to the effect that, among other things: (i) the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
(ii) the exchange in the Merger of Central and Southern Common Stock for Premier Common Stock will not give rise to gain or loss to Central and Southern shareholders; and (iii) neither Premier nor Central and Southern will recognize income, gain or loss as a consequence of the Merger (except for income, gain or loss that has been deferred and is required to be recognized pursuant to Treasury Regulations issued under Section 1502 of the Code). See "The Merger-- Certain Federal Income Tax Consequences of the Merger."

  DUE TO THE INDIVIDUAL NATURE OF THE INCOME TAX CONSEQUENCES OF THE MERGER, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE SPECIFIC EFFECT OF THE MERGER ON THEM UNDER FEDERAL, STATE, LOCAL, AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Central and Southern will be carried forward and recorded on the financial statements of Premier at their previously recorded amounts. In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Central and Southern Common Stock must be exchanged for Premier Common Stock. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Date.

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

  On the Effective Date, Central and Southern shareholders, whose rights are governed by the Georgia Code and by Central and Southern's Articles of Incorporation and Bylaws, will automatically become Premier shareholders, and their rights as Premier shareholders are determined by the Georgia Code and by Premier's Articles of Incorporation and by Premier's Bylaws. The rights of Premier shareholders will differ from the rights of Central and Southern shareholders in certain respects. See "The Merger-Effect of the Merger on the Rights of Shareholders" and "The Merger--Description of Premier Common Stock."

COMPARATIVE MARKET PRICES OF COMMON STOCK

  Premier Common Stock is currently traded on the American Stock Exchange under the symbol "PMB." Prior to January 10, 1997, Premier Common Stock was traded on the NASDAQ SmallCap Market under the symbol "FABC." Central and Southern Common Stock is traded on the NASDAQ National Market System under the symbol "CSBC." The following table sets forth the last sale price of Premier Common Stock on January 14, 1997, the date of the last sale reported by the American Stock Exchange prior to January 15, 1997 (the date of public announcement of the proposed Merger) as adjusted to reflect Premier's 1.8055-for-one stock split on March 6, 1997 and the last sale price of Central and Southern Common Stock on January 14, 1997, the date of the last reported sale of Central and Southern Common Stock prior to January 15, 1997. It also provides the last sale price of Premier Common Stock on May , 1997, the date of the last sale reported by the American Stock Exchange prior to the mailing of this Joint Proxy Statement/Prospectus, and the last sale price of Central and Southern Common Stock on May , 1997, the date of the last sale reported by NASDAQ of Central and Southern Common Stock.

                                                              EQUIVALENT PER SHARE
                                                              PRICE OF CENTRAL AND
    PREMIER COMMON STOCK    CENTRAL AND SOUTHERN COMMON STOCK SOUTHERN COMMON STOCK
    --------------------    --------------------------------- ---------------------
   $13.50 at January 14,
    1997...................    $11.75 at January 14, 1997            $13.50
   $   at May  , 1997......        $      at May   , 1997

The equivalent per share price of Central and Southern Common Stock at the specified date represents the last sale price of a share of Premier Common Stock on such date multiplied by the exchange ratio of 1.00.

COMPARATIVE PER SHARE DATA

  The following table sets forth certain comparative per share data relating to net income, cash dividends, and book value on (i) an historical basis for Premier and Central and Southern, (ii) a pro forma combined basis per share of Premier Common Stock, giving effect to the Merger, and (iii) an equivalent pro forma basis per share of Central and Southern Common Stock, giving effect to the Merger. The data also retroactively reflects the effect of Premier's 1.8055-for-1 stock split on March 6, 1997. The Premier and Central and Southern pro forma combined information gives effect to the Merger on a pooling-of-interests accounting basis and assumes the Exchange Ratio of one share of Premier Common Stock for each share of Central and Southern Common Stock. See "The Merger--Accounting Treatment." The unaudited pro forma data is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor is it necessarily indicative of future results of operations or combined financial position.

  The information shown below is derived from the audited consolidated financial statements and should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Premier and Central and Southern, including the respective notes thereto, and the pro forma financial information included herein. See "--Selected Historical Financial Data of Premier," "--Selected Financial Data of Central and Southern," "-- Summary Pro Forma Financial Data," "Pro Forma Condensed Combined Financial Information," "Premier Financial Statements" and "Central and Southern Financial Statements."

                                                               YEAR ENDED
                                                             DECEMBER 31,(1)
                                                            ------------------
                                                            1996  1995   1994
                                                            ----- -----  -----
   INCOME PER SHARE
     Premier historical.................................... $ .59 $ .48  $ .08
     Central and Southern historical.......................   .81   .68    .44
     Premier and Central and Southern pro forma
      combined(2)..........................................   .68   .57    .25
     Central and Southern pro forma equivalent(3)..........   .68   .57    .25
   DIVIDENDS DECLARED PER COMMON SHARE
     Premier historical.................................... $ .58 $ .01  $ .09
     Central and Southern historical.......................   .22   .175   .03
     Premier and Central and Southern pro forma
      combined(2)..........................................   .58   .01    .09
     Central and Southern pro forma equivalent(4)..........   .41   .09    .06
   BOOK VALUE PER SHARE (PERIOD END)
     Premier historical.................................... $5.48
     Central and Southern historical.......................  6.54
     Premier and Central and Southern pro forma
      combined(2)..........................................  5.90
     Central and Southern pro forma equivalent(3)..........  5.90

  --------
  (1) Both Central and Southern's and Premier's fiscal year end is December 31.
  (2) Represents the combined results of Premier and Central and Southern as if the Merger were consummated on January 1, 1996 and were accounted for as a pooling-of-interests transaction.
  (3) Represents pro forma combined information multiplied by the Exchange Ratio.
  (4) Represents pro forma combined dividends declared per share multiplied by the Exchange Ratio.

SELECTED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial data gives effect to the acquisition of Central and Southern as of the date or at the beginning of the period indicated, assuming the acquisition is accounted for as a pooling-of-interests. The pro forma balance sheet information has been prepared as if the acquisition had been consummated on December 31, 1996. The pro forma operating data information has been prepared as if the acquisition had been consummated on January 1, 1994. The unaudited pro forma financial data is presented for informational purposes only and is not necessarily indicative of the combined financial position or results of operation which actually would have occurred if the transaction had been consummated at the date and for the periods indicated or which may be obtained in the future.

                                                                      AS OF
                                                                   DECEMBER 31,
                                                                       1996
                                                                  --------------
                                                                  (IN THOUSANDS)
BALANCE SHEET
Total assets.....................................................    $519,944
Loans, net.......................................................     331,129
Investment securities available for sale.........................      99,732
Federal funds sold...............................................      42,896
Interest-bearing deposits in banks...............................       2,697
Total deposits...................................................     431,898
Other borrowings.................................................      35,241
Stockholders' equity.............................................      46,630

                                                           YEAR ENDED
                                                         DECEMBER 31,(1)
                                                     -------------------------
                                                      1996     1995     1994
                                                     -------  -------  -------
                                                      (IN THOUSANDS EXCEPT
                                                         PER SHARE DATA)
OPERATING DATA
Interest income..................................... $40,251  $33,575  $27,723
Interest expense....................................  20,237   16,662   13,027
Net interest income.................................  20,014   16,913   14,696
Negative provision for loan losses..................    (418)    (700)     285
Net interest income after negative provision for
 loan losses........................................  20,432   17,613   14,411
Other income........................................  13,117    9,087    4,621
Other expenses......................................  26,895   20,379   16,159
Income taxes........................................   1,699    1,760      965
Net income..........................................   4,955    4,561    1,908
Net income per common and common equivalent share...     .66      .57      .25
Net income assuming full dilution...................     .66      .57      .25

ADDITIONAL PROPOSALS PRESENTED TO PREMIER SHAREHOLDERS ONLY

  At the Premier Meeting, the shareholders of Premier will be asked to vote on three additional proposals: (i) the election of eight members to the Board of Directors of Premier to serve until the 1998 Annual Meeting; (ii) approval of the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"); and (iii) approval of a new Directors' Stock Option Plan (the "Directors' Plan").

  Board of Directors. The Board of Directors of Premier have nominated its six outside directors and Darrell D. Pittard and J. Edward Mulkey, Jr. to serve on the Board of Directors of Premier until the 1998 Shareholders' Meeting or until their successors have been elected. The Agreement provides that the directors of Premier following from and after the Effective Date shall consist of six outside directors of Premier, six outside directors of Central and Southern to be specified to Premier and Darrell D. Pittard, Robert C. Oliver and J. Edward Mulkey, Jr. The Board of Directors of Premier has specified its current six outside directors to serve on the Board of Directors of the Surviving Corporation. Central and Southern has specified that Albert F. Gandy, George S. Carpenter, Jr., Don N. Ellis, John H. Ferguson, C. Steve McQuaig and Thomas E. Owen, Jr. will be the outside directors to serve on the Board of Premier following the Merger. On March 26, 1997, the Board of Premier approved a resolution to fix the number of members of the Board of Directors of Premier at 15, effective at the Effective Date of the Merger. See "Proposals Presented to the Premier Shareholders--Election of Directors--Proposal 2."

  1997 Stock Option Plan. On March 26, 1997, the Board of Directors of Premier approved the 1997 Stock Option Plan subject to the approval of the shareholders. A maximum of 750,000 shares of Premier Common Stock may be issued pursuant to options granted under the 1997 Stock Option Plan. All stock options available for grant under the First Alliance Bancorp, Inc. 1995 Stock Option Plan and the Premier Lending Corporation 1993 Employee Stock Option Plan have been granted. The purpose of the 1997 Stock Option Plan is to provide Premier with the capacity to grant equity-based incentive compensation to selected key employees, officers, directors and independent contractors of Premier or any of its subsidiaries in order to promote the acquisition of shares of Premier Common Stock by those individuals upon whose judgment and ability Premier relies to attain its long-term growth and development and to provide a means to attract and retain well-qualified key employees, officers, directors and independent contractors. The Compensation Committee plans to grant the options available under the 1997 Stock Option Plan over several years. Under the 1997 Stock Option Plan, the Compensation Committee of the Board of Directors will grant incentive stock options or nonqualified stock options to purchase Premier Common Stock. See "Adoption of the 1997 Stock Option Plan--Proposal 3."

  Directors' Stock Option Plan. On March 26, 1997, the Board of Directors of Premier approved the Directors' Plan subject to approval of the shareholders. A maximum of 150,000 shares of Premier Common Stock may be issued pursuant to options granted under the Directors' Plan. The Directors' Plan permits eligible directors to elect to defer receipt of retainer fees, meeting fees or both and have such amounts applied to the grant of options to purchase shares of Premier Common Stock. Such options may be incentive stock options or nonqualified stock options. Members of the Board of Directors of Premier and members of the Boards of Directors of subsidiaries of Premier are eligible to participate in the Directors' Plan. See "Adoption of Directors' Plan--Proposal 4."

CERTAIN CONSIDERATIONS

  Shareholders of Premier and Central and Southern should carefully consider the matters set forth under "Certain Considerations." Factors to be considered, among other things, include the ability of Premier to manage its growth and its dependence on management.

                            CERTAIN CONSIDERATIONS

  In addition to the other information contained in this Joint Proxy Statement/Prospectus, the following factors should be considered carefully by shareholders of Premier and Central and Southern in evaluating the Merger.

MANAGEMENT OF GROWTH

  Premier has experienced significant growth, principally through its merger with Premier Bancshares, Inc. on August 31, 1996. Premier intends to continue to pursue an aggressive growth strategy for the foreseeable future, and its future operating results will depend largely upon its ability to successfully integrate the businesses of the Central and Southern Banks and any other organizations acquired by Premier. The process of integrating acquired businesses into Premier's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management's attention. There is no assurance that Premier will be able to successfully enter other markets or that any such expansion will be as profitable as existing operations. If Premier's management is unable to manage growth effectively, Premier's business, results of operations and financial condition could be materially and adversely affected.

HIGHLY COMPETITIVE BUSINESS

  The banking business is extremely competitive. Certain of Premier's primary competitors offer substantially similar services as Premier and many have greater market recognition and greater financial, technical, marketing and human resources than Premier. There can be no assurance that Premier will be able to compete successfully against existing companies or new entrants to the banking industry.

VOLATILITY OF STOCK PRICE

  The market price of the Premier Common Stock could be subject to significant fluctuations in response to Premier's operating results and other factors, and there can be no assurance that the market price of the Premier Common Stock will not decline below the current market price. In addition, the stock market has from time to time experienced extreme price and volume volatility. These fluctuations may be unrelated to the operating performance of particular companies whose shares are publicly traded and may adversely affect the market price of the Premier Common Stock.

DEPENDENCE ON SENIOR MANAGEMENT

  The success of Premier has been largely dependent on the skills, experience and efforts of its senior management and especially its Chairman and Chief Executive Officer, Darrel D. Pittard. The loss of the services of Messrs, Pittard, or other members of senior management of Premier or Central and Southern could have a material adverse effect on Premier's business and prospects. Upon consummation of the Merger, the existing employment agreement with Mr. Pittard will be amended and extended. Premier believes that its future success will also depend in part upon its ability to attract, retain and motivate qualified personnel. There can be no assurance that Premier will be successful in attracting and retaining such personnel.

                       THE CENTRAL AND SOUTHERN MEETING

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Central and Southern Common Stock in connection with the solicitation by the Central and Southern Board of Directors of proxies for use at the Central and Southern Meeting, at which such Central and Southern shareholders will be asked to vote upon a proposal to approve the Agreement. The Central and Southern Meeting will be held at 11:00 a.m., local time, on June 16, 1997, at Milledgeville Country Club, 3700 N.E. Sinclair Dam Road, Milledgeville, Georgia 31061.

  Central and Southern shareholders are requested promptly to sign, date, and return the accompanying proxy card to Central and Southern in the enclosed postage-paid, addressed envelope.

  Any Central and Southern shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Central and Southern a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by Central and Southern before the vote of shareholders or in open meeting prior to the taking of the shareholder vote at the Central and Southern Meeting. Any notice of revocation should be sent to Central and Southern Holding Company, 150 West Greene Street, Milledgeville, Georgia 31061, Attention: Corporate Secretary. The shares represented by properly executed proxies received at or prior to the Central and Southern Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE CENTRAL AND SOUTHERN MEETING. As of the date of this Joint Proxy Statement/Prospectus, Central and Southern is unaware of any other matter to be presented at the Central and Southern Meeting.

  Solicitation of proxies will be made by mail but also may be made by telephone or telegram or in person by the directors, officers, and employees of Central and Southern, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

  Central and Southern shareholders should not forward any stock certificates with their proxy cards.

RECORD DATE; VOTE REQUIRED

  Central and Southern's Board of Directors has established the close of business on April 16, 1997, as the Record Date for determining the shareholders entitled to notice of and to vote at the Central and Southern Meeting. Only record holders of Central and Southern Common Stock as of the Record Date will be entitled to vote at the Central and Southern Meeting. Approval of the Agreement requires the affirmative vote of a majority of the shares of Central and Southern Common Stock entitled to vote at the Central and Southern Meeting. Therefore, an abstention or failure to return a properly executed proxy card will have the same effect as a vote against the Agreement. As of the Record Date, there were approximately 835 holders of 3,653,523 shares of Central and Southern Common Stock outstanding and entitled to vote at the Central and Southern Meeting, with each share entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of Central and Southern Common Stock is necessary to constitute a quorum of the shareholders in order to take action at the Central and Southern Meeting. For these purposes, shares of Central and Southern Common Stock that are present, or represented by proxy, at the Central and Southern Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Agreement.

  The directors and executive officers of Central and Southern and their affiliates beneficially owned, as of the Record Date, 511,241 shares (or approximately 14.0% of the outstanding shares) of Central and Southern Common Stock.

  As of the Record Date, the directors and executive officers of Premier and their affiliates did not beneficially own any shares of Central and Southern Common Stock. As of that date, neither Central and Southern nor Premier held any shares of Central and Southern Common Stock in a fiduciary capacity for others.

                              THE PREMIER MEETING

GENERAL

  This Joint Proxy Statement/Prospectus is being furnished to the holders of Premier Common Stock in connection with the solicitation by the Premier Board of Directors of proxies for use at the Premier Meeting, at which Premier shareholders will be asked to vote to approve the Merger and other matters. The Premier Meeting will be held at 10:00 a.m., local time, on June 16, 1997, at the main office of Premier, located at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326.

  Premier shareholders are requested promptly to sign, date, and return the accompanying proxy card to Premier in the enclosed postage-paid, addressed envelope.

  Any Premier shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to Premier a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by Premier before the vote of shareholders at the Premier Meeting. Any notice of revocation should be sent to Premier Bancshares, Inc., 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, Attention: Corporate Secretary.

  The shares of Premier Common Stock represented by properly executed proxies received at or prior to the Premier Meeting and not subsequently revoked will be voted as directed in such proxies. IF INSTRUCTIONS ARE NOT GIVEN, SHARES REPRESENTED BY PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND THE OTHER PROPOSALS PRESENTED TO THE PREMIER SHAREHOLDERS AND IN THE DISCRETION OF THE PROXY HOLDER AS TO ANY OTHER MATTERS THAT PROPERLY MAY COME BEFORE THE PREMIER MEETING. As of the date of this Joint Proxy Statement/Prospectus, Premier is unaware of any other matter to be presented at the Premier Meeting.

  Solicitation of proxies will be made by mail but also may be made by telephone or telegram or in person by the directors, officers, and employees of Premier, who will receive no additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses. Brokerage houses, nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses.

RECORD DATE; VOTE REQUIRED

  Premier's Board of Directors has established the close of business on April 18, 1997, as the Record Date for determining the Premier shareholders entitled to notice of and to vote at the Premier Meeting. Only Premier shareholders of record as of the Record Date will be entitled to vote at the meeting. The affirmative vote of a majority of the Premier Common Stock outstanding and entitled to vote at the Premier Meeting will be required to approve the Agreement. Abstentions or failures to return a properly executed proxy card will have the same effect as a vote against the Agreement. The affirmative vote of a majority of the Premier Common Stock present in person or represented by proxy will be required to approve the other proposals considered at the Premier Meeting. Broker non-votes, which occur when a broker submits a proxy card without exercising discretionary voting authority on a non-routine matter, are not counted for purposes of determining whether a proposal has been approved. As a result, broker non-votes will have the effect of votes against the Agreement. As of the Record Date, there were approximately 1,600 beneficial holders of 4,249,401 shares of Premier Common Stock outstanding and entitled to vote at the Premier Meeting, with each share entitled to one vote.

  The presence, in person or by proxy, of a majority of the outstanding shares of Premier Common Stock entitled to vote at the Premier Meeting is necessary to constitute a quorum of the shareholders in order to take action at the meeting. For these purposes, shares of Premier Common Stock that are present, or represented by proxy, at the Premier Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

  The directors and executive officers of Premier beneficially owned, as of the Record Date, 887,046 shares (or approximately 20.87% of the outstanding shares) of Premier Common Stock. As of the Record Date, the directors and executive officers of Central and Southern did not beneficially own any shares of Premier Common Stock. As of that date, neither Central and Southern nor Premier held any shares of Premier Common Stock in a fiduciary capacity for others.

                                  THE MERGER

  The following material describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

GENERAL

  Upon consummation of the Merger, Central and Southern will merge with and into Premier, Premier will survive the Merger and the separate existence of Central and Southern will cease. Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B. will become wholly owned subsidiaries of Premier. As soon as practicable following the Effective Date, the Central and Southern Bank of North Georgia will change its name to "Premier Bank F.S.B."

  At the Effective Date, each share of Central and Southern Common Stock issued and outstanding will be converted into one share of Premier Common Stock, subject to adjustment in the event of a stock dividend, stock split or similar stock reclassification. Each share of Premier Common Stock outstanding immediately prior to the Effective Date will remain outstanding and unchanged as a result of the Merger. No fractional shares of Premier Common Stock will be issued in connection with the Merger.

TREATMENT OF CENTRAL AND SOUTHERN OPTIONS

  The Agreement, as amended, provides that all rights with respect to Central and Southern Common Stock pursuant to stock options granted by Central and Southern under its stock option plan which are outstanding at the Effective Date, whether or not then exercisable, will be substituted for and will become rights with respect to Premier Common Stock, or Premier will assume each of such options in accordance with the terms of the Central and Southern Stock Option Plan. After the Effective Date, those options will become options to purchase Premier Common Stock, with the exercise price and number of shares of Premier Common Stock purchasable thereunder being equal to the exercise price and number of shares of Central and Southern Common Stock that could have been purchased thereunder immediately prior to the consummation of the Merger. The executive officers and directors of Central and Southern collectively hold currently exercisable options to purchase 108,332 shares of Central and Southern Common Stock.

BACKGROUND OF THE MERGER.

  During the fourth quarter of 1996, the Chief Executive Officers of Premier and Central and Southern began to explore the possibility of combining Premier and Central and Southern. On December 18, 1996, at a special meeting of the Board of Directors of Premier, BBCP and Premier's management presented to Premier's Board an analysis of certain strategic options of Premier, one of which pertained to a possible merger with Central and Southern. After a lengthy discussion by and among Premier's management, directors, and financial advisors, Premier's Chief Executive Officer was authorized to submit a preliminary proposal to Central and Southern for a combination of the two holding companies. This proposal, which generally outlined the terms of the Merger, was, in turn, discussed by the Central and Southern Board at length at a meeting also held on December 18, 1996. Central and Southern's management presented its Board with historical financial information on both companies and pro forma financial information, as well as internal projections for Central and Southern on a stand alone basis. The stock price multiples of Premier and Central and Southern were also discussed, as well as the possible effect of the combination and the exchange ratio on the stock price of the resulting entity. Central and Southern's management also discussed the additional products and services which could be made available in Central and Southern's existing market as a result of the combination. At the conclusion of the meetings of both Boards of Directors, it was determined that further discussions regarding the Merger and due diligence investigations by each company of the other should be pursued. The Chief Executive Officer of Premier was instructed to involve BBCP in additional financial analyses of the proposed combination and also legal counsel. Similarly, the Chief Executive Officer of Central and Southern was instructed to contact Sheshunoff about the possibility of preparing an analysis of the terms and consideration proposed by Premier in preparation for providing Central and Southern with a fairness opinion for the proposed combination.

  On December 30, 1996, Central and Southern's Board met with representatives of Premier who made a presentation on behalf of Premier regarding the benefits of the Merger. Subsequent to this presentation, the

Premier representatives were excused and the Board continued its discussion of the Merger. The Chief Executive Officer of Central and Southern stated that on-site, in-depth due diligence would begin within a week by both companies. Central and Southern's Board authorized the retention of Sheshunoff to prepare a fairness opinion for the transaction and established January 14, 1997, as the date to discuss the results of the due diligence investigation and to consider formal Board approval of the Merger.

  On-site due diligence of Central and Southern was conducted by representatives of Premier on January 2 and 3, 1997. Similarly, on-site due diligence of Premier was conducted by Central and Southern representatives during the week of January 6, 1997. Subsequently, additional off-site due diligence and discussions with legal counsel and financial advisors were undertaken by both companies.

  On January 13, 1997, at a special meeting of the Board of Directors of Premier, due diligence reports on Central and Southern made by Premier's financial officers, management, and legal counsel were considered in depth after much discussion. Representatives of BBCP commented on the fairness of the Merger to Premier's shareholders. Premier's management officials summarized their due diligence findings at Central and Southern which related to issues such as asset mix, loan loss reserve, asset quality and documentation, and compliance. Legal counsel commented on the findings of Premier's attorneys. Legal counsel then discussed the terms and conditions of the proposed Agreement regarding the Merger; and, after a lengthy discussion, Premier's Board unanimously approved the Merger on the terms and conditions substantially as provided in the Agreement, subject to receipt of a fairness opinion from BBCP, and further approved the issuance, when necessary and appropriate, of a press release regarding the Merger.

  On January 14, 1997, the management of Central and Southern reported to its Board that management had found no surprises in its due diligence review of Premier. Management discussed in detail Premier's business and the opportunity presented by the Merger. After a discussion concerning the results of the due diligence and a review of the terms of the Merger, Central and Southern's Board unanimously approved the Merger on the terms and conditions substantially as provided in the Agreement, subject to receipt of a fairness opinion from Sheshunoff. On January 15, 1997, the parties issued a joint press release regarding the Merger.

  On February 3, 1997, the parties executed the Agreement and issued a joint press release announcing the execution of the Agreement. On March 26, 1997, the parties entered into an amendment to the Agreement which provided for the substitution of Central and Southern options for Premier stock options under the proposed 1997 Stock Option Plan.

  Central and Southern's Reasons for the Merger. The Central and Southern Board of Directors has unanimously approved the Agreement and has determined that the Merger is in the best interests of Central and Southern and its shareholders. The terms of the Merger were the result of arms-length negotiations between representatives of Central and Southern and representatives of Premier. Without assigning any relative or specific weights to the factors, the Board of Directors of Central and Southern considered the following material factors:

    (a) the information presented to the directors by Central and Southern's management concerning (i) the business, operations, earnings and financial condition, including capital levels and asset quality, of Premier, and compliance with regulatory capital requirements on a historical and prospective basis, and (ii) the results of a due diligence review of Premier by Central and Southern representatives;

    (b) the alternatives to the Merger, including remaining as an independent bank and thrift holding company in light of current economic conditions in Central and Southern's primary markets;

    (c) the anticipated enhancement of shareholder value as a result of the value of the consideration to be received by Central and Southern's shareholders relative to its core earnings and earnings potential in its existing markets;

    (d) the anticipated synergies and operating efficiencies, and the increased managerial resources and enhanced service capabilities that would result from the Merger;

    (e) the competitive and regulatory environment for financial institutions and commercial lending businesses generally;

    (f) the access to broader, more diverse and faster growing market areas;

    (g) the income tax aspects of the Merger as a tax-free exchange of Central and Southern Common Stock for Premier Common Stock; and

    (h) the likelihood that the Merger will be approved by applicable regulatory authorities without undue conditions or delay.

  Each member of the Board of Directors of Central and Southern has agreed to vote such member's shares of Central and Southern Common Stock in favor of the Merger.

  CENTRAL AND SOUTHERN'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT CENTRAL AND SOUTHERN SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT.

  Premier's Reasons for the Merger. The Premier Board of Directors has unanimously approved the Agreement and has determined that the Merger is in the best interests of Premier and its shareholders. In approving the Agreement, the Premier Board considered a number of factors. Without assigning any relative or specific weights to the factors, the Premier Board of Directors considered the following material factors:

    (a) a review of (i) the business, operations, earnings, and financial condition, including capital levels and asset quality, of Central and Southern on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area, (ii) the demographic, economic, and financial characteristics of the markets in which Central and Southern operates, including existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis; and
  (iii) the results of a due diligence review of Central and Southern by Premier management and legal counsel;

    (b) the size of Central and Southern's loan loss reserve;

    (c) a variety of factors affecting and relating to the overall strategic focus of Premier, including Premier's desire to expand into some markets served by Central and Southern;

    (d) the financial terms and income tax consequences of the proposed
  Merger;

    (e) the commercial lending experience of the management of Central and Southern and its subsidiaries;

    (f) the opportunity to leverage Central and Southern's excess capital;

    (g) the existence of Central and Southern Bank of North Georgia's savings bank charter and resulting short-term branching opportunities in light of the proposed sale of Premier Bank's savings bank charter; and

    (h) the management philosophy of Central and Southern and its compatibility with that of Premier.

  Each member of the Board of Directors of Premier has agreed to vote such member's shares of Premier Common Stock in favor of the Merger.

  PREMIER'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT PREMIER SHAREHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT.

FAIRNESS OPINIONS

  Premier. Premier has retained BBCP to act as its financial advisor in connection with the Merger. Representatives of BBCP participated in numerous meetings of the Premier Board of Directors including those held on December 18, 1996 and January 13, 1997 when the prospect for a merger with Central and Southern was considered in depth. On January 13, 1997, the Premier Board approved the Merger, subject to satisfactory completion of the Agreement. At the January 13, 1997 meeting, BBCP rendered its oral opinion to the effect that, as of such date and after reflecting a 1.8055 for 1 split of the Premier Common Stock, an Exchange Ratio of one share of Premier Common Stock for each share of Central and Southern Common Stock was fair to the Premier shareholders from a financial point of view. BBCP has also rendered its written opinion to the Premier Board of Directors that on the date of this Joint Proxy Statement/Prospectus, based on the information set forth therein, the Exchange Ratio was fair, from a financial point of view, to the Premier shareholders.

  THE FULL TEXT OF BBCP'S WRITTEN OPINION IS ATTACHED AS APPENDIX B TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. PREMIER SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY BBCP IN CONNECTION THEREWITH.

  BBCP's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any Premier shareholder regarding how such shareholder should vote at the Premier Meeting.

  In arriving at its opinion, BBCP among other things: (i) analyzed certain audited and unaudited financial statements and other information of Premier and Central and Southern; (ii) reviewed and discussed with appropriate management personnel of Premier and Central and Southern, the past and current business activities and financial results and the business and financial outlook of Premier and Central and Southern; (iii) reviewed the historical price and trading activity of the common stock of Premier and Central and Southern and other similar banking institutions; (iv) compared certain financial and stock market data relating to Premier and Central and Southern with similar data of other publicly held banking institutions; (v) performed an analysis comparing the pro forma consequences of the Merger to both Premier and Central and Southern shareholders with respect to earnings per share and tangible book value per share represented by the Premier Common Stock Premier shareholders will hold after the Merger to those same measures represented by the Premier Common Stock; (vi) considered the relative contributions of Premier and Central and Southern to a combined institution in terms of balance sheet, earnings and current equity market valuation measures; (vii) reviewed the prices paid in certain comparable acquisition transactions of community banking institutions and the multiples of earnings and book value and the level of deposit base premium received by the selling institutions; (viii) reviewed the Agreement and certain related documents; (ix) considered the potential synergies and cost savings made available to Premier and Central and Southern through the Merger; (x) evaluated the financial and capital implications to Premier of the Merger; and (xi) performed such other analyses as BBCP deemed appropriate.

  In conducting its analysis and arriving at its opinion, BBCP assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for the purposes of the opinion. BBCP also relied upon the managements of Premier and Central and Southern with respect to the reasonableness and achievability of the financial forecasts (and the assumptions and bases underlying such forecasts) provided to BBCP. BBCP also assumed, with Premier's consent, that the aggregate allowances for loan losses for each of Premier and Central and Southern are adequate to cover such losses. BBCP is not an expert in the evaluation of allowances for loan losses and has not reviewed any individual credit files. BBCP did not make, nor was it furnished with, independent valuations or appraisals of the assets or liabilities of either Premier or Central and Southern or any of their subsidiaries. BBCP did not express any opinion about what the value of Premier Common Stock actually will be when issued to the holders of Central and Southern Common Stock pursuant to the Merger or the price at which Premier Common Stock will trade subsequent to the Merger. Premier has informed BBCP, and BBCP has assumed, that the Merger will be recorded utilizing pooling of interest accounting under generally accepted accounting principles.

  No limitations were imposed by Premier or the Premier Board of Directors on the scope of BBCP's investigation or the procedures to be followed by BBCP in rendering its opinion. The opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to BBCP as of, the date of its analysis.

  In addressing the fairness, from a financial point of view, of the consideration to be issued by Premier to the shareholders of Central and Southern, BBCP employed a variety of generally recognized valuation methodologies and merger analyses and performed those which it believed were most appropriate for developing its opinion. The preparation of a fairness opinion involves various determinations of the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its fairness opinion,

BBCP did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments about the significance and relevancy of each analysis and factor. None of the analyses performed by BBCP was assigned a greater significance by BBCP than any other. Accordingly, BBCP believes that its analyses must be considered as a whole and that a review of selected portions of such analyses and the factors considered therein, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its opinion and any conclusions reached therein. In its analyses, BBCP made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond Premier's and Central and Southern's control. Any estimates contained in BBCP's analyses are not necessarily indicative of actual values or predictive of future results or values that may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. In addition, as described above, BBCP's opinion and presentation to the Premier Board of Directors was one of many factors taken into consideration by the Premier Board of Directors in making its determination to approve the Agreement.

  The following is a brief summary of analyses performed by BBCP in connection with its oral opinion delivered to the Premier Board of Directors on January 13, 1997.

  Summary of Proposal. BBCP reviewed the terms of the proposed transaction as reflected in the Agreement, including the calculation of the Exchange Ratio. BBCP stated that, assuming exercise of all outstanding Premier and Central and Southern options and assuming Premier completed a 1.8055 for 1 stock split prior to consummation of the transaction, an Exchange Ratio of one share of Premier Common Stock for each share of Central and Southern Common Stock would result in Central and Southern shareholders receiving 46% of the combined institutions' fully diluted common shares. BBCP also stated that, based upon the price of Premier Common Stock of $13.50 per share on January 14, 1997, the Exchange Ratio would provide Central and Southern shareholders a per share value of $12.32.

  Financial and Capital Implications of the Merger to Premier. BBCP noted that the management of Premier is following a strategy of taking full advantage of the asset growth opportunities afforded the institution by its presence in Atlanta's expansion corridors. BBCP further noted that, while Premier is currently considered a well capitalized institution, continued asset growth at accelerated rates could require that Premier undertake a public equity offering or otherwise raise equity capital within the next few years in order to maintain its capital at prudent levels. BBCP also noted that Central and Southern's capital and loan loss reserve levels are considerably higher than those same measures at Premier and that a merger with Central and Southern would have the effect of eliminating or significantly postponing Premier's prospective need to raise equity through the sale of newly issued common shares. BBCP then reviewed a detailed analysis it prepared quantifying the benefit of the improved capital and reserve levels which would accrue to Premier as a result of the Merger. BBCP calculated that, were the Merger not to occur, Premier would have to sell sufficient common shares to raise approximately $4.2 million at December 31, 1996 in order to have comparable 1999 capital ratios which could be expected if the Merger with Central and Southern did occur. BBCP further calculated that such a common stock offering could be expected to dilute the earnings per share Premier would otherwise have reported by 4.6% to 5.5% in the years 1997 through 1999.

  Per Share Merger Consequences Analysis to Premier. Based upon the 1.8055 for 1 stock split and an Exchange Ratio of one share of Premier Common Stock for each share of Central and Southern Common Stock, using the earnings estimates for 1997, 1998 and 1999 for Premier developed with Premier management and earnings estimates for 1997, 1998 and 1999 for Central and Southern developed with Central and Southern management, BBCP compared the estimated 1997, 1998 and 1999 earnings per share of Premier Common Stock on a stand-alone basis to the equivalent pro forma earnings per share of Premier reflecting consummation of the Merger. Additionally, in this analysis BBCP utilized stand alone earnings per share estimates for Premier which reflected Premier's current capital structure as well as earnings per share estimates which reflected the $4.2 million common stock offering described in the previous section. BBCP concluded that the Merger would result in an earnings per share increase of 16.0% in 1997, 10.9% in 1998 and 8.2% in 1999 for Premier shareholders in the combined company. Removing the assumption of the $4.2 million common stock offering reduced the apparent earnings per share benefit of the Merger to Premier to 10.7%, 5.4% and 2.3% in 1997, 1998 and 1999, respectively.

  BBCP also analyzed the impact of the Merger on the amount of fully diluted tangible book value represented by a share of Premier Common Stock. BBCP assumed exercise of all outstanding options, assumed the $4.2 million stock offering and utilized the above described earnings estimates for Premier and Central and Southern. BBCP concluded that the Merger would result in an increase of 6.1% in fully diluted tangible book value per share for Premier shareholders at December 31, 1997. In the stand alone case, if no common stock offering at Premier were assumed, the increase in tangible book value per share resulting from the merger improves to 11.6%.

  Per Share Merger Consequences to Central and Southern. In an analysis utilizing the same assumptions employed to address the per share Merger consequences to Premier described above, BBCP estimated the earnings per share and tangible book value per share represented by the Premier Common Stock the Central and Southern shareholders will receive in the Merger to those same measures represented by the shares of Central and Southern Common Stock they currently hold. Regarding earnings per share consequences, BBCP concluded that the Merger would result in an earnings per share increase of 27.6% in 1997, 38.7% in 1998 and 35.7% in 1999 over the level Central and Southern shareholders could expect if Central and Southern were to remain independent.

  Regarding tangible book value per share consequences, BBCP concluded that the Merger would result in a tangible book value per share decrease of 9.1% over the level Central and Southern shareholders could expect if Central and Southern were to remain independent.

  Relative Contribution Analysis. BBCP compared various income statement, balance sheet and market value measures for Premier and Central and Southern and calculated the relative contribution of each institution to the combined, post Merger organization. In this comparison, BBCP noted that Central and Southern would have contributed 53.6% and 42.6% of the combined organization's net income (reflecting adjustments for certain nonrecurring expenses) for the quarter ended September 30, 1996 and projected for the year ended December 31, 1997, respectively. BBCP also noted that Central and Southern would have contributed 40.2%, 46.5%, 44.4% and 49.6% of the combined organization's net loans, total deposits, total assets and fully diluted shareholder's equity, respectively. BBCP finally noted that, at the close of trading on January 10, 1997, Central and Southern had an aggregate equity market value representing 43.7% of the combined aggregate equity market values of Premier and Central and Southern. BBCP referenced that, reflecting the Premier 1.8055 for one stock split and the Exchange Ratio, Central and Southern shareholders and option holders would hold 46.0% of the Surviving Corporation's Common Stock and options following the Merger.

  Analysis of Selected Other Bank Mergers Involving Southeastern Community Banks. BBCP reviewed 29 mergers involving Georgia community banks, bank holding companies and thrifts announced between September, 1993 and October, 1996. BBCP noted in particular the prices paid in these mergers as a multiple of earnings and book values and the transaction premiums paid in excess of tangible book value as a percentage of core deposits. BBCP also reviewed other data in connection with each of these mergers, including the amount of total assets and the capital level of the acquired institutions and the return on equity and the return on assets of the acquired institutions. BBCP then compared this data to that of Central and Southern and to the value to be received by Central and Southern shareholders in the Merger.

  This comparison yielded a range of transaction values as multiples of latest twelve-months earnings per share of a low of 11.1 times and a high of 27.2 times and a median value of 16.0 times. The Central and Southern multiple of trailing earnings was 17.3 times. The calculations yielded a range of transaction values as multiples of book value per share of a low of 1.15 times to a high of 2.38 times and a median value of 1.96 times. The Central and Southern multiple of book value was 2.10 times. Finally, the calculations yielded a range of deposit base premiums paid from a low of 2.6% to a high of
22.4 %, with a median value of 10.8%. The equivalent premium on Central and Southern deposits represented by the Exchange Ratio was 14.9%.

  No company or transaction used in the above analyses as a comparison is identical to Premier, Central and Southern, or the Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company data.

  In connection with its opinion dated the date of this Joint Proxy Statement/Prospectus, BBCP confirmed the appropriateness of its reliance on the analyses used to render its January 13, 1997 report and oral opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

  BBCP is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, and valuations for estate, tax, corporate and other purposes. Premier has paid BBCP a fee of $65,000 in connection with its engagement. An additional fee of $135,000 will be payable to BBCP upon consummation of the Merger. In addition to the above, BBCP has a continuing financial advisory relationship with Premier under which BBCP will receive $100,000 during the remainder of 1997, such amount being credited against other transaction fees which may become payable to BBCP in such period. No compensation payable to BBCP is contingent on the conclusions reached in the opinion of BBCP. Premier has also agreed to reimburse BBCP for reasonable out-of-pocket expenses and to indemnify BBCP and certain related persons against certain liabilities relating to or arising out of its engagement.

  Central and Southern. Central and Southern has retained Sheshunoff based upon its qualifications, expertise and reputation to provide its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Central and Southern Common Stock. On January 14, 1997, Sheshunoff submitted its written opinion to the Central and Southern Board of Directors that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Central and Southern Common Stock.

  THE FULL TEXT OF SHESHUNOFF'S OPINION (THE "OPINION") WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. CENTRAL AND SOUTHERN'S SHAREHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. SHESHUNOFF'S OPINION IS ADDRESSED TO CENTRAL AND SOUTHERN'S BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CENTRAL AND SOUTHERN REGARDING HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CENTRAL AND SOUTHERN MEETING.

  In connection with rendering its Opinion, Sheshunoff, among other things:
(i) analyzed certain internal financial statements and other financial and operating data concerning Central and Southern prepared by the management of Central and Southern; (ii) analyzed certain publicly available financial statements, both audited and unaudited, of Central and Southern including those included in their annual reports for the three years ended December 31, 1995, quarterly reports for the periods ended September 30, 1996 as well as unaudited financial statements as of December 31, 1996; (iii) analyzed certain internal financial statements and other financial and operating data concerning Central and Southern prepared by the management of Central and Southern; (iv) analyzed certain financial projections of Central and Southern and Premier as furnished to Sheshunoff by Central and Southern and Premier;
(v) discussed certain aspects of the past and current business operations, financial condition and future prospects of Central and Southern and Premier with certain members of their management; (vi) reviewed reported market prices and historical trading activity of Central and Southern's Common Stock and Premier's Common Stock; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable precedent transactions; (viii) reviewed the Agreement between Central and Southern and Premier; and (ix) performed such other analyses as Sheshunoff has deemed appropriate.

  In connection with its review, Sheshunoff relied upon and assumed the accuracy and completeness of all of the foregoing information provided to it or made publicly available, and Sheshunoff has not assumed any responsibility for independent verification of such information. With respect to the financial projections,

Sheshunoff assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the future financial performance of Central and Southern and Premier. However, the assumptions used to make projections of future performance are not certain to become reality. If the projections do not become reality, actual performance may vary substantially from the projected results. Sheshunoff has not made any independent evaluation or appraisal of the assets or liabilities of Central and Southern or Premier, nor has Sheshunoff been furnished with any such appraisals, and Sheshunoff has not examined any individual loan files of Central and Southern or Premier. Sheshunoff is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and has assumed that such allowances for each of Premier and Central and Southern are in the aggregate, adequate to cover such losses. The Opinion is based on economic, market and other conditions as in effect on, and the information made available to Sheshunoff as of the date of the Opinion.

  In connection with rendering its Opinion, Sheshunoff performed a variety of financial analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of the fairness, from a financial point of view, of the consideration to be received by the shareholders of Central and Southern is to some extent a subjective one based on the experience and judgment of Sheshunoff and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Sheshunoff analyses must be considered as a whole. Selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, creates an incomplete view of the evaluation process underlying its Opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Sheshunoff's view of the actual value of Central and Southern.

  In performing its analyses, Sheshunoff made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Central and Southern and Premier. The analyses performed by Sheshunoff are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold. In addition, Sheshunoff's analyses should not be viewed as determinative of Central and Southern's Board of Directors or Central and Southern's management's opinion with respect to the value of Central and Southern.

  The following is a summary of the analyses performed by Sheshunoff in connection with its Opinion delivered to the Central and Southern Board of Directors on January 14, 1997.

  Contribution Analysis. Sheshunoff analyzed the relative contributions of Central and Southern and Premier to the Surviving Corporation in terms or earnings, tangible book value and market value to assist in determining the appropriateness of the combination as a merger-of-equals and to serve as a basis of analyzing an exchange ratio that would recognize and balance the contributions. Sheshunoff analyzed certain historical balance sheet, income statement and ratio data for Central and Southern and Premier for the year-ended December 31, 1995 and the nine months ended September 30, 1996, and certain projected 1996 net income data prepared by management of Central and Southern and Premier. Sheshunoff also analyzed the market value contributions of Central and Southern and Premier to the combined entity. The analysis showed that, among other things; (i) for the nine months ended September 30, 1996, Central and Southern and Premier would have contributed approximately 59.6% and 40.4%, respectively, of pro forma combined net income to common stockholders (as reported); (ii) for year-end 1996, Central and Southern was projected to contribute 50.5% of pro forma combined net income; (iii) at December 31, 1996 Central and Southern would have contributed 44.0% of pro forma market capitalization; and (iv) at September 30, 1996 Central and Southern would have contributed 51.7% of pro forma tangible net worth. At the Exchange Ratio of one share of Premier Stock for each share of Central and Southern Common Stock outstanding, the holders of outstanding Central and Southern Common Stock will own approximately 46% of Premier, on a fully diluted basis as of December 31, 1996.

  Exchange Ratio Analysis. Sheshunoff performed an analysis of the implied exchange ratio for Premier Common Stock (Central and Southern shareholders receiving a one-for-one exchange) which would produce zero dilution in order to determine, for each exchange measure (i.e., earnings, tangible book value and market value), a ratio that results in no dilution to Central and Southern existing shareholders. This provides a base from which to analyze the levels of potential dilution produced by the negotiated ratio as well as the balancing of dilution and accretion in each of the exchange bases. Based upon net earnings for the nine months ended September 30, 1996, the implied zero dilution exchange ratio for Central and Southern would be 0.95 shares of Premier Common Stock for each share of Central and Southern Common Stock; based upon projected 1997 earnings the implied zero dilution exchange ratio would be 0.87 based upon estimated December 31, 1996 tangible book value, the implied zero dilution exchange ratio would be 0.70; and based upon December 31, 1996 closing prices for Premier and Central and Southern, the implied exchange ratio which would preserve market value contribution would be 0.95.

  Analysis of Merger-of-Equals Transactions. Recent merger-of-equals transactions were reviewed to determine if the proposed Merger is commensurate with the patterns of other mergers-of-equals in terms of the balancing of exchange factors, management factors and accounting treatment of the combination in order to assist in determining that the transaction is properly characterized as a merger-of-equals. Sheshunoff analyzed mergers-of-equals for bank holding companies and thrifts for which public data is available. This analysis included the pro forma distribution of ownership between the combining companies and the pro forma contributions to the combined companies' market value, assets, book value, and earnings. Sheshunoff analyzed eight merger-of-equals transactions relative to the combined companies, analyzing the factors described above. These transactions were FCB Financial Corp. and OSB Financial Corp., Mid-Peninsula Bancorp. and Cupertino National Bancorp., Home Interstate Bancorp. and CU Bancorp., Main Street Community and Lexington Savings Bank, New England Community Bancorp and Equity Bank, Commercial Bancorp and West Coast Bancorp, Northwest Illinois Bancorp and First Rock Bancorp, and TriState Bancorp and First Savings Bancorp. With very few exceptions, merger-of-equals transactions are accounted for as a pooling-of-interests combinations, and usually feature relatively similar book value, earnings, and market value contributions from the parties. Sheshunoff's review indicated that the general pattern of mergers-of-equals in these transactions was commensurate with the pattern in the Merger and that the Merger could appropriately be regarded as a merger-of-equals.

  Historical Stock Data Analysis. Sheshunoff analyzed the stock price and volume data for Central and Southern and Premier to determine the degree of liquidity in each stock, the reliability of the stock prices used as a basis for analyzing the market-to-market exchange ratio and to review the recent history of the market's pricing of each company as a guide for the estimation of how the market might value the combined company. Sheshunoff reviewed stock price and trading volume data for Central and Southern and Premier for the 52 weeks ending January 10, 1997. Sheshunoff also analyzed certain trading volume data for Central and Southern and Premier for such periods, showing the percentages of volume which traded in indicated price ranges.

  Peer Group Analysis. The peer group analysis was performed to assist in determining how each of the companies performed with respect to similar companies in the region to determine if their operating philosophy and performance appeared to be consistent with the trends for other institutions in the region and the region's general economy. The market performance of the peer group was used to determine the trading patterns for similar companies in the region to assist in determining both how the market valued each of the companies relative to others in the region and to assist in estimating potential market performance following the combination. Sheshunoff compared the operating performance of Central and Southern and Premier to regional publicly traded banking institutions that Sheshunoff deemed to be comparable ("Peer Group"). This group includes all banks with assets under $500 million located in Georgia and its contiguous states which were not subject to an acquisition agreement. The Peer Group consisted of 21 institutions. This analysis showed that, among other things, at September 30, 1996, using market prices as of December 31, 1996 the price/book ratio for Central and Southern was 186%, for Premier was 210% and the Peer Group averaged 169%; the price/tangible book ratio for Central and Southern was 191%, for Premier was 234% and for the Peer Group averaged 178%; and the price/earnings ratio for Central and Southern was 14.9x, for Premier was 20.7x, and for the Peer Group averaged 17.2x with a median of 15.1x. At September 30, 1996, the equity/asset ratio for Central and Southern was 10.6%, for Premier was 8.6%, and for the Peer Group averaged 10.3%. The return on average assets for Central and Southern was 1.41%, for Premier was 0.91%, and for the Peer Group averaged 1.13%; the return on average equity for Central and Southern was 12.99%, for Premier was 9.01%, and for the Peer Group averaged 11.18%. Finally, the ratio of non-performing assets to total assets for Central and Southern was 0.36%, for Premier was 0.36%, and for the Peer Group averaged 0.56%.

  Pro Forma Analysis. The pro forma projections provided to Sheshunoff by the management of Central and Southern and Premier were used to determine the benefits of the Merger to the combined company's earnings and the changes in the combined company's book value relative to each company's projected performance without the Merger. This analysis served as one of the bases for assessing the gains and losses based upon expected performance and the negotiated exchange ratio and for assisting in estimating the potential market performance of the combined company relative to each company on a stand-alone basis. Sheshunoff analyzed certain historical balance sheet, income statement and ratio data, as well as certain projected data provided by management of Central and Southern and Premier, for the companies on a pro forma combined basis at and for the year ended December 31, 1995, the nine months ended September 30, 1996 and projected for the year ending December 31, 1997. The analyses showed, among other things, using managements' estimates of cost savings and other synergies anticipated to result from the Merger, the pro forma combined company's projected 1997 fully-diluted earnings per share (assuming the cost savings associated with the Merger were in place for the full year) would increase 32.6% as compared to Central and Southern's stand-alone projected fully-diluted earnings per share and would increase by 15.6% from Premier's stand-alone projected fully-diluted earnings per share. The analysis further indicated that the Merger would result in a decrease of 7.8% in Central and Southern's stand-alone tangible book value per share and an increase of 12.5% in Premier's stand-alone tangible book value per share at year-end 1997. Sheshunoff concluded that, assuming the market value of the combined companies is equal to the market values of Central and Southern and Premier, Central and Southern's shareholders would receive stock with a market value 2.9% above the closing price of Central and Southern's Common Stock on December 31, 1996.

  Discounted Cash Flow Analysis. The discounted cash flow analysis was performed, within the limitations noted below, to compare the net present value of future performance with the current levels of performance for Central and Southern. The results of this analysis provide only broad measures of the potential benefits of the Merger and thus serve as another measure of the balancing of any potential accretion and dilution with potential benefits from the transaction. Sheshunoff prepared a discounted cash flow analysis to estimate the net present value of the estimated future value of Central and Southern and the combined companies based on a range of terminal price/earnings ratios between 12.0x and 22.0x and a discount rate of 14.0%. That range of values was based upon future dividend estimates and projected earnings for the next five years. The results of this analysis indicated a range of net present values of estimated future values of Central and Southern between $9.45 per share and $16.41 per share, and a range of possible net present values for Premier between $13.20 per share and $22.29 per share. Sheshunoff also prepared a discounted cash flow analysis based upon a range of terminal price-to-book ratios between 150% and 250% and a discount rate of 14.0%. The range of net present values was based upon future dividend estimates and projected earnings growth. The analysis indicated a range of net present values of estimated future values of Central and Southern between $6.18 per share and $11.26 per share, and a range of net present values for Premier between $6.61 per share and $10.93 per share.

  The ranges of the multiples used in the discounted cash flow analysis were chosen by Sheshunoff based on certain market averages or trading ratios as of December 31, 1996. The range of price/earnings ratios was selected to include Central and Southern's ratio of 14.9x, the Peer Group company average of 17.2x, Premier's ratio of 20.7x and the average ratio of Georgia acquisition participants in 1996 of 14.2x. The range of price-to-book ratios falls within Central and Southern's 186%, the Peer Group company average of 169%, Premier's ratio of 210%, and the average ratio of Georgia acquisition participants in 1996 of 188%. The discounted cash flow analysis does not purport to be indicative of actual values or expected values of the shares of Central and Southern Common Stock or Premier Common Stock before or after the Merger. Sheshunoff noted that the discounted cash flow analysis was included because it is a widely used methodology to estimate value but also noted that this methodology necessarily relies upon numerous assumptions, including earnings growth rates, dividend payout rates, terminal values, and discount rates, changes in any one of which could have a significant effect on the results of the analysis, and its usefulness in analyzing a merger-of-equals transaction is limited.

  As a part of its investment banking business, Sheshunoff is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes. Pursuant to an engagement letter dated December 23, 1996, between Central and Southern and Sheshunoff, Central and Southern agreed to pay Sheshunoff a $25,000 fairness opinion fee. Central and Southern has also agreed to reimburse Sheshunoff for reasonable out-of-pocket expenses and to indemnify and hold harmless Sheshunoff and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Sheshunoff. No compensation payable to Sheshunoff is contingent on the conclusions reached in the opinion of Sheshunoff.

EFFECTIVE DATE OF THE MERGER

  Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Date will occur on the date and at the time specified in a Certificate of Merger filed by Premier with the Georgia Secretary of State. If no effective date or time is specified, the Merger will become effective upon the filing of the Certificate of Merger. Unless otherwise agreed upon by Premier and Central and Southern, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Date to occur by the last business day of the month in which the last of the following events occurs: (i) the effective date (including the expiration of any applicable waiting period) of the last federal or state regulatory approval required for the Merger or (ii) the date on which the Agreement is approved by the requisite vote of Central and Southern and Premier shareholders.

  No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Premier and Central and Southern anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated in the second quarter of 1997. However, delays in the consummation of the Merger could occur.

  The Board of Directors of either Premier or Central and Southern generally may terminate the Agreement if the Merger is not consummated by June 30, 1997, unless the failure to consummate by that date is the result of a breach of the Agreement by the party seeking termination. See "--Conditions to Consummation of the Merger" and "--Waiver, Amendment, and Termination of the Agreement."

DISTRIBUTION OF STOCK CERTIFICATES AFTER THE MERGER

  Promptly after the Effective Date, Premier will cause SunTrust Bank, Atlanta, acting in the capacity of Exchange Agent, to mail to the former shareholders of Central and Southern a letter of transmittal, together with instructions for the exchange of such shareholders' certificates representing shares of Central and Southern Common Stock for certificates representing shares of Premier Common Stock.

  CENTRAL AND SOUTHERN SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE FORM LETTER OF TRANSMITTAL AND INSTRUCTIONS. Upon surrender to the Exchange Agent of certificates for Central and Southern Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to each holder of Central and Southern Common Stock surrendering such items a certificate or certificates representing the number of shares of Premier Common Stock to which such holder is entitled as a result of the Merger. After the Effective Date, to the extent permitted by law, holders of record of Central and Southern Common Stock as of the Effective Date will be entitled to vote at any meeting of Premier shareholders the number of shares of Premier Common Stock into which their Central and Southern Common Stock has been converted, regardless of whether such shareholders have surrendered their Central and Southern stock certificates. NO DIVIDEND OR OTHER DISTRIBUTION PAYABLE AFTER THE EFFECTIVE DATE WITH RESPECT TO PREMIER COMMON STOCK, HOWEVER, WILL BE PAID TO THE HOLDER OF ANY UNSURRENDERED CENTRAL AND SOUTHERN STOCK CERTIFICATE UNTIL THE HOLDER DULY SURRENDERS SUCH CERTIFICATE. Upon such surrender, all undelivered dividends and other distributions will be delivered to such shareholder, in each case without interest.

  After the Effective Date, there will be no transfers of shares of Central and Southern Common Stock on Central and Southern's stock transfer books. If certificates representing shares of Central and Southern Common Stock are presented for transfer after the Effective Date, they will be canceled and exchanged for the shares of Premier Common Stock deliverable in respect thereof.


CONDITIONS TO CONSUMMATION OF THE MERGER

  Consummation of the Merger is subject to a number of conditions, including, but not limited to:

    (a) approval from the Federal Reserve and the Georgia Department without any conditions or restrictions that would, in the reasonable judgment of either party, so materially adversely impact the economic benefits of the transactions contemplated by the Agreement as to render inadvisable the consummation of the Merger, and the expiration of applicable waiting periods under the BHC Act;

    (b) approval by the holders of a majority of the shares of Central and Southern Common Stock entitled to vote on the Merger;

    (c) approval by the holders of a majority of the shares of Premier Common Stock entitled to vote on the Merger;

    (d) the absence of any action by any court or governmental authority restraining or prohibiting the Merger;

    (e) the receipt of all consents by Premier and Central and Southern required for the consummation of the Merger;

    (f) the receipt of an opinion of counsel to the effect that, among other things: (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; (ii) the exchange in the Merger of Central and Southern Common Stock for Premier Common Stock will not give rise to gain or loss to Central and Southern shareholders, except to the extent of any cash received; and (iii) neither Premier nor Central and Southern will recognize gain or loss as a consequence of the Merger (except for deferred gain or loss recognized pursuant to Treasury Regulations issued under
  Section 1502 of the Code);

    (g) approval for listing on the American Stock Exchange of the shares of Premier Common Stock to be issued in the Merger; and

    (h) receipt of a letters from Mauldin & Jenkins, LLP and Porter Keadle Moore LLP dated as of the Effective Date, confirming that the Merger will qualify for pooling-of-interests accounting treatment.

  Consummation of the Merger also is subject to the satisfaction or waiver of various other conditions specified in the Agreement, including, among others:
(i) the delivery by Premier and Central and Southern of opinions of their respective counsel and certificates executed by their respective Chief Executive Officers and Chief Financial Officers as to compliance with the Agreement; and (ii) as of the Effective Date, the accuracy of certain representations and warranties and the compliance in all material respects with the agreements and covenants of each party.

REGULATORY APPROVALS

  The Merger may not proceed in the absence of receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of such approvals. There also can be no assurance that such approvals will not be accompanied by a conditional requirement which causes such approvals to fail to satisfy the conditions set forth in the Agreement. Applications for the approvals described below have been submitted to the appropriate regulatory agencies.

  Premier and Central and Southern are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

  The Merger requires the prior approval of the Federal Reserve, pursuant to
Section 4 of the BHC Act. In granting its approval under Section 4 of the BHC Act, the Federal Reserve must take into consideration, among other factors, the financial and managerial resources and future prospects of the institutions and whether the acquisition can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. Under the BHC Act, the Merger may not be consummated until either the 15th day or the 30th day following the date of Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the Federal Reserve's approval, unless a court specifically orders otherwise.

  The Merger also is subject to the approval of the Georgia Department. In its evaluations, the Georgia Department will take into account considerations similar to those applied by the Federal Reserve.

NO APPRAISAL RIGHTS

  The shares of Common Stock of both Central and Southern and Premier are listed on national securities exchanges, as interpreted under Georgia law. As a result, neither holders of record of Premier Common Stock nor the holders of record of Central and Southern Common Stock will have any dissenters' or appraisal rights under Georgia law with regard to the Merger.

WAIVER, AMENDMENT, AND TERMINATION OF THE AGREEMENT

  Prior to the Effective Date, and to the extent permitted by law, any provision of the Agreement generally may be (i) waived by the party benefitted by the provision or (ii) amended by a written agreement between Premier and Central and Southern approved by their respective Boards of Directors; provided, however, that after approval by the Premier and Central and Southern shareholders, no amendment that would require further approval by such shareholders under the Georgia Code may be made without the approval of such shareholders.

  The Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Date, either before or after approval by the Premier and the Central and Southern shareholders, under certain circumstances, including:

    (i) by the Board of Directors of either party upon final nonappealable denial of any required regulatory approval;

    (ii) by the Board of Directors of either party in certain circumstances, if the shareholders of either Premier or Central and Southern have not approved the Agreement in accordance with the provisions of the Georgia Code;

    (iii) by mutual agreement of the Boards of Directors of Premier and Central and Southern;

    (iv) by the Board of Directors of either party, in the event of the other party's breach or failure to comply with any provision of the Agreement which meets certain standards specified in the Agreement; or

    (v) by the Board of Directors of either party if the Merger shall not have been consummated by June 30, 1997, but only if the failure to consummate the Merger by such date has not been caused by the terminating party's breach of the Agreement.

  If the Agreement is terminated, the parties will have no further obligations, except with respect to certain provisions, including those providing for payment of expenses and restricting disclosure of confidential information. See "--Expenses and Fees" for additional information concerning the payment of expenses.

CONDUCT OF BUSINESS PENDING THE MERGER

  Each of Central and Southern and Premier generally has agreed, unless the prior consent of the other party is obtained, and except as otherwise contemplated by the Agreement, to operate its business only in the ordinary course, preserve intact its business organization and assets, maintain its rights and franchises, and take no action that would affect, adversely and materially, the ability of either party to perform its covenants and agreements under the Agreement or that would adversely affect either party's ability to obtain any consent or approval required for the consummation of the transactions contemplated by the Agreement. In addition, the Agreement contains certain other restrictions applicable to the conduct of the business of Central and Southern and Premier prior to consummation of the Merger, as described below.

  Each party has agreed not to take certain actions relating to the operation of its business pending consummation of the Merger without the prior approval of the other party. Those actions generally include, without limitation: (i) amending its Articles of Incorporation or Bylaws; (ii) becoming responsible for any obligation for borrowed money in excess of an aggregate of $100,000 (except in the ordinary course of business consistent with past practices);
(iii) acquiring or exchanging any shares of its capital stock or paying any dividend or other distribution in respect of its capital stock, except that Premier was permitted to declare and pay a cash dividend of up to $.56 per share on the shares of Premier Common Stock during the first two months of 1997 (in connection with its 1996 earnings) and Central and Southern is permitted to pay an annual cash dividend of up to $.27 per share in quarterly installments in 1997 before consummation of the Merger; (iv) issuing or selling any additional shares of its capital stock, any rights to acquire any such stock, or any security convertible into such stock, (except as set forth in the Agreement, as previously disclosed to the other party, or pursuant to the exercise of outstanding stock options); (v) adjusting or reclassifying any of its capital stock, disposing of or encumbering any shares of capital stock of any subsidiary (excluding inter-company transfers) or disposing of or encumbering any asset with a book value of $50,000 or more other than in the ordinary course of business; (vi) acquiring control of any other entity; (vii) granting any increase in compensation or benefits to employees whose salaries exceed $50,000 (except in accordance with past practice or prior obligation, in each case as previously disclosed to the other party or as required by law), paying any bonus (except as previously disclosed or in accordance with any existing program or plan), entering into or amending any severance agreements with officers, granting any general increase in compensation to all employees, or granting any increase in compensation or other benefits to directors of the holding company or any subsidiary; (viii) entering into or amending any employment contract that it does not have the unconditional right to terminate without liability other than for services already rendered; (ix) adopting any new employee benefit plan or program, or materially changing any existing plan or program except for any change required by law or advisable to maintain the tax qualified status of any such plan; (x) making any significant change in any tax or accounting methods or systems of internal accounting controls (except in conformity to changes in tax laws, regulatory accounting requirements or generally accepted accounting principles ("GAAP")); (xi) commencing any litigation (except in accordance with past practice), settling any litigation involving liability of the holding company or any subsidiary for damages in excess of $50,000 or material restrictions upon its operations; or (xii) modifying or terminating any material contract except in the ordinary course of business.

  In addition, each party has agreed not to solicit, directly or indirectly, any acquisition proposal from any other person or entity. Each party also has agreed not to negotiate with respect to any such proposal, provide nonpublic information to any party making such a proposal, or enter into any agreement with respect to any such proposal, except in compliance with the fiduciary obligations of its Board of Directors. In addition, each party has agreed to use reasonable efforts to cause its advisors and other representatives not to engage in any of the foregoing activities.

DIRECTORS AND EXECUTIVE OFFICERS FOLLOWING THE MERGER

  Management. Assuming the directors nominated by the Board of Directors of Premier are elected as directors of the Surviving Corporation from and after the Effective Date, the Board of Directors of Premier will fill the vacancies resulting from the increased number of directors so that the Board of Directors of Premier will consist of the current directors of Premier and Albert F. Gandy, George S. Carpenter, Jr., Donald N. Ellis, John H. Ferguson,
C. Steve McQuaig and Thomas E. Owen , Jr. In addition, Robert C. Oliver will serve on the Board of Directors of the Surviving Corporation. See "Premier Annual Meeting Matters--Election of Directors--Proposal 2."

  Darrell D. Pittard will be the Chairman of the Board and Chief Executive Officer of the Surviving Corporation; Robert C. Oliver will be its President and Chief Operating Officer; J. Edward Mulkey, Jr. will be its Vice Chairman; and Michael E. Ricketson and Frank H. Roach shall be its Executive Vice Presidents. Such officers, together with such additional persons as may thereafter be elected, will serve as the officers of the Surviving Corporation from and after the Effective Date in accordance with the Bylaws of the Surviving Corporation.

  Robert C. Oliver, age 48, has been President, Chief Executive Officer and a Director of Central and Southern since January 1993. Mr. Oliver served as President of The Central and Southern Bank of Georgia from October 1992 to January 1993. Prior to September 1992, Mr. Oliver was Senior Vice President and Regional Executive of Wachovia Bank of Georgia.

  Michael E. Ricketson, age 47, has been Executive Vice President of Central and Southern and a Director since 1996 and Chief Financial Officer of Milledgeville since October 1993. Mr. Ricketson served as First Vice President and Financial Officer of First National Bancorp. from 1990 through April 1992. Prior to 1990 he was controller of the First National Bank of Gainesville.

 Employment Agreements.

  Robert C. Oliver. Effective as of the date of the Closing of the Merger, Premier and Central and Southern Bank will enter into a new employment agreement with Robert C. Oliver in which he will continue as President and Chief Executive Officer of Central and Southern Bank and become President and Chief Operating Officer of Premier. The term of the employment agreement is thirty-six (36) months from the closing, subject to a twelve (12) month extension if the parties agree to the extension. Mr. Oliver's annual base salary will be $143,500 and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Central and Southern Bank, or any committee designated by them. Mr. Oliver's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier and Central and Southern Bank and his base salary may be increased in their discretion to reflect performance. Mr. Oliver is generally eligible for participation in the employee benefits programs, including but not limited to life and health insurance, and is to be granted the use of an automobile, is to be reimbursed for expenses and is to be reimbursed for country club and business association dues. To the extent approved by the Boards of Directors, Mr. Oliver may receive a loan for up to twenty percent (20%) of his base salary for the purposes of paying any required initiation fees to country clubs, which loan will be forgiven if he remains employed for three (3) years, is not terminated for cause and does not voluntarily terminate his agreement without a "change of control." In the event of a disability, Mr. Oliver is entitled to receive 100% of his then current base salary for twelve (12) months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding twelve (12) months. In the event a termination for "cause" (as defined in the agreement), Mr. Oliver will receive no right to compensation or other benefits. If Mr. Oliver voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Oliver's employment is terminated by the Boards of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to three
(3) times his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Central and Southern Bank is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Oliver's employment (other than for "cause") occurring either six (6) months prior to or twelve (12) months after the "change of control," shall entitle him to receive a severance payment equal to three (3) times his current annual base salary and incentive compensation. Finally, the agreement prohibits Mr. Oliver from disclosing any confidential information during his employment and for a period of one year after termination.

  Michael E. Ricketson. Effective as of the date of the Closing of the Merger, Premier and Central and Southern Bank will enter into a new employment agreement with Michael E. Ricketson in which he will continue as Chief Financial Officer of Central and Southern Bank and become Executive Vice President of Premier. The term of the agreement is to be thirty-six (36) months from the date of execution, subject to a twelve (12) month extension if the parties agree to the extension. Mr. Ricketson's annual base salary is $85,000 per year and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Central and Southern Bank, or any committee designated by them. Mr. Ricketson's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors and his base salary may be increased in their discretion to reflect performance. Mr. Ricketson is generally eligible for participation in the employee benefits programs. In the event of a disability, Mr. Ricketson is entitled to receive 100% of his then current base salary for six (6) months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six (6) months. In the event of a termination for "cause" (as defined in the agreement), Mr. Ricketson will receive no right to compensation or other benefits. If Mr. Ricketson voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Ricketson's employment is terminated by the Boards of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current annual base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Central and Southern Bank is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Ricketson's employment (other than for "cause") occurring either six (6) month prior to or twelve (12) months after the "change of control," shall entitle him to receive a severance payment equal to his current annual base salary and incentive compensation. Finally, the agreement prohibits Mr. Ricketson from disclosing any confidential information during his employment and for a period of one year after termination.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  The Agreement also provides that, after the Effective Date, the Surviving Corporation will provide generally to officers and employees of Central and Southern and its subsidiaries who become officers or employees of the Surviving Corporation or its subsidiaries, employee benefits under employee benefit plans on terms and conditions that, taken as a whole, are substantially similar to those currently provided by Premier and its subsidiaries to their similarly situated officers and employees. For purposes of participation and vesting under such employee benefit plans, service with Central and Southern or its subsidiaries prior to the Effective Date will be treated as service with the Surviving Corporation or its subsidiaries, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Central and Southern benefit plan of the same type immediately prior to the Effective Date. The Agreement further provides that the Surviving Corporation will honor all employment, severance, consulting, and other compensation contracts previously disclosed to Premier between Central and Southern or its subsidiaries and any current or former director, officer, or employee, and all provisions for vested amounts earned or accrued through the Effective Date under Central and Southern's benefit plans.

  The terms of the new employment agreement between Premier and Central and Southern and Mr. Oliver are more favorable to Mr. Oliver than the terms of his current employment agreement with Central and Southern in several respects. The term of Mr. Oliver's current agreement is shorter (two years), and his current employment agreement provides for a smaller severance payment (one year's salary). Mr. Oliver's current employment agreement also does not contractually provide for disability, incentive compensation or a loan program to assist with certain dues and initiation fees.

  In addition, Mr. Ricketson currently does not have an employment agreement with Central and Southern. Certain benefits set forth in his proposed employment agreement with Premier are more favorable to him than are the benefits currently conferred upon him as a result of his employment with Central and Southern.

  As described above under "--Treatment of Central and Southern Options," the Agreement also provides that all rights with respect to Central and Southern Common Stock pursuant to stock options granted by Central and Southern under its stock option plan which are outstanding at the Effective Date, whether or not then exercisable, will be converted into and will become rights with respect to Premier Common Stock and Premier will assume each of such options in accordance with its terms or such options will be substituted for stock options issued under the 1997 Stock Option Plan.

  As of the Record Date, the directors and executive officers of Central and Southern beneficially owned no shares of Premier Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

  THE FOLLOWING IS A SUMMARY OF MATERIAL ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS BASED ON THE FEDERAL INCOME TAX LAWS NOW IN EFFECT AND AS CURRENTLY INTERPRETED; IT DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAWS OR INTERPRETATIONS, INCLUDING AMENDMENTS TO APPLICABLE STATUTES OR REGULATIONS OR CHANGES IN JUDICIAL OR ADMINISTRATIVE RULINGS, SOME OF WHICH MAY HAVE RETROACTIVE EFFECT. THIS SUMMARY DOES NOT PURPORT TO ADDRESS ALL ASPECTS OF THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SHAREHOLDERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES OR STATUS (FOR EXAMPLE, AS FOREIGN PERSONS, TAX-EXEMPT ENTITIES, DEALERS IN SECURITIES, INSURANCE COMPANIES, OR CORPORATIONS, AMONG OTHERS). NOR DOES THIS SUMMARY ADDRESS ANY CONSEQUENCES OF THE MERGER UNDER ANY STATE, LOCAL, ESTATE, OR FOREIGN TAX LAWS. SHAREHOLDERS, THEREFORE, ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICATION AND EFFECT OF FEDERAL, FOREIGN, STATE, LOCAL, AND OTHER TAX LAWS, AND THE IMPLICATIONS OF ANY PROPOSED CHANGES IN THE TAX LAWS.

  A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service. Instead, Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, has rendered an opinion to Premier and Central and Southern concerning certain federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that:

    (a) The Merger will be a reorganization within the meaning of Section 368(a) of the Code.

    (b) The shareholders of Central and Southern will recognize no gain or loss upon the exchange of their Central and Southern Common Stock solely for shares of Premier Common Stock.

    (c) No income, gain or loss will be recognized for federal income tax purposes by Premier or Central and Southern as a consequence of the Merger, except for deferred gain or loss recognized pursuant to Treasury Regulations issued under Section 1502 of the Code.

  Among other things, the opinion of Womble Carlyle Sandridge & Rice, PLLC is based on Central and Southern shareholders' maintaining sufficient equity ownership interest in Premier after the Merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations, that the shareholders of an acquired corporation (i.e., Central and Southern) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., Premier) equal, in terms of value, to at least 50% of their interest in the acquired corporation. Moreover, shares of Central and Southern Common Stock and Premier Common Stock held by Central and Southern shareholders and otherwise sold, redeemed or disposed of prior to or shortly after the Effective Date are taken into account. Management of Premier has represented that it has no plan or intention to cause Premier to redeem or otherwise reacquire the shares of Premier Common Stock issued in the Merger. In addition to the foregoing requirements, certain additional matters must be true with respect to the Merger. Premier believes that these additional factual matters will be satisfied.

  THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, OR OTHER TAX CONSEQUENCES OF THE MERGER. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX CONSEQUENCES UNDER STATE OR LOCAL LAW.

ACCOUNTING TREATMENT

  It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Central and Southern will be carried forward and recorded on the financial statements of Premier at their previously recorded amounts. In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Central and Southern Common Stock must be exchanged for Premier Common Stock. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Date.

  For information concerning certain conditions to be imposed on the exchange of Central and Southern Common Stock for Premier Common Stock in the Merger by affiliates of Central and Southern and certain restrictions to be imposed on the transferability of the Premier Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of Premier Common Stock."

EXPENSES AND FEES

  The Agreement provides, in general, that each of the parties will bear and pay its own expenses in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that Central and Southern and Premier will each bear and pay one-half of the filing fees and printing costs in connection with this Joint Proxy Statement/Prospectus.

  The Agreement also provides that if it is terminated because one of the parties breaches its representations and warranties or one of its covenants, and the breach cannot be or has not been cured within 30 days after written notice of the breach is given to the breaching party, then the breaching party agrees to pay the non-breaching party (i) an amount equal to the reasonable and documented fees and expenses incurred by the non-breaching party in connection with the Merger and (ii) (x) $50,000 if the breach is not willful or (y) $150,000 if the breach is willful or if the Agreement is terminated in contemplation of a competing proposal to acquire the breaching party.

RESALES OF PREMIER COMMON STOCK

  The shares of Premier Common Stock to be issued to Central and Southern shareholders in the Merger have been registered under the Securities Act, but that registration does not cover resales of those shares by persons who control, are controlled by, or are under common control with, Central and Southern (such persons are referred to hereinafter as "affiliates" and generally include executive officers, directors, and 10% shareholders) at the time of the Central and Southern Meeting. Affiliates may not sell shares of Premier Common Stock acquired in connection with the Merger, except pursuant to an effective registration statement under the Securities Act or in compliance with SEC Rule 145 or another applicable exemption from the Securities Act registration requirements and until such time as financial results covering at least 30 days of combined operations of Premier and Central and Southern after the consummation of the Merger have been published.

  Each person who Central and Southern reasonably believes to be an affiliate of Central and Southern has delivered to Premier a written agreement providing that such person generally will not sell, pledge, transfer, or otherwise dispose of any Premier Common Stock to be received by such person upon consummation of the Merger, except in compliance with the Securities Act, the rules and regulations of the SEC promulgated thereunder and applicable restrictions regarding pooling-of-interests accounting treatment.

DESCRIPTION OF PREMIER COMMON STOCK

  Premier is currently authorized to issue 20,000,000 shares of Premier Common Stock, of which 4,249,401 shares were issued and outstanding at May 1, 1997. No other class of stock is currently outstanding.

  Holders of Premier Common Stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. The ability of Premier to pay dividends is affected by the ability of Premier Bank and First Alliance Bank to pay dividends, which is limited by applicable regulatory requirements and capital guidelines. At December 31, 1996, under such requirements and guidelines, Premier Bank and First Alliance Bank had $1,300,000 and $45,000, respectively, of undivided profits legally available for the payment of dividends without regulatory approval. See "Certain Regulatory Considerations--Payment of Dividends."

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

  General. On the Effective Date, Central and Southern shareholders will become shareholders of Premier, and their rights as shareholders will be determined by Premier's Articles of Incorporation (as then amended) and Bylaws. The following is a summary of the material differences in the rights of shareholders of Premier and Central and Southern. Both Premier and Central and Southern are Georgia corporations governed by the Georgia Business Corporation Code. Accordingly, there are no material differences between the rights of a Premier shareholder and the rights of a Central and Southern shareholder solely under the Georgia Business Corporation Code. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the Georgia Business Corporation Code and the Articles of Incorporation and Bylaws of each corporation.

  Authorized Capital Stock. Premier is currently authorized to issue 20,000,000 shares of common stock, $1.00 par value, of which 4,249,401 shares were outstanding as of the Record Date. No other class of stock is currently outstanding.

  Premier's Articles of Incorporation provide for the issuance of shares of preferred stock by the Board of Directors without further shareholder action in one or more series, with such rights, preferences, privileges and restrictions, including dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, amounts payable upon liquidation and the number of shares constituting any series or the designation of such series, as may be determined by the Board of Directors. If such stock is issued in the future, it will rank senior to Premier Common Stock with respect to rights to receive dividends and to participate in distributions or payments in the event of any liquidation, dissolution or winding up of the corporation. The issuance of preferred stock may have the effect of delaying, deferring, discouraging or preventing a third party from acquiring a majority of the outstanding voting stock of Premier or other change of control of Premier without further action by the shareholders and may adversely affect voting and other rights of the holders of the common stock, including the loss of voting control to others.

  Central and Southern is authorized to issue 10,000,000 shares of Central and Southern Common Stock, $1.00 par value, of which 3,653,523 shares of Central and Southern Common Stock were issued and outstanding as of the Record Date. The payment of cash dividends is subject to authorization by the Board of Directors.

  As in the case of Premier, the Central and Southern Board of Directors is authorized, without further shareholder action, to issue up to 2,000,000 shares of preferred stock, $1.00 par value, in one or more series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, amounts payable upon liquidation and the number of shares constituting any series or the designation of such series. The Articles of Incorporation of Central and Southern contains an Amendment which creates a series of preferred stock, designated "Series A Preferred Stock," and establishes the voting powers, designations, preferences, and relative rights thereof. The issuance of preferred stock may have the effect of delaying, deferring, discouraging or preventing a third party from acquiring a majority of the outstanding voting stock of Central and Southern or other change in control of Central and Southern without further action by the shareholders and may adversely affect the voting and other rights of the holders of the common stock, including the loss of voting control to others.

  Removal of Directors. Premier's Bylaws provide that any director may be removed at a meeting with respect to which notice of such purpose is given:
(i) without cause, only upon the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of Premier Common Stock; and (ii) for cause only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of Premier Common Stock.

  Under Central and Southern's Bylaws, any director may be removed from office at any shareholders' meeting with respect to which notice of such purpose has been given, with or without cause, by the affirmative vote of shareholders representing a majority of the issued and outstanding capital stock entitled to vote for the election of directors.

  Vote Required for Shareholder Approval. Premier's Bylaws provide that, if a quorum is present, the affirmative vote of a majority of the shares of Premier Common Stock represented at the meeting and entitled to vote on the subject matter will represent the act of the shareholders, except as otherwise provided by law or Premier's Articles of Incorporation or Bylaws.

  Central and Southern's Bylaws provide that when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of the question.

  Actions by Shareholders Without a Meeting. Premier's Bylaws provide that action required or permitted to be taken at a shareholders' meeting may be taken without a meeting by consent in writing setting forth the action to be taken and signed by those persons who would be entitled to vote at a meeting those shares having the voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

  Central and Southern's Bylaws provide that any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all of the shareholders consent thereto in writing setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote of shareholders.

  Special Meeting of Shareholders. Premier's Bylaws provide that special meetings of the shareholders may be called at any time by the Board of Directors or President of Premier or upon the written request of any one or more shareholders owning an aggregate of not less than 25% of the outstanding capital stock. Notice must be given in writing not less than 10 or more than 50 days before the date of the meeting and must state the purpose for which the meeting is called.

  Central and Southern's Bylaws provide that special meetings of shareholders may be called at any time by the Chairman of the Board, the President or by the written request of the holders of at least 50% of the issued and outstanding shares of capital stock entitled to vote. Written notice of the meeting must be given not less than 10 nor more than 50 days before the date of the meeting and must state the purpose for which the meeting is called.

  Number of Directors. Premier's Bylaws state that the Board of Directors shall consist of not less than four nor more than 18 directors. The number of directors may be fixed or changed from time to time within this range by the shareholders or the Board of Directors. The Premier Board of Directors presently consists of 8 members. On March 26, 1997, the Board of Directors fixed the number of directors at 15, effective upon the Effective Date of the Merger.

  Central and Southern's Bylaws state that the Board of Directors shall consist of not less than 2 nor more than 15 directors. The number of directors within this range may be increased or decreased from time to time by the Board of Directors through amendment of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director. The Central and Southern Board of Directors presently consists of 11 members.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

PREMIER MARKET PRICES

  The Premier Common Stock has been listed on the American Stock Exchange under the symbol "PMB" since January 10, 1997. Prior to that date, the Premier Common Stock was on the NASDAQ Small Cap Market under the symbol "FABC." The following table sets forth, for the indicated periods, the high and low closing sales prices for Premier Common Stock as reported by American Stock Exchange and on NASDAQ Small Cap Market for prior periods and the high and low sales prices for the Premier Common Stock for each of the quarters in which trading occurred in 1995. Historical share prices have been adjusted to refect the 1.8055 for one split of the Premier Common Stock effective March 6, 1997.

                                                                   SALES PRICE
                                                                  -------------
      CALENDAR PERIOD                                              HIGH   LOW
      ---------------                                             ------ ------
      1995
      First Quarter.............................................. $ 7.66 $ 6.86
      Second Quarter.............................................   8.31   6.98
      Third Quarter..............................................   8.72   7.75
      Fourth Quarter.............................................   9.28   8.72
      1996
      First Quarter.............................................. $ 9.83 $ 8.86
      Second Quarter.............................................  10.80   9.28
      Third Quarter..............................................  11.63  10.39
      Fourth Quarter.............................................  11.77  10.39
      1997
      First Quarter.............................................. $14.19 $11.77
      Second Quarter (through May 5, 1997).......................  15.50  13.87

CENTRAL AND SOUTHERN MARKET PRICES

  Since 1987, Central and Southern's Common Stock has been traded in the over-the-counter market and is included in The NASDAQ Stock Market ("NASDAQ") under the symbol "CSBC." Prior to 1987, there was no established public trading market for the Central and Southern Common Stock. The following table sets forth quarterly high and low sales prices per share of Central and Southern Common Stock as reported by NASDAQ.

      CALENDAR PERIOD                                             SALES PRICE
      ---------------                                            --------------
                                                                  HIGH    LOW
                                                                 ------- ------
      1995
      First Quarter............................................. $  7.00 $ 6.00
      Second Quarter............................................    7.75   6.91
      Third Quarter.............................................   9.125   7.00
      Fourth Quarter............................................    9.25  8.375
      1996
      First Quarter............................................. $ 9.375 $ 8.63
      Second Quarter............................................   9.125   8.25
      Third Quarter.............................................   8.875   8.50
      Fourth Quarter............................................   11.88   8.75
      1997
      First Quarter............................................. $ 13.13 $11.00
      Second Quarter (through May 5, 1997)......................   14.25  12.25

RECENT PRICES

  On May , 1997, the last day on which Premier Common Stock was traded prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sales price of Premier Common Stock as reported on the American Stock Exchange
was $    per share, and the last reported sale price of Central and Southern
Common Stock as reported on NASDAQ/NMS was $    per share. At the close of
trading on January 14, 1997, the date of the last sale reported by the American Stock Exchange prior to January 15, 1997 (the date the proposed Merger was publicly announced), the last reported sales price of Premier Common Stock was $ 13.50 per share and the last reported sales price of Central and Southern Common Stock was $ 11.75 share.

DIVIDENDS

  The holders of Premier Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Premier paid a $.31 per share cash dividend on January 27, 1997 to its shareholders. In 1996, Premier paid a $.27 per share cash dividend to its shareholders. The decision to declare these dividends was based on Premier's performance in 1996 and 1995. Premier plans to pay cash dividends on a quarterly basis going forward. The future declaration and payment of dividends will depend upon the earnings of its bank subsidiaries, business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. The primary source of funds available to Premier is the receipt of dividends from its subsidiaries, First Alliance Bank, Premier Bank, Premier Lending and Alliance Finance Inc. and the management fees for management and administrative services provided by Premier to its subsidiaries.

  The payment of cash dividends to the holders of Central and Southern Common Stock is subject to authorization by the Board of Directors of Central and Southern. During fiscal 1996, Central and Southern paid four quarterly cash dividends totaling $.22 per share of Common Stock. The primary source of funds available to Central and Southern is the receipt of dividends from the Central and Southern Banks and management fees for management and administrative services provided by Central and Southern to the Central and Southern Banks.

  Premier and Central and Southern are legal entities separate and distinct from their respective subsidiaries and their revenues depend in significant part on the payment of dividends from their subsidiary financial institutions, which are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "Certain Regulatory Considerations--Payment of Dividends."

SHAREHOLDERS OF RECORD

  As of the Record Date, there were approximately 601 holders of record of Premier Common Stock, and 835 holders of record of Central and Southern Common Stock.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

GENERAL

  The following unaudited pro forma condensed combined financial statements are presented assuming the Merger will be accounted for as a pooling of interests and reflect the combination of the historical consolidated financial statements of Premier and Central and Southern. The pro forma combined balance sheet has been prepared as if the acquisition had been consummated on December 31, 1996. The pro forma combined statements of income have been prepared as if the acquisition had been consummated on January 1, 1994. In addition, the following financial statements do not reflect any anticipated cost savings which may be realized by Premier after consummation of the Merger.

  The pro forma information does not purport to represent what Premier's and Central and Southern's combined results of operations actually would have been if the Merger had occurred on January 1, 1996.

                       PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1996
                            (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                           CENTRAL AND
                                 PREMIER    SOUTHERN     PRO FORMA
                                BANCSHARES   HOLDING    ADJUSTMENTS   PRO FORMA
                                   INC.      COMPANY   DEBIT (CREDIT) COMBINED
                                ---------- ----------- -------------- ---------
ASSETS
Cash and due from banks.......   $ 11,634   $  7,907        $         $ 19,541
Interest-bearing deposits in
 banks........................      1,447      1,250                     2,697
Federal funds sold............     21,680     21,216                    42,896
Securities available-for-
 sale.........................     35,154     64,578                    99,732
Loans held for sale...........     24,408        --                     24,408
Loans.........................    186,856    126,433                   313,289
Less allowance for loan loss-
 es...........................      2,404      4,164                     6,568
                                 --------   --------        ----      --------
  Loans, net..................    184,452    122,269        $  0       306,721
                                 --------   --------        ----      --------
Premises and equipment........   $  6,635      5,930                    12,565
Goodwill and other intangi-
 bles.........................      2,277        686                     2,821
Other assets..................      6,471      1,950                     8,651
                                 --------   --------        ----      --------
    Total assets..............   $294,158   $225,786        $  0      $519,944
                                 ========   ========        ====      ========
DEPOSITS
Noninterest-bearing demand....   $ 30,184   $ 18,088        $         $ 48,272
Interest-bearing demand.......     57,563     40,982                    98,545
Savings.......................      8,302      9,313                    17,615
Time deposits.................    140,684    126,782                   267,466
                                 --------   --------        ----      --------
    Total deposits............   $236,733   $195,165                  $431,898
Securities sold under repur-
 chase agreements.............   $  8,443   $  3,421                  $ 11,864
Other borrowings..............     21,777      1,600                    23,377
Other liabilities.............      3,916      1,695        (550)(3)     6,161
                                 --------   --------        ----      --------
    Total liabilities.........    270,869    201,881        (550)      473,300
                                 --------   --------        ----      --------
Minority interest in subsidi-
 ary..........................         14                                   14
                                 --------   --------        ----      --------
Common stock..................      4,250      3,777                     8,027
Capital surplus...............     18,554      6,492                    25,046
Retained earnings.............        640     14,491         550 (3)    14,581
Unrealized gains (losses) on
 securities available-for-
 sale, net of tax.............       (169)       278                       109
                                 --------   --------        ----      --------
                                   23,275     25,038         550        47,763
Less treasury stock, at cost..                (1,133)                   (1,133)
                                 --------   --------        ----      --------
                                   23,275     23,905         550        46,630
                                 --------   --------        ----      --------
    Total liabilities and
     stockholders' equity.....   $294,158   $225,786        $  0      $519,944
                                 ========   ========        ====      ========

       See "Notes to Pro Forma Condensed Combined Financial Statements."

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                        CENTRAL AND
                              PREMIER    SOUTHERN      PRO FORMA
                             BANCSHARES   HOLDING     ADJUSTMENTS   PRO FORMA
                                INC.      COMPANY    DEBIT (CREDIT)  COMBINED
                             ---------- -----------  -------------- ----------
Interest income............  $   23,015 $   17,236        $         $   40,251
Interest expense...........      11,281      8,956                      20,237
                             ---------- ----------        ---       ----------
  Net interest income......      11,734      8,280          0           20,014
Provision for loan losses..         598     (1,016)                       (418)
                             ---------- ----------        ---       ----------
Net interest income after
 provision for loan loss-
 es........................      11,136      9,296          0           20,432
                             ---------- ----------        ---       ----------
Other income:
  Service charges on
   deposit accounts........         960        758                       1,718
  Other service charges,
   commissions and fees....       1,376        --                        1,376
  Gain on sale of loans....       4,720        --                        4,720
  Security transactions,
   net.....................         279        --                          279
  Mortgage loan origination
   fees....................         135        --                          135
  Gain on sale of other
   real estate.............       4,182        --                        4,182
  Other....................         203        504                         707
                             ---------- ----------        ---       ----------
                                 11,855      1,262                      13,117
                             ---------- ----------        ---       ----------
Other expenses:
  Salaries and employee
   benefits................      11,870      3,938                      15,808
  Occupancy and equipment
   expense.................       2,408        882                       3,290
  Other operating
   expenses................       5,093      2,154                       7,247
                             ---------- ----------        ---       ----------
                                 19,371      6,974          0           26,345
                             ---------- ----------        ---       ----------
Income before income tax-
 es........................       3,620      3,584          0            7,204
Income tax expense.........       1,069        630                       1,699
                             ---------- ----------        ---       ----------
Income before minority
 interest in net income of
 subsidiary................       2,551      2,954          0            5,505
                             ---------- ----------        ---       ----------
Minority interest in net
 income of subsidiary......          11        --                           11
                             ---------- ----------        ---       ----------
Net income.................  $    2,540 $    2,954          0       $    5,494
                             ---------- ----------        ---       ----------
Net income per share of
 common stock..............  $      .59 $     0.81                  $     0.68
                             ========== ==========                  ==========
Average shares outstand-
 ing.......................   4,306,835  3,664,604                   8,026,665
                             ========== ==========                  ==========

        See Notes to Pro Forma Condensed Combined Financial Statements.

                  PRO FORMA COMBINED STATEMENT OF INCOME

                   FOR THE YEAR ENDED DECEMBER 31, 1995

                          (DOLLARS IN THOUSANDS)

                                (UNAUDITED)

                                        CENTRAL AND
                              PREMIER    SOUTHERN      PRO FORMA
                             BANCSHARES   HOLDING     ADJUSTMENTS   PRO FORMA
                                INC.      COMPANY    DEBIT (CREDIT)  COMBINED
                             ---------- -----------  -------------- ----------
Interest income............  $   17,301 $   16,274        $         $   33,575
Interest expense...........       8,281      8,381                      16,662
                             ---------- ----------        ---       ----------
  Net interest income......       9,020      7,893          0           16,913
Provision for loan losses..         338     (1,038)                       (700)
                             ---------- ----------        ---       ----------
Net interest income after
 provision for loan loss-
 es........................       8,682      8,931          0           17,613
                             ---------- ----------        ---       ----------
Other income:
  Service charges on
   deposit accounts........         877        701                       1,578
  Other service charges,
   commissions and fees....         893        --                          893
  Gain on sale of mortgage
   loans held for sale.....       2,328        --                        2,328
  Gain on sale of loans....                    --                            0
  Security transactions,
   net.....................          22       (228)                       (206)
  Mortgage loan fees.......       3,639        --                        3,639
  Other....................         394        461                         855
                             ---------- ----------        ---       ----------
                                  8,153        934                       9,087
                             ---------- ----------        ---       ----------
Other expenses:
  Salaries and employee
   benefits................       8,183      3,551                      11,734
  Occupancy and equipment
   expenses................       1,640        766                       2,406
  Other operating
   expenses................       3,873      2,366                       6,239
                             ---------- ----------        ---       ----------
                                 13,696      6,683          0           20,379
                             ---------- ----------        ---       ----------
Income before income tax-
 es........................       3,139      3,182          0            6,321
Income tax expense.........       1,137        623                       1,760
                             ---------- ----------        ---       ----------
Income before minority
 interest in net income of
 subsidiary................       2,002      2,559          0            4,561
                             ---------- ----------        ---       ----------
Minority interest in net
 income of subsidiary......          13        --                           13
                             ---------- ----------        ---       ----------
Net income.................  $    1,989 $    2,559        $ 0       $    4,548
                             ---------- ----------        ---       ----------
Net income per share of
 common stock..............  $      .48 $     0.68                  $     0.57
                             ========== ==========                  ==========
Average shares outstand-
 ing.......................   4,136,260  3,770,251                   7,931,381
                             ========== ==========                  ==========

           See Notes to Pro Forma Combined Financial Statements.

             PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                   FOR THE YEAR ENDED DECEMBER 31, 1995

                          (DOLLARS IN THOUSANDS)

                                (UNAUDITED)

                                          CENTRAL AND
                               PREMIER     SOUTHERN     PRO FORMA
                              BANCSHARES    HOLDING    ADJUSTMENTS   PRO FORMA
                                 INC.       COMPANY   DEBIT (CREDIT)  COMBINED
                              ----------  ----------- -------------- ----------
Interest income.............  $   10,954  $   16,769       $         $   27,723
Interest expense............       4,111       8,916                     13,027
                              ----------  ----------       ---       ----------
  Net interest income.......       6,843       7,853         0           14,696
Provision for loan losses...         285                                    285
                              ----------  ----------       ---       ----------
Net interest income after
 provision for loan losses..       6,558       7,853         0           14,411
                              ----------  ----------       ---       ----------
Other income:
  Service charges on deposit
   accounts.................         910         742                      1,652
  Other service charges,
   commissions and fees.....         451         --                         451
  Gain on sale of mortgage
   loans held for sale......         100         --                         100
  Gain on sale of loans.....                     --                           0
  Security transactions,
   net......................         (29)        241                        212
  Mortgage loan fees........       1,184         --                       1,184
  Other.....................         346         676                      1,022
                              ----------  ----------       ---       ----------
                                   2,962       1,659                      4,621
                              ----------  ----------       ---       ----------
Other expenses:
  Salaries and employee
   benefits.................       4,985       3,359                      8,344
  Occupancy and equipment
   expenses.................       1,177         968                      2,145
  Other operating expenses..       2,498       3,172                      5,670
                              ----------  ----------       ---       ----------
                                   8,660       7,499         0           16,159
                              ----------  ----------       ---       ----------
Income before income taxes..         860       2,013         0            2,873
Income tax expense..........         569         396                        965
                              ----------  ----------       ---       ----------
Income before minority
 interest in net income of
 subsidiary.................         291       1,617         0            1,908
                              ----------  ----------       ---       ----------
Minority interest in net in-
 come of subsidiary.........                     --                           0
                              ----------  ----------       ---       ----------
Net income..................  $      291  $    1,617       $ 0       $    1,908
                              ----------  ----------       ---       ----------
Net income per share of com-
 mon stock..................  $     0.08  $     0.44                 $     0.25
                              ==========  ==========                 ==========
Average shares outstanding..   3,570,450   3,429,575                  7,038,255
                              ==========  ==========                 ==========

           See Notes to Pro Forma Combined Financial Statements.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) The unaudited pro forma combined balance sheet as of December 31, 1996 and condensed combined statements of income for the years ended December 31, 1996 1995 and 1994 have been prepared based upon the historical consolidated balance sheets and statements of income, which gives effect to the merger of Premier with Central and Southern accounted for as a pooling-of-interests, based on the exchange of one share of Premier for each outstanding common share of Central and Southern. The pro forma financial statements include all adjustments necessary to reflect the acquisition on a "pooling-of-interests" basis. The pro forma combined financial statements should be read in conjunction with the accompanying historical consolidated financial statements of Premier and Central and Southern and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus.

(2) Provided below is the pro forma adjustment necessary to reflect the business combination of Premier and Central and Southern accounted for as a pooling-of-interests. Each outstanding share of Central and Southern common stock will be exchanged for one share of Premier common stock.

     Issuance of Premier shares (3,777,017 at $1.00 par value)  $ 3,777,017
     Retirement of Central and Southern shares (3,777,017 at
      $1.00 par value)                                           (3,777,017)
                                                                -----------
     Net effect on common stock                                           0
                                                                ===========

(3) The pro forma condensed combined statements of income do not include the estimated direct costs associated with the acquisition. The estimated merger expenses of Premier and Central and Southern is $350,000 and $200,000, respectively.

(4) Net income per common and common equivalent share were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during each year, restated for the Premier stock split. Common stock equivalents include stock options.

                              BUSINESS OF PREMIER

GENERAL

  Premier is a bank and thrift holding company organized and existing under the laws of the State of Georgia and headquartered in Atlanta, Georgia. Premier has four subsidiaries: First Alliance Bank ("First Alliance Bank"), Premier Bank, F.S.B. ("Premier Bank"), Premier Lending Corporation ("Premier Lending") and Alliance Finance, Inc. ("Alliance Finance") that offer a broad range of banking and bank-related services. Premier was incorporated in 1988 under the laws of Georgia and is registered as a bank holding company under the regulations of the Federal Reserve and as a thrift holding company under the regulations of the OTS. As of December 31, 1996, Premier had total consolidated assets of approximately $294 million, total consolidated deposits of approximately $237 million and total consolidated shareholders' equity of approximately $23 million.

  On August 31, 1996, Premier (formerly known as "First Alliance Bancorp, Inc.") merged with Premier Bancshares, Inc. Upon the merger, the surviving corporation was known as "First Alliance/Premier Bancshares, Inc." On February 4, 1997, Premier changed its name to "Premier Bancshares, Inc." Premier's principal executive offices are located at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, and its telephone number at such address is
(404) 814-3090.

  Premier continually evaluates business combination opportunities and frequently conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations regularly take place, and future business combinations involving cash, debt, or equity securities can be expected. Any future business combination or series of business combinations that Premier might undertake may be material, in terms of assets acquired or liabilities assumed, to Premier's financial condition. Recent business combinations in the banking industry have typically involved the payment of a premium over book and market values. This practice could result in dilution of book value and net income per share for the acquiror.

RECENT DEVELOPMENTS

  Merger Matters. In contemplation of the Merger, the Board of Directors changed Premier's name to "Premier Bancshares, Inc." and approved a 1.8055-for-one split of the common stock of Premier which had a record date of March 6, 1997 and a distribution date of March 20, 1997. On March 26, 1997, the Agreement was amended to allow for the substitution of Central and Southern's outstanding stock options for options under Premier's 1997 Stock Option Plan upon consummation of the Merger.

  Proposed Transaction Among Premier Bank, First Alliance Bank and Net.B@nk. In connection with the sale of its thrift charter, Premier Bank has entered into a Purchase and Assumption Agreement with First Alliance Bank dated December 19, 1996, whereby First Alliance Bank has agreed to purchase and assume substantially all of the assets and liabilities, respectively, of Premier Bank (except for Premier Bank's savings bank charter and approximately $5 million of assets and $5 million of deposit liabilities). Immediately following consummation of the Purchase and Assumption Agreement, all of the outstanding common stock of Premier Bank, now owned by Premier, will be purchased by Net.B@nk, Inc., a corporation organized and existing under the laws of the State of Georgia ("Net.B@nk"), pursuant to an Amended and Restated Stock Purchase Agreement by and between Premier and Net.B@nk dated December 19, 1996 (the "Stock Purchase Agreement").

  On February 25, 1997, Premier and Net.B@nk executed a First Amendment to the Stock Purchase Agreement for the purpose of extending the termination date of the Stock Purchase Agreement to May 31, 1997, increasing the amount of Net.B@nk stock to be paid to Premier and requiring a $150,000 cash payment from Net.B@nk to Premier for the purpose of reimbursing expenses incurred by Premier in connection with the Stock Purchase Agreement. In addition, the Purchase and Assumption Agreement was amended on March 13, 1997 for the purpose of extending the termination date to April 30, 1997. The Purchase and Assumption Agreement was amended again on March 25, 1997 to further extend the termination date to May 31, 1997. Under the Stock Purchase Agreement, as amended, Net.B@nk will transfer to Premier 1,250 shares of the common stock of Net.B@nk in exchange for the Premier Bank common stock. The Purchase and Assumption Agreement is subject to the approval of the Georgia Department of Banking and Finance (the "Georgia Department") and the Federal Deposit Insurance Corporation. Approval from the Federal Deposit Insurance Corporation was obtained on April 14, 1997. In addition, Net.B@nk's purchase of the Premier Bank common stock is subject to the approval of the Federal Reserve Bank of Richmond and the OTS. In connection with the regulatory applications filed with the OTS seeking approval of the transactions contemplated in the Stock Purchase Agreement, the OTS has raised certain policy issues which could delay or effectively prohibit the consummation of such transactions.

  The transfer of all the Premier Bank common stock from Premier to Net.B@nk also is contingent upon the successful completion of Net.B@nk's initial public offering. On March 17, 1997, Net.B@nk declared a 33.125 for 1 split of its common stock which will be payable on the effective date of Net.B@nk's initial public offering. As a result, upon consummation of the Stock Purchase Agreement, Premier will receive 41,406 shares or approximately .73% of Net.B@nk's common stock following its initial public offering. The sale of Premier Bank's savings bank charter will not have a material impact upon Premier's future financial position, operating results or liquidity. Management believes that the sale of the charter could enhance Premier's future profitability due to the reduction of duplicative operating expenses.

  The purpose of the Purchase and Assumption Agreement is to consolidate the operations of Premier Bank and First Alliance Bank. In the event that the transactions described in the Stock Purchase Agreement and the Purchase and Assumption Agreement, have not been consummated by May 31, 1997, then the Stock Purchase Agreement and the Purchase and Assumption Agreement shall, unless otherwise extended or modified, terminate under their own terms. In the event of the termination of the transactions in connection with Net.B@nk, Premier Bank and First Alliance Bank intend to merge pursuant to an Agreement and Plan of Merger by and between Premier Bank and First Alliance Bank whereby Premier Bank would merge with and into First Alliance Bank, with First Alliance Bank being the surviving institution.

FIRST ALLIANCE BANK

  General. First Alliance Bank's predecessor opened for business in 1984. First Alliance Bank is organized under the laws of the State of Georgia and operates a full-service commercial banking business based in Cobb County, Georgia. As of December 31, 1996, First Alliance Bank had assets of approximately $183,920,000, deposits of approximately $153,931,000 and shareholders' equity of approximately $16,943,000. It provides customary banking services such as checking and savings accounts, various types of time deposits, money transfers, safe deposit facilities, credit and debit cards, and individual retirement accounts. First Alliance Bank also finances short- and medium-term commercial transactions, makes secured and unsecured loans, performs commercial cash management services and provides other ancillary financial services to its customers. In addition, the First Alliance Bank provides a traditional first mortgage product to its customers providing financing for single-family homes on a permanent basis.

  Market Area and Competition. First Alliance Bank has five branch locations in Cobb County, Georgia, that offer a broad range of banking and banking-related services. First Alliance Bank competes for both deposits and loan customers with many other financial institutions with equal or greater resources than are available to First Alliance Bank. Currently, there are approximately 20 commercial banks located in the northern Metropolitan Atlanta banking market. The banking business in this market is highly competitive.

  Deposits. First Alliance Bank offers a wide range of commercial and consumer deposit accounts, including noninterest bearing checking accounts, money market checking accounts (consumer and commercial), negotiable order of withdrawal ("NOW") accounts, individual retirement accounts, time certificates of deposit, and regular savings accounts. The sources of deposits typically are residents and businesses and their employees within First Alliance Bank's market area and are obtained through personal solicitation by First Alliance Bank's officers and directors, direct mail solicitation, and advertisements published in the local media. First Alliance Bank pays competitive interest rates on time and savings deposits and has implemented a service charge fee schedule competitive with other financial institutions in First Alliance Bank's market area, covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts, returned check charges, and the like.

  For additional information including the amounts of deposits in the various types and information concerning deposits greater than or equal to $100,000, see the information set forth under the caption "Premier Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Lending Activities. First Alliance Bank makes loans for single family home construction, owner-occupied commercial buildings, and other loans to small businesses and individuals who secure these loans by mortgages on their homes (76% of total loans). In addition, loans are made to small- and medium-sized commercial business (15% of total loans), as well as to consumers for a variety of purposes (9% of total loans). With the exception of single family home construction loans, repayment of First Alliance Bank's loans does not depend on the sale or cash flow from the collateral securing the loan.

  Real Estate Loans. First Alliance Bank makes single-family residential construction loans, generally for one- to four-unit structures. First Alliance Bank requires a first lien position on the land associated with the construction projects and offers these loans only to bona fide professional building contractors. Loan disbursements require independent, on-site inspections to assure the project is on budget and that the loan proceeds are being used in accordance with the plans, specifications and survey for the construction project and not being diverted to other uses. The loan-to-value ratio for such loans is predominately 75% of the as-built appraised value. Loans for construction can present a high degree of risk to the lender, depending on, among other things, whether the builder can sell the home to a buyer, whether the buyer can obtain permanent financing, whether the transaction produces income in the interim, and the nature of changing economic conditions. First Alliance Bank seeks to reduce this risk by limiting the number of loans to any one builder and the number of loans made in any one subdivision.

  Additionally, First Alliance Bank makes acquisition and development loans to approved developers for the purpose of developing acreage into single-family lots on which houses will be built. These loans are carefully scrutinized by outside members of the Board of Directors as well as the senior officers of First Alliance Bank and require independent inspection of the project by professional inspectors to ensure adherence to the loan agreement as well as to the construction budget. The loan-to-value ratio for such loans does not exceed 80%, or 100% of the discounted value, whichever is less, as defined by an independent appraisal. Loans for acquisition and development can present a high degree of risk to the lender, depending upon, among other things, whether the developer can find builders to buy the lots, whether the builder can obtain financing, whether the transaction produces income in the interim, and the nature of changing economic conditions. First Alliance Bank seeks to reduce this risk by limiting the number of loans to any one developer and the size of the development.

  Consumer Loans. First Alliance Bank makes consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes including loans for automobiles, home improvements and investments. Consumer lending decisions are based on a determination of the borrower's ability and willingness to repay the loan, which in turn are impacted by such factors as the borrower's income, job stability, length of time as a resident in the community, previous credit history and collateral for the loan. Risks associated with these loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn, and customer financial problems.

  Commercial Loans. Commercial lending is directed principally toward businesses (i) whose annual sales are in the $1 to $5 million category within the defined trade area of First Alliance Bank or whose demand for funds falls within its legal lending limits and (ii) which are existing or potential deposit customers. Commercial lending decisions are based upon a determination of the borrower's ability and willingness to repay the loan, which in turn are impacted by such factors as the borrower's cash flow, sales trends and inventory levels, as well as relevant economic conditions. This category includes loans made to individual, partnership or corporate borrowers and obtained for a variety of purposes. Risks associated with these loans can be significant. Risks include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral, and changes in interest rates.

  Investment Activities. After establishing necessary cash reserves and funding loans, First Alliance Bank invests its remaining liquid assets in investments allowed under banking laws and regulations. First Alliance Bank invests primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States, and other taxable securities and in certain obligations of states and municipalities. First Alliance Bank also engages in Federal Funds transactions with its principal correspondent banks and primarily acts as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from First Alliance Bank to another bank. Risks associated with these investments include, but are not limited to, mismanagement in terms of interest rate, maturity and concentration. Historically, losses associated with the investment portfolio have been minimal. For additional information concerning Investment Activities, see the information set forth under "Premier Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Asset/Liability Management. It is the objective of First Alliance Bank to manage its assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash, loan, investment, borrowing and capital policies. Certain officers of First Alliance Bank are charged with the responsibility for developing and monitoring policies and procedures that are designed to insure acceptable composition of the asset/liability mix. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management seeks to invest the largest portion of First Alliance Bank's assets in loans to local builders, small businesses and individuals. First Alliance Bank's asset/liability mix is monitored on a timely basis with a report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the asset/liability committee of First Alliance Bank's Board of Directors on a quarterly basis. In addition, First Alliance Bank's liquidity is monitored on a monthly basis by its Board of Directors. The objective of this policy is to manage interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on First Alliance Bank's earnings. See "Premier Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Properties. First Alliance Bank's offices are located in Marietta, Georgia, at 63 Barrett Parkway, 2760 Cobb Parkway, 4210 Wade Green Road, 833 South Cobb Drive, and 1269 Barclay Circle.

  First Alliance Bank leases the land on which its main office is located pursuant to an agreement dated August 28, 1985, as amended. The lease provides for an initial term of 5 years following the capitalization of First Peoples Bank of Cobb, with 9 renewal periods of 5 years each. Rent escalation features include a 5% increase every 5 years plus an additional amount equal to the average yearly amount for the Consumer Price Index (CPI) for metropolitan Atlanta for the previous five years, not to exceed 8% per year. At any time after the first 5 years, the Bank may exercise an option to purchase the property for $1,000,000. First Alliance Bank also leases its branch office at Barclay Circle pursuant to an agreement dated December 6, 1990. The lease provides for an initial term of 5 years following regulatory approval of the branch with 2 renewal periods of 4 years each. By letter agreement dated December 15, 1995, the parties agreed to renew the lease for 3 years at the then current annual rental amount. First Alliance Bank owns its remaining branches without encumbrance.

  Employees. As of April 30, 1997, First Alliance Bank employed approximately 88 full-time equivalent employees. First Alliance Bank is not a party to any collective bargaining agreement and management believes that First Alliance Bank enjoys satisfactory relations with its employees.

PREMIER BANK

  General. Premier Bank had approximately $100 million in total assets, deposits of approximately $85 million and net worth of approximately $7 million at December 31, 1996. Premier Bank's primary service area is currently Cobb County, Cherokee County, Bartow County, Gwinnett County and Paulding County, and the northern part of Fulton and DeKalb Counties, Georgia. Premier Bank's main office is located at 4900 Ross Road, Acworth, Cobb County, Georgia.

  Premier Bank received its charter as a federal stock savings bank from the Federal Home Loan Bank Board, the predecessor of the Office of Thrift Supervision ("OTS"), on November 21, 1986. Premier Bank commenced operations on March 29, 1988. The primary business of Premier Bank is to attract deposits from the general public and invest those funds in residential real estate loans, commercial real estate loans, commercial loans and consumer loans. Customer deposits with Premier Bank are insured to the maximum extent provided by law through the Savings Association Insurance Fund, a unit of the Federal Deposit Insurance Corporation. Premier Bank is also a member of the Federal Home Loan Bank System.

  Market Area and Competition. Premier Bank experiences competition in attracting and retaining business and personal checking and savings accounts and in making residential real estate, commercial real estate and consumer loans in its primary service area. The principal factors in competing for such accounts are interest rates, the range of financial services offered, convenience of office and branch locations and flexible office hours. Direct competition for such accounts comes from other savings institutions, commercial banks, credit unions, brokerage firms and money market funds. The primary factors in competing for loans are interest rates, loan origination fees and the range of lending services offered. The competition for origination of loans normally comes from other savings institutions, commercial banks, credit unions and mortgage banking firms. Such entities may have competitive advantages as a result of greater resources and higher lending limits (by virtue of greater capitalization) and may offer their customers certain services which Premier Bank may not presently provide.

  Operations. Premier Bank's income is primarily derived from interest and fees collected on loans and interest on investment securities and gains on sales of loans. The principal expenses of Premier Bank are interest paid on deposits, interest paid on other borrowings by Premier Bank, employee compensation, office expenses and other overhead expenses.

  Premier Bank offers a full range of banking services to individuals, professional and business customers in its primary service area. These services include personal and business checking accounts and savings and other time certificates of deposit. Premier Bank acts as a merchant depository for cardholder drafts under both VISA and Mastercard. Premier Bank offers night depository and bank-by-mail services and sells official checks and travelers checks (issued by an independent entity).

  Premier Bank's residential real estate lending activities are directed primarily toward individuals requiring a 15- to 30-year mortgage loan. Commercial real estate lending activities are directed primarily toward builders and developers and are generally short- and medium-term loans. Commercial lending activities are primarily directed toward current customers for such purposes as business equipment, working capital, lines of credit and letters of credit secured by certificates of deposit. In addition, Premier Bank originates loans to small businesses secured by real estate and other collateral, which loans are in part (up to 75% of each loan) guaranteed by the U.S. Small Business Administration ("SBA") and are generally in amounts less than $500,000; and Premier Bank has been designated by the SBA as a Certified Lender. Consumer lending is oriented primarily to the needs of Premier Bank's customers for such purposes as automobiles and personal needs. Premier Bank also originates a limited number of variable rate and fixed rate mortgage loans for its own account and both variable and fixed rate mortgage loans for resale.

  Properties. Premier Bank conducts its business from its main office location at 4900 Ross Road, Acworth, Georgia 30101 and from two full service branch offices. Premier Bank owns its main office building, which contains approximately 4,880 square feet of space. Premier Bank leases (i) a branch office at 2390 Mt. Vernon Road, Suite 100, Dunwoody, Georgia 30338 (which lease expires in July 2000) and (ii) a branch office at 875 Oak Road, Suite 101, Lawrenceville, Georgia 30244 (which lease expires in March 2001).

  Employees. As of April 30, 1997, Premier Bank employed approximately 27 full-time equivalent employees. Premier Bank is not a party to any collective bargaining agreement and management believes that Premier Bank enjoys satisfactory relations with its employees.

PREMIER LENDING CORPORATION

  General. Premier Lending Corporation ("Premier Lending") is primarily a mortgage banker and acts as an intermediary between purchasers of residential real estate or homeowners refinancing their residences and correspondent or institutional investors seeking to purchase mortgage loan investments. Premier Lending is a retail originator of residential mortgage loans, which loans are then sold to correspondent mortgage investors.

  Premier Lending is an approved Federal National Mortgage Association ("FNMA") and Federal Home Loan Mortgage Corporation ("FHLMC") seller-servicer of mortgage loans. Premier Lending is also an approved Department of Housing and Urban Development ("HUD") and Veterans Administration ("VA") mortgage originator. The approval process under these federal programs requires, among other matters, evidence of industry experience, character references and credit reports of principals, financial statements, corporate net worth or bonding capacity, and a business plan.

  Premier Lending's administrative offices are located at 2759 Delk Road, Suite 201, Marietta, Georgia 30067.

  Market Area and Competition. Premier Lending's primary service area for its residential loan originations and its mortgage banking operations is the greater Atlanta, Georgia metropolitan area. Premier Lending operates from its administrative offices in Marietta (Cobb County), and has loan production offices in Gwinnett County, Fulton County, Henry County, DeKalb County and Cobb County. The mortgage banking business is highly competitive and fragmented. Premier Lending competes with other mortgage bankers, state and national banks, thrift institutions and insurance companies for loan originations. Many of its competitors have substantially greater resources than Premier Lending.

  Operations. Premier Lending's loan officers originate residential mortgage loans through referrals from real estate agents and brokers, builders, developers, and other relationships developed over the past years by management, as well as through direct solicitation of borrowers. The level of Premier Lending's loan originations is subject to seasonal variations with the heaviest demand occurring in the spring, summer and fall and with the lightest demand occurring in the winter.

  Premier Lending originates mortgage loans and sells them to Premier Bank which independently underwrites the credit. Premier Bank holds these mortgage loans for a period ranging from one to 20 days after closing. During the holding period the loans are serviced by Premier Lending.

  The results of operations of Premier Lending depend primarily upon its ability to originate, fund and sell residential mortgage loans. This ability, in turn, depends substantially upon current interest rate levels and national economic conditions, which affect the degree to which prospective purchasers of residential real estate and homeowners considering refinancing their existing mortgage loans seek mortgage financing. For example, mortgage loan origination activity is generally greater in a period of lower interest rates and favorable economic conditions. Economic conditions in Premier Lending's service area will also have a significant effect on the residential housing market and, therefore, on Premier Lending's mortgage loan origination activities.

  Loan Servicing. Premier Lending does not generally retain servicing of the permanent mortgage loans which it originates. However, Premier Lending does service commercial finance loans for other investors. The servicing rights on all of Premier Lending's permanent mortgage loans are sold for a fee along with the loans to correspondent or institutional mortgage investors.

  Permanent Loan Market. Premier Lending's operations depend on the ability of its prospective borrowers to qualify for and obtain permanent loans through Premier Lending from correspondent or institutional mortgage investors. Accordingly, any significant change in the permanent loan market which reduces the ability of Premier Lending's borrowers to obtain permanent financing on a timely and acceptable basis, including a change in the operations, level of activity, or underwriting criteria of such correspondent or institutional investors or other permanent lenders, could have a material adverse effect on Premier Lending's business and the results of operations.

  Sale of Residential Loans. Premier Lending sells the mortgage loans which it originates or purchases indirectly through Premier Bank to correspondent or institutional mortgage investors. These loans are sold on a loan-by-loan basis, and the sales are made without recourse.

  Lending Activities. Premier Lending principally originates conventional residential first and second mortgage loans primarily secured by one-to-four family residential properties, including both FNMA and FHLMC loans. Premier Lending concentrates on compliance with the spirit of the Community Reinvestment Act through originating government insured or guaranteed mortgages such as FHA, VA and state bond issues. Although Premier Lending's emphasis is on loan amounts which are considered "conforming" (less than $214,000), Premier Lending also originates a number of "non-conforming" loans (more than $214,000). Premier Lending has a division, Premier Acceptance, which originates residential mortgage loans to borrowers with credit impairments. Management believes that the loans originated through Premier Acceptance pose only a minimal increased credit risk over the residential mortgage loans originated by Premier Lending because such loans are held by Premier Acceptance for a short period of time and then sold without recourse. The level of revenues per loan from Premier Lending's residential loan originations is primarily a function of the sale of the loans and servicing to correspondent or institutional investors and the fees Premier Lending can charge.

  Premier Lending seeks to originate commercial finance loans which focus on revolving lines of credit secured primarily by receivables and, to a lesser extent, inventory. These loans are funded through loan participations with other financial institutions (including First Alliance Bank and Premier Bank) and lines of credit. Management will consider term loans secured by machinery, equipment or real estate based on traditional underwriting criteria, as well as prior experience of management with the borrower. Management focuses its commercial finance lending toward small and medium sized businesses that generally are not being served by banks or finance companies in the market area.

  In addition, Premier Lending originates commercial real estate loans which typically range from $500,000 to $5,000,000. These loans provide construction and permanent financing for both owner-occupied and income-producing properties; and, like the commercial finance loans, are funded through loan participations with other financial institutions (including First Alliance Bank and Premier Bank) and lines of credit.

  Properties. Premier Lending leases its administrative and loan production offices and does not own any real estate. The following is a summary of the offices leased by Premier Lending:

       LOCATION            PRIMARY USE       LEASE EXPIRATION DATE
       --------            -----------       ---------------------
17 Executive Park Drive  Loan production        May 2001
 Suite 290               --DeKalb County
 Atlanta, Georgia 30326
2019 Scenic Highway      Loan production        May 2001
 Snellville, Georgia     --Gwinnett County
 30278
205 Market Place         Loan production        September 1999
 Suite 102               --Fulton County
 Roswell, Georgia 30075
1235 Eagle's Landing     Loan production        May 1998
 Parkway, Suite A        --Henry County
 Stockbridge, Georgia
 30281
3075 Breckenridge Blvd.  Loan production        January 1999
 Suite 425               --Gwinnett County
 Duluth, Georgia 30136
2759 Delk Road           Mortgage Division      December 1999
 Suite 201               and Loan production
 Marietta, Georgia       --Cobb County
 30067

  Employees. At April 30, 1997, Premier Lending employed approximately 125 full time equivalent employees.

  Litigation. Premier Lending is not a defendant in any litigation arising out of the conduct of its business.

ALLIANCE FINANCE, INC.

  Alliance Finance is a traditional consumer finance company that makes small loans to individuals secured by varied collateral. Alliance Finance has two locations in Cobb County and Paulding County, Georgia. As of December 31, 1996, Alliance Finance had assets of approximately $2,900,000, net loans of approximately $900,000 and shareholders' equity of approximately $68,000 with net income for the period ended December 31, 1996, of approximately $59,000.

  Alliance Finance leases its main office pursuant to an agreement dated December 19, 1995. The lease provides for an initial term of one year (from May 1, 1996 through April 30, 1997), with a renewal period of one year, which Alliance Finance has exercised. Alliance Finance owns its other office without encumbrance. At April 30, 1997, Alliance Finance employed approximately 6 full time equivalent employees.

EMPLOYEES

  As of April 30, 1997, Premier had no employees and its subsidiaries had an aggregate of approximately 246 full-time equivalent employees. Neither Premier nor any of its subsidiaries is a party to any collective bargaining agreement. In the opinion of management, Premier and its subsidiaries enjoy good relations with their respective employees.

LEGAL PROCEEDINGS

  There are no material pending proceedings to which Premier is a party or of which any of its properties are subject; nor are there material proceedings known to Premier to be contemplated by any governmental authority; nor are there material proceedings known to Premier, pending or contemplated, in which any director, officer or affiliate or any principal security holder of Premier, or any associate of any of the foregoing, is a party or has an interest adverse to Premier.

                 SELECTED HISTORICAL FINANCIAL DATA OF PREMIER

  The following selected financial data is derived from the consolidated financial statements of Premier. The financial highlights have been restated to reflect the business combination of First Alliance Bancorp, Inc. and Premier Bancshares, Inc. which was consummated on August 31, 1996. The financial statements for the years ended December 31, 1992 through 1996, and the operating data for the years ended December 31, 1992 through 1996 are derived from financial statements which reflect, in the opinion of Premier's management, all normal recurring adjustments necessary to present fairly such information for such periods. Net income per share has been adjusted for Premier's 1.8055-for-one stock split on March 6, 1997. The following data should be read in conjunction with Premier's consolidated financial statements and the related notes contained elsewhere in this Joint Proxy Statement/Prospectus.

                                          YEARS ENDED DECEMBER 31,
                              ------------------------------------------------
                                1996      1995      1994      1993      1992
                              --------- --------- --------- --------- --------
                              (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
BALANCE SHEET:
Total assets................. $ 294,158 $ 237,525 $ 151,526 $ 140,313 $130,383
Loans held for sale..........    24,408    25,912    26,047     4,446      --
Loans, net...................   184,452   131,072    81,097    83,838   82,221
Securities available-for-
 sale........................    35,154    45,795    11,584    26,427   25,444
Federal funds sold...........    21,680     2,530    19,110    10,880    9,027
Interest-bearing deposits....     1,447     9,948       --        703      794
Deposits.....................   236,733   178,453   118,166   117,323  113,751
Borrowings...................    30,221    30,692    14,429     4,399
Stockholders' equity.........    23,275    23,430    17,554    17,860   14,205
OPERATING DATA:
Interest income..............    23,016    17,301    10,954    10,296   10,359
Interest expense.............    11,282     8,281     4,111     3,897    4,928
Net interest income..........    11,734     9,020     6,843     6,399    5,431
Provisions for losses on
 loans.......................       598       338       285     1,007      441
Net interest income after
 provision for losses on
 loans.......................    11,136     8,682     6,558     5,392    4,990
Other income.................    11,855     8,153     2,962     2,915    1,446
Other expenses...............    19,371    13,696     8,660     7,900    6,277
Income tax expense...........     1,068     1,137       569        98        5
Net income...................     2,552     2,002       291       309      154
Net income per share.........       .59       .48       .08       .11      .06
Cash dividends declared......       .58       .01       .09       --       --

                  PREMIER MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION

BACKGROUND

  Premier was incorporated in 1988 under the laws of Georgia and is a bank holding company registered under the regulations of the Federal Reserve, and a registered thrift holding company under the regulations of the OTS. Premier's bank subsidiary, First Alliance Bank is a commercial bank which opened for business in 1984. On August 31, 1996, Premier acquired, through a pooling of interests, Premier Bancshares, Inc., a thrift holding company. Premier Bancshares, Inc. operated two 100% owned subsidiaries, Premier Lending and Premier Bank. Premier also owns 80% of Alliance Finance.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity management involves the matching of the cash flow requirements of customers who may be either depositors desiring to withdraw funds or borrowers needing assurance that sufficient funds will be available to meet their credit needs and the ability of Premier to meet those needs. Premier seeks to meet liquidity requirements primarily through management of short-term investments (principally Federal Funds sold and overnight funds), monthly amortizing loans, repayment of single payment loans, periodic repayments of mortgage-backed securities, and draws on lines of credit. In addition, at December 31, 1996, First Alliance Bank and Premier Bank had $11,000,000 in approved Federal Funds lines with correspondent banks which could provide funds on an immediate basis if the need arose. Also, First Alliance Bank has access to various Certificate of Deposit ("CD") networks which would allow it to raise deposits from credit unions and other small banks for varying time periods at rates comparable to the short-term U.S. Government Bond rate. These deposits are not brokered and no fee outside of the market rate is paid.

  First Alliance Bank and Premier Bank are members of the Federal Home Loan Bank system. At December 31, 1996, First Alliance Bank and Premier Bank had the ability to borrow approximately $20 million by pledging qualifying loans and securities as collateral.

  The liquidity and capital resources of, First Alliance Bank and Premier Bank are monitored on a periodic basis by federal regulatory authorities. In addition, management performs liquidity analyses in the same manner as the federal regulatory agencies. As of December 31, 1996, the various liquidity ratios were considered adequate by regulatory definitions. In management's opinion, First Alliance Bank, and Premier Bank maintained liquidity that was adequate to meet their respective needs.

  First Alliance Bank, and Premier Bank continue to be well-capitalized by both industry and regulatory definitions. At December 31, 1996, Premier's consolidated capital ratios were as follows:

                                                        MINIMUM REGULATORY
                                                           REQUIREMENT
                                                      ---------------------
   Leverage Capital Ratio............................  7.27%        5.00%
   Risk Based Capital Ratios:
     Tier 1 Capital..................................  9.69%        6.00%
     Total Capital................................... 10.79%       10.00%

  A more detailed chart of regulatory capital ratios is included in Note 13 of the Notes to Consolidated Financial Statements. Management is not aware of any current recommendations of the regulatory authorities which, if they were implemented, would have a material effect on Premier's liquidity, capital resources, or operations.

  Premier regularly evaluates business combination opportunities and conducts due diligence activities in connection with possible business combinations. As a result, business combination discussions and, in some cases, negotiations take place, and future business combinations involving cash, debt, or equity securities may be expected. Any future business combination or series of business combinations that Premier might undertake may be material, in terms of assets acquired or liabilities assumed, to Premier's financial condition.

ASSET/LIABILITY MANAGEMENT

  At December 31, 1996, Premier, utilizing a "static gap" view of interest rate sensitivity, was positioned in an asset-sensitive position (1.44%) at three months and a slightly asset-sensitive position (1.01%) at one year. This "static gap" view of interest rate sensitivity at a point in time looks at the volume of assets and liabilities that will mature or reprice within varying time periods. Such a view does not necessarily indicate the impact of general interest rate movements on the net interest margin since the repricing of various categories of assets and liabilities is subject to competitive pressures and the needs of Premier's customers. It is also probable that actual repricing may happen at different times than estimated and at different rates than anticipated.

  Management also utilizes a forecasting model for First Alliance Bank and Premier Bank which attempts to project the net interest margin in various rising, flat, and falling interest rate scenarios. The model assumes that First Alliance Bank and Premier Bank make no material changes in the composition, maturity, or interest rate sensitivity of their earning assets and interest-bearing liabilities as a result of a change in interest rate cycles. The model projects that in the next 12 months, First Alliance Bank and Premier Bank combined would earn approximately 4.93% more net interest income in a 200 basis point rising rate environment and approximately 5.12% less in a 200 basis point falling rate environment. However, management will act to change Premier's asset or liability composition and interest rate sensitivity in response to a definitive change in the direction of interest rates. Specifically, Premier actively manages the mix of asset and liability maturities to control the effects of changes in the general level of interest rates on net interest income. Except for its effect on the general level of interest rates, inflation does not have a material impact on Premier due to the rate variability and short-term maturities of its earning assets.

 Interest Rate Sensitivity

                                         AFTER     AFTER
                                         THREE    ONE YEAR
                                         MONTHS     BUT
                                WITHIN    BUT      WITHIN
                                THREE    WITHIN     FIVE     AFTER
                                MONTHS  ONE YEAR   YEARS   FIVE YEARS  TOTAL
                               -------- --------  -------- ---------- --------
                                           (DOLLARS IN THOUSANDS)
Earning assets:
  Interest bearing deposits... $  1,447 $    --   $   --    $   --    $  1,447
  Federal funds sold..........   21,680      --       --        --      21,680
  Securities..................    6,814    6,107   19,770     2,463      3,515
  Loans.......................  146,216   16,029   42,782     6,237    211,264
                               -------- --------  -------   -------   --------
    Total interest earning
     assets...................  176,157   22,136   62,552     8,700    269,545
                               -------- --------  -------   -------   --------
Interest bearing liabilities:
  Interest bearing demand
   deposits...................   57,562      --       --        --      57,562
  Savings.....................    8,302      --       --        --       8,302
  Time deposits, less than
   $100,000...................   23,273   52,842   29,465       --     105,580
  Time deposits, $100,000 and
   over.......................   10,476   17,712    6,916       --      35,104
  Other borrowings............   22,824    2,755    1,980     2,661     30,220
                               -------- --------  -------   -------   --------
    Total interest bearing
     liabilities..............  122,437   73,309   38,361     2,661    236,768
                               -------- --------  -------   -------   --------
Interest rate sensitivity
 gap.......................... $ 53,720 $(51,173)  24,191   $ 6,039   $ 32,777
                               ======== ========  =======   =======   ========
Cumulative interest rate sen-
 sitivity gap.................   53,720 $  2,547   26,738   $32,777
                               ======== ========  =======   =======
Interest rate sensitivity gap
 ratio........................     1.44     0.30     1.63      3.27
                               ======== ========  =======   =======
Cumulative interest rate sen-
 sitivity gap ratio...........     1.44     1.01     1.11      1.14
                               ======== ========  =======   =======

CHANGES IN FINANCIAL CONDITION

 Cash and Short-term Assets

  Total assets as of December 31, 1996 increased $56,633,000 since December 31, 1995. Non-earning cash and due from banks increased $2,088,000 as of December 31, 1996, from December 31, 1995. This change is representative of normal daily fluctuations in cash and check clearings and an increase in transaction account balances of $17,513,000. Interest-bearing deposits of First Alliance Bank and Premier Bank decreased $8,501,000 to $1,447,000 at December 31, 1996. This balance is primarily excess funds that are held at the Federal Home Loan Bank and accrue interest at a rate approximately equal to the Federal Funds rate. Federal Funds sold increased $19,150,000 from December 31, 1995 to $21,680,000 at December 31, 1996. The increase in Federal Funds is the result of seasonal deposits placed in First Alliance Bank by a local municipality and the movement of Premier Bank's excess cash from the Federal Home Loan Bank to the Federal Funds market.

 Securities Portfolio

                                                             DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
Types of Securities:
  U.S. Government and agency securities................ $19,577 $22,313 $12,092
  Municipal securities.................................     105     304     292
  Mortgage-backed securities...........................  13,693  21,767  19,033
  Equity securities....................................   1,779   1,412   1,089
                                                        ------- ------- -------
                                                        $35,154 $45,796 $32,506
                                                        ======= ======= =======

--------
All securities are held as available-for-sale and are reported at their fair values.

 Maturities

  The amounts of securities in each category as of December 31, 1996 are shown in the following table according to contractual maturity classifications (i) one year or less, (ii) after one year through five years, (iii) after five years through ten years, and (iv) after ten years.

                          U.S. GOVERNMENT AND
                           AGENCY SECURITIES
                          AND MORTGAGE-BACKED         MUNICIPAL            OTHER
                             SECURITIES(1)          SECURITIES(2)       SECURITIES
                          ----------------------- ----------------- -------------------
                            AMOUNT       YIELD(3)  AMOUNT  YIELD(3)   AMOUNT   YIELD(3)
                          -----------    -------- -------- -------- ---------- --------
One year or less........  $       --        --    $    --     --    $  380,600   7.86%
After one year through
 five years.............   19,327,933      6.12%   104,691   8.60%         --     --
After five years through
 ten years..............    5,408,410      6.08%       --     --           --     --
After ten years.........    8,533,131      6.01%       --     --     1,398,876   6.40%
                          -----------             --------          ----------
  Total.................  $33,269,474(1)          $104,691          $1,779,476
                          ===========             ========          ==========

--------
(1) Includes mortgage-backed securities based on their contractual maturity date.
(2) Yields on municipal securities have not been computed on a tax equivalent basis.
(3) Yields were computed using coupon interest, adding discount accretion, or subtracting premium amortization, as appropriate, on a ratable basis over the life of each security. The weighted average yield for each maturity range was computed using the carrying value of each security in that range.

  Premier's investment portfolio consists of U.S. Government and agency securities, municipal securities, various equity securities and Government agency sponsored mortgage-backed securities. A mortgage-backed security relies on the underlying mortgage pools of loans to provide a cash flow of principal and interest. The actual maturities of these securities will differ from the contractual maturities because these borrowers may have the right to prepay obligations with or without prepayment penalties. Decreases in interest rates will generally cause prepayments to accelerate. In a declining interest rate environment, Premier may not be able to reinvest the proceeds from these prepayments in assets which have comparable yields. However, because the majority of the mortgage-backed securities have adjustable rates, the negative effects of changes in interest rates on earnings and the carrying values of these securities are mitigated. At December 31, 1996 Premier had $10,068,000 in collateralized mortgage obligations ("CMOs") and $3,625,000 in mortgage-backed pass-through securities, the majority of which are issued by or backed by Federal agencies. At December 31, 1996, Premier did not have with any one issuer, securities in aggregate in excess of ten percent of equity.

 Changes in Securities Portfolio

  Securities available-for-sale on December 31, 1996 decreased $10,643,000 from December 31, 1995. In the first quarter of 1996, Premier sold approximately $10,000,000 in securities from the available-for-sale portfolio. These sales represented the termination of an arbitrage transaction made up of these assets and various floating rate deposits and borrowings. These securities were primarily floating rate collateralized mortgage obligations and mortgage-backed passthroughs. The proceeds from the sale of securities provided funding for the increase in loans.

LOAN PORTFOLIO

 Types of Loans

  Management realizes that Premier's loan portfolio is concentrated in loans secured by real estate. Real estate loans include real estate mortgages, real estate construction projects, and consumer home equity lines. The amount of loans outstanding at the indicated dates are shown in the following table according to the type of loan. The other concentration is in commercial and financial loans which are made primarily to businesses in the Atlanta, Georgia metropolitan area. The following table presents this major category of net loans for each period, excluding the allowance for loan losses.

                                                    DECEMBER 31,
                                      -----------------------------------------
                                        1996     1995    1994    1993    1992
                                      -------- -------- ------- ------- -------
                                               (DOLLARS IN THOUSANDS)
Real Estate:
  Secured by Mortgages............... $ 73,272 $ 58,463 $46,602 $46,278 $46,895
  Construction.......................   67,432   36,987  19,518  15,326   9,131
Consumer and other loans.............   17,553   15,242  10,656  15,983  17,825
Commercial and financial.............   28,599   22,182   6,275   7,833   9,773
                                      -------- -------- ------- ------- -------
                                      $186,856 $132,874 $83,051 $85,420 $83,624
                                      ======== ======== ======= ======= =======

 Maturities and Sensitivity to Changes in Interest Rates

  Total loans as of December 31, 1996 are shown in the following table according to maturity classifications (i) one year or less, (ii) after one year through five years, and (iii) after five years.

                                                          (DOLLARS IN THOUSANDS)
      Maturity:
        One year or less.................................        $ 74,368
        After one year through five years................         104,399
        After five years.................................           8,089
                                                                 --------
                                                                 $186,856
                                                                 ========

  The following table summarizes loans at December 31, 1996 with due dates after one year which have predetermined and floating or adjustable interest rates.

                                                          (DOLLARS IN THOUSANDS)
      Predetermined interest rates.......................        $ 42,032
      Floating or adjustable interest rates..............          70,456
                                                                 --------
                                                                 $112,488
                                                                 ========

 Changes in Loan Portfolio

  Loans held for sale decreased $1,504,000 from December 31, 1995 to December 31, 1996. These loans represent first mortgage loans which have been originated by Premier Lending and have been sold to third party investors and are waiting for funding from the investor. This balance fluctuates based on time of month, new loan volumes, and length of investor closing periods. These loans are sold servicing released and the investor commitment price is obtained simultaneously with the closing of most loans; therefore, minimizing the effect of interest rate fluctuation.

  Loans grew by $53,982,000 at December 31, 1996 from December 31, 1995. In addition, at December 31, 1996, construction loans increased $30,445,000, other loans secured by real estate increased $14,809,000, commercial loans increased $6,417,000, and consumer loans increased $2,311,000 from December 31, 1995. The primary reason for these increases was the addition of five experienced real estate and commercial loan officers. Loan officers at Premier Lending generate loans that are specifically underwritten by First Alliance Bank. In prior periods, the majority of these loans were sold to third party financial institutions due to the former Premier Bancshares, Inc. group's not having the capital to fund these loans.

DEPOSITS

  Deposits and the yield on those deposits classified as to noninterest-bearing demand, interest-bearing demand, savings, and time deposits, for the years indicated are presented below.

                                        YEARS ENDED DECEMBER 31
                           --------------------------------------------------
                                 1996             1995             1994
                           ---------------- ---------------- ----------------
                            AMOUNT  PERCENT  AMOUNT  PERCENT  AMOUNT  PERCENT
                           -------- ------- -------- ------- -------- -------
                                         (DOLLARS IN THOUSANDS)
Noninterest-bearing
 demand................... $ 29,472   -- %  $ 24,936   -- %  $ 21,652   -- %
Interest-bearing demand...   50,993  3.09     37,833  3.39     36,407  2.97
Savings...................    8,515  2.96     10,438  2.66     11,048  2.96
Time......................  114,961  5.95     78,736  5.72     53,551  4.41
                           --------         --------         --------
  Total deposits.......... $203,941         $151,943         $122,658
                           ========         ========         ========

  The amount of time deposits issued in amounts of $100,000 or more as of December 31, 1996 are shown below by category, which is based on time remaining until maturity of (i) three months or less, (ii) over three through 12 months, and (iii) over 12 months.

                                                          (DOLLARS IN THOUSANDS)
      Three months or less...............................        $10,477
      Over three through six months......................         10,996
      Over six through twelve months.....................          6,811
      Over twelve months.................................          6,820
                                                                 -------
        Total............................................        $35,104
                                                                 =======

 Changes in Deposits

  Total deposits grew $58,280,000 at December 31, 1996 from December 31, 1995. Non-interest bearing demand deposits increased $889,000 at December 31, 1996 from December 31, 1995. Interest-bearing demand deposits were up $16,624,000 primarily due to a seasonal increase in the balances of a local municipal depositor and growth in commercial money market accounts. Other time deposits increased by $40,767,000 at December 31, 1996 from December 31, 1995 as both First Alliance Bank and Premier Bank aggressively marketed for deposits in several key submarkets in Premier's market area.

OTHER BORROWINGS

  The following table sets forth certain information regarding securities sold under repurchase agreements, FHLB borrowings, and other borrowings.

                                                         1996    1995    1994
                                                        ------- ------- -------
                                                        (DOLLARS IN THOUSANDS)
   Balance at December 31.............................. $30,221 $31,862 $14,429
   Weighted average interest rate at December 31.......    6.72    8.09    7.54
   Maximum month end balance during year...............  30,221  60,731  14,429
   Average amount outstanding during the year..........  38,600  32,715   5,371
   Weighted average interest rate during the year......    6.77    6.77    6.31

  Federal Home Loan Bank advances were down $6,500,000 at December 31, 1996 compared to December 31, 1995 due to the sale of securities involved in an arbitrage funded primarily by FHLB advances. Retail repurchase agreements increased by $7,135,000 as First Alliance Bank received a $6,000,000 repurchase agreement from a corporate customer in the first quarter of 1996. It is anticipated that this balance will remain in First Alliance Bank for the foreseeable future. Other borrowings decreased by $2,276,000 at December 31, 1996 compared to December 31, 1995 due primarily to First Alliance Bank's and Premier Bank's increasing their purchases of the mortgage loans from Premier Lending by funding those purchases with increases in other time deposits.

  In addition to the above, Premier Lending and Alliance Finance also utilize a combination of subordinated debentures and revolving lines of credit to fund their mortgage, commercial, and consumer finance lending activities. Note 5 in the Notes to Consolidated Financial Statements details the maturities, rates, and terms of these instruments. Additionally, Premier owed $4 million at December 31, 1996 in term debt which is an increase of $1 million from December 31, 1995. This increase was used by Premier to inject additional capital into Premier Bank for asset growth. The original $3 million was also used as capital in the acquisition of Premier Bank in 1995.

CREDIT ANALYSIS

 Non-performing Loans

  Information with respect to impaired, past due, and restructured loans at December 31, 1996 is as follows:

                                                           DECEMBER 31,
                                                   ----------------------------
                                                    1996  1995 1994 1993  1992
                                                   ------ ---- ---- ---- ------
                                                      (DOLLARS IN THOUSANDS)
Impaired loans...................................  $1,224 $268 $604 $309 $2,892
Loans contractually past due ninety days or more
 as to interest or principal payments and still
 accruing........................................     --     1  --   127     10
Loans, the terms of which have been renegotiated
 to provide a reduction or deferral of interest
 or principal because of deterioration in the
 financial position of the borrower..............      60  --   --   --     700
Loans, now current, about which there are serious
 doubts as to the ability of the borrower to
 comply with present loan repayment terms........     --   --   --   --     --
Interest income that would have been recorded on
 impaired loans under original terms.............      92
Interest income that was recorded on impaired and
 restructured loans..............................      15

  The increase in impaired loans from December 31, 1995 to December 31, 1996, resulted from (i) loan growth, (ii) construction loans of $393,708 which matured, and (iii) $470,199 of individual residential loans in bankruptcy which were insured by either private mortgage insurance or FHA.

  At December 31, 1996, three first mortgage loans totaling $464,000, made to individuals who subsequently declared bankruptcy are included in impaired loans. In addition, $641,000 related to one residential builder was also in impaired loans. Of the $641,000, all but $70,000 has been paid out subsequent to year end. As discussed above the increase in impaired loans is primarily attributable to the four borrowers mentioned above.

Management evaluates all problem loans and determines the collectibility of the related interest and principal. In the event that full collection is doubtful the loans are classified as impaired loans, although collection may be probable through liquidation of the collateral. In the event that a builder has demonstrated questionable performance or other financial concerns have arisen, the entire line is subject to being classified as impaired based on management's evaluation. The instances discussed above are isolated instances and do not represent a current trend. Management expects no material losses on the remaining balances.

  In February 1992 and November 1993, Premier acquired separate financial institutions; and, at the time of the acquisitions, significant problem loans were identified. These problem loans and other unidentified problem loans which were later identified in the two acquired institutions account for the majority of the net charge-offs incurred for the years ended December 31, 1992, 1993 and 1994. The realization of these charge-offs, more conservative underwriting, and an improving economy resulted in the decrease in the level of charge-offs of outstanding loans over the last two years.

  Accrual of interest income is discontinued on all loans when they become 90 days past due or, in the opinion of management, collection of interest becomes doubtful. When a loan is determined to be impaired, all interest previously accrued but not collected is reversed against current interest income. Accrual of interest on such loans is resumed when, in management's judgment, the collection of interest and principal becomes probable.

  In the opinion of management, any loans classified by regulatory authorities as doubtful, substandard, or special mention that have not been included in the table above do not represent or result from trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. These classified loans do not represent (i) material credits about which management is aware or (ii) any information which causes management to have serious doubts as to the ability of such borrowers to comply with the loan repayment terms. Any loans classified by regulatory authorities as loss are charged off at the time such loans are identified.

 Commitments and Lines of Credit

  Premier enters into residential construction and commercial loan commitments in advance of closing to fund loans to its customers at locked-in interest rates in the normal course of business. These instruments, to the extent they are not covered by investor purchase commitments, involve credit and interest rate risk in excess of the amount recognized in the financial statements.

  In the normal course of business, Premier has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  Premier's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unfunded mortgage loan commitments, residential construction, and commercial loan commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of Premier's commitments is as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1995
                                                       ----------- -----------
   Unfunded mortgage loan commitments................. $20,000,000 $31,968,000
   Residential construction and commercial loan com-
    mitments..........................................  27,277,198  18,526,425
   Commitments to extend credit.......................  49,987,828  20,387,000
   Standby letters of credit..........................     695,742   1,249,532
                                                       ----------- -----------
                                                       $97,960,768 $72,130,957
                                                       =========== ===========

SUMMARY OF LOAN EXPERIENCE

  The provision for possible loan losses is created by direct charges to operations. Losses on loans are charged against the allowance in the period in which such loans, in management's opinion, become uncollectible. Recoveries during the period are credited to the allowance. The factors that influence management's judgment in determining the amount charged to operating expense are past loan loss experience, composition of the loan portfolio, evaluation of possible future losses, current economic conditions, and other relevant facts. Premier's allowance for loan losses was approximately $2,404,000 at December 31, 1996 compared with $1,802,000 at December 31, 1995. The allowance for loan losses is reviewed regularly based on management's evaluation of current risk characteristics of the loan portfolio, as well as the impact of prevailing and expected economic business conditions. Management considers the allowance for loan loss adequate to cover possible loan losses on the loans outstanding.

  Premier is a bank holding company that is the result of the acquisition of five financial institutions acquired over the last five years. Each institution utilized various methodologies to determine loan loss allowance adequacy. The methodologies utilized by current management are, in the opinion of that management group, appropriate for the allowance adequacy determination at December 31, 1996. Considering the primary factor that the economy in general and the Atlanta metropolitan market in specific is performing in an outstanding manner, management realizes and provides for any deterioration of the economy in the future. At this time, management expects charge-offs in 1997 to be consistent with 1996.

  At December 31, 1996, the allowance for loan losses could be allocated in the following manner:

                                           ALLOCATION OF ALLOWANCE FOR LOAN
                                                        LOSSES
                                                     DECEMBER 31,
                                           ------------------------------------
                                               1996      1995  1994  1993  1992
                                           ------------  ----  ----  ----  ----
                                                (DOLLARS IN THOUSANDS)
                                           RESERVE %(1)  %(1)  %(1)  %(1)  %(1)
                                           ------- ----  ----  ----  ----  ----
Commercial................................ $  326   15%   17%    7%    9%   12%
Real estate...............................    539   40    44    56    54    56
Real estate--construction.................    521   36    28    24    18    11
Consumer..................................    174    9    11    13    19    21
Unallocated...............................    844  --    --    --    --    --
                                           ------  ---   ---   ---   ---   ---
                                           $2,404  100%  100%  100%  100%  100%
                                           ======  ===   ===   ===   ===   ===

--------

(1) Percent of loans in each category of total loans.

  The following table summarizes average loan balances for each year, changes in the allowance for loan losses arising from loans charged off, recoveries on loans previously charged off, additions to the reserve which have been charged to operating expense, and the rate of net charge-offs during the period to average loans.

                                   1996      1995     1994     1993     1992
                                 --------  --------  -------  -------  -------
                                          (DOLLARS IN THOUSANDS)
Average amount of loans out-
 standing                        $183,367  $134,712  $90,640  $86,765  $83,905
Balance of allowance for loan
 losses at beginning of year...     1,802     1,301    1,581    1,403    1,478
Charge offs:
  Commercial and financial.....       (51)     (149)    (204)    (736)    (349)
  Real estate..................       (13)     (181)    (398)    (125)    (292)
  Consumer.....................       (88)      (59)    (132)    (176)    (421)
                                 --------  --------  -------  -------  -------
                                     (152)     (389)    (734)  (1,037)  (1,062)
                                 --------  --------  -------  -------  -------
Recoveries:
  Commercial and financial.....        78       132       80       67       21
  Real estate..................        34        83       32       28       20
  Consumer.....................        44        43       57      113       45
                                 --------  --------  -------  -------  -------
                                      156       258      169      208       86
                                 --------  --------  -------  -------  -------
Net (charge-offs), recoveries..         4      (131)    (565)    (829)    (976)
                                 --------  --------  -------  -------  -------
Allowance acquired in business
 combinations..................       --        294      --       --       460
                                 --------  --------  -------  -------  -------
Additions to allowance charged
 to operating expense during
 year..........................       598       338      285    1,007      441
                                 --------  --------  -------  -------  -------
Balance of allowance for loan
 losses at end of year.........  $  2,404  $  1,802  $ 1,301  $ 1,581  $ 1,403
                                 ========  ========  =======  =======  =======
Ratio of net loans charged off
 during the year to average
 loans outstanding.............       -- %     0.10%    0.62%    0.96%    1.16%
                                 ========  ========  =======  =======  =======

 Provision for Loan Loss

  The provision for loan losses was $598,000 in 1996 as compared to $338,000 in 1995. Premier had net recoveries of $4,000 in 1996. The ratio of net charge-offs to average loans in 1996 was at its lowest level in the last five years. The provision expense is primarily related to the growth in loans of $53,982,000.

RESULTS OF OPERATIONS

  Premier reported record earnings of $2,540,000 for the year ended December 31, 1996. This amount was an increase of $551,000 or 28% from the previous year's net income of $1,989,000. Year to date earnings include unusual expenses of $1,036,000. This figure includes merger expenses, data processing conversion expenses, severance expenses, as well as the special SAIF fund recapitalization assessment. On an after tax basis, these unusual items totaled $854,000. Fourth quarter 1996 net income was $1,002,000, exclusive of any unusual expense or income items.

 Interest Income and Interest Expense

  The following table sets forth the amount of Premier's average balances, interest income, and interest expense for each category of interest-earning assets and interest-bearing liabilities, average interest rates for interest-earning assets and interest yields for interest-bearing liabilities, net interest spread, and net yield on average interest-earning assets.

 Distribution of Assets, Liabilities, and Stockholders' Equity Interest Rates and Interest Differentials

                                    1996                         1995                         1994
                         ---------------------------  ---------------------------  ---------------------------
                           AVERAGE                      AVERAGE                      AVERAGE
                           YIELDS/   INCOME OR          YIELDS/   INCOME OR          YIELDS/   INCOME OR
                         BALANCES(1) EXPENSES  RATES  BALANCES(1) EXPENSES  RATES  BALANCES(1) EXPENSES  RATES
                         ----------- --------- -----  ----------- --------- -----  ----------- --------- -----
                                                       (DOLLARS IN THOUSANDS)
Interest-bearing depos-
 its in banks...........  $   7,716  $    381   4.94%  $   2,521   $   119   4.72%  $    523    $    18  3.44%
Taxable securities(4)...     37,185     2,284   6.14      41,683     2,735   6.56     34,020      1,743  5.12
Federal funds sold......     10,902       592   5.43       9,481       560   5.91      9,977        451  4.52
Loans(2)................    183,367    19,759  10.78     134,712    13,887  10.31     90,640      8,743  9.65
Allowance for loan
 losses.................     (2,122)                      (1,683)                     (1,509)
Cash and due from
 banks..................      7,982                       10,978                       5,689
Other assets............     13,477                       11,721                       7,955
                          ---------                    ---------                    --------
 Total..................  $ 258,507  $ 23,016          $ 209,413   $17,301          $147,295    $10,955
                          =========  ========          =========   =======          ========    =======  ====
Total interest-earning
 assets.................  $ 239,170             9.62%  $ 188,397             9.18%  $135,160             8.11%
                          =========            =====   =========            =====   ========             ====
Noninterest-bearing
 demand.................  $  29,472  $                 $  24,936   $                $ 21,652
Interest-bearing
 demand.................     50,993     1,577   3.09      37,833     1,283   3.39     36,407      1,082  2.97
Savings.................      8,515       252   2.96      10,438       278   2.66     11,048        327  2.96
Time....................    114,961     6,838   5.95      78,736     4,504   5.72     53,551      2,364  4.41
                          ---------  --------  -----   ---------   -------  -----   --------    -------  ----
 Total deposits.........    203,941     8,667            151,943     6,065           122,648      3,773
Borrowings..............     28,096     2,615   9.31      32,714     2,216   6.77      5,371        339  6.31
Other liabilities.......      3,220                        2,738                       1,195
Stockholders' equi-
 ty(3)..................     23,250                       22,018                      18,071
                          ---------  --------          ---------   -------          --------    -------
 Total..................  $ 258,507  $ 11,282          $ 209,413   $ 8,281          $147,295    $ 4,112
                          =========  ========          =========   =======          ========    =======
Total interest-bearing
 liabilities............  $ 202,565             5.57%  $ 159,721             5.18%  $106,377             3.87%
                          =========            =====   =========            =====   ========             ====
Net interest spread.....                        4.05%                        4.00%                       4.24%
                                               =====                        =====                        ====
Net yield on average
 interest- earning
 assets.................             $ 11,734   4.91%              $ 9,020   4.79%              $ 6,843  5.06%
                                     ========  =====               =======  =====               =======  ====

--------
(1)Average balances were determined using the daily average balances.
(2)Average loans include impaired loans and are stated net of unearned income. Income on impaired loans is recognized on the cash basis.
(3)Average shareholders' equity is net of unrealized losses on securities available-for-sale, net of taxes
(4)Average taxable securities represent securities available-for-sale and are based on their fair values.
(5) Interest and fees on loans include $1,285,892, $902,787, and $685,034 of loan fee income for the years ended December 31, 1996, 1995, and 1994.

  Net interest income increased by $2,714,000 during fiscal 1996. The following table reflects the changes in net interest income resulting from changes in interest rates and from asset and liability volume. The change in interest attributable to rate has been determined by applying the change in rate between years to average balances outstanding in the earlier year. The change in interest due to volume has been determined by applying the rate from the earlier year to change in average balances outstanding between years. Thus, changes that are not solely due to rate or volume have been consistently allocated between rate and volume.

                               1995 TO 1996              1994 TO 1995
                           INCREASE (DECREASE)        INCREASE (DECREASE)
                             DUE TO CHANGE IN          DUE TO CHANGE IN
                          ------------------------  -------------------------
                           RATE   VOLUME    TOTAL    RATE    VOLUME    TOTAL
                          ------  -------  -------  -------  -------  -------
                                      (DOLLARS IN THOUSANDS)
Income from interest-
 earning assets:
  Interest and fees on
   loans................. $  654  $ 5,218  $ 5,872  $   637  $ 4,507  $ 5,144
  Interest on taxable
   securities............   (168)    (283)    (451)     551      441      992
  Interest on Federal
   funds sold............    (50)      82       32      135      (26)     109
  Interest on deposits in
   banks.................      6      256      262        9       92      101
                          ------  -------  -------  -------  -------  -------
    Total interest
     income.............. $  442  $ 5,273  $ 5,715  $ 1,332  $ 5,014  $ 6,346
                          ======  =======  =======  =======  =======  =======
Expense from interest-
 bearing liabilities:
  Interest on interest-
   bearing deposits...... $ (116) $   410  $   294  $   158  $    43  $   201
  Interest on savings
   deposits..............     28      (54)     (26)     (32)     (17)     (49)
  Interest on time
   deposits..............    186    2,148    2,334      827    1,313    2,140
  Interest on other
   borrowings............    732     (333)     399       27    1,850    1,877
                          ------  -------  -------  -------  -------  -------
    Total interest
     expense............. $  830  $ 2,171  $ 3,001  $   980  $ 3,189  $ 4,169
                          ------  -------  -------  -------  -------  -------
    Net interest income.. $ (388) $ 3,102  $ 2,714  $   352  $ 1,825  $ 2,177
                          ======  =======  =======  =======  =======  =======

 Non-Interest Income

  Total non-interest income increased $3,702,000 in fiscal 1996 over fiscal 1995. This was primarily due to the increase in mortgage loan activity resulting in an increase in related income of $2,934,000. Commercial finance maintenance fees were up $515,000 in fiscal 1996 from fiscal 1995. The increase in income of these business lines is a continuation of a trend which began in 1994. In 1995, mortgage origination fees were up $4,683,000 and commercial finance fees were up $432,000 over fiscal 1994. Management expects these income streams to continue to grow in 1997.

 Non-Interest Expense

  Total non-interest expense increased $5,675,000 in fiscal 1996 over fiscal 1995. As discussed above, unusual expenses related to merger, conversion, and special SAIF fees totaled $1,036,000. In addition, Premier acquired Premier Bank in a purchase accounting transaction in April of 1995. An estimate of the increase in expense of twelve months in 1996 versus eight months since acquisition in 1995 is $870,000. Salary and commission expense was up $2,591,000 in Premier Lending due to increased volume and the addition of a new origination office and staff. Expenses in Premier Bank were up an estimated $400,000 due to a full year of one new branch and six months of an additional branch.

  Non-interest expenses were up $5,036,000 in fiscal 1995 over fiscal 1994. Salary and commission expense in Premier Lending was up $2,413,000 due primarily to increases in volume. Premier Bank opened a new branch and Premier Lending opened two additional offices in 1995.

 Income Taxes

  Consolidated income taxes decreased in 1996 by $69,000 as compared to 1995. Premier was able to utilize net operating loss ("NOL") carryforwards of $237,000 in Premier Bank and Premier Lending which had been incurred and not utilized in 1994 and 1995. The effective tax rate is higher in 1996 versus 1995 due to the non-deductibility of merger related expenses. A more complete discussion and detailed schedule are contained in Note 10 of the Notes to Consolidated Financial Statements.

RETURN ON EQUITY AND ASSETS

  The following rate of return information for the years indicated is presented below.

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1996     1995      1994
                                                     -------  -------  --------
      Return on assets(1)...........................     .98%     .95%      .20%
      Return on equity(2)...........................   10.92     9.03      1.61
      Cash dividend payout ratio(3).................   96.15     2.76    105.00
      Equity to assets ratio(4).....................    8.99    10.51     12.27

--------
(1) Net income divided by average total assets
(2) Net income divided by average equity
(3) Cash dividends declared divided by net income
(4) Average equity divided by average total assets

  In 1996, a dividend related to 1995 earnings was declared and paid in January 1996. An additional dividend related to 1996 earnings was declared in December 1996 and paid in January 1997. In addition, Premier Bancshares, Inc., which was acquired by Premier in 1996, incurred net losses in 1994 and 1995, and had never paid a common stock dividend.

QUARTERLY FINANCIAL DATA

                                                1996
                           ---------------------------------------------------
                              FIRST       SECOND        THIRD       FOURTH
                             QUARTER      QUARTER      QUARTER      QUARTER
                           -----------  -----------  -----------  ------------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income...........      $5,693       $5,787       $5,386        $6,150
Interest expense..........       2,706        2,668        2,766         3,141
                           -----------  -----------  -----------  ------------
Net interest income.......       2,987        3,119        2,620         3,009
Provision for loan
 losses...................         129          202          132           135
                           -----------  -----------  -----------  ------------
Net interest income after
 provision for loan
 losses...................       2,858        2,917        2,488         2,874
Noninterest income........       2,557        2,763        2,917         3,618
Noninterest expense.......       4,324        4,776        5,201         5,070
                           -----------  -----------  -----------  ------------
Income before income
 taxes....................       1,091          904          204         1,422
Income tax expense........         325          229           97           418
Minority interest in net
 income...................           3            3            4             2
                           -----------  -----------  -----------  ------------
Net income................ $       763  $       672  $       103  $      1,002
                           ===========  ===========  ===========  ============
Net income per share...... $      0.32  $      0.28  $      0.04  $       0.42
                           ===========  ===========  ===========  ============

  The quarterly information reported on Forms 10-QSB by Premier for the quarters ended March 30, 1996 and June 30, 1996 have been restated above to reflect the business combination of First Alliance Bancorp, Inc. (predecessor to Premier) with Premier Bancshares, Inc. which was consummated on August 31, 1996. The business combination was accounted for as a pooling of interests. There were no other changes from previously reported amounts.

                        BUSINESS OF CENTRAL AND SOUTHERN

GENERAL

  Central and Southern was organized under the laws of the State of Georgia in 1980 and is a registered bank and thrift holding company. All of Central and Southern's activities are conducted by its wholly-owned subsidiaries, The Central and Southern Bank of Georgia ("Central and Southern Bank") and The Central and Southern Bank of North Georgia, F.S.B. ("Central and Southern Bank of North Georgia") ("Central and Southern Bank" and "Central and Southern Bank of North Georgia" are collectively referred to as the "Central and Southern Banks"), which were organized as Georgia banking corporations in 1874 and 1926, respectively. Central and Southern Bank of North Georgia was formerly known as The Central and Southern Bank of Greensboro until its name was changed in 1996. On April 1, 1996, Central and Southern converted Central and Southern Bank of North Georgia to a federal savings bank.

  Both Central and Southern Banks are community-oriented, with particular emphasis on retail banking, and offer such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit and money transfers. The Central and Southern Banks finance commercial and consumer transactions, make secured and unsecured loans, and provide a variety of other banking services.

  At December 31, 1996, Central and Southern had total consolidated assets of approximately $226 million, total consolidated deposits of approximately $195 million and total consolidated shareholders' equity of approximately $24 million.

MARKETS

  Central and Southern conducts banking activities through the Central and Southern Banks primarily in Baldwin, Greene, Barrow, Hall and surrounding counties of Georgia. Customers of the Central and Southern Banks are primarily consumers and small businesses.

DEPOSITS

  The Central and Southern Banks offer a full range of depository accounts and services to both consumers and businesses. At December 31, 1996, the Central and Southern Banks' deposits, totaling an aggregate of approximately $195 million, consisted of approximately $18 million in non-interest-bearing demand deposits (9% of total deposits); approximately $41 million in interest-bearing demand deposits (21% of total deposits); approximately $9 million in savings deposits (5% of total deposits); approximately $88 million in time deposits in amounts less than $100,000 (47% of total deposits); and approximately $39 million in time deposits of $100,000 or more (18% of total deposits).

LOANS

  The Central and Southern Banks make both secured and unsecured loans to individuals, firms and corporations, and both consumer and commercial lending operations include various types of credit for the Central and Southern Banks' customers. Secured loans include first and second real estate mortgage loans. The Central and Southern Banks also make direct installment loans to consumers on both a secured and unsecured basis.

LENDING POLICY

  The current lending strategy of the Central and Southern Banks is to make loans only to local customers or to national or international firms doing business locally. Unsecured loans normally will not made to persons who do not reside or work in the Central and Southern Banks' primary trade areas. Secured loans can be made to customers outside the Central and Southern Banks' trade areas who are well established and have net worth and collateral to support the loan. Real estate loans usually are made only when such loans are secured by real property located in Baldwin County, in the case of Central and Southern Bank, or in Greene, Barrow and Hall Counties, in the case of Central and Southern Bank of North Georgia.

  The Central and Southern Banks provide each lending officer with written guidelines for lending activities. Lending authority is delegated by the Board of Directors of each of the Central and Southern Banks to loan officers, each of whom is limited in the amount of secured and unsecured loans which he or she can make to a borrower.

EMPLOYEES

  As of April 30, 1997, the Central and Southern Bank had 56 full-time employees and 17 part-time employees. As of April 30, 1997, Central and Southern Bank of North Georgia had 20 full-time employees and 24 part-time employees. Central and Southern has no employees. Neither Central and Southern Bank nor Central and Southern Bank of North Georgia is a party to any collective bargaining agreement, and management of the Central and Southern Banks believes that the employee relations at the Central and Southern Banks are good.

COMPETITION

  The banking business is highly competitive. The Central and Southern Banks compete with other banks, many of which are substantially larger and have greater financial resources than the Central and Southern Banks. In particular, Central and Southern Bank competes with four other banks in Baldwin County, and Central and Southern Bank of North Georgia competes with two other banks in Greene County. The Central and Southern Banks also compete with other financial service organizations, including finance companies, insurance companies, credit unions and certain governmental agencies. To the extent that the Central and Southern Banks must maintain non-interest-earning reserves against deposits, they may be at a competitive disadvantage when compared with other financial institutions and the organizations that are not required to maintain reserves against substantially similar sources of funds.

PROPERTIES

  The executive offices of Central and Southern and the main banking office of Central and Southern Bank are located in a 22,800 square-foot facility at 150 West Greene Street, Milledgeville, Georgia. Both the building and the land for this facility, which includes parking and a five lane drive-in teller operation, are owned by Central and Southern Bank. Central and Southern Bank has a full-service branch located on North Columbia Street in Milledgeville, which includes drive-in facilities and an automated teller machine linked to the HONOR and CIRRUS networks. The land and building for the branch are owned by Central and Southern Bank.

  Central and Southern owns a parcel of land and a 7,000 square foot building in Winder, Georgia, which is leased to Central and Southern Bank of North Georgia as a bank branch.

  Central and Southern Bank of North Georgia owns the land and a 9,000 square-foot building, including drive-in teller lanes, for its banking facility located at 201 South Main Street, Greensboro, Georgia, approximately 35 miles from Milledgeville.

  Central and Southern leases its office in Gainesville, Georgia pursuant to a lease that terminates in August of 1999.

  None of the real properties owned by Central and Southern is subject to any encumbrances.

LEGAL PROCEEDINGS

  There are no material pending proceedings to which Central and Southern is a party or of which any of its properties are subject.

           SELECTED HISTORICAL FINANCIAL DATA OF CENTRAL AND SOUTHERN

  The following selected financial data is derived from the consolidated financial statements of Central and Southern. The following data should be read in conjunction with Central and Southern's consolidated financial statements and the related notes contained elsewhere in this Joint Proxy
Statement/Prospectus.

                                       YEARS ENDED DECEMBER 31,
                             -------------------------------------------------
                               1996      1995      1994      1993       1992
                             --------  --------  --------  --------   --------
                                 (IN THOUSANDS EXCEPT PER SHARE DATA)
Interest income............  $ 17,236  $ 16,274  $ 16,769  $ 20,938   $ 28,986
Interest expense...........     8,956     8,381     8,916    11,307     16,766
Net interest income........     8,280     7,893     7,853     9,631     12,220
Provision for possible loan
 losses....................    (1,016)   (1,038)      --      2,725     11,842
Other income...............     1,263       934     1,660     1,110      2,237
Other expense..............     6,975     6,683     7,499     8,707      6,796
Net earnings (loss)........     2,954     2,559     1,617      (111)    (2,983)
Per share data:
  Net earnings (loss)......      0.81      0.68      0.44     (0.05)     (0.88)
  Cash dividends declared..      0.22     0.175      0.03                 0.10
Note payable to bank.......     1,600       250                            300
Average total equity.......    22,917    21,480    19,435    19,002     19,104
Average total assets.......   212,833   200,579   227,412   259,651    305,332
Ratios:
  Net earnings (loss) to
   average assets..........      1.39%     1.28%     0.71%    (0.04)%    (0.98)%
  Net earnings (loss) to
   average equity..........     12.89%    11.91%     8.32%    (0.58)%   (15.61)%
  Dividend payout ratio....     27.16%    25.82%     6.82%      N/A        N/A
  Average equity to average
   assets..................     10.77%    10.71%     8.55%     7.32%      6.26%

                                        1996           1995         % CHANGE
                                    -------------  -------------  --------------
                                     (IN THOUSANDS EXCEPT PER SHARE DATA)
Statement of condition:
Assets............................. $     225,786  $     207,849         8.63%
Loans, net of unearned interest....       126,433        114,071        10.84%
Deposits...........................       195,165        180,474         8.14%
Stockholders' equity...............        23,905         22,660         5.49%
Statement of earnings:
  Net interest income..............         8,280          7,893         4.90%
  Provision for loan losses........        (1,016)        (1,038)       (2.12)%
  Other income.....................         1,263            934        35.22%
  Other expense....................         6,975          6,683         4.37%
    Net earnings...................         2,954          2,559        15.46%
Per share data
Book value.........................          6.52           6.10         7.21%
Net earnings.......................          0.81           0.68        18.88%
Cash dividends declared............          0.22          0.175        25.71%
Performance ratios
Return on average total assets.....          1.39%          1.28%
Return on average total equity.....         12.89%         11.91%

    CENTRAL AND SOUTHERN MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

BACKGROUND

  Central and Southern was organized under the laws of the State of Georgia in 1980 and is a registered bank and thrift holding company. All of the Central and Southern's activities are conducted by its wholly-owned subsidiaries, The Central and Southern Bank of Georgia ("Central and Southern Bank") and The Central and Southern Bank of North Georgia, F.S.B. ("Central and Southern Bank of North Georgia") ("Central and Southern Bank" and "Central and Southern Bank of North Georgia" are collectively referred to as the "Central and Southern Banks"), which were organized as Georgia banking corporations in 1874 and 1926, respectively. Central and Southern Bank of North Georgia was formerly known as The Central and Southern Bank of Greensboro until its name was changed in 1996. On April 1, 1996, Central and Southern converted Central and Southern Bank of North Georgia to a federal savings bank.

  Both Central and Southern Banks are community-oriented, with particular emphasis on retail banking, and offer such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit and money transfers. The Central and Southern Banks finance commercial and consumer transactions, make secured and unsecured loans, and provide a variety of other banking services.

LIQUIDITY AND CAPITAL RESOURCES

  Liquidity is an important factor in the financial condition of Central and Southern and affects Central and Southern's ability to meet the borrowing needs and deposit withdrawal requirements of its customers. Assets, consisting principally of loans and investment securities, are funded by customer deposits, purchased funds and borrowed funds.

  The investment portfolio is one of Central and Southern's primary sources of liquidity. Maturities of securities provide a constant flow of funds which are available for cash needs. Investment securities that mature within one year total $6.4 million. However, mortgage-backed securities and securities with call provisions create cash flows earlier than the contractual maturities. Estimates of prepayments on mortgage-backed securities and call provisions on state and municipals increase the forecasted cash flow from the investment portfolio within one year to approximately $18 million. Maturities in the loan portfolio also provide a steady flow of funds. Central and Southern's liquidity also continues to be enhanced by a relatively stable core deposit base. At December 31, 1996, the loan to deposit ratio was 65%.

  Central and Southern continues to be well-capitalized by both industry and regulatory definitions. A detailed review of the regulatory capital ratios is set forth in note 18 of the Consolidated Financial Statements.

ASSET/LIABILITY MANAGEMENT

  The following table details average balances of interest-earning assets and interest-bearing liabilities, the fully taxable equivalent amount of interest earned/paid, and the fully taxable equivalent yield/rate for each of the three years ended December 31, 1996. The loan averages include non-accrual loans.

                                    1996                       1995                        1994
                          -------------------------  --------------------------  --------------------------
                                             YIELD/                      YIELD/                      YIELD/
                          AVG. BAL.   INT.    RATE   AVG. BAL.    INT.    RATE   AVG. BAL.    INT.    RATE
                          ---------  ------- ------  ---------  -------- ------  ---------  -------- ------
                                                         (IN THOUSANDS)
ASSETS
Loans, net of unearned
 interest...............  $117,251   $11,975 10.21%  $ 108,273  $ 11,190 10.34%  $ 113,712  $ 11,125  9.78%
Interest-bearing
 deposits other banks...     1,397        46  3.29%      1,404        55  3.92%        --        --
Investment securities:
 Taxable................    58,624     3,626  6.19%     58,906     3,531  5.99%     70,596     3,957  5.61%
 Non-taxable............     9,892       901  9.11%      9,894     1,017 10.28%     13,690     1,380 10.08%
Federal funds sold......    17,242       952  5.52%     14,250       828  5.81%     18,813       776  4.12%
                          --------   -------         ---------  --------         ---------  --------
Total interest earning
 assets.................  $204,406   $17,500  8.56%    192,727  $ 16,621  8.62%  $ 216,811  $ 17,238  7.95%
Allowance for loan loss-
 es.....................    (4,274)                     (4,299)                     (4,732)
Other assets............    12,701                      12,151                      15,333
                          --------                   ---------                   ---------
Total assets............  $212,833                   $ 200,579                   $ 227,412
LIABILITIES AND STOCKHOLDERS' EQUITY
Savings and interest-
 bearing
 Demand deposits........  $ 48,126   $ 1,588  3.30%  $  42,627  $  1,319  3.09%  $  53,242  $  1,523  2.86%
Time deposits...........   121,678     7,227  5.94%    118,398     6,988  5.90%    128,829     7,054  5.48%
Repurchase agreements...     1,252        65  5.22%      1,379        74  5.36%      6,704       339  5.06%
Note payable to bank....     1,100        76  6.94%        --        --                --        --
                          --------   -------         ---------  --------         ---------  --------
Total interest-bearing
 liabilities............   172,156   $ 8,956  5.20%    162,404  $  8,381  5.16%  $ 188,775  $  8,916  4.72%
Demand deposits.........    16,414                      15,561                      18,004
Other liabilities.......     1,346                       1,134                       1,198
                          --------                   ---------                   ---------
Total liabilities.......   189,916                     179,099                     207,977
Total stockholders' eq-
 uity...................    22,917                      21,480                      19,435
                          --------                   ---------                   ---------
Total liabilities and
 stockholders' equity...  $212,833                   $ 200,579                   $ 227,412
Net interest income.....             $ 8,544                    $  8,240                    $  8,322
Net interest margin.....                      4.18%                       4.28%                       3.84%
Net interest spread.....                      3.36%                       3.46%                       3.23%

 Interest Rate Sensitivity

  Interest rates play a major part in the net interest income of a financial institution. The sensitivity to rate changes is known as "interest rate risk." The repricing of interest-earning assets and interest-bearing liabilities can influence the changes in net interest income. As part of Central and Southern's asset/liability management program, the timing of repricing assets and liabilities is referred to as Gap management. It is the policy of Central and Southern to maintain a Gap ratio in the one-year time horizon of .80 to 1.20. The table below has two measures of Gap, regulatory and management adjusted. The regulatory Gap considers only contractual maturities or repricings. The management adjusted Gap considers such things as prepayments on certain interest rate sensitive assets and the circumstances under which core deposits are repriced. Although interest-bearing transaction accounts are available to reprice in the three-month window, historical experience shows these deposits to be more stable over the course of one year. The management adjusted Gap indicates Central and Southern to be somewhat neutral in relation to changes in market interest rates.

GAP ANALYSIS

                                                      REGULATORY DEFINED
                                                   ---------------------------
                                                   3-MONTH  6-MONTH    1-YEAR
                                                   -------  --------  --------
                                                        (IN THOUSANDS)
      Rate Sensitive Assets (RSA)................. $83,304  $100,567  $124,746
      Rate Sensitive Liabilities (RSL)............  86,802   114,821   149,493
                                                   -------  --------  --------
      RSA minus RSL (Gap)......................... $(3,498) $(14,254) $(24,747)
                                                   =======  ========  ========
      Gap Ratio (RSA/RSL).........................     .96       .88       .84
                                                   =======  ========  ========
                                                      MANAGEMENT DEFINED
                                                   ---------------------------
                                                   3-MONTH  6-MONTH    1-YEAR
                                                   -------  --------  --------
                                                        (IN THOUSANDS)
      Rate Sensitive Assets (RSA)................. $86,770  $107,500  $135,145
      Rate Sensitive Liabilities (RSL)............  66,078    98,242   137,059
                                                   -------  --------  --------
      RSA minus RSL (Gap)......................... $20,692  $  9,258  $ (1,914)
                                                   =======  ========  ========
      Gap Ratio (RSA/RSL).........................    1.32      1.10       .99
                                                   =======  ========  ========

  Central and Southern uses simulation analysis to monitor changes in net interest income due to changes in market interest rates. The simulation of rising, declining, and most likely interest rate scenarios allow management to monitor and adjust interest rate sensitivity to minimize the impact of market interest rate swings. Each month management updates all available data concerning cash flows of assets and liabilities, changes in market interest rates, and expectations as to new volumes of loans.

CHANGES IN FINANCIAL CONDITION

 Securities Portfolio

  The carrying values of investment securities at the indicated dates are presented below:

                                                             DECEMBER 31,
                                                        -----------------------
                                                         1996    1995    1994
                                                        ------- ------- -------
                                                            (IN THOUSANDS)
      U.S. Treasury and U.S. Gov't agencies............ $21,150 $23,996 $25,344
      State and municipals.............................   9,735   9,578  10,248
      Mortgage-backed securities.......................  32,626  29,558  35,179
      Other............................................     645     475     491
                                                        ------- ------- -------
        Total.......................................... $64,156 $63,607 $71,262
                                                        ======= ======= =======

  The mortgage-backed securities of $32.6 million represent 51% of Central and Southern's investment portfolio. Central and Southern's mortgage-backed agency securities, the majority of which are Federal Home Loan Bank and Federal National Mortgage Association securities, are pass through and balloon type and account for $17.3 million of Central and Southern's mortgage-backed portfolio. Central and Southern's mortgage-backed portfolio also has $4.5 million in Collateral Mortgage Obligations ("CMOs"). Central and Southern's CMOs are Planned Amortization Class (PAC) 1&2 type securities with an average life of
1.4 years. All of Central and Southern's CMOs had passed the FFIEC stress tests at December 31, 1996.

  The final portion of the mortgage-backed portfolio consists of adjustable rate mortgage securities, with the majority being Government National Mortgage Association securities with annual repricing characteristics. The adjustable rate mortgage securities account for $10.8 million of the mortgage-backed portfolio. Central and Southern's mortgage-backed portfolio has no privately issued securities.

 Maturities

  Investment portfolio policy stresses quality and liquidity. At December 31, 1996, the average maturity of U. S. Treasury and government agency securities was 2.9 years and the average maturity of obligations of states and political subdivisions was 4.98 years. Mortgage-backed securities had an estimated average maturity of 12.50 years due to purchases of adjustable rate mortgage securities which adjust annually. Overall, the average maturity of the portfolio was 8.19 years using contractual maturities and slightly greater than
2.40 years using expected maturities. Expected maturities differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties. Securities purchased during the last few years have primarily short to intermediate term maturities.

  The following table shows the contractual maturities of investment securities at December 31, 1996 and the average yields (for all obligations on a fully taxable basis assuming a 34% tax rate) on such securities:

                         INVESTMENT SECURITIES MATURING

                                           AFTER ONE WITHIN   AFTER FIVE WITHIN
                         WITHIN ONE YEAR      FIVE YEARS          TEN YEARS       AFTER TEN YEARS
                         ----------------  -----------------  ------------------  ----------------
                          AMOUNT   YIELD    AMOUNT    YIELD    AMOUNT    YIELD     AMOUNT  YIELD
                         -------- -------  --------- -------  --------- --------  -------- -------
                                                    (IN THOUSANDS)
U.S. Treasury and U.S.
 Gov't agencies......... $  2,410    6.24% $  18,741   6.48%  $     --      --    $    --     --
State and municipal.....    2,094   11.13%     3,615   9.17%      3,774    9.30%       252  11.50%
Mortgage-backed securi-
 ties...................    1,925    4.93%    11,685   6.93%      5,160    6.01%    13,856   6.21%
                         --------          ---------          ---------           --------
  Total................. $  6,429    6.87% $  34,041   6.93%  $   8,934    7.48%  $ 14,108   6.45%
                         ========          =========          =========           ========

  The estimated fair market value of Central and Southern's investment portfolio at December 31, 1996, was $422,000 above amortized cost. Market values vary significantly as interest rates change. Management expects normal maturities in the portfolio to meet and exceed liquidity requirements.

  Of the tax-free securities rated by Moody's Investors Service, Inc., 80% are rated "A" or better. Twenty percent of the tax-free bond portfolio is non-rated. These non-rated securities are principally issued by various political subdivisions within the State of Georgia. The portfolio is carefully monitored to assure there is no unreasonable concentration of securities in the obligations of a single debtor.

LOAN PORTFOLIO

 Types of Loans

  The amount of loans outstanding by loan type at the indicated dates are shown in the following tables:

                                             DECEMBER 31,
                             ------------------------------------------------
                               1996      1995      1994      1993      1992
                             --------  --------  --------  --------  --------
                                        (DOLLARS IN THOUSANDS)
Commercial, financial and
 agricultural............... $ 22,260  $ 25,178  $ 26,103  $ 32,574  $ 29,108
Real estate-construction....   27,696    21,747    13,271     3,263     9,291
Real estate-mortgage........   64,145    51,104    41,204    36,703    48,281
Sales finance...............    1,314     5,822    18,233    43,952    86,398
Consumer installment........   11,091    10,554    10,397    11,146    12,503
                             --------  --------  --------  --------  --------
                              126,506   114,405   109,208   127,638   185,581
Less:
  Unearned income...........      (73)     (334)   (1,478)   (4,886)  (12,523)
  Allowance for loan
   losses...................   (4,164)   (4,190)   (4,313)   (4,681)   (5,106)
                             --------  --------  --------  --------  --------
    Loans, net.............. $122,269  $109,881  $103,417  $118,071  $167,952
                             ========  ========  ========  ========  ========

  Of the loans maturing after one year, approximately $49,000,000 have fixed rates and approximately $23,000,000 have variable rates. The maturity of real estate construction and commercial, financial and agricultural loans outstanding at December 31, 1996 are as follows:

 Maturities

                                                                  COMMERCIAL,
                                                   REAL ESTATE     FINANCIAL
                                                   CONSTRUCTION AND AGRICULTURAL
                                                   ------------ ----------------
                                                          (IN THOUSANDS)
In one year or less...............................   $24,181        $10,485
After one year but within five years..............     1,457         10,735
After five years..................................     2,058          1,040
                                                     -------        -------
  Total...........................................   $27,696        $22,260
                                                     =======        =======

DEPOSITS

  The following table summarizes average deposits and related weighted average rates for each of the three years in the period ended December 31, 1996.

                                          YEARS ENDED DECEMBER 31,
                                  -------------------------------------------
                                      1996           1995           1994
                                  -------------  -------------  -------------
                                   AMOUNT  RATE   AMOUNT  RATE   AMOUNT  RATE
                                  -------- ----  -------- ----  -------- ----
                                             (IN THOUSANDS)
Non-interest-bearing demand de-
 posits.......................... $ 16,414  --   $ 15,561  --   $ 18,004  --
Savings and interest-bearing de-
 mand deposits...................   48,126 3.30%   42,627 3.09%   53,242 2.86%
Time deposits....................  121,678 5.94%  118,398 5.90%  128,829 5.48%
                                  --------       --------       --------
  Total average deposits......... $186,218 4.73% $176,586 4.70% $200,075 4.29%

  The maturities of certificates of deposit of $100,000 or more as of December 31, 1996 are presented below:

                                                                  (IN THOUSANDS)
      3 months or less...........................................    $10,613
      Over 3 through 6 months....................................     14,000
      Over 6 through 12 months...................................      8,290
      Over 12 months.............................................      6,297
                                                                     -------
                                                                     $39,200

OTHER BORROWINGS

  Central and Southern had short-term borrowings of $5,021,000 at December 31, 1996. These borrowings represent $3,421,000 of repurchase agreements and $1,600,000 line of credit. The repurchase agreements include seven day automatic renewal agreements as well as daily automatic renewal agreements with interest rates paying from 75 to 50 basis points under the daily Federal funds rate. The weighted average interest rate was 4.65% at December 31, 1996. The repurchase agreements maximum amount during the year was $3,500,000 with a weighted average interest rate of 4.70%. The line of credit has a variable rate indexed to the prime rate and was at 7.50% at December 31, 1996.

  Central and Southern had short-term borrowings of $2,600,000 at December 31, 1995. These borrowings represented two repurchase agreements and one line of credit. The repurchase agreements were seven day automatic renewal agreements with interest rates paying from 75 to 50 basis points under the daily Federal funds rate. The weighted average interest rate was 5.35% at December 31, 1995. The repurchase agreements maximum amount during the year 1995 was $6,715,000 with a weighted average interest rate of 5.34%. The line of credit of $250,000 has a variable rate indexed to the prime rate and was at 7.75% at December 31, 1995.

  Central and Southern had short-term borrowings of $6,715,000 at December 31, 1994. These borrowings represented two repurchase agreements: $4,250,000 at 5.20% maturing on January 25, 1995 and $2,465,000 at 5.50% maturing on April 25, 1995. The weighted average interest rate was 5.31% at December 31, 1994. The repurchase agreements' maximum amount outstanding during 1994 was $21,885,000 with a weighted average interest rate of 5.13%.

CREDIT ANALYSIS

 Non-performing loans/assets

  The following table presents non-performing loans at December 31, 1996, 1995, 1994, 1993 and 1992. Non-performing loans consist of loans which are contractually past due 90 days or more as to interest or principal payments (past-due loans) and loans accounted for on a non-accrual basis (non-accrual loans).

                                                           PAST-       NON-
                                                         DUE LOANS ACCRUAL LOANS
                                                         --------- -------------
                                                             (IN THOUSANDS)
      December 31, 1996.................................   $--        $  201
      December 31, 1995.................................     12          796
      December 31, 1994.................................    205        1,060
      December 31, 1993.................................     99        2,761
      December 31, 1992.................................    674        2,879

  Total interest income recognized on non-performing loans for the year ended December 31, 1996 was $104,000. Additional interest income of $20,000 would have been recorded in 1996 if all non-performing loans had performed in accordance with their original terms.

  Non-performing assets (non-performing loans and other real estate owned) of Central and Southern peaked in June, 1993. They have steadily declined since that time. Non-performing assets have declined by $1,828,000, or 77% since December 31, 1994.

  The reduction in nonperforming assets since 1993 is directly related to the discontinuation of the purchase of sales finance loans for new and used motor vehicles and, to a lesser extent, mobile homes. From 1975 through April 1993, Central and Southern's principal source of loans was the purchase of these sales finance loans. This portfolio grew to $86.4 million or 46.6% of the Central and Southern loan portfolio. The level of charge-offs relating to the sales finance loans was due to poor credit underwriting. Under new management, Central and Southern discontinued its purchases of sales finance loans in April, 1993. Beginning in 1993, Central and Southern instituted sound credit policies and careful, consistent credit reviews. All affiliates of Central and Southern operate under written loan policies which attempt to maintain a consistent lending philosophy, provide sound traditional credit decisions, provide an adequate return and render service to the communities in which the Central and Southern Bank of Georgia and the Central and Southern Bank of North Georgia are located. Credit reviews and loan examinations have confirmed that affiliates are adhering to these loan policies.

  The following table analyzes non-performing assets for each of the past three years.

                                                       1996     1995    1994
                                                     --------  ------  ------
                                                         (IN THOUSANDS)
   Loans past due 90 days or more................... $         $   12  $  205
   Non accrual loans................................      201     796   1,060
                                                     --------  ------  ------
     Total non-performing loans.....................      201     808   1,265
   Other real estate................................      346     594   1,110
                                                     --------  ------  ------
     Total non-performing assets.................... $    547  $1,402  $2,375
                                                     ========  ======  ======
   Non-performing loans/Total loans, net of
    unearned........................................     0.16%   0.71%   1.17%
   Non-performing assets/Total assets...............     0.24%   0.67%   1.16%
   Loan loss allowance/Total loans, net of
    unearned........................................     3.29%   3.67%   4.00%
   Loan loss allowance/Non-performing loans......... 2,072.74% 518.56% 340.95%

  The allowance for loan losses as a percentage of non-performing loans (including loans past due ninety days or more) was 2,073% at December 31, 1996, compared to 519% at December 31, 1995. Management considers the current level of the allowance for loan losses more than adequate to absorb losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses, which is based on the factors and risk identification procedures, requires the use of judgments and estimations that may change in the future.

Unfavorable changes in the factors used by management to determine the adequacy of the allowance, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

  Generally, Central and Southern's market areas have not experienced rapid increases in real estate property values or significant overbuilding. Therefore, in management's opinion, real estate loan collateral values in Central and Southern's market areas should not be as vulnerable to significant deterioration as would other market areas which have experienced rapidly increasing property values and significant overbuilding. However, collateral values, are difficult to estimate and are subject to change depending on economic conditions, the supply of and demand for properties, and other factors. Central and Southern attempts to mitigate the risky nature of real estate lending by adhering to conservative loan underwriting standards and by diversifying the portfolio within its market area and within industry groups.

SUMMARY OF LOAN LOSS EXPERIENCE

  All loans carry some degree of risk. The risk is reflected in the consolidated financial statements by the allowance for loan losses, the amount of loans charged off and the provision for loan losses charged to operating expense. It is Central and Southern's policy that when a loss is identified, it is charged against the loan loss allowance in the current period. The policy regarding recognition of losses requires immediate recognition of a loss if significant doubt exists as to principal repayment. In addition, consumer installment credit is generally recognized as a loss when it becomes 90 days or more past due, or the consumer has filed for protection under the bankruptcy laws. A loss will not be recognized if the underlying collateral or the customer's financial position makes a loss improbable.

  Central and Southern's provision for loan losses is a reflection of actual losses experienced during the year and management's judgment as to the adequacy of the allowance for loan losses to absorb future losses. Some of the factors considered by management in determining the amount of the provision and resulting allowance include: (1) credit reviews of individual loans; (2) gross and net loan charge-offs in the current year; (3) growth in the loan portfolio;
(4) the current level of the allowance in relation to total loans and to historical loss levels, (5) past due and non-accruing loans; (6) collateral values of properties securing loans; (7) the composition of the loan portfolio (types of loans); and (8) management's estimate of future economic conditions and the resulting impact on Central and Southern. Central and Southern made $1,016,000 of negative provisions to the allowance for loan losses during 1996.

  The following table summarizes loan balances at the end of each year, average loans outstanding and charge-offs and recoveries during the year and activity in the allowance for loan losses for each of the last five years:

                                        YEARS ENDED DECEMBER 31,
                              ------------------------------------------------
                                1996      1995      1994      1993      1992
                              --------  --------  --------  --------  --------
                                             (IN THOUSANDS)
Amount of loans, net of
 unearned income and
 allowance for loan losses at
 end of year................. $122,269  $109,881  $103,417  $118,071  $167,952
                              ========  ========  ========  ========  ========
Average loans, net of un-
 earned income............... $117,252  $108,273  $113,712  $145,016  $184,560
                              ========  ========  ========  ========  ========
Allowance for loan losses at
 beginning of year........... $  4,190  $  4,313  $  4,681  $  5,106  $  2,513
                              --------  --------  --------  --------  --------
Loans charged off:
  Commercial, financial, and
   agricultural..............       17       167       826       838     1,544
  Real estate loans..........       36       231       741       694     3,911
  Consumer installment.......      310       838     1,613     3,723     5,086
                              --------  --------  --------  --------  --------
    Total loans charged off..      363     1,236     3,180     5,255    10,541
                              --------  --------  --------  --------  --------
Recoveries of loans previ-
 ously charged off:
  Commercial, financial, and
   agricultural..............      117       324       493       148        23
  Real estate loans..........      166        92       210       115        91
  Consumer installment.......    1,070     1,735     2,109     1,842     1,178
                              --------  --------  --------  --------  --------
    Total loans recovered....    1,353     2,151     2,812     2,105     1,292
                              --------  --------  --------  --------  --------
Net (recoveries) charge-
 offs........................     (990)     (915)      368     3,150     9,249
                              --------  --------  --------  --------  --------
Provision for loan losses....   (1,016)   (1,038)      --      2,725    11,842
                              --------  --------  --------  --------  --------
Allowance for loan losses at
 end of year................. $  4,164  $  4,190  $  4,313  $  4,681  $  5,106
                              ========  ========  ========  ========  ========
Ratio of net charge-offs
 (recoveries) to average net
 loans outstanding...........    (.84)%    (.85)%      .32%     2.17%     5.01%

 Allowance for Loan Loss

  A coordinated effort is undertaken to identify risks in the loan portfolio for management purposes and to establish the loan loss provision and resulting allowance. A regular, formal and ongoing loan review is conducted to identify loans with unusual risks. The primary responsibility for this review rests with the management of the individual banks. Their work is supplemented with reviews by Central and Southern's internal audit staff. Bank regulatory agencies provide additional levels of review. This process provides information which helps in assessing the quality of the portfolio, assists in the prompt identification of problems and potential problems and aids in deciding if a loan represents a loss which should be recorded immediately or a risk for which an allowance should be maintained. Management believes this continuous effort will identify the majority of potential problem loans and recognize their impact on future earnings.

  If, as a result of Central and Southern's loan review and evaluation procedures, it is determined that payment of interest on a commercial or real estate loan is questionable, it is Central and Southern's policy to reverse interest previously accrued on the loan against interest income. Interest on such loans is thereafter recorded on a "cash basis" and is included in earnings only when actually received in cash and when full payment of principal is no longer doubtful. A loan can be reinstated to full accrual status when and if the borrower's financial condition and payment performance can justify sustainable performance of all conditions and terms of the loan.

  Central and Southern has allocated the allowance for loan losses according to the amount deemed to be reasonably necessary at each year end to provide for losses projected to be incurred within the categories of loans set forth in the table below, based on the previous year's gross charge-offs in each category as a percentage of total charge-offs. The components of the allowance for loan losses for each of the past five years, and the percent of loans in each category to total loans are presented below.


                                         1996    1995    1994    1993    1992
                                        ------  ------  ------  ------  ------
                                                  (IN THOUSANDS)
Allowance allocation by loan category:
Commercial, financial and agricul-
 ture.................................  $  562  $1,089  $  690  $  702  $  510
Consumer installment..................   2,823   2,125   3,062   2,247   3,116
Real estate...........................     779     976     561   1,732   1,480
                                        ------  ------  ------  ------  ------
                                        $4,164  $4,190  $4,313  $4,681  $5,106
                                        ======  ======  ======  ======  ======
Percent of loans by category to total
 loans:
Commercial, financial and agricul-
 ture.................................      18%     22%     24%     26%     16%
Consumer installment..................      10%     14%     26%     43%     53%
Real estate...........................      72%     64%     50%     31%     31%
                                        ------  ------  ------  ------  ------
                                           100%    100%    100%    100%    100%
                                        ======  ======  ======  ======  ======

  Although it is Central and Southern's policy to immediately charge off as loss all loan amounts judged to be uncollectible, historical experience indicates that certain losses exist in the loan portfolio which have not been specifically identified. To anticipate and provide for these unidentifiable losses, the allowance for loan losses is established by charging the provision for loan losses against current earnings. No portion of the resulting allowance is in any way allocated or restricted to any individual loan or group of loans. The entire allowance is available to absorb losses from any and all loans.

  Under normal circumstances, this provision is used to establish the allowance for loan losses. Actual loan losses, net of recoveries, are charged directly to the allowance. Provision recorded is a reflection of actual losses experienced during the year and management's judgment as to the adequacy of the allowance to absorb future losses.

  Central and Southern did not make a provision for loan losses during 1996. Instead, Central and Southern made negative provisions which amounted to $1,016,000 for the year. The negative provisions were based on the net recovery stream of previously charged off loans which amounted to $990,000 for the year.

  Central and Southern did not make a provision for loan losses during 1995. Instead, Central and Southern made negative provisions which amounted to $1,038,000 for the year. The negative provisions were based on the net recovery stream of previously charged off loans which amounted to $915,000 for the year.

  Several years ago, Central and Southern experienced credit problems with its concentration of loans in dealer sales finance paper on automobiles. During 1990 and 1991 the charge off experience for Central and Southern was over 2% of average loans outstanding. In 1992, regulators placed Cease and Desist Orders on the Central and Southern Banks (lifted in 1994) and subsequent analysis of the loan portfolio determined that the Central and Southern Banks had not recognized the risk within their portfolios. In 1992, Central and Southern made a provision of $11.8 million to the allowance for loan losses and charged off $10.5 million in loans. Under new management, Central and Southern discontinued its sales finance operation in the spring of 1993 which has resulted in a contraction of the loan portfolio since that time. Total sales finance loans have declined $85 million since the end of 1992.

  Management's analysis of the allowance for loan losses, non-performing assets, and net recoveries on a monthly basis concluded that the allowance was more than adequate given the risk resident within the loan portfolio. The allowance as a percent of total loans is 3.29%, non-performing loans to total loans are .16%, and net recoveries as a percent of average loans (net of unearned interest) were .84% for the year.

  Management does not anticipate having any provision for loan losses during 1997. Central and Southern will most likely make negative provisions during 1997 to balance the level of the allowance for loan losses in relation to non-performing loans, net charge-offs, and projected loan growth.

RESULTS OF OPERATIONS

 Interest Income and Interest Expense

  Net interest income in 1996 on a tax equivalent basis increased for the first time in four years as Central and Southern continued its rebuilding process and expanded its market area by opening three new branches during 1996. The average balance sheet for 1996 grew $12 million due to loan demand in Central and Southern's new markets. The net interest margin declined by 10 basis points as Central and Southern's cost of funds increased faster than overall yields on earning assets. Management anticipates improvement in the net interest margin for 1997 as loan demand increases continue.


  The table below illustrates the changes in the net interest margin over the past four years.

                                1996             1995             1994             1993
                          ---------------- ---------------- ---------------- ----------------
                                    % OF             % OF             % OF             % OF
                                   EARNING          EARNING          EARNING          EARNING
                           AMOUNT  ASSETS   AMOUNT  ASSETS   AMOUNT  ASSETS   AMOUNT  ASSETS
                          -------- ------- -------- ------- -------- ------- -------- -------
                                                    (IN THOUSANDS)
Interest income.........  $ 17,236         $ 16,274         $ 16,769         $ 20,938
Tax-equivalent
 adjustment.............       264              347              469              625
                          --------         --------         --------         --------
Interest income, taxable
 equivalent.............    17,500  8.56%    16,621  8.62%    17,238  7.95%    21,563  8.74%
Interest expense........     8,956  4.38%     8,381  4.35%     8,916  4.11%    11,307  4.58%
                          --------  ----   --------  ----   --------  ----   --------  ----
Net interest income,
 taxable equivalent.....  $  8,544  4.18%  $  8,240  4.28%  $  8,322  3.84%  $ 10,256  4.16%
                          ========  ====   ========  ====   ========  ====   ========  ====
Average earning assets..  $204,406         $192,727         $216,811         $246,743

  The following table shows a summary of the changes in interest income and interest expense on a fully taxable equivalent basis resulting from changes in volume and changes in rates for each category of interest-earning assets and interest-bearing liabilities for 1996/1995 and 1995/1994. Changes not solely attributable to a change in rate or volume are allocated proportionately relative to the total change of rate and volume.

                                 1996 VERSUS 1995           1995 VERSUS 1994
                             -------------------------  ------------------------
                               INCREASE (DECREASE)        INCREASE (DECREASE)
                                DUE TO CHANGE IN:          DUE TO CHANGE IN:
                             -------------------------  ------------------------
                               VOLUME    YIELD/           VOLUME    YIELD/
                             OUTSTANDING  RATE   TOTAL  OUTSTANDING  RATE  TOTAL
                             ----------- ------  -----  ----------- ------ -----
                                          (DOLLARS IN THOUSANDS)
Interest income on:
  Deposits with other
   banks....................    $  --    $  (9)  $ (9)    $    55   $   -- $  55
  Loans.....................      915     (130)   785        (546)     611    65
Investment securities:
  Taxable...................      (17)     112     95        (687)     261  (426)
  Non-taxable...............              (116)  (116)       (390)      27  (363)
  Federal funds sold........      163      (39)   124        (217)     269    52
                                -----    -----   ----     -------   ------ -----
    Total interest income...    1,061     (182)   879      (1,785)   1,168  (617)
                                -----    -----   ----     -------   ------ -----
Interest expense on:
  Saving and interest-
   bearing demand deposits..      178       91    269        (321)     117  (204)
  Time deposits.............      195       44    239        (594)     528   (66)
  Repurchase agreements.....       (7)      (2)    (9)       (284)      19  (265)
  Notes payable to bank.....       76      --      76         --       --    --
                                -----    -----   ----     -------   ------ -----
    Total interest expense..      442      133    575      (1,199)     664  (535)
                                -----    -----   ----     -------   ------ -----
      Net interest income...    $ 619    $(315)  $304     $  (586)  $  504 $ (82)
                                =====    =====   ====     =======   ====== =====

  A sound credit policy and careful, consistent credit review are vital to a successful lending program. The Central and Southern Banks operate under written loan policies which attempt to maintain a consistent lending philosophy, provide sound traditional credit decisions, provide an adequate return and render service to the communities in which they are located. Credit reviews and loan examinations help confirm that the Central and Southern Banks are adhering to these loan policies.

  The Central and Southern Banks make both secured and unsecured loans to individuals, firms and corporations, and both consumer and commercial lending operations include various types of credit for the Central and Southern Banks' customers. Secured loans include first and second real estate mortgage loans. The Central and Southern Banks also make direct installment loans to consumers on both a secured and unsecured basis.

  From 1975 through 1992, The Central and Southern Bank's principal source of loans was the purchase of sales finance loans for new and used motor vehicles and to a lesser extent, mobile homes. This portfolio grew to $89,000,000 (including unearned interest) by December 31, 1991. Under new management, The Central and Southern Banks discontinued the operation in April, 1993. This has resulted in the sales finance portfolio declining to $1,314,000 by December 31, 1996.

 Non-interest Income

  Total non-interest income increased $329,000 in 1996, or 35% as compared to 1995. The majority of the increase was due to a $228,000 securities loss in 1995. This loss resulted from the sale of approximately $4 million of CMOs. This sale reduced the outstanding balance of CMOs approximately 43%. A majority of the proceeds were reinvested in Federal Agency securities yielding approximately 260 basis points above the securities sold. However, service charges on deposits increased in 1996 as well as mortgage loan origination fees due to deposit fees being revised and mortgage originations increasing.

  Total non-interest income decreased $726,000 in 1995 as compared to 1994. The majority of the decrease was due to the sale in 1995 of approximately $4,000,000 in collateralized mortgage obligations which created a loss of $228,000 compared to a gain on the sale of securities in 1994 of $241,000. Additionally, other income declined $215,000 during 1995 as the Company had a gain in 1994 from the disposition of collateral from a bankrupt customer.

 Non-interest Expense

  Total non-interest expense increased $292,000 in 1996, or 4% compared to 1995. Central and Southern opened three new branches during 1996 which added to expense. Management anticipates continued increases in non-interest expense during 1997 as the expansion into new markets will require additional expenses.

  Several areas which registered significant changes for the year were:

  . Compensation expense increased $388,000 for the year due to Central and Southern hiring staff for new branches.
  . Net occupancy increased $116,000 as the new branches became operational during the year.
  . Professional service fees declined $105,000 as problem assets and their resolution have required less assistance from professionals.
  . Other real estate expense was reduced approximately $130,000 as properties were sold and levels and quality of the properties maintained became more manageable.

  Total non-interest expense decreased $816,000 in 1995, or 11% compared to 1994.

  Several areas which registered significant changes for the 1995 year were:

  . Employee benefits increased $192,000 for the year due to Central and Southern recognizing certain pension plan costs related to anticipated termination of the pension plan during 1996.
  . Legal fees were reduced over $106,000 as the reliance on counsel for determinations concerning problem loans and the overall number of such loans has declined.
  . Professional service fees declined $99,000 as problem assets and their resolution have required less assistance from professionals outside Central and Southern.
  . Federal Deposit Insurance Corporation premiums were down $300,000 as risk rated premiums were reduced as well as refunds of premiums received from the FDIC.
  . Other real estate expense was reduced approximately $134,000 as properties were sold and levels and quality of the properties maintained became more manageable.

 Income Tax

  Central and Southern experienced pre-tax operating earnings of $3,584,000 for the year 1996 which resulted in a tax provision of $630,000. The effective rate of 18% resulted from a reduction of a valuation allowance against a portion of the deferred tax assets and tax-exempt income. For more information on income taxes, see note 9 of the consolidated financial statements.

 Inflation

  Inflation has an impact on financial assets which can be readily identified in a market value economy. However, the past several years have seen inflation fall to a level which has had a nominal effect on the banking industry.

RETURN ON EQUITY AND ASSETS

  Central and Southern maintains a ratio of stockholders' equity to total assets that is adequate relative to industry standards. Central and Southern's ratio of stockholders' equity to total assets was 10.59% at December 31, 1996, compared to 10.90% at December 31, 1995 and 9.55% at December 31, 1994. Central and Southern has initiated a stock repurchase program that allows the purchase of up to 170,000 shares of Central and

Southern's common stock for treasury purposes. At December 31, 1996, Central and Southern had repurchased 123,494 shares of common stock.

  Central and Southern and its subsidiary banks are required to comply with capital adequacy standards established by the Federal Reserve and the FDIC. Currently, there are two basic measures of capital adequacy: risk-based measure and leverage measure. The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to enhance the value of holding liquid assets. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items. Recently, the Federal Reserve and the FDIC proposed that interest rate risk be considered in computing risk-based capital ratios.

  The minimum standard for the ratio of total capital to risk-weighted assets is 8%. At least 50% of that capital level must consist of common equity, undivided profits and noncumulative perpetual preferred stock, less goodwill and certain other intangibles ("Tier I capital"). The remainder ("Tier II capital") may consist of a limited amount of other preferred stock, mandatory convertible securities, subordinated debt and a limited amount of the allowance for loan losses. The sum of Tier I capital and Tier II capital is "total risk-based capital."

  The Federal Reserve and the FDIC also adopted regulations which supplement the risk-based guidelines to include a minimum leverage ratio of 3% of Tier I capital to total assets less goodwill (the "leverage ratio"). Depending upon the risk profile of the institution and other factors, the regulatory agencies may require a leverage ratio 1% to 2% higher than the minimum 3% level.

  The following table summarizes Central and Southern's capital ratios at December 31, 1996 and 1995.

                                                                      MINIMUM
                                                      1996   1995   REQUIREMENTS
                                                      -----  -----  ------------
      Tier 1 Capital leverage ratio.................. 11.49% 10.59%       3%
      Tier 1 Risk-based capital ratio................ 15.22% 17.15%       4%
      Tier 2 Risk-based capital ratio................  1.25%  1.25%
      Total Risk-based capital ratio................. 16.47% 18.40%       8%

QUARTERLY RESULTS

  Central and Southern had a profit of $668,000 for the fourth quarter 1996. Return on average assets was 1.19%, return on average equity was 10.94%. The net interest margin was 4.20% which compared to fourth quarter 1995's 4.23%, showed a decline of three basis points.

                                                1996 QUARTER ENDED
                                     ------------------------------------------
                                     MARCH 31 JUNE 30  SEPTEMBER 30 DECEMBER 31
                                     -------- -------  ------------ -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
   Interest income..................  $4,239  $4,184      $4,356      $4,457
   Net interest income..............   2,056   1,974       2,092       2,158
   Provision for loan losses........    (300)   (260)       (270)       (186)
   Earnings before income taxes.....   1,014     965         920         685
   Net earnings.....................     742     782         762         668
   Net earnings per share...........     .20     .21         .21         .19
                                                1995 QUARTER ENDED
                                     ------------------------------------------
                                     MARCH 31 JUNE 30  SEPTEMBER 30 DECEMBER 31
                                     -------- -------  ------------ -----------
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
   Interest income..................  $3,968  $4,007      $4,087      $4,212
   Net interest income..............   1,957   1,887       1,990       2,059
   Provision for loan losses........    (200)   (300)       (250)       (288)
   Earnings before income taxes.....     790     806         928         658
   Net earnings.....................     608     631         668         652
   Net earnings per share...........     .16     .17         .18         .17

                       CERTAIN REGULATORY CONSIDERATIONS

  The following discussion sets forth the material elements of the regulatory framework applicable to banks, thrifts, and bank and thrift holding companies and provides certain specific information related to Premier and Central and Southern.

GENERAL

  Premier is a bank and thrift holding company registered with the Federal Reserve under the BHC Act and is registered with the OTS. As such, Premier and its non-bank subsidiaries are subject to the supervision, examination, and reporting requirements of the BHC Act and the regulations of the Federal Reserve and are subject to regulation, supervision, examination and reporting requirements of the OTS. As a bank and thrift holding company, Central and Southern is also registered with the Federal Reserve and the OTS and is subject to regulation, supervision and examination by, and the reporting requirements of the Federal Reserve and the OTS.

  The BHC Act requires every bank holding company to obtain the prior approval of the Federal Reserve before: (i) it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisition, the bank holding company will directly or indirectly own or control more than 5% of the voting shares of the bank; (ii) it or any of its subsidiaries, other than a bank, may acquire all or substantially all of the assets of any bank; or (iii) it may merge or consolidate with any other bank holding company. Similar federal statutes require savings and loan holding companies and other companies to obtain prior approval of the OTS before acquiring director indirect ownership or control of a savings bank or savings association.

  The BHC Act further provides that the Federal Reserve may not approve any transaction that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any section of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless the anticompetitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the communities to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below.

  The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), which became effective on September 29, 1995, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies, such that Premier, and any other bank holding company located in Georgia may now acquire a bank located in any other state, and any bank holding company located outside Georgia may lawfully acquire any Georgia-based bank, regardless of state law to the contrary, in either case subject to certain deposit-percentage, aging requirements, and other restrictions. The Interstate Banking Act also generally provides that, after June 1, 1997, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state has the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether.

  In response to the Interstate Banking Act, the Georgia General Assembly adopted the Georgia Interstate Banking Act which was effective on July 1, 1995. The Georgia Interstate Banking Act provides that (i) interstate acquisitions by institutions located in Georgia will be permitted in states which also allow national interstate acquisitions, and (ii) interstate acquisitions of institutions located in Georgia will be permitted by institutions located in states which allow national interstate acquisitions.

  Additionally, on January 26, 1996, the Georgia General Assembly adopted the Georgia Interstate Branching Act which permits Georgia-based banks and bank holding companies owning or acquiring banks outside of

Georgia and all non-Georgia banks and bank holding companies owning or acquiring banks in Georgia the right to merge any lawfully acquired bank into an interstate branch network. The Georgia Interstate Branching Act also allows banks to establish de novo branches on a limited basis beginning July 1, 1996. Beginning July 1, 1998, the number of de novo branches which may be established will no longer be limited.

  The BHC Act generally prohibits a bank holding company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices. For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing certain data processing services, acting as agent or broker in selling credit life insurance and certain other types of insurance in connection with credit transactions, and performing certain insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. The BHC Act does not place territorial limitations on permissible non-banking activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company.

  Each of the bank and thrift subsidiaries of Premier and Central and Southern is a member of the Federal Deposit Insurance Corporation (the "FDIC"), and as such, its deposits are insured by the FDIC to the maximum extent provided by law. Each such subsidiary is also subject to numerous state and federal statutes and regulations that affect its business, activities, and operations, and each is supervised and examined by one or more state or federal bank regulatory agencies.

  First Alliance Bank and Central and Southern Bank of Georgia are subject to regulation, supervision, and examination by the FDIC and the Georgia Department. Premier Bank and Central and Southern Bank of North Georgia are subject to regulation, supervision, and examination by the OTS and the FDIC. The federal banking regulator for each of the bank and thrift subsidiaries of Premier and Central and Southern, as well as the Georgia Department in the case of First Alliance Bank and Central and Southern Bank of Georgia, regularly examine the operations of First Alliance Bank, Premier, Central and Southern Bank of North Georgia and Central and Southern Bank of Georgia and are given authority to approve or disapprove mergers, consolidations, the establishment of branches, and similar corporate actions. The federal banking regulators and the Georgia Department also have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law.

PAYMENT OF DIVIDENDS

  Premier and Central and Southern are legal entities separate and distinct from their banking and other subsidiaries. The principal sources of cash flow of Premier, including cash flow to pay dividends to its shareholders, are dividends from Premier Bank, Premier Lending Corporation, First Alliance Bank and Alliance Finance. The principal sources of cash flow to Central and Southern, including cash flow to pay dividends to its shareholders, are dividends from the Central and Southern Banks. There are statutory and regulatory limitations on the payment of dividends by Premier Bank and First Alliance Bank to Premier and The Central and Southern Bank of Georgia and the Central and Southern Bank of North Georgia to Central and Southern, respectively, as well as by Premier and Central and Southern to their shareholders.

  If, in the opinion of the federal banking regulators, a depository institution under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require, after notice and hearing, that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution's capital base to an inadequate level would be an unsafe and unsound banking practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. See "--Prompt Corrective Action." Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

  At December 31, 1996, under dividend restrictions imposed under federal and state laws, Premier Bank and First Alliance Bank, without obtaining governmental approvals, could declare aggregate dividends to Premier of approximately $1,345,000. At December 31, 1996, retained earnings available from the Central and Southern Banks to pay dividends totaled approximately $2.0 million.

  The payment of dividends by Premier and Central and Southern and their respective subsidiaries may also be affected or limited by other factors, such as the requirement to maintain adequate capital above regulatory guidelines.

CAPITAL ADEQUACY

  Premier and Central and Southern and their respective bank and thrift subsidiaries are required to comply with the capital adequacy standards established by the Federal Reserve and the OTS, and the appropriate federal banking regulator in the case of their banking and thrift subsidiaries. There are two basic measures of capital adequacy for bank holding companies that have been promulgated by the Federal Reserve: a risk-based measure and a leverage measure. All applicable capital standards must be satisfied for a bank holding company to be considered in compliance.

  The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance-sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance-sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance-sheet items.

  The minimum guideline for the ratio (the "Total Risk-Based Capital Ratio") of total capital ("Total Capital") to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%. At least half of Total Capital must be comprised of common stock, minority interests in the equity accounts of consolidated subsidiaries, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less goodwill and certain other intangible assets ("Tier 1 Capital"). The remainder may consist of subordinated debt, other preferred stock, and a limited amount of loan loss reserves ("Tier 2 Capital"). At December 31, 1996, Premier's consolidated Total Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk-weighted assets) were 10.79% and 9.69%, respectively. At December 31, 1996, Central and Southern's consolidated Total Risk-Based Capital Ratio and its Tier 1 Risk-Based Capital Ratio (i.e., the ratio of Tier 1 Capital to risk weighted assets) were 16.47% and 15.22%, respectively

  In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio (the "Leverage Ratio") of Tier 1 Capital to average assets, less goodwill and certain other intangible assets, of 3% for bank holding companies that meet certain specified criteria, including those having the highest regulatory rating. All other bank holding companies generally are required to maintain a Leverage Ratio of at least 3%, plus an additional cushion of 100 to 200 basis points. Premier's Leverage Ratio at December 31, 1996 was 7.27%. Central and Southern's Leverage Ratio at December 31, 1996 was 11.49%. The guidelines also provide that bank holding companies experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without significant reliance on intangible assets. Furthermore, the Federal Reserve has indicated that it will consider a "tangible Tier 1 Capital Leverage Ratio" (deducting all intangibles) and other indicia of capital strength in evaluating proposals for expansion or new activities.

  Premier Bank, First Alliance Bank, The Central and Southern Bank of Georgia and the Central and Southern Bank of North Georgia are subject to risk-based and leverage capital requirements adopted by their respective federal banking regulators, which are substantially similar to those adopted by the Federal Reserve for bank holding companies.

  Similarly, the OTS' regulatory capital regulations specify capital standards for thrifts and thrift holding companies consisting of three components: a "core capital" requirement, a "tangible capital" requirement, and a "risk-based capital" requirement. These regulations require thrifts to maintain core capital in an amount not less than 3% of adjusted total assets and to maintain tangible capital in an amount not less than 1.5% of adjusted total assets. Under the OTS' regulatory capital regulations, thrifts are required to maintain capital equal to 8% of risk-weighted assets. The OTS requires assets to be weighed on the basis of risk and assigns a weighing factor of between 0% and 100%. Approximately one-half of risk-based capital must consist of core capital and one-half may consist of other preferred stock, a portion of general loan loss reserves and other hybrid capital instruments such as convertible and subordinated debentures.

  In determining compliance with the capital standards, all of a thrift's investments in and extensions of credit to any subsidiary engaged in activity not permissible for a national bank are deducted from the savings association capital. The required deduction from capital for investments in subsidiaries engaged in activities not permitted for a national bank was phased in through July 1, 1996.

  Each of the subsidiary depository institutions was in compliance with applicable minimum capital requirements as of December 31, 1996. Neither Premier nor Central and Southern has been advised by any federal banking agency of any specific minimum capital ratio requirement applicable to it or its subsidiary depository institutions.

  Failure to meet capital guidelines could subject a bank or thrift to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on the taking of brokered deposits, and certain other restrictions on its business. As described below, substantial additional restrictions can be imposed upon FDIC-insured depository institutions that fail to meet applicable capital requirements. See "--Prompt Corrective Action."

  The federal bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. In this regard, the Federal Reserve and the FDIC have, pursuant to FDICIA, proposed an amendment to the risk-based capital standards that would calculate the change in an institution's net economic value attributable to increases and decreases in market interest rates and would require banks with excessive interest rate risk exposure to hold additional amounts of capital against such exposures. The OTS has already included an interest-rate risk component in its risk-based capital guidelines for savings associations that it regulates.

SUPPORT OF SUBSIDIARY INSTITUTIONS

  Under Federal Reserve policy, Premier and Central and Southern are expected to act as a source of financial strength for, and to commit resources to support, each of their banking subsidiaries. This support may be required at times when, absent such Federal Reserve policy, Premier and Central and Southern may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

  Under the Federal Deposit Insurance Act ("FDIA"), a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with
(i) the default of a commonly controlled FDIC-insured depository institution or
(ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or receiver, and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. The FDIC's claim for damages is superior to claims of shareholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors, and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institution. Upon consummation of the Merger, Premier Bank and Central and Southern Bank will be subject to these cross-guarantee provisions. As a result, any loss suffered by the FDIC in respect of any of these subsidiaries would likely result in assertion of the cross-guarantee provisions, the assessment of such estimated losses against the depository institution's banking or thrift affiliates, and a potential loss of the Surviving Corporation's investment in such other subsidiary depository institutions.

PROMPT CORRECTIVE ACTION

  FDICIA establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, which became effective in December 1992, the federal banking regulators are required to establish five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories, the severity of which will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, FDICIA requires the banking regulator to appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

  Under the final agency rules implementing the prompt corrective action provisions, an institution that (i) has a Total Risk-Based Capital Ratio of 10% or greater, a Tier 1 Risk-Based Capital Ratio of 6.0% or greater, and a Leverage Ratio of 5.0% or greater and (ii) is not subject to any written agreement, order, capital directive, or prompt corrective action directive issued by the appropriate federal banking agency is deemed to be well capitalized. An institution with a Total Risk-Based Capital Ratio of 8.0% or greater, a Tier 1 Risk-Based Capital Ratio of 4.0% or greater, and a Leverage Ratio of 4.0% or greater is considered to be adequately capitalized. A depository institution that has a Total Risk-Based Capital Ratio of less than 8.0%, a Tier 1 Risk-Based Capital Ratio of less than 4.0%, or a Leverage Ratio of less than 4.0% is considered to be undercapitalized. A depository institution that has a Total Risk-Based Capital Ratio of less than 6.0%, a Tier 1 Risk-Based Capital Ratio of less than 3.0%, or a Leverage Ratio of less than 3.0% is considered to be significantly undercapitalized, and an institution that has a tangible equity capital to assets ratio equal to or less than 2.0% is deemed to be critically undercapitalized. For purposes of the regulation, the term "tangible equity" includes core capital elements counted as Tier 1 Capital for purposes of the risk-based capital standards, plus the amount of outstanding cumulative perpetual preferred stock (including related surplus), minus all intangible assets with certain exceptions. A depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

  An institution that is categorized as undercapitalized, significantly undercapitalized, or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. Under FDICIA, a bank holding company must guarantee that a subsidiary depository institution meets its capital restoration plan, subject to certain limitations. The obligation of a controlling holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches, or engaging in any new line of business, except in accordance with an accepted capital restoration plan or with the approval of the FDIC. In addition, the appropriate federal banking regulator is given authority with respect to any undercapitalized depository institution to take any of the actions it is required to or may take with respect to a significantly undercapitalized institution as described below if it determines "that those actions are necessary to carry out the purpose" of FDICIA.

  For those institutions that are significantly undercapitalized or undercapitalized and either fail to submit an acceptable capital restoration plan or fail to implement an approved capital restoration plan, the appropriate federal banking agency must require the institution to take one or more of the following actions: (i) sell enough shares, including voting shares, to become adequately capitalized; (ii) merge with (or be sold to) another institution (or holding company), but only if grounds exist for appointing a conservator or receiver; (iii) restrict certain transactions with banking affiliates as if the "sister bank" exception to the requirements of Section 23A of the Federal Reserve Act did not exist; (iv) otherwise restrict transactions with bank or non-bank affiliates; (v) restrict interest rates that the institution pays on deposits to "prevailing rates" in the institution's "region;" (vi) restrict asset growth or reduce total assets; (vii) alter, reduce, or terminate activities; (viii) hold a new election of directors; (ix) dismiss any director or senior executive officer who held office for more than 180 days immediately before the institution became undercapitalized, provided that in requiring dismissal of a director or senior executive officer, the regulator must comply with certain procedural requirements, including the opportunity for an appeal in which the director or officer will have the burden of proving his or her value to the institution; (x) employ "qualified" senior executive officers;
(xi) cease accepting deposits from correspondent depository institutions; (xii) divest certain nondepository affiliates which pose a danger to the institution; or (xiii) be divested by a parent holding company. In addition, without the prior approval of the appropriate federal banking regulator, a significantly undercapitalized institution may not pay any bonus to any senior executive officer or increase the rate of compensation for such an officer.

  At December 31, 1996, First Alliance Bank, Premier Bank and the Central and Southern Banks had the requisite capital levels to qualify as "well capitalized."

FDIC INSURANCE ASSESSMENTS

  Pursuant to FDICIA, the FDIC adopted a new risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The new system, which went into effect on January 1, 1994, and replaced a transitional system that the FDIC had utilized for the 1993 calendar year, assigns an institution to one of three capital categories: (i) well capitalized; (ii) adequately capitalized; and (iii) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. An institution is also assigned by the FDIC to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds (which may include, if applicable, information provided by the institution's state supervisor). An institution's insurance assessment rate is then determined based on the capital category and supervisory category to which it is assigned. Under the final risk-based assessment system, as well as the prior transitional system, there are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. Assessment rates for members of both the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF") for the first half of 1995, as they had during 1994, ranged from 23 basis points (0.23% of deposits) for an institution in the highest category (i.e., "well capitalized" and "healthy") to 31 basis points (0.31% of deposits) for an institution in the lowest category (i.e., "undercapitalized" and "substantial supervisory concern"). These rates were established for both funds to achieve a designated ratio of reserves to insured deposits (i.e., 1.25%) within a specified period of time.

  Once the designated ratio for the BIF was reached in May 1995, the FDIC was authorized to reduce the minimum assessment rate below the 23 basis points and to set future assessment rates at such levels that would maintain the fund's reserve ratio at the designated level. In August 1995, the FDIC adopted regulations reducing the assessment rates for BIF-member banks. Under the revised schedule, BIF-member banks, starting with the second half of 1995, were to pay assessments ranging from 4 basis points to 31 basis points, with an average assessment rate of 4.5 basis points. Refunds with interest were paid for assessments for the month(s) after the month in which the designated reserve ratio for the BIF was reached. Subsequently, on November 14, 1995, the FDIC announced that, beginning in 1997, it would further reduce the deposit insurance premiums for 92% of all BIF members that are in the highest capital and supervisory categories to $2,000 per year, regardless of deposit size. At the same time, the FDIC elected to retain the existing assessment rate range of 23 to 31 basis points for SAIF members for the foreseeable future given the undercapitalized nature of that insurance fund. Thrift industry representatives argued that this significant premium disparity resulted in savings associations having to operate at a competitive disadvantage to their BIF insured bank counterparts.

  On September 30, 1996, the President signed the Deposit Insurance Fund Act of 1996 ("DIFA") which was part of the omnibus spending bill enacted by Congress at the end of its 1996 session. DIFA mandated that the FDIC impose a one-time special assessment on the SAIF-assessable deposits of each insured depository institution at a rate applicable to all such institutions that the FDIC determined would cause the SAIF to achieve its designated reserve ratio of 1.25% as of October 1, 1996. The assessment was based on the amount of SAIF-insured deposits owned by each institution as of March 31, 1995, the record date established in the original drafts of the legislation. DIFA allowed the FDIC to exempt any insured institution that it determined to be weak from paying the special assessment if the FDIC determined that the exemption would reduce the risk to the SAIF.

  DIFA provides that the FDIC may not set semi-annual assessments with respect to SAIF or BIF in excess of the amount needed to maintain the 1.25% designated reserve ratio or, if the reserve ratio is less than the designated reserve ratio, to increase the reserve ratio to the designated reserve ratio.

  On October 10, 1996, the FDIC adopted a final rule governing the payment of the SAIF special assessment. The FDIC imposed a special assessment in the amount of 65.7 basis points. The SAIF special assessment was due by November 27, 1996. Premier Bank's portion of this special assessment amounted to $202,000. Premier Bank accrued this amount in the quarter ended September 30, 1996, as mandated by the Financial Accounting Standards Board that ruled that the SAIF special assessment should be recorded as an ordinary non-interest expense for the quarter ended September 30, 1996. As a BIF insured savings institution The Central and Southern Bank of North Georgia was not subject to this special assessment.

  In addition, DIFA mandates the merger of the SAIF and BIF, effective January 1, 1999, but only if no insured depository institution is a savings association on that date. The combined deposit insurance fund would be called the "deposit insurance fund" or "DIF."

  Prior to DIFA, federal regulators and thrift industry trade groups were predicting that a default would occur on the bonds issued by the Financing Corporation ("FICO") as early as 1998, as SAIF-assessable deposits continued to decline. DIFA amends the Federal Home Loan Bank Act to impose the FICO assessment against both SAIF and BIF deposits beginning after December 31, 1996. But the assessment imposed on insured depository institutions with respect to any BIF-assessable deposit will be assessed at a range equal to one-fifth (1/5) of the rate (approximately 1.3 basis points) of the assessments imposed on insured depository institutions with respect to any SAIF-assessable deposit (approximately 6.7 basis points). The FICO assessment for 1996 was paid entirely by SAIF-insured institutions. BIF-insured banks will pay the same FICO assessment as SAIF-insured institutions beginning as of the earlier of December 31, 1999, or the date as of which the last savings association ceases to exist.

  Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

SAFETY AND SOUNDNESS STANDARDS

  The FDIA, as amended by the FDICIA and the Riegle Community Development and Regulatory Improvement Act of 1994, requires the federal bank regulatory agencies to prescribe standards, by regulations or guidelines, relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, asset quality, earnings, stock valuation and compensation, fees and benefits, and such other operational and managerial standards as the agencies deem appropriate. The federal bank regulatory agencies have adopted, effective August 9, 1995, a set of guidelines prescribing safety and soundness standards pursuant to FDICIA, as amended. The guidelines establish general standards relating to internal controls and information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation and fees and benefits. In general, the guidelines require, among other things, appropriate systems and practices to identify and manage the risks and exposures specified in the guidelines. The guidelines prohibit excessive compensation as an unsafe and unsound practice and describe compensation as excessive when the amounts paid are unreasonable or disproportionate to the services performed by an executive officer, employee, director, or principal shareholders. The federal banking agencies determined that stock valuation standards were not appropriate. In addition, the agencies adopted regulations that authorize, but do not require, an agency to order an institution that has been given notice by an agency that it is not satisfying any of such safety and soundness standards to submit a compliance plan. If, after being so notified, an institution fails to submit an acceptable compliance plan or fails in any material respect to implement an acceptable compliance plan, the agency must issue an order directing action to correct the deficiency and may issue an order directing other actions of the types to which an undercapitalized institution is subject under the "prompt corrective action" provisions of FDICIA. See "--Prompt Corrective Action." If an institution fails to comply with such an order, the agency may seek to enforce such order in judicial proceedings and to impose civil money penalties. The federal bank regulatory agencies also proposed guidelines for asset quality and earnings standards.

DEPOSITOR PREFERENCE

  The Omnibus Budget Reconciliation Act of 1993 provides that deposits and certain claims for administrative expenses and employee compensation against an insured depository institution would be afforded a priority over other general unsecured claims against such an institution in the "liquidation or other resolution" of such an institution by any receiver.

CERTAIN APPLICABLE THRIFT REGULATIONS

  Premier Bank and The Central and Southern Bank of North Georgia, as thrift institutions, are subject to extensive regulation by the OTS. The lending activities and other investments of thrift institutions must comply with various regulatory requirements.

  Qualified Thrift Lender Test. One such set of requirements relates to an institution's status as a "Qualified Thrift Lender." Unless an institution so qualifies, its borrowing privileges from a Federal Home Loan Bank may be restricted, and it may be subject to other operating limitations. To meet the Qualified Thrift Lender Test ("QTL Test"), an institution must maintain at least 65% of its assets in "Qualified Thrift Investments," which under the regulations consist of (i) loans made to purchase, refinance, construct, improve or repair domestic residential or manufactured housing, (ii) home equity loans, (iii) securities backed by or representing an interest in mortgages on domestic, residential, or manufactured housing, and (iv) obligations issued by federal deposit insurance agencies. Subject to a 15%-of-assets limitation, "Qualified Thrift Investments" may also include consumer loans, investments in certain subsidiaries, loans for construction of schools, churches, nursing homes and hospitals, and 200% of investments in loans for low-to-moderate-income housing and certain other community oriented investments.

  In September, 1996, the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Economic Growth Act of 1996") was signed into law and contained provisions which significantly affected the QTL Test.

  The Economic Growth Act of 1996 liberalized the QTL Test for savings associations by permitting them to satisfy a similar, but different, 60% asset test under the Internal Revenue Code. Alternatively, savings associations may meet the QTL Test by satisfying a more liberal 65% asset test that allows an institution to include small business, credit card and education loans as qualified investments for purposes of the test. Furthermore, consumer loans now count as qualified thrift investments up to 20% of portfolio assets. On November 27, 1996, the OTS issued an Interim Final Rule that implements provisions of the Economic Growth Act of 1996, including the amended QTL Test. At December 31, 1996, approximately 75.6% of Premier Bank's assets were invested in Qualified Thrift Investments as currently defined. At December 31, 1996, approximately 80.42% of Central and Southern Bank of North Georgia's assets were invested in Qualified Thrift Investments, as currently defined.

  Liquidity Requirements. Thrift institutions, including Premier Bank and Central and Southern Bank of North Georgia, are required to maintain average daily balances of liquid assets sufficient to meet the institution's foreseeable cash needs. Specifically, Premier Bank and Central and Southern Bank of North Georgia, F.S.B. must maintain liquid assets (consisting of cash, certain time deposits, bankers acceptance, highly rated corporate debt and commercial paper, securities of certain mutual funds, and specific U.S. government, state or federal agency obligations) of not less than 5% of the total amount of the institution's net withdrawable savings deposits plus short-term borrowings, and to maintain average daily balances of short-term liquid assets of not less than 1% of such total amount. The liquidity ratio of Central and Southern Bank of North Georgia at December 31, 1996, was 37.64%. The liquidity ratio of Premier Bank at December 31, 1996 was 8.83%.

                              REPORT ON FORM 10-K

  Premier's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed until the SEC, is available to shareholders who make written request therefore to Premier at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. Copies of exhibits and basic documents filed with that report or referenced therein will be furnished to shareholders of record upon request.

                                    EXPERTS

  The consolidated financial statements of Premier appearing in this Joint Proxy Statement/Prospectus have been audited by Mauldin & Jenkins, L.L.P., independent accountants, to the extent and for the years indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Central and Southern appearing in this Joint Proxy Statement/Prospectus have been audited by Porter Keadle Moore, L.L.P. to the extent and for the years indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of said firm as experts in auditing and accounting.

                                    OPINIONS

  The legality of the shares of the Premier Common Stock to be issued in the Merger and certain income tax consequences of the Merger will be passed upon by Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia.

                         PREMIER ANNUAL MEETING MATTERS

ELECTION OF DIRECTORS--PROPOSAL 2

  The members of the Board of Directors of Premier are elected by the shareholders. The Board of Directors of Premier presently consists of eight members.

  The Board of Directors has nominated the eight incumbent directors listed below for re-election as directors of Premier to serve a one-year term that will expire at the 1998 Annual Meeting of Shareholders or when their successors are elected and qualified. It is intended that each proxy solicited on behalf of the Board of Directors will be voted only for the election of the nominees designated below. At this time, the Board of Directors knows of no reason why a nominee might be unable to serve, but if that should occur before the Meeting, it is intended that the proxy will be voted for the election of such other person or persons as the Board of Directors may recommend.

  The following table sets forth for each director nominee (i) the person's name, (ii) his or her age at March 1, 1997, (iii) the year he or she was first elected as a director of Premier (or its predecessor), and (iv) his or her positions with Premier other than as a director.

THE PREMIER BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

                                 YEAR FIRST
NAME                         AGE  ELECTED   CURRENT POSITION WITH COMPANY
----                         --- ---------- -----------------------------
N. Michael Anderson.........  49    1993    Director
James L. Coxwell, Sr........  55    1988    Director
William M. Evans, Jr........  45    1993    Director
James E. Freeman............  60    1988    Director
Robin R. Howell.............  32    1992    Director
Billy H. Martin.............  55    1993    Director
J. Edward Mulkey, Jr........  58    1992    Director and President
Darrell D. Pittard..........  49    1993    Chairman and Chief Executive Officer

  There are no arrangements or understandings between Premier and any person pursuant to which any of the above persons have been or will be elected a director. Each of the nominees has consented to being named in this Joint Proxy Statement/Prospectus and to serve as a director of Premier if elected. The affirmative vote of a majority of all votes cast at the meeting by the holders of Premier Common Stock is required for the election of the eight nominees standing for election. Management of Premier has no reason to believe that any nominee will not serve if elected.

  If the above directors nominated by the Board of Directors are elected as directors of Premier and the Merger is approved, the Board of Directors will fill the vacancies on the Premier Board of Directors resulting from the increased number of directors so that the number of directors of Premier will consist of the nominees named above and Robert C. Oliver, Albert F. Gandy, George S. Carpenter, Jr., Donald N. Ellis, John H. Ferguson, C. Steve McQuaig and Thomas E. Owen, Jr. (collectively, the "Additional Directors"). Each of the Additional Directors have consented to being named in this Joint Proxy Statement/Prospectus and to serve as a director of Premier if the Merger is consummated.

  During 1996, Premier's Board of Directors held 12 meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Premier Board and (ii) the total number of meetings held by committees of the Premier Board of which the director was a member. Premier has a standing Audit Committee, Compensation Committee and Executive Committee. The members of the Audit Committee are James L. Coxwell (chairman) and William M. Evans, Jr. The Audit Committee is responsible for reviewing and making recommendations regarding Premier's employment of independent auditors, the annual audit of Premier's financial statements, and Premier's internal accounting policies and practices. The Audit Committee met seven times in 1996.

  The members of the Executive Committee are James E. Freeman, William M. Evans, Jr., Billy H. Martin, J. Edward Mulkey, Jr. and Darrell D. Pittard. The Executive Committee exercises all powers of the Board of Directors in the management of the business affairs of Premier. The Executive Committee met 17 times in 1996.

  The Compensation Committee has been assigned the functions of approving and monitoring the renumeration arrangements for the executive officers of Premier and the stock option grants under Premier's stock option plans. The members of the Compensation Committee are N. Michael Anderson, Robin R. Howell, Billy H. Martin and two additional members, Jo S. Hill and George T. Hovis who serve on the Board of Directors of Premier Bank and Premier Lending respectively. The Compensation Committee met one time in 1996.

 Management of Premier

  The members of the Board of Directors of First Alliance Bank, Premier Bank, Premier Lending and Alliance Finance Corporation are elected annually by Premier, acting as the sole shareholder of each subsidiary.

  The table below sets forth for each executive officer of Premier (i) the person's name, (ii) his age at March 28, 1997, (iii) the year he was first elected as an officer of Premier (or its predecessor), and (iv) his positions with Premier, First Alliance Bank and Premier Bank.

                          YEAR
                         FIRST
 NAME               AGE ELECTED   POSITION WITH PREMIER OR SUBSIDIARIES
 ----               --- -------   -------------------------------------
 Darrell D. Pittard  49   1993    Chairman of the Board and Chief Executive Officer of Premier
 Edward Mulkey, Jr.  58   1992    President and Chief Operating Officer of Premier and
                                  Premier Bank
 Frank H. Roach      45   1992    Chief Financial Officer and Executive Vice President of Premier
 George S. Phelps    44   1996    President of Premier Lending Corporation
 Michael W. Lane     47   1996    Executive Vice President of Premier Lending Corporation

 Biographies of Directors and Executive Officers of Premier

  Darrell D. Pittard serves as the Chairman and Chief Executive Officer of Premier. Mr. Pittard co-founded Premier Bancshares, Inc. in March of 1993 before Premier Bancshares, Inc. was merged with and into First Alliance Bancorp., Inc. (Premier's predecessor) in August 1996. In August 1996, Mr. Pittard was elected Chairman of the Board and Chief Executive Officer of Premier. From August 1988 to February 1993, Mr. Pittard was employed by Prime Bank, and its holding company, Prime Bancshares, Inc. as President and Chief Executive Officer (March 1990 to February 1993) and as Chief Operating Officer (August 1988 to March 1990). Prime Bancshares, Inc. was acquired in February 1993 by SouthTrust Corporation, Birmingham, Alabama, at which time the stock of Prime Bancshares, Inc. was traded on the American Stock Exchange.

  J. Edward Mulkey, Jr., has served as President of Premier and First Alliance Bank since 1992. From 1987 until 1992 when First Peoples Bank of Cobb and Commercial Exchange Bank were merged to form Premier, Mr. Mulkey served as President of First Peoples Bank of Cobb.

  Frank H. Roach currently serves as Executive Vice President and Chief Financial Officer of Premier and has served as an officer of Premier and First Alliance Bank since 1992. From 1974 to 1992, Mr. Roach served in various capacities including Group Vice President and Controller of First American Bank, Atlanta, Georgia.

  Michael W. Lane has served as Executive Vice President of Premier Lending since February 1994. From 1993 to February 1994, Mr. Lane served as Manager, Vice President--Financing Health Care Claims of Millennium Healthcare Funding, Inc. From 1992 to March 1993, he was employed by Prime Bank, FSB as Manager, Vice President, Commercial Banking Group--Commercial Lending, Asset-Based Lending and Private

Banking. Mr. Lane was employed from May 1983 to March 1992 by First American Bank as Manager, Group Vice President of Asset-Based Lending and Account Officer, and Vice President of Asset-Based Lending.

  George S. Phelps has served as President of Premier Lending since April 1995 when Premier Bancshares, Inc. acquired Allatoona Federal Savings Bank. Mr. Phelps was Senior Vice President at Allatoona Federal Savings Bank and was responsible for mortgage lending from 1991 to April 1995.

  N. Michael Anderson has served on the Board of Premier since 1993. Mr. Anderson has served as President of Michael Anderson, Inc., a secondary marketing whole loan brokerage company since 1985.

  James E. Freeman has served on the Board of Directors since 1988. Mr. Freeman has been President of Kenworth of Atlanta, a truck dealership since 1992.

  Billy H. Martin has served on the Board of Directors of Premier since 1993. From August through December 1996, Mr. Martin did not serve on the Board of Directors. Since 1987 Mr. Martin has been engaged in the real estate investment and development business both individually and through limited partnerships.

  Robin R. Howell has been a member of the Board of Directors since 1992. Ms. Howell has served as Vice President of Delta Life Insurance Company since 1993.

  William M. Evans, Jr. has been a member of the Board of Directors since 1993. Mr. Evans has served as President of William Evans and Associates, Inc., a real estate developer since 1978.

Biographies of Additional Directors

  Robert C. Oliver, age 48, has been President, Chief Executive Officer and a Director of Central and Southern since January 1993. From October 1992 to January 1993, Mr. Oliver served as President of the Central and Southern Bank of Georgia. Prior to September 1992, Mr. Oliver was Senior Vice President and Regional Executive of Wachovia Bank of Georgia.

  John H. Ferguson, age 53, has been a Director of Central and Southern since 1980. Dr. Ferguson was elected as secretary of Central and Southern in 1987. Dr. Ferguson is an orthodontist.

  Albert F. Gandy, age 63, has been Chairman of the Board of Central and Southern since January 1993 and a Director of the Company since 1980. From 1984 until his retirement in September 1993, Mr. Gandy served as General Manager of the Meadows Division of William Barnet & Son, Inc., a manufacturer of carpet yarns, and from 1993 through 1995, he was a consultant to William Barnet & Son, Inc.

  George S. Carpenter, Jr., age 66, has been Director of Central and Southern since 1980. Mr. Carpenter is an attorney.

  Donald N. Ellis, age 52, has been a Director of Central and Southern since 1993. From 1970 until his retirement in 1996, Mr. Ellis was a plant manager for Universal Rundle Corporation.

  C. Steve McQuaig, age 47, has been a Director of Central and Southern since 1984. Dr. McQuaig is a physician and President of Milledgeville Ophthalmology Associates, P.C.

  Thomas E. Owen, Jr., age 66, has been a Director of Central and Southern since 1986. Mr. Owen is President and Chief Operating Officer of Protective Laundry and Cleaners, Inc.

 Executive Compensation

  The following table provides certain summary information concerning compensation paid or accrued by Premier and its subsidiaries to or on behalf of its Chief Executive Officer for the years indicated and for one other executive officer of Premier who earned over $100,000 in salary and bonus during fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM
                                       ANNUAL COMPENSATION                     COMPENSATION
                                  -----------------------------                ------------
                                                                    SECURITIES
                                                      OTHER         UNDERLYING
                                                      ANNUAL         OPTIONS    ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS  COMPENSATION     GRANTED(#) COMPENSATION
---------------------------  ---- -------- ------- ------------     ---------- ------------
Darrell D. Pittard.......    1996 $175,000 $51,640   $14,400(1)(2)         0
 Chairman and Chief
  Executive                  1995 $138,000 $84,488   $ 4,100(1)(2)    10,000
 Officer                     1994 $124,500 $     0   $   800(1)(2)         0
J. Edward Mulkey, Jr.....    1996 $131,250 $25,000   $ 2,500(2)(3)                $8,471(8)
 President and Chief
  Operating                  1995 $127,502 $35,000   $     0(3)        5,000      $6,767(6)
 Officer                     1994 $125,004      $0   $     0(3)            0      $6,400(7)
Michael W. Lane..........    1996 $110,000 $20,524   $ 2,600(2)(4)         0
 Executive Vice President
  of                         1995 $ 95,000 $32,808   $   600(2)(4)     5,500
 Premier Lending
  Corporation                1994 $ 75,000 $     0   $     0               0
George S. Phelps.........    1996 $ 96,000 $27,372   $ 1,600(2)(5)         0
 President of Premier
  Lending                    1995 $ 54,560 $30,744   $ 1,000(2)(5)     3,500
 Corporation                 1994 $ 49,440 $28,216   $40,000(5)            0

--------

(1) Does not reflect compensation in the form of perquites and personal benefits such as car allowance ($9,600 for each of the three years presented), the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.

(2) Consists of Directors' Fees.

(3) Does not reflect compensation in the form of perquites and personal benefits such as a car allowance of $7,500 in 1995 and 9,000 in 1994 and insurance reimbursement of $13,600 for each of the three years presented the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.

(4) Does not reflect compensation in the form of a car allowance ($5,800 for 1996 and $3,600 for 1995) the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.

(5) Does not reflect compensation in the form of perquites such as a car allowance ($6,000 for 1996 and $3,500 for 1995) and vacation pay ($2,852 for 1995 and $1,331 for 1994) the value of which did not exceed the lesser of $50,000 or 10% of salary and bonus for any fiscal year to which such benefits pertain.

(6) Consists of $3,600 for life insurance premiums and a $3,167 401(k) plan matching contribution.

(7) Consists of $3,600 for life insurance premiums and a $2,800 401(k) plan matching contribution.

(8) Consists of $3,600 for life insurance premiums and a $4,871 401(k) plan matching contribution.

  There were no stock option grants to the named executive officers during fiscal 1996. The following table sets forth information concerning the options held by Messrs. Pittard, Mulkey, Lane and Phelps at December 31, 1996. Neither Messrs. Pittard, Mulkey, Lane nor Phelps exercised any stock options during fiscal 1996.

                FISCAL 1996 YEAR-END OPTION HOLDINGS AND VALUES

                              NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                             UNDERLYING UNEXERCISED         IN-THE-MONEY
                                   OPTIONS AT                OPTIONS AT
                                DECEMBER 31, 1996         DECEMBER 31, 1996
                            ------------------------- ---------------------------
NAME                        EXERCISABLE UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
----                        ----------- ------------- -----------   -------------
Darrell D. Pittard.........   18,055         --        $108,736(1)       --
J. Edward Mulkey, Jr.......    9,028         --        $ 31,890(2)       --
Michael W. Lane............    9,730         --        $ 59,805(1)       --
George S. Phelps...........    6,319         --        $ 38,058(1)       --

--------
(1) Calculated by subtracting the exercise price ($5.54) from $11.5625, the closing price of Premier's Common Stock as reported by NASDAQ Small Cap Market on December 31, 1996, the last day of fiscal 1996 on which the Common Stock was traded, and multiplying the difference by the number of shares underlying the option.
(2) Calculated by subtracting the exercise price ($8.03) from $11.5625, the closing price of Premier Common Stock as reported by NASDAQ Small Cap Market on December 31, 1996, the last day of fiscal 1996 on which the Common Stock was traded, and multiplying the difference by the number of shares underlying the option.

 Compensation of Directors

  All of the members of the Board of Directors of Premier receive $1,000 per meeting as a retainer for their service as directors. The Board holds regularly scheduled quarterly meetings and calls additional meetings from time to time. Directors who serve on committees of the board also receive $100 per committee meeting.

 Stock Option Plans

  Premier has adopted or assumed obligations under three stock option plans, the First Alliance Bancorp, Inc. 1995 Stock Option Plan (the "First Alliance Plan"), the Premier Lending Corporation 1993 Employee Stock Option Plan (the "Premier Employee Plan") and the Premier Lending Corporation Directors Stock Option Plan (the "Premier Directors Plan"). The First Alliance Plan (now maintained by Premier) provides for the grant of options to purchase up to 150,000 shares of Common Stock at the discretion of the Board of Directors of Premier. The options that may be granted under the First Alliance Plan shall be designated as either Incentive Stock Options or Nonqualified Stock Options. The exercise price for each option granted under the First Alliance Plan shall be determined by the Compensation Committee of the Board of Directors at the time the option is granted. In no event shall the exercise price for an Incentive Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date the option is granted. The term of each option shall be determined by the Stock Option Plan Committee at the time the option is granted; provided, however, that no option shall be exercisable after ten years from the date such option was granted.

  The Premier Employee Plan provides for the grant of options to purchase up to 40,000 shares of Common Stock at the discretion of the Board of Directors. Under the Premier Employee Plan, all employees are eligible to participate in the Plan. The exercise price for each option granted under the Premier Employee Plan shall be determined by the Stock Option Plan Committee of the Board of Directors at the time the option is granted, but in no event shall such exercise price be less than 100% of the Fair Market Value of the Common Stock on the date of grant. The term of each option shall be determined by the Stock Option Plan Committee at the time the option is granted; provided, however, that no option shall be exercisable after ten years from the date such option was granted.

  The Premier Directors Plan provides for the grant of option to purchase up to 20,000 shares of Common Stock, which amount may be adjusted subject to the provisions of the Premier Directors Plan. Under the Premier Directors Plan, all directors of Premier, other than directors who are employees of Premier, are eligible to receive options under the Premier Directors Plan. The option exercise price for each option granted under the Premier Directors Plan shall be $10.00 per share. Any option granted under the Premier Directors Plan shall not be exercisable after the expiration of ten years from the date such option was granted.

 Employee Retirement Savings Plan

  Premier has established a savings and profit-sharing plan that qualifies as a tax-deferred savings plan under Section 401(k) of the Internal Revenue Code (the "401(k) Plan") for its salaried employees who are at least 21 years old and who have completed three months of service with Premier. Under the 401(k) Plan, eligible employees may contribute up to 20% of their gross salary to the 401(k) Plan or $9,240, whichever is less. Each participating employee is fully vested in contributions made by such employee. Premier presently matches 75% of the amount contributed by an employee up to 4% of the employee's salary, but Premier's policy regarding matching contributions may be changed annually in the discretion of the Board of Directors. All amounts contributed under the 401(k) Plan are invested in one or more investment accounts administered by an independent plan administrator.

 Employment and Change in Control Agreements

  Darrell D. Pittard. Darrell D. Pittard is currently employed pursuant to an employment agreement dated as of September 1, 1995 and amended effective January 31, 1997, which agreement, as amended, provides an annual salary of $200,000 and expires on July 1, 1998. Effective as of the date of the Closing of the Merger, Premier and Premier Lending will enter into a new employment agreement with Mr. Pittard in which he will continue as Chairman of the Board and Chief Executive Officer of Premier and as Chairman of the Board and Chief Executive Officer of Premier Lending. The term of the new employment agreement will be thirty-six (36) months from the date of the Closing of the Merger, subject to a twelve (12) month extension if the boards of directors for Premier and Premier Lending determine that it should be extended. Mr. Pittard's annual base salary is $200,000, and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Boards of Directors of Premier and Premier Lending, or any committee designated by them. Mr. Pittard's base salary and any incentive pay is to be reviewed at least annually by the Boards of Directors of Premier and Premier Lending and his base salary may be increased in their discretion to reflect performance. Mr. Pittard is generally eligible for participation in the employee benefits programs, including but not limited to life and health insurance, and is to be granted the use of an automobile, is to be reimbursed for expenses and is to be reimbursed for country club and business association dues. To the extent approved by the Boards of Directors of Premier and Premier Lending, Mr. Pittard may receive a loan for up to twenty percent (20%) of his base salary for the purposes of paying any required initiation fees to country clubs, which loan will be forgiven if he remains employed for three (3) years, is not terminated for cause and does not voluntarily terminate his agreement without a "change of control." In the event of a disability, Mr. Pittard is entitled to receive 100% of his then current base salary for twelve (12) months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding twelve
(12) months. In the event of a termination for "cause" (as defined in the agreement), Mr. Pittard will receive no right to compensation or other benefits. If Mr. Pittard voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Pittard's employment is terminated by the Boards of Directors of Premier and Premier Lending for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to three (3) times his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Pittard's employment (other than for "cause") occurring either six (6) months prior to or twelve (12) months after the "change of control," shall entitle him to receive a severance payment equal to three (3) times his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Pittard from disclosing any confidential information during his employment and for a period of one year after termination.

  J. Edward Mulkey, Jr. As of July 1, 1995, Premier and First Alliance Bank entered into an employment agreement with J. Edward Mulkey, Jr., with regard to Mr. Mulkey's continued service as President and Chief Executive Officer of Premier and of First Alliance Bank. The term of the employment agreement extends through June 30, 1998, subject to an additional 12-month extension upon written notice to Mr. Mulkey from Premier and First Alliance Bank of their intent to extend the term and Mr. Mulkey's written acceptance of such offer. Mr. Mulkey's annual base salary is $130,000 for the first 12-month period under the agreement, $132,500 for the second 12-month period and $135,000 for the third 12-month period. Mr. Mulkey is also entitled to such additional incentive compensation as may be awarded from time to time by the Boards of Directors of Premier and First Alliance Bank or any committee designated thereby, and Mr. Mulkey's base salary may be increased in their discretion to reflect his performance. The agreement also entitles Mr. Mulkey to participate in employee benefit programs generally, including health and life insurance, grants him the use of an automobile and entitles him to reimbursement for country club and other professional association dues.

  In the event of disability, Mr. Mulkey will be entitled to receive 100% of his then current base salary during the first 12 months of his disability. If he is disabled for a continuous period exceeding 12 months, however, Premier or First Alliance Bank may terminate the employment agreement, in which event payment of Mr. Mulkey's base salary will cease. If Mr. Mulkey is terminated for "cause" (as defined in the employment agreement), he will have no right to compensation or other benefits. If his employment is terminated for any reason other than cause or disability, Mr. Mulkey will receive a severance payment equal to his then current annual base salary. In the event of a "change of control" (defined as any transaction resulting in control of more than 50% of any class of Premier voting securities or the sale, transfer, consolidation or merger of First Alliance Bank with a corporation that is not a majority owned subsidiary of Premier), and within six months preceding or one year after the change of control, Mr. Mulkey's employment is terminated for any reason other than for cause, Mr. Mulkey will receive a severance payment of $300,000 as liquidated damages in lieu of all other claims. The agreement also contains a non-competition provision that prohibits Mr. Mulkey from performing banking services substantially identical to those performed on behalf of Premier or First Alliance Bank within the limits of Cobb County, Georgia for a period of one year after the termination of his employment and a non-solicitation provision prohibiting him from employing or attempting to employ Premier or First Alliance Bank employees in a competing bank or other business. The agreement also prohibits his disclosure of any confidential information regarding Premier or First Alliance Bank during his employment and for a period of one year beginning upon termination of his employment.

  George S. Phelps. Effective as of the date of the Closing of the Merger, Premier Lending will enter into a new employment agreement with George S. Phelps in which he will continue as President of Premier Lending. The term of the agreement is to be twelve (12) months from the date of execution, subject to a twelve (12) month extension if the parties agree to the extension. Mr. Phelps's annual base salary is $100,800, and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Board of Directors or any committee designated by them. Mr. Phelps's base salary and any incentive pay is to be reviewed at least annually by the Board of Directors of Premier Lending and his base salary may be increased in their discretion to reflect performance. Mr. Phelps is generally eligible for participation in the employee benefits programs. In the event of a disability, Mr. Phelps is entitled to receive 100% of his then current base salary for six
(6) months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six (6) months. In the event a termination for "cause" (as defined in the agreement), Mr. Phelps will receive no right to compensation or other benefits. If Mr. Phelps voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Phelps's employment is terminated by the Board of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier, or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Phelps's employment (other than for "cause") occurring either six (6) month prior to or twelve (12) months after the "change of control," shall entitle him to receive a severance payment equal to his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Phelps from disclosing any confidential information during his employment and for a period of one year after termination.

  Michael W. Lane. Effective as of the date of the Closing of the Merger, Premier Lending will enter into a new employment agreement with Mr. Michael W. Lane in which he will continue as Executive Vice President of Commercial Finance of Premier Lending. The term of the agreement is to be twelve (12) months from the date of execution, subject to a twelve (12) month extension if the parties agree to the extension. Mr. Lane's annual base salary is $115,500, and he is entitled to receive such additional incentive compensation as may be awarded in the discretion of the Board of Directors of Premier Lending, or any committee designated by them. Mr. Lane's base salary and any incentive pay is to be reviewed at least annually by the Board of Directors of Premier Lending, and his base salary may be increased in their discretion to reflect performance. Mr. Lane is generally eligible for participation in the employee benefits programs, including but not limited to life and health insurance. In the event of a disability, Mr. Lane is entitled to receive 100% of his then current base salary for six (6) months; provided, however, that he may be terminated if he is disabled for a continuous period exceeding six (6) months. In the event a termination for "cause" (as defined in the agreement), Mr. Lane will receive no right to compensation or other benefits. If Mr. Lane voluntarily terminates his employment due to reasons unrelated to a "change in control," then he is entitled to receive no right to compensation or other benefits. If Mr. Lane's employment is terminated by the Board of Directors for any reason other than "cause" or disability, then he is entitled to receive a severance payment equal to his current base salary and incentive compensation. In the event of a "change in control" (any transaction in which 50% or more of the voting stock of Premier becomes controlled by another, there is a sale, transfer, consolidation or merger of Premier or Premier Lending is sold to or merged with a corporation that is not a majority owned subsidiary of Premier), any termination of Mr. Lane's employment (other than for "cause") occurring either six (6) month prior to or twelve (12) months after the "change of control," shall entitle him to receive a severance payment equal to his current base salary and incentive compensation. Finally, the agreement prohibits Mr. Lane from disclosing any confidential information during his employment and for a period of one year after termination.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


  The following table sets forth certain information regarding the Premier Common Stock owned, as of the Record Date and on a pro forma basis giving effect to the Merger, (i) by each person who beneficially owned more than 5% of the shares of Premier Common Stock outstanding, (ii) by each Premier director,
(iii) by the Chief Executive Officer of Premier and (iv) by all Premier directors and executive officers as a group.

                                           PERCENT OF           PERCENT OF
                             NUMBER OF    COMMON STOCK         COMMON STOCK
NAME OF BENEFICIAL OWNER     SHARES(1) PRIOR TO MERGER(12) FOLLOWING MERGER(12)
------------------------     --------- ------------------- --------------------
N. Michael Anderson(2)......   82,370          1.94%                  *
James L. Coxwell, Sr.(3)....   96,978          2.28%               1.16%
William M. Evans, Jr.(4)....   44,902          1.06%                  *
James E. Freeman(5).........  278,305          6.55%               3.35%
Robin R. Howell(6)..........   92,011          2.17%               1.11%
Billy H. Martin(7)..........   41,985             *                   *
J. Edward Mulkey, Jr.(8)....   70,995          1.67%                  *
Darrell D. Pittard(9).......  263,550          6.23%               3.17%
J. Mack Robinson(10)........  473,237         11.14%               5.69%
All directors and executive
 officers as a group
 (10 persons)(11)...........  987,159            22%                 12%

--------
 *  Represents less than one percent of the shares outstanding.
 (1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information shown above is based upon information furnished by the named persons and based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.
 (2) Consists of 75,148 owned directly by Mr. Anderson and 7,222 shares subject to currently exercisable options. Mr. Anderson's address is 1296 West Wesley Road, Atlanta, Georgia 30327.
 (3) Consists of 96,978 shares owned directly by Mr. Coxwell. Mr. Coxwell's address is 3830 Baltimore Place, Acworth, Georgia 30101.
 (4) Consists of 37,680 shares owned directly by Mr. Evans and 7,222 shares subject to currently exercisable options. Mr. Evans address is 876 Lullwater Road, N.E., Atlanta, Georgia 30307.

 (5) Consists of 252,674 shares owned by Mr. Freeman and 25,630 shares held by his spouse. Mr. Freeman's address is 6770 Atlanta Yacht Club Drive, Acworth, Georgia 30102.
 (6) Consists of 92,011 shares held by Harriett J. Robinson, as trustee for the benefit of Robin Robinson Howell, as to which beneficial ownership is shared. Ms. Howell's address is 567 Peachtree Battle Avenue, Atlanta, Georgia 30305. J. Mack Robinson and Ms. Howell are father and daughter, and the 92,011 shares beneficially owned by Ms. Howell are also listed as beneficially owned by Mr. Robinson.
 (7) Consists of 41,985 shares owned directly by Mr. Martin. Mr. Martin's address is 3420 Pinetree Drive, Smyrna, Georgia 30080.

 (8) Consists of (a) 12,756 shares owned directly by Mr. Mulkey; (b) 9,784 shares held in Premier Bank's 401(k) plan for the benefit of Mr. Mulkey as of December 1996; (c) 27,082 shares subject to currently exercisable options; and (d) 21,371 shares owned by Mr. Mulkey's spouse as to which beneficial ownership is shared. Mr. Mulkey's address is 170 Hardage Drive, Atlanta, Georgia 30064.

 (9) Consists of 219,412 held directly by Darrell D. Pittard and 45,137 shares subject to currently exercisable stock options. Mr. Pittard's address is 5385 Peachtree-Dunwoody Road, No. 503, Atlanta, Georgia 30342.

(10) Consists of (a) 99,320 shares owned directly by Mr. Robinson; (b) 36,234 shares owned by Mr. Robinson's spouse as to which beneficial ownership is shared; (c) 151,037 shares owned by Mr. Robinson's spouse for the benefit of their two daughters, as to which beneficial ownership is shared; (d) 947 shares owned by one of Mr. Robinson's daughters as to which beneficial ownership is shared; (e) 159,290 shares owned by Delta Life Insurance Co. and (f) 26,410 shares owned by Delta Fire & Casualty. Mr. Robinson's address is 4370 Peachtree Road, Atlanta, Georgia 30319. Mr. Robinson is not a director or an executive officer of Premier. Mr. Robinson and Robin
     R. Howell are father and daughter, and the 92,011 shares beneficially owned by Ms. Howell are also listed as beneficially owned by Mr. Robinson.

(11) Frank H. Roach, Executive Vice President and Chief Financial Officer of the Company owned 1,619 shares in his 401(k) plan and an additional 14,144 shares subject to currently exercisable stock options.

(12) On a fully-diluted basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


  Premier's directors and executive officers, their immediate family members and certain companies and other entities associated with them, have been customers of and have had banking transactions with Premier Bank, First Alliance Bank and Premier Lending and are expected to continue such relationships with Premier Bank, First Alliance Bank and Premier Lending in the future. As of March 1, 1997, the aggregate outstanding balance of all such loans was $667,933 or 2.79% of shareholders' equity. In the opinion of Premier's management, the extensions of credit made by Premier Bank, First Alliance Bank or Premier Lending to such individuals, companies and entities since January 1, 1996 (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than a normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities and Exchange Act of 1934 requires Premier's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of Premier equity securities. Based on its review of the
Section 16 Reports furnished to Premier by its Reporting Persons, all Section 16 filing requirements applicable to 1996 have been complied with on a timely basis, except that J. Edward Mulkey, Jr., reported one transaction late.

REPORT OF THE COMPENSATION COMMITTEE

  During the fiscal year ended December 31, 1996, the Compensation Committee of the Board of Directors was comprised of five non-employee members of the Board of Premier and two of its subsidiaries. The Compensation Committee is responsible for: (i) setting Premier's compensation philosophy and policies;
(ii) reviewing and approving pay recommendations for the executive officers of Premier; and (iii) initiating all compensation actions for the Chief Executive Officer of Premier.

  Premier's compensation policies have been designed to align the financial interests of Premier's management with those of its shareholders, and reflect the nature of Premier by taking into account Premier's operating environment and the expectations for continued growth and enhanced profitability. Compensation for each of Premier's executive officers consists of a base salary, an annual discretionary bonus and stock options. Premier does not currently provide executive officers with other long-term incentive compensation other than the ability to contribute their earnings to Premier's 401(k) Plan.

  The Compensation Committee's philosophy is that a significant portion of an executive's compensation should be based directly upon the value of long-term incentive compensation in the form of stock option awards. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in the growth and prosperity of Premier (through grants of stock options), while maintaining other elements of Premier's compensation program at conservative levels, will enable Premier to attract and retain executives with the outstanding management abilities and entrepreneurial spirit which are essential to Premier's ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

  At least annually, the Compensation Committee and the entire Board of Directors reviews salary recommendations for Premier's executives and then approves such recommendations, with any modifications it has deemed appropriate. The annual salary recommendations are made under the direction of the Chief Executive Officer, based on peer group and regional industry surveys of total compensation packages, as well as evaluations of the individual executive's past and expected future performance. Similarly, the Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer's overall compensation package, and the Compensation Committee's assessment of his past performance and its expectation as to his future performance in leading Premier.

  The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the annual bonus, if any, to be paid to executive officers. The amount of each individual bonus is determined based upon an evaluation of such factors as individual performance, increases in Premier's revenue, net income, net income per share and market penetration, as well as the executive's contribution to Premier's performance. The Compensation Committee applies similar criteria in setting the amount of annual bonus, if any, earned by the Chief Executive Officer.

  Stock Options represent a substantial portion of compensation for Premier's executive officers, including the Chief Executive Officer. Stock options are granted at the prevailing market price on the date of grant, and will only have value if Premier's stock price increases. Generally, grants vest in equal amounts over a period of ten years (although certain special types of grants may vest either immediately or over a shorter period) and executives must be employed by Premier at the time of vesting in order to exercise the options. Grants of stock options generally are based upon the level of the executive's position with Premier and an evaluation of the executive's past and expected future performance. The Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of Premier's shareholders, since the ultimate value of such compensation is linked directly to stock price.

  The Chief Executive Officer's current employment agreement provides for an annual base salary of $200,000. The base salary paid to the Chief Executive Officer is reviewed annually by the Compensation Committee and may be adjusted based on competitive compensation data, the Chief Executive Officer's overall compensation package and the Compensation Committee's assessment of his past experience and its expectation as to his future contributions in leading Premier and its subsidiaries.

  The Compensation Committee regularly evaluates Premier's compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of Premier's shareholders and with company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and company performance.

  Compensation Committee

  N. Michael Anderson
  Robin R. Howell
  Billy H. Martin
  Jo S. Hill (Director of Premier Bank)
  George T. Hovis (Director of Premier Lending)

  Notwithstanding anything to the contrary set forth in any of Premier's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Joint Proxy Statement/Prospectus, in whole or in part, the foregoing Report of Compensation and Stock Option Committees on Executive Compensation shall not be incorporated by reference into any such filings.

STOCK PRICE PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on Premier's Common Stock against the cumulative total return of the American Stock Exchange Bank Index for the period commencing on January 26, 1995 and ending December 31, 1996. The graph assumes that the value of the investment in Premier's Common Stock and each index was $100 on January 26, 1995. The yearly change in cumulative total return is measured by dividing (1) the sum of (i) the cumulative amount of dividends for each fiscal year, assuming dividend reinvestment, and (ii) the change in share price between the beginning and end of the Measuring Period, by
(2) the share price at the beginning of the Measuring Period.

                         [GRAPH APPEARS HERE]


               COMPARISON OF FIVE YEAR CUMULATIVE RETURNS AMONG
                  PREMIERE BANCSHARES AND SNL AMEX BANK INDEX


Measurement period      Measurement PT -
(Fiscal Year Covered)    FYE 1/26/95         FYE 6/30/95    FYE 12/29/95    FYE 6/28/95   FYE 12/31/96
---------------------   ----------------     -----------    ------------    -----------   ------------
Premiere Bancshare,
  Inc.                  $100.00              $108.95         $115.83         $143.65        $155.78
SNL AMEX BANK INDEX     $100.00              $111.85         $138.90         $149.73        $179.59



  Notwithstanding anything to the contrary set forth in any of Premiers previous filings under the Securities Act of 1933, as amended, that might incorporate future filings, including, this Joint Proxy Statement/Prospectus, in whole or in part, the foregoing Stock Price Performance Graph shall not be incorporated by reference into any such filings.

ADOPTION OF THE 1997 STOCK OPTION PLAN--PROPOSAL 3

  Background. On March 26, 1997, the Board of Directors of Premier adopted the Premier Bancshares, Inc. 1997 Stock Option Plan (the "1997 Stock Option Plan"), subject to approval of the 1997 Stock Option Plan by the shareholders of Premier. The 1997 Stock Option Plan provides for the grant of options for shares of Premier Common Stock to eligible employees, independent contractors, consultants and advisors of Premier and its related corporations. Options may be granted under the plan on and after the effective date (June 15, 1997), but no later than June 14, 2007. The discussion which follows is qualified in its entirety by reference to the 1997 Stock Option Plan, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix D.

  A maximum of 750,000 shares of Premier Common Stock may be issued pursuant to options granted under the 1997 Stock Option Plan and the Board of Directors has reserved such number of shares for this purpose. All stock options available under the First Alliance Plan and the Premier Employee Plan have been granted. The number of shares issuable under the plan may be adjusted in the event of a change in the outstanding shares of Premier Common Stock as a result of a merger, reorganization, stock dividend, stock split distributable in shares or other similar change in capital structure. No optionees may be granted options in any calendar year for more than 75,000 shares of Premier Common Stock (subject to adjustment as provided herein).

  Purpose and Eligibility. The purpose of the 1997 Stock Option Plan is to encourage and enable selected key employees, independent contractors, consultants and advisors of Premier and its related corporations to acquire or increase their holdings of Premier Common Stock in order to promote a closer identification of their interests with those of Premier and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of Premier. The 1997 Stock Option Plan will be administered by the Compensation Committee of the Board of Directors of Premier (the "Committee"). The Compensation Committee plans to grant the options under the 1997 Stock Option Plan over several years.

  The purpose will be carried out by the granting of options to purchase shares of Common Stock to eligible participants. Options may be incentive stock options or nonqualified stock options. For purposes of the plan, a "key employee" means an employee of Premier or a related corporation whom the Committee determines qualifies as a key employee based on the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential, or any combination of such factors. Approximately 20 persons qualify as key employees at this time. The 1997 Stock Option Plan also provides for the grant of options to independent contractors, consultants and advisors (collectively "independent contractors"). There are no persons who qualify as independent contractors at this time. The number of persons who may be eligible to participate in the Plan is subject to change from time to time.

  The plan also authorizes the Committee to grant options to non-employees and non-key employees in connection with mergers, reorganizations or other business combinations involving Premier or a related corporation. In connection with the Merger, Premier may grant substitute options to optionees under the Central and Southern Stock Option Plan (or elect to assume such options), and any such substitute options will be granted under the 1997 Stock Option Plan. Approximately 16 persons are eligible to receive such substitute options. The number of non-employees or non-key employees who may be eligible for options in connection with a business combination also is subject to change from time to time.

  Administration; Amendment and Termination. The 1997 Stock Option Plan will be administered by the Committee. The Committee will include no fewer than the minimum number of non-employee directors (as such term is defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required by Rule 16b-3. The Committee has full authority to take any action with respect to the Plan, including without limitation (and subject to plan terms), the authority to select persons who will be eligible for options, to determine if options will be designated as incentive options or nonqualified options, to establish the option price, the option period and the periods during which an option will be exercisable; to prescribe the form of option agreements; to establish rules and regulations for the operation of the plan; and to construe and interpret the plan and applicable rules, regulations and agreements. In addition, the Committee has authority to accelerate the date that any option which was not otherwise exercisable may become exercisable. Transactions under the plan are intended to comply with Rule 16b-3 and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

  The 1997 Stock Option Plan may be amended or terminated by the Premier Board at any time; however, any amendment that would materially increase the number of shares issuable under the plan or materially change the requirements for eligibility will require shareholder approval. In addition, no outstanding option may be amended or terminated without an optionee's consent if the amendment or termination would adversely affect the optionee's rights.
  Terms of Options. As noted above, the plan authorizes the grant of both incentive options (as determined according to Section 422 of the Code) and nonqualified options. The Committee will establish the option price for an option at the time of grant. The option price for an incentive option must be equal to or greater than the fair market value per share of Premier Common Stock on the date of grant. "Fair market value" is generally defined as follows: (i) if shares of Premier Common Stock are listed on the American Stock Exchange (or the New York Stock Exchange or included in the Nasdaq National Market), fair market value is the closing sales price of the shares on such listing organization on the date immediately preceding the date the option is granted, or, if there is no transaction on that date, then on the trading date nearest preceding the date the option is granted for which closing price information is available; or (ii) if the shares are not listed or reported in any of the foregoing, then fair market value will be determined by the Committee in accordance with applicable Code provisions. On May , 1997, the closing sales price of Premier Common Stock as reported on the American Stock Exchange was $ per share.
  The period during which an option may be exercised will be determined by the Committee at the time of grant and may not exceed 10 years. The Committee will also determine the periods during which an option will be exercisable and establish any other terms or conditions related to the option. An option price may be paid in cash; shares of Common Stock owned by the optionee or withheld upon exercise; cashless exercise; or any combination of these methods. Optionees are subject to certain restrictions on exercise of options after termination (such as termination due to death, disability, etc.).

  In addition, the plan provides that upon a change of control of Premier, all outstanding options will become fully exercisable even if not otherwise exercisable. The Committee, however, has authority not to accelerate exercisability in the event of certain business combinations if, in its discretion, appropriate or equitable action has been taken to protect the rights and interests of plan participants (e.g., upon the grant of substitute options or assumption of 1997 Stock Option Plan options). A change of control is generally defined as (i) the date any person or entity becomes the beneficial owner of 30% or more of the Premier Common Stock; (ii) the date Premier shareholders approve (A) an agreement to merge or consolidate with another corporation in which Premier is not the surviving corporation or pursuant to which cash, securities or other property of another corporation (other than a merger in which Premier shareholders retain the same proportionate ownership of the surviving corporation); or (B) the sale or disposition of all or substantially all of Premier's assets; or (iii) the date on which a change in a majority of Premier's Board of Directors occurs within a 12-month period.

  Incentive options granted under the 1997 Stock Option Plan are nontransferable other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. Nonqualified options are also nontransferable other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act.

  Certain Federal Income Tax Consequences. The following summary generally describes the principal federal (and not state and local) income tax consequences of awards granted under the 1997 Stock Option Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to Premier. The provisions of the Code and regulations thereunder relating to these matters are complicated and their impact in any one case may depend upon the particular circumstances.

  Incentive Stock Options. Incentive stock options granted under the 1997 Stock Option Plan are intended to qualify as incentive stock options under Section 422 of the Code. Pursuant to Section 422, the grant and exercise of an incentive stock option will generally not result in taxable income to the optionee (with the possible exception of alternative minimum tax liability) if the optionee does not dispose of shares received upon exercise of such option less than one year after the date of exercise and two years after the date of grant, and if the optionee has continuously been an employee of Premier or a related corporation from the date of grant to three months before the date of exercise (or twelve months in the event of death or disability). Premier will not be entitled to a deduction for income tax purposes in connection with the exercise of an incentive stock option. Upon the disposition of shares acquired pursuant to exercise of an incentive stock option, the optionee will be taxed on the amount by which the amount realized upon such disposition exceeds the option price, and such amount will be treated as long-term capital gain or loss. If the holding period requirements for incentive stock option treatment described above are not met, the option will be treated as a nonqualified stock option.
  Pursuant to the Code and the terms of the 1997 Stock Option Plan, in no event can there first become exercisable by an optionee in any one calendar year incentive stock options granted by Premier or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000. To the extent an incentive stock option exceeds the foregoing limitation, it will be treated for all purposes under the plan as a nonqualified stock option. In addition, no incentive stock option may be granted to an individual who owns, immediately before the time that the option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of Premier or a related corporation (unless certain requirements are met, including an option price greater than or equal to 110% of the fair market value of the shares and an option period of five years or less).

  Nonqualified Stock Options. If an optionee receives a nonqualified stock option, the difference between the market value of the stock on the date of exercise and the option price will constitute taxable ordinary income to the optionee on the date of exercise. Premier will be entitled to a deduction in the same year in an amount equal to the income taxable to the optionee. The optionee's basis in shares of Premier Common Stock acquired upon exercise of an option will equal the option price plus the amount of income taxable at the time of exercise. Any subsequent disposition of the stock by the optionee will be taxed as a capital gain or loss to the optionee, and will be long-term capital gain or loss if the optionee has held the stock for more than one year at the time of sale.

  Pursuant to the terms of the 1997 Stock Option Plan, Premier will require any recipient of shares of Premier Common Stock pursuant to exercise of a nonqualified stock option to pay the corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the corporation to such authority for the account of such recipient.

  Benefits which will be received by or allocated to participants in the 1997 Stock Option Plan are not yet determinable.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE PREMIER COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE PREMIER MEETING WILL BE REQUIRED TO APPROVE THE 1997 STOCK OPTION PLAN. THE BOARD OF PREMIER RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE 1997 STOCK OPTION PLAN. For these purposes, shares of Premier Common Stock that are present, or represented by proxy, at the Premier meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any matter.

ADOPTION OF THE DIRECTORS' STOCK OPTION PLAN--PROPOSAL 4

  Background; Purpose and Eligibility. Effective March 26, 1997, the Premier Board of Directors adopted the Premier Bancshares, Inc. Directors' Stock Option Plan (the "Directors' Plan"), subject to the approval of Premier's shareholders. The Directors' Plan permits eligible persons to elect to defer receipt of retainer fees, meeting fees or both and have such amounts applied to the grant of options to purchase shares of Premier Common Stock. Members of the Board of Directors of Premier and members of the boards of directors of subsidiaries of Premier (herein, "Directors") are eligible to participate in the plan. The discussion which follows is qualified in its entirety by the terms of the Directors' Plan, a copy of which is attached to this Joint Proxy Statement/Prospectus as Appendix E.

  The purpose of the Directors' Plan is to provide Directors with the opportunity to defer receipt of all or part of their compensation as a Director and to acquire or increase their holdings of Premier Common Stock in order to promote a closer identification of their interests with those of Premier and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and value of Premier. Both incentive stock options (as determined in accordance with Section 422 of the Code) and nonqualified stock options may be granted under the plan. Approximately 25 Directors are eligible to participate in the Directors' Plan at this time.

  The Directors' Plan authorizes the issuance of up to 150,000 shares of Premier Common Stock pursuant to options granted under the plan, and the Premier Board has reserved such number of shares for this purpose. The number of shares issuable under the plan is subject to adjustment in the event of a merger, stock split, or similar change in capital structure. Options may be granted on or after the effective date of the plan (June 15, 1997), but no later than June 14, 2007. No Director may be granted options in any calendar year for more than 15,000 shares of Premier Common Stock (subject to adjustment as described herein).

  Administration; Amendment and Termination. The Directors' Plan will be administered by the Compensation Committee of the Premier Board (the "Committee"). The Committee will include no fewer than the minimum number of non-employee directors (as such term is defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act) as may be required by the rule. The Committee has authority to take action with respect to the plan, including without limitation (and subject to plan terms) the authority to establish rules and regulations for plan administration; prescribe the form(s) of option agreements; and interpret the plan, rules, regulations and option agreements. In addition, the Committee has authority to accelerate the date that any option which was not otherwise exercisable may become exercisable. Transactions under the Directors' Plan are intended to comply with Rule 16b-3 and Section 162(m) of the Code and related regulations.

  The Directors' Plan may be amended or terminated by the Board. However, any amendment that would materially increase the number of shares issuable under the plan or materially change the requirements for eligibility will require shareholder approval. In addition, no outstanding option may be amended or terminated without a Director's consent if the amendment or termination would adversely affect the Director's rights.

  Terms of Options. Pursuant to the terms of the Directors' Plan, each Director may elect to defer, prior to the start of the year in which such fees are earned, 0%, 50% or 100% of the Director's annual retainer fees and meeting fees for the calendar year and apply that percentage toward the grant of options to purchase shares of Premier Common Stock. Options are granted on July 1 of each year with respect to options granted based on deferred retainer fees for the year and deferred meeting fees earned in the first six months of the year. Options are granted on December 31 of each year for the deferred portion of meeting fees earned in the second half of the year. The number of shares subject to an option will equal that number of whole shares of Premier Common Stock that has an aggregate fair market value on the date of grant closest to, but not in excess of, the combined amount of elected retainer fees and/or meeting fees that are applied to the grant of options at that time.

  The option price for an incentive option granted under the Directors' Plan will be equal to the fair market value per share of the Premier Common Stock on the date the option is granted. The option price for a nonqualified option will be equal to 85% of the fair market value of the Premier Common Stock on the date of grant. See "Adoption of the 1997 Stock Option Plan--Proposal 3--Terms of Options" for the definition of the term "fair market value."

  The period during which options granted under the Directors' Plan shall be ten years from the date of grant. Options are fully exercisable as of the date of grant. Directors are subject to certain restrictions on exercise of options after termination (such as due to death, disability, etc.).

  Incentive options granted under the plan are nontransferable other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order. Nonqualified options are also nontransferable other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For a discussion of certain federal income tax consequences of both incentive options and nonqualified options, see "Adoption of the 1997 Stock Option Plan-- Proposal 3--Certain Federal Income Tax Consequences."

  The number of options to be received under the Directors' Plan by Directors for the current fiscal year is not yet determinable. The Committee anticipates that options will be granted under this Plan for several years.

  THE AFFIRMATIVE VOTE OF A MAJORITY OF THE PREMIER COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE AT THE PREMIER MEETING WILL BE REQUIRED TO APPROVE THE DIRECTORS' PLAN. THE BOARD OF PREMIER RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE DIRECTORS' PLAN. For these purposes, shares of Premier Common Stock that are present, or represented by proxy, at the Premier Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on any matter or whether a broker with discretionary authority fails to exercise its discretionary authority with respect to any matter.

           PROPOSALS BY PREMIER SHAREHOLDERS FOR 1998 ANNUAL MEETING

  Premier expects to hold its next annual meeting of shareholders during May 1998. Proposals by Premier shareholders intended to be presented at the 1998 annual shareholders meeting are eligible for inclusion in the Company's proxy statement for the meeting under the applicable rules of the Securities and Exchange Commission if received by the Secretary of Premier at its executive offices no later than January 16, 1998. Any such proposal should be submitted by certified mail, return receipt requested.

                                 OTHER MATTERS

  The Board of Directors of Premier and Central and Southern are not aware of any matter to be presented for action at the Premier Annual Meeting or the Central and Southern Special Meeting other than the approval and adoption of the Merger and, with respect to Premier, the Premier Annual Meeting Proposals. If any other matter comes before the Premier Annual Meeting or the Central and Southern Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment unless authority therefor is withheld on the enclosed proxy card. Such discretionary matters may include motions to adjourn the meeting for the purpose of further soliciting proxies in favor of the Merger and, with respect to Premier, the Premier Annual Meeting Proposals.

                         INDEX TO FINANCIAL STATEMENTS

PREMIER BANCSHARES, INC.
  Independent Auditor's Report............................................. F-1
  Consolidated Balance Sheets.............................................. F-2
  Consolidated Statements of Income........................................ F-3
  Consolidated Statement of Stockholders' equity........................... F-4
  Consolidated Statements of Cash Flows.................................... F-5
  Notes to Consolidated Financial Statements............................... F-7
THE CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES
  Report of Independent Certified Public Accountants.......................
  Consolidated Balance Sheets--December 31, 1996 and 1995..................
  Consolidated Statements of Earnings--Years ended December 31, 1996, 1995 and 1994................................................................
  Consolidated Statements of Changes in Stockholders' Equity--Years ended
   December 31, 1996, 1995 and 1994........................................
  Consolidated Statements of Cash Flows--Years ended December 31, 1996,
   1995 and 1994...........................................................
  Notes to Consolidated Financial Statements...............................

                            PREMIER BANCSHARES, INC.
                                AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL REPORT
                               DECEMBER 31, 1996

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                   ------------
INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS..........     F-1
FINANCIAL STATEMENTS
Consolidated balance sheets.......................................     F-2
Consolidated statements of income.................................     F-3
Consolidated statements of stockholders' equity...................     F-4
Consolidated statements of cash flows............................. F-5 and F-6
Notes to consolidated financial statements........................ F-7 and F-27
INDEPENDENT AUDITOR'S REPORT ON THE SUPPLEMENTARY INFORMATION.....     F-28

           INDEPENDENT AUDITOR'S REPORT ON THE FINANCIAL STATEMENTS

To the Board of Directors
Premier Bancshares, Inc. and Subsidiaries
Atlanta, Georgia

  We have audited the accompanying consolidated balance sheets of Premier Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Premier Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          Maudlin & Jenkins, L.L.P.

Atlanta, Georgia

January 31, 1997, except for Note 16

as to which the date is February 24, 1997

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                         1996          1995
                                                     ------------  ------------
                       ASSETS
Cash and due from banks............................. $ 11,633,707  $  9,545,638
Interest-bearing deposits in banks..................    1,447,173     9,947,819
Federal funds sold..................................   21,680,000     2,530,000
Securities available-for-sale.......................   35,153,641    45,796,237
Loans held for sale.................................   24,408,287    25,912,226
Loans...............................................  186,856,184   132,873,733
Less allowance for loan losses......................    2,404,189     1,801,917
                                                     ------------  ------------
    Loans, net......................................  184,451,995   131,071,816
Premises and equipment..............................    6,634,633     5,644,655
Other real estate owned.............................      603,489       313,117
Goodwill and other intangibles......................    2,276,728     2,686,233
Other assets........................................    5,868,826     4,077,242
                                                     ------------  ------------
    Total assets.................................... $294,158,479  $237,524,983
                                                     ============  ============
        LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
  Noninterest-bearing demand........................ $ 30,184,254  $ 29,295,271
  Interest-bearing demand...........................   57,562,280    40,938,564
  Savings...........................................    8,302,341     9,049,907
  Time, $100,000 and over...........................   35,103,940    31,003,923
  Other time........................................  105,580,365    68,165,694
                                                     ------------  ------------
    Total deposits..................................  236,733,180   178,453,359
Securities sold under repurchase agreements.........    8,443,316     1,308,634
Federal Home Loan Bank advances.....................    4,625,000    11,125,000
Other borrowings....................................   17,152,230    19,428,642
Other liabilities...................................    3,916,085     3,762,705
                                                     ------------  ------------
    Total liabilities...............................  270,869,811   214,078,340
                                                     ------------  ------------
Minority interest in subsidiary.....................       13,618        16,754
                                                     ------------  ------------
Commitments and contingent liabilities
Stockholders' equity
  Common stock, par value $1 at December 31, 1996;
   and $5 at December 31, 1995; 20,000,000 shares
   authorized; 4,249,748 and 2,351,529 issued and
   outstanding, respectively........................    4,249,748    11,757,645
  Capital surplus...................................   18,553,533    11,023,136
  Retained earnings.................................      640,485       542,730
  Unrealized gains (losses) on securities available-
   for-sale, net of tax.............................     (168,716)      106,378
                                                     ------------  ------------
    Total stockholders' equity......................   23,275,050    23,429,889
                                                     ------------  ------------
    Total liabilities and stockholders' equity...... $294,158,479  $237,524,983
                                                     ============  ============


                See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                        ------------ ------------  -----------
INTEREST INCOME
  Loans................................ $ 19,759,157 $ 13,886,775  $ 8,742,677
  Taxable securities...................    2,264,378    2,723,768    1,731,311
  Nontaxable securities................       20,237       11,261       11,265
  Deposits in banks....................      380,551      119,049       17,616
  Other short-term investments.........      591,458      559,739      450,891
                                        ------------ ------------  -----------
    Total interest income..............   23,015,781   17,300,592   10,953,760
                                        ------------ ------------  -----------
INTEREST EXPENSE
  Deposits.............................    8,666,641    6,064,829    3,772,280
  Other borrowings.....................    2,614,820    2,216,141      338,991
                                        ------------ ------------  -----------
    Total interest expense.............   11,281,461    8,280,970    4,111,271
                                        ------------ ------------  -----------
    Net interest income................   11,734,320    9,019,622    6,842,489
PROVISION FOR LOAN LOSSES..............      598,398      337,659      285,000
                                        ------------ ------------  -----------
    Net interest income after provision
     for loan losses...................   11,135,922    8,681,963    6,557,489
                                        ------------ ------------  -----------
OTHER INCOME
  Service charges on deposit accounts..      960,395      877,318      909,660
  Other service charges and fees.......    1,375,896      892,834      450,957
  Gain on mortgage loans held for
   sale................................    4,720,267    2,327,916       99,969
  Gain on sale of SBA loans............      279,061          --           --
  Mortgage loan fees...................    4,180,748    3,638,835    1,183,601
  Net realized gains (losses) on
   securities available-for-sale.......      135,295       52,841      (28,568)
  Net realized losses on securities
   held-to-maturity....................          --       (30,778)         --
  Other operating income...............      203,573      393,964      346,496
                                        ------------ ------------  -----------
    Total other income.................   11,855,235    8,152,930    2,962,115
                                        ------------ ------------  -----------
OTHER EXPENSES
  Salaries and employee benefits....... $ 11,870,099 $  8,183,327  $ 4,985,065
  Equipment expenses...................    1,110,368      681,966      568,654
  Occupancy expenses...................    1,297,448      958,622      607,859
  Advertising expenses.................      249,054      166,186      191,132
  Telephone expenses...................      353,892      190,316      159,672
  Merger related expenses..............      498,556       21,511          --
  Stationery and supplies..............      433,049      293,040      268,934
  Legal expenses.......................      202,243      254,915      168,802
  Director expenses....................      307,584      249,247      150,349
  Deposit insurance....................      327,708      212,447      247,874
  Collection expenses..................       91,886      144,763      146,073
  Goodwill amortization expense........      190,813      149,197          --
  Other operating expenses.............    2,438,357    2,190,127    1,165,461
                                        ------------ ------------  -----------
    Total other expenses...............   19,371,057   13,695,664    8,659,875
                                        ------------ ------------  -----------
    Income before income taxes and
     minority interest in net income of
     subsidiary........................    3,620,100    3,139,229      859,729
Income tax expense.....................    1,068,534    1,137,571      568,581
                                        ------------ ------------  -----------
    Net income before minority interest
     in net income of subsidiary.......    2,551,566    2,001,658      291,148
Minority interest in net income of
 subsidiary............................       11,850       12,709          --
                                        ------------ ------------  -----------
    Net income......................... $  2,539,716 $  1,988,949  $   291,148
                                        ============ ============  ===========
Net income per share of common stock... $        .59 $        .48  $       .08
                                        ============ ============  ===========
Weighted average shares outstanding....    4,306,835    4,136,260    3,570,450
                                        ============ ============  ===========

                See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                            UNREALIZED GAINS
                             COMMON STOCK                     RETAINED         (LOSSES) ON          TOTAL
                         ---------------------    CAPITAL     EARNINGS    SECURITIES AVAILABLE- STOCKHOLDERS'
                          SHARES    PAR VALUE     SURPLUS     (DEFICIT)   FOR-SALE, NET OF TAX     EQUITY
                         --------- -----------  -----------  -----------  --------------------- -------------
BALANCE, DECEMBER 31,
 1993................... 1,956,962 $ 9,784,810  $ 8,489,317  $  (414,329)      $       --       $ 17,859,798
  Net income............       --          --           --       291,148               --            291,148
  Cash dividends
   declared.............       --          --           --      (305,758)              --           (305,758)
  Stock issued..........    33,588     167,940      207,072          --                --            375,012
  Net change in
   unrealized gains
   (losses) on
   securities available-
   for-sale, net of
   tax..................       --          --           --        50,483          (716,247)         (665,764)
                         --------- -----------  -----------  -----------       -----------      ------------
BALANCE, DECEMBER 31,
 1994................... 1,990,550   9,952,750    8,696,389     (378,456)         (716,247)       17,554,436
  Net income............       --          --           --     1,988,949               --          1,988,949
  5% stock dividend.....    76,206     381,030      628,699   (1,012,822)              --             (3,093)
  Stock issued..........   284,773   1,423,865    1,698,048          --                --          3,121,913
  Cash dividends
   declared.............       --          --           --       (54,941)              --            (54,941)
  Net change in
   unrealized gains
   (losses) on
   securities available-
   for-sale, net of
   tax..................       --          --           --           --            822,625           822,625
                         --------- -----------  -----------  -----------       -----------      ------------
BALANCE, DECEMBER 31,
 1995................... 2,351,529  11,757,645   11,023,136      542,730           106,378        23,429,889
  Net income............       --          --           --     2,539,716               --          2,539,716
  Stock options
   exercised............     2,250       2,250       20,250          --                --             22,500
  Cash dividends
   declared.............       --          --           --    (2,441,961)              --         (2,441,961)
  Recapitalization......       --   (9,406,116)   9,406,116          --                --                --
  1.8055 stock split.... 1,895,969   1,895,969   (1,895,969)
  Net change in
   unrealized gains
   (losses) on
   securities available-
   for-sale, net of
   tax..................       --          --           --           --           (275,094)         (275,094)
                         --------- -----------  -----------  -----------       -----------      ------------
BALANCE, DECEMBER 31,
 1996................... 4,249,748 $ 4,249,748  $18,553,533  $   640,485       $ (168,716)       $23,275,050
                         ========= ===========  ===========  ===========       ===========      ============


                See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                          1996          1995          1994
                                      ------------  ------------  ------------
OPERATING ACTIVITIES
  Net income before minority interest
   in net income of subsidiary....... $  2,551,566  $  2,001,658  $    291,148
  Adjustments to reconcile net income
   to net cash provided by (used in)
   operating activities:
    Depreciation.....................      798,761       522,115       484,319
    Amortization of intangibles......      190,813       149,197           --
    Provision for loan losses........      598,398       337,659       285,000
    Deferred income taxes............       11,752       107,200      (241,862)
    Net (increase) decrease in loans
     held for sale...................    1,672,026   (12,958,178)     (679,265)
    Net realized (gains) losses on
     securities available-for-sale...     (135,295)      (52,841)       28,568
    Net realized losses on securities
     held-to-maturity................          --         30,778           --
    (Increase) decrease in interest
     receivable......................     (111,054)     (552,809)       23,742
    Increase (decrease) in interest
     payable.........................      180,059       231,394        (4,658)
    Other operating activities.......   (2,891,833)    1,738,549     1,280,934
                                      ------------  ------------  ------------
      Net cash provided by (used in)
       operating activities..........    2,865,193    (8,445,278)    1,467,926
                                      ------------  ------------  ------------
INVESTING ACTIVITIES
  Purchases of securities available-
   for-sale..........................  (10,985,469)  (22,918,884)   (5,794,542)
  Proceeds from sales of securities
   available-for-sale................   11,534,120     8,831,030     2,702,013
  Proceeds from maturities of securi-
   ties available-for-sale...........    9,798,510     3,578,536       429,038
  Purchases of securities held-to-ma-
   turity............................          --     (6,590,781)   (9,302,235)
  Proceeds from sales of securities
   held-to-maturity..................          --      4,560,718           --
  Proceeds from maturities of securi-
   ties held-to-maturity.............          --      2,817,235     4,823,195
  Net (increase) decrease in Federal
   funds sold........................  (19,150,000)   16,580,000    (8,230,000)
  Net (increase) decrease in inter-
   est-bearing deposits in banks.....    8,500,646    (9,931,730)      (16,089)
  Net (increase) decrease in loans...  (54,207,952)  (13,452,625)    2,146,808
  Purchase of premises and equip-
   ment..............................   (1,788,739)     (788,429)     (349,537)
  Net cash acquired in business com-
   binations.........................          --        678,430           --
  Investment in subsidiary...........          --     (5,894,871)          --
                                      ------------  ------------  ------------
      Net cash used in investing ac-
       tivities......................  (56,298,884)  (22,531,371)  (13,591,349)
                                      ------------  ------------  ------------

                See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                           1996          1995         1994
                                        -----------  ------------  -----------
FINANCING ACTIVITIES
  Net increase in deposits............. $58,279,821  $ 29,256,260  $   843,283
  Net increase in repurchase agree-
   ments...............................   7,134,682     1,308,634            0
  Net increase (decrease) in other
   borrowings..........................  (2,276,412)    3,025,506   10,029,263
  Net decrease in Federal Home Loan
   Bank advances.......................  (6,500,000)   (2,059,990)           0
  Dividends paid.......................  (1,123,845)      (58,034)    (305,758)
  Dividends paid to minority sharehold-
   er..................................     (14,986)          --           --
  Proceeds from exercise of stock op-
   tions...............................      22,500           --           --
  Proceeds from common stock issued....         --      3,121,913      375,012
                                        -----------  ------------  -----------
    Net cash provided by financing ac-
     tivities..........................  55,521,760    34,594,289   10,941,800
                                        -----------  ------------  -----------
  Net increase (decrease) in cash and
   due from banks......................   2,088,069     3,617,640   (1,181,623)
  Cash and due from banks at beginning
   of year.............................   9,545,638     5,927,998    7,109,621
                                        -----------  ------------  -----------
  Cash and due from banks at end of
   year................................ $11,633,707  $  9,545,638  $ 5,927,998
                                        ===========  ============  ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid for:
    Interest........................... $11,101,402  $  8,049,576  $ 4,115,929
    Income taxes....................... $ 1,257,556  $  1,272,504  $    98,322
BUSINESS COMBINATION
  Net cash acquired....................              $    678,430
                                                     ============
  Securities available-for-sale........              $  1,563,926
  Loans held for sale..................                 7,829,133
  Loan.................................                37,517,520
  Premises and equipment...............                 1,401,710
  Other assets.........................                 1,240,845
  Goodwill.............................                 2,547,828
  Deposits.............................               (31,031,023)
  Advances from Federal Home Loan
   Bank................................               (13,184,990)
  Subordinated debentures..............                (1,974,394)
  Other liabilities....................                  (694,114)
                                                     ------------
  Net assets acquired, net of cash and
   due from banks of $678,430..........              $  5,216,441
                                                     ============
NONCASH TRANSACTIONS
  Unrealized (gains) losses on securi-
   ties available-for-sale............. $   430,730  $ (1,263,607) $ 1,085,220
  Principal balances of loans trans-
   ferred to other real estate......... $   435,816  $    657,190  $   309,572

                See Notes to Consolidated Financial Statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

  Premier Bancshares, Inc., (the "Company" and formerly First Alliance/Premier Bancshares, Inc.) is a bank and thrift holding company whose business is conducted by its wholly-owned subsidiaries, First Alliance Bank (the "Bank") located in Marietta, Georgia, Premier Bank (the "Thrift") located in Acworth, Georgia, Premier Lending Corporation ("Lending") located in Atlanta, Georgia and Interim Alliance Corporation d/b/a Alliance Finance located in Smyrna, Georgia, an 80% owned subsidiary.

  The Company is not engaged in any substantial business other than the normal financial services provided by its subsidiaries. However, the Company incurs operating expenses in connection with evaluating and pursuing potential business acquisitions.

  First Alliance Bank is a commercial bank with operations in Marietta and Kennesaw, Georgia. The Bank provides a full range of banking services to individual and corporate customers in its primary market area of Cobb County and surrounding counties.

  Premier Bank was acquired by the Company during 1995 in a business combination accounted for as a purchase. The Thrift provides a full range of banking services to individual and corporate customers in its primary market area of Cobb County and surrounding counties.

  Premier Lending Corporation, Inc. originates, processes, funds and sells residential mortgage loans, construction loans and commercial finance loans primarily in the metropolitan Atlanta area. The majority of the mortgage loans are sold to independent third party investors with servicing released and a significant portion of the construction and commercial finance loans are participated to affiliated and non-affiliated financial institutions.

  Alliance Finance provides lending and financing services to consumer and business enterprises. The Finance Company's primary activities consist of origination of consumer loans including mortgage loans, retail sales financing and related insurance products.

NAME CHANGE

  In January 1997, the Company changed its name from First Alliance/Premier Bancshares, Inc. to Premier Bancshares, Inc.

BASIS OF PRESENTATION

  The consolidated financial statements include the accounts of the Company and its subsidiaries. Significant intercompany transactions and accounts are eliminated in consolidation.

  The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the financial services industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates.

CASH AND DUE FROM BANKS

  Cash on hand, cash items in process of collection and amounts due from banks are included in cash and due from banks.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The Company and its subsidiaries maintain amounts due from banks which, at times, may exceed Federally insured limits. The Company has not experienced any losses in such accounts.

SECURITIES

  Securities are classified based on management's intention on the date of purchase. Securities which management has the intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost. All other debt securities are classified as available-for-sale and carried at fair value with net unrealized gains and losses included in stockholders' equity, net of tax. Marketable equity securities are carried at fair value with net unrealized gains and losses included in stockholders' equity. Other equity securities without a readily determinable fair value are carried at cost.

  Interest and dividends on securities, including amortization of premiums and accretion of discounts, are included in interest income. Realized gains and losses from the sales of securities are determined using the specific identification method.

LOANS HELD FOR SALE

  Loans held for sale include primarily mortgage loans which are carried at the lower of aggregate cost or fair value. The determination of fair value includes consideration of outstanding commitments from investors, related origination fees and costs, and commitment fees paid. Gains and losses are recognized at settlement dates and are determined by the difference between the selling price and the carrying value of the loans sold. The Company sells all mortgage loans on a servicing released basis. The Company's practice is to originate mortgage loans subject to existing purchase commitments from third party investors.

LOANS

  Loans are carried at their principal amounts outstanding less unearned income, net deferred loan fees and costs and the allowance for loan losses. Interest income on most loans is credited to income based on the principal amount outstanding. Interest on other loans is recognized on the sum-of-the-months method, the results of which are not materially different from generally accepted accounting principles.

  Loan origination fees and certain direct costs incurred in originating most loans are deferred and recognized as income over the life of the loan. Fees and costs incurred in origination of other loans are recognized at the time the loan is recorded. The results of operations are not materially different than the results which would be obtained by accounting for all loan fees and costs in accordance with generally accepted accounting principles.

  The allowance for loan losses is maintained at a level that management believes to be adequate to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth, composition of the loan portfolio, and other risks inherent in the portfolio. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses, and may require the Company to record additions to the allowance based on their judgment about information available to them at the time of their examinations.

  The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When accrual of interest is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

  The Company adopted the provisions of Statement of Financial Accounting Standard No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by Statement of Financial Accounting Standard No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures," on January 1, 1995. A loan is impaired when it is probable the Company will be unable to collect all principal and interest payments due in accordance with the terms of the loan agreement. Individually identified impaired loans are

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES measured based on the present value of payments expected to be received, using the contractual loan rate as the discount rate. Alternatively, measurement may be based on observable market prices or, for loans that are solely dependent on the collateral for repayment, measurement may be based on the fair value of the collateral. If the recorded investment in the impaired loan exceeds the measure of fair value, a valuation allowance is established as a component of the allowance for loan losses. Changes to the valuation allowance are recorded as a component of the provision for loan losses.

  The Company considers the following type loans to be impaired:

    (1) all nonaccrual loans, (2) loans that have been restructured in a troubled debt restructuring provided that the restructured loan agreement specifies an interest rate that is less than the Company would be willing to accept at the time of the restructuring for a new loan with comparable risk or the loan becomes impaired based on the terms specified by the restructured loan agreement, and (3) any other loan in which management does not expect to collect all contractual principal and interest payments in accordance with the terms of the loan agreement.

  The Company has not identified large groups of smaller-balance homogeneous loans which are collectively evaluated for impairment. Any loan that meets the characteristics as described above are considered to be impaired regardless of loan type or balance.

PREMISES AND EQUIPMENT

  Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives of the assets.

OTHER REAL ESTATE OWNED

  Other real estate owned represents properties acquired through foreclosure. Other real estate owned is held for sale and is carried at the lower of the recorded amount of the loan or fair value of the properties less estimated selling costs. Any write-down to fair value at the time of transfer to other real estate owned is charged to the allowance for loan losses. Subsequent gains or losses on sale and any subsequent adjustment to the value are recorded as other expenses.

INCOME TAXES

  Income tax expense consists of current and deferred taxes. Current income tax provisions approximate taxes to be paid or refunded for the applicable year. Deferred tax assets and liabilities are recognized for the temporary differences between the bases of assets and liabilities as measured by tax laws and their bases as reported in the financial statements. Deferred tax expense or benefit is then recognized for the change in deferred tax assets or liabilities between periods.

  Recognition of deferred tax balance sheet amounts is based on management's belief that it is more likely than not that the tax benefit associated with certain temporary differences, tax operating loss carryforwards and tax credits will be realized. A valuation allowance is recorded for those deferred tax items for which it is more likely than not that realization will not occur.

  The Company and the subsidiaries file a consolidated income tax return. Each entity provides for income taxes based on its contribution to income taxes (benefits) of the consolidated group.

NET INCOME PER COMMON SHARE

  Net income per common share is computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents consist of stock options and warrants.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 2. SECURITIES

  The amortized cost and fair value of securities are summarized as follows:

                                              GROSS      GROSS
                                AMORTIZED   UNREALIZED UNREALIZED      FAIR
                                   COST       GAINS      LOSSES       VALUE
                               ------------ ---------- ----------  ------------
SECURITIES AVAILABLE FOR SALE
  December 31, 1996:
    U. S. Government and
     agency securities........ $ 19,592,588 $  38,756  $  (53,968) $ 19,577,376
    State and municipal secu-
     rities...................      101,145     3,546         --        104,691
    Mortgage backed securi-
     ties.....................   13,909,362    39,378    (256,642)   13,692,098
    Equity securities.........    1,834,545       --      (55,069)    1,779,476
                               ------------ ---------  ----------  ------------
                               $ 35,437,640 $  81,680  $ (365,679) $ 35,153,641
                               ============ =========  ==========  ============
  December 31, 1995:
    U. S. Government and
     agency securities........ $ 22,226,156 $ 238,490  $ (151,542) $ 22,313,104
    State and municipal secu-
     rities...................      291,803    12,038         --        303,841
    Mortgage backed securi-
     ties.....................   21,691,002   260,327    (184,535)   21,766,794
    Equity securities.........    1,440,545       --      (28,047)    1,412,498
                               ------------ ---------  ----------  ------------
                               $ 45,649,506 $ 510,855  $ (364,124) $ 45,796,237
                               ============ =========  ==========  ============

  The amortized cost and fair value of securities as of December 31, 1996 by contractual maturity are shown below. Maturities may differ from contractual maturities in mortgage-backed securities because the mortgages underlying the securities may be called or prepaid with or without penalty. Therefore, these securities and equity securities are not included in the maturity categories in the following summary.

                                                             SECURITIES
                                                      -------------------------
                                                       AMORTIZED       FAIR
                                                          COST        VALUE
                                                      ------------ ------------
   Due from one year to five years................... $ 17,288,569 $ 17,280,585
   Due from five to ten years........................    2,026,196    2,018,440
   Due after ten years...............................      378,968      383,042
   Mortgage backed securities........................   13,909,362   13,692,098
   Equity securities.................................    1,834,545    1,779,476
                                                      ------------ ------------
                                                      $ 35,437,640 $ 35,153,641
                                                      ============ ============

  Securities with a carrying value of approximately $31,452,000 and $38,224,000 at December 31, 1996 and 1995, respectively, were pledged to secure public deposits and for other purposes.

  Gains and losses on sales of securities consist of the following:

                              HELD TO MATURITY      AVAILABLE FOR SALE
                              ---------------- -------------------------------
                                    1995         1996       1995       1994
                              ---------------- ---------  ---------  ---------
   Gross gains..............     $     725     $ 148,325  $ 130,926  $   1,431
   Gross losses.............       (31,503)      (13,030)   (78,085)   (29,999)
                                 ---------     ---------  ---------  ---------
   Net realized gains (loss-
    es).....................     $ (30,778)    $ 135,295  $  52,841  $ (28,568)
                                 =========     =========  =========  =========

  The Company sold during the third quarter of 1995 securities classified as held-to-maturity, with a carrying amount of $4,560,718, recognizing a net loss of $30,778, in response to changes in the bond market and

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES management's evaluation of the securities portfolio. The circumstances leading to the sale of these securities were identified as an isolated instance based on prudent business decisions. On December 15, 1995, the Company transferred its remaining held-to-maturity portfolio totaling $20,103,806 to available-for-sale, resulting in a net unrealized loss of $23,815 which was included in stockholders' equity at $15,718 net of related taxes of $8,097.

NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES

  The composition of loans is summarized as follows:

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1996          1995
                                                     ------------  ------------
Commercial and financial............................ $ 28,599,233  $ 22,182,076
Real estate--construction...........................   67,410,541    37,157,871
Real estate--mortgage                                  73,272,062    58,463,177
Consumer............................................   17,991,335    14,776,676
Other...............................................       81,094       912,432
                                                     ------------  ------------
                                                      187,354,265   133,492,232
Unearned income.....................................     (520,446)     (447,306)
Net deferred loan (fees) costs......................       22,365      (171,193)
Allowance for loan losses...........................   (2,404,189)   (1,801,917)
                                                     ------------  ------------
Loans, net.......................................... $184,451,995  $131,071,816
                                                     ============  ============

  Changes in the allowance for loan losses for the years ended December 31, 1996, 1995 and 1994 were as follows:

                                                1996        1995        1994
                                             ----------  ----------  ----------
BALANCE, BEGINNING OF YEAR.................. $1,801,917  $1,301,582  $1,581,532
  Allowance acquired in acquisitions........        --      294,309         --
  Provision for loan losses.................    598,398     337,659     285,000
  Loans charged off.........................   (152,326)   (389,570)   (735,324)
  Recoveries................................    156,200     257,937     170,374
                                             ----------  ----------  ----------
BALANCE, END OF YEAR........................ $2,404,189  $1,801,917  $1,301,582
                                             ==========  ==========  ==========

  The total recorded investment in impaired loans was $1,223,510 and $268,463 at December 31, 1996 and 1995, respectively. None of these loans had a specific allowance for loan losses at December 31, 1996 and 1995 determined in accordance with generally accepted accounting principles. The average recorded investment in impaired loans for 1996 and 1995 was $1,038,284 and $692,500, respectively. Interest income on impaired loans of $14,085 and $10,155 was recognized for cash payments received for the years ended 1996 and 1995, respectively.

  The Company has granted loans to certain related parties including directors, executive officers, and their related entities. The interest rates on these loans were substantially the same as rates prevailing at the time of the transaction and repayment terms are customary for the type of loan involved. Changes in related party loans for the year ended December 31, 1996 are as follows:

   BALANCE, BEGINNING OF YEAR....................................... $1,410,900
     Advances.......................................................    223,601
     Repayments.....................................................   (407,081)
                                                                     ----------
   BALANCE, END OF YEAR............................................. $1,227,420
                                                                     ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 4. PREMISES AND EQUIPMENT

  Premises and equipment are summarized as follows:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1996         1995
                                                       -----------  -----------
   Land............................................... $ 1,132,414  $ 1,132,414
   Buildings..........................................   3,607,228    3,469,036
   Equipment..........................................   5,835,742    4,471,926
                                                       -----------  -----------
                                                        10,575,384    9,073,376
   Accumulated depreciation...........................  (3,940,751)  (3,428,721)
                                                       -----------  -----------
                                                       $ 6,634,633  $ 5,644,655
                                                       ===========  ===========

NOTE 5. OTHER BORROWINGS

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

  The balance of securities sold under repurchase agreements was $8,443,316 and $1,308,634 at December 31, 1996 and 1995, respectively.

SUBORDINATED DEBENTURES

  Subordinated debt of Alliance Finance and Premier Lending consists of fixed rate debentures which are payable on demand or mature at twelve, twenty-four or thirty-six months after date of issue. The debentures have various principal amounts and interest is payable monthly. The Company may repay the debentures for a price equal to 100% of the principal plus any unpaid interest to date of redemption without penalty. A summary of the outstanding debentures by interest rate and maturity are as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ---------- ----------
   7.50% due on demand................................... $4,236,971 $      --
   7.50% due in 1997.....................................     70,000        --
   7.50% due February 20, 1999...........................     70,000        --
   8.00% due on demand...................................  1,327,000  1,194,000
   8.00% due in 1998.....................................     35,000     35,000
   8.50% due on demand...................................     90,000        --
   10.0% due on demand...................................     25,000     25,000
                                                          ---------- ----------
                                                          $5,853,971 $1,254,000
                                                          ========== ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  Lines of credit at December 31, 1996 and 1995 consisted of:

                                                            1996       1995
                                                         ---------- -----------
Revolving line of credit of $4,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31, 1996) due on October
 31, 1997. Line is secured by all commercial finance
 notes receivable, all stock of the Company's subsidi-
 aries and guaranteed by the Company...................  $2,320,000 $       --
Revolving line of credit of $4,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31, 1996), due October
 31, 1997. Line is secured by all stock of the
 Company's subsidiaries and guaranteed by the Company..   3,675,000         --
Revolving line of credit of $3,000,000 with a
 nonaffiliated institution, bearing interest at prime
 less .50% (7.75% at December 31, 1996), due October
 31, 1997. Line is secured by accounts receivable of
 Alliance Finance, all stock of the Company's subsidi-
 aries and guaranteed by the Company...................     475,000         --
Treasury, tax and loan note option account with the
 Federal Reserve Bank of Atlanta, due on demand, bear-
 ing interest at 5.148% at December 31, 1996, collater-
 alized by securities..................................     828,259         --
Line of credit of $505,000 with a nonaffiliated insti-
 tution, bearing interest at prime plus 1% (9.25% at
 December 31, 1995), matured on August 14, 1996........         --      505,000
Revolving warehouse line of credit of $30,000,000 with
 a nonaffiliated institution, bearing interest at an
 annual rate varying from published rates on high-
 graded unsecured commercial paper plus 1.75% to plus
 3%, matured October 21, 1995..........................  $      --  $13,584,642
Revolving line of credit of $3,000,000 with a
 nonaffiliated institution, bearing interest at prime
 (8.50% at December 31, 1995) matured February 15,
 1996..................................................         --    1,085,000
                                                         ---------- -----------
                                                         $7,298,259 $15,174,642
                                                         ========== ===========

  Long-term debt at December 31, 1996 and 1995 consisted of:

                                                            1996       1995
                                                         ---------- -----------
Note payable in the amount of $4,000,000, due in eight
 annual instalments of $500,000 beginning April 1, 1999
 with interest due quarterly at prime less .50% (7.75%
 at December 31, 1996), due April 1, 2006. Note payable
 is secured by all stock of the Company's subsidiaries
 and guaranteed by the Company.........................  $4,000,000 $       --
Note payable in the amount of $3,000,000, due in annual
 instalments of $300,000 with interest due quarterly at
 prime plus 1% (9.25% at December 31, 1995) to October
 28, 2006 collateralized by 320,000 shares of common
 stock of Premier Bank.................................         --    3,000,000
                                                         ---------- -----------
                                                         $4,000,000 $ 3,000,000
                                                         ========== ===========

  In connection with the long-term debt, the Company has agreed, among other covenants, to during the term of the loan: (1) maintain earnings at a level equal to or above .60 percent of average assets; (2) maintain reserves for possible loan losses at a level of not less than 1% of total gross loans, excluding residential first mortgage loans on owner-occupied single family dwellings, of the Banks; (3) maintain in aggregate a total risk based capital ratio of no less than 10.0% and Tier 1 capital to average total assets of no less than 6.0%; and (4) not permit its capital to be less than $20,000,000.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  Aggregate maturities required on long-term debt at December 31, 1996 were as follows:

1999................................................................ $   500,000
2000................................................................     500,000
2001................................................................     500,000
Thereafter..........................................................   2,500,000
                                                                     -----------
                                                                     $ 4,000,000
                                                                     ===========

NOTE 6. FEDERAL HOME LOAN BANK ADVANCES

  Federal Home Loan Bank advances consisted of the following at December 31, 1996 and 1995:

                                                           1996         1995
                                                        ----------- ------------
Advance from the Federal Home Loan Bank with interest
 at 6.79%, due on August 1, 2001. Interest is payable
 monthly..............................................  $ 1,000,000 $        --
Advance from the Federal Home Loan Bank with interest
 at 6.99%, due on September 15, 1997. Interest is pay-
 able monthly.........................................    1,000,000    1,000,000
Advance from the Federal Home Loan Bank with interest
 at 8.27%, due on December 8, 1997. Interest is pay-
 able monthly.........................................    1,750,000    1,750,000
Advance from the Federal Home Loan Bank with interest
 at 8.41%, due on December 8, 1999. Interest is pay-
 able monthly.........................................      875,000      875,000
Advance from the Federal Home Loan Bank with interest
 at the one month LIBOR rate plus 20 basis points
 (6.17% at December 31, 1995), due on
 May 31, 2005.........................................          --     5,000,000
Advance from the Federal Home Loan Bank with interest
 based on the Federal Home Loan Bank's cost of funds
 plus .25% (5.85% at December 31, 1995), matured on
 January 2, 1996......................................          --     1,000,000
Variable rate advances from the Federal Home Loan Bank
 with interest based on the Federal Home Loan Bank's
 cost of funds plus .25% (6.10% December 31, 1995),
 matured on October 12, 1996..........................  $       --  $  1,000,000
Variable rate advances from the Federal Home Loan Bank
 with interest based on the Federal Home Loan Bank's
 cost of funds plus .25% (6.10% at December 31, 1995),
 matured on November 3, 1996..........................          --       500,000
                                                        ----------- ------------
                                                        $ 4,625,000 $ 11,125,000
                                                        =========== ============

  The advances from the Federal Home Loan Bank are collateralized by a blanket floating lien on qualifying first mortgages and pledges of certain securities and the Company's Federal Home Loan Bank stock.

NOTE 7. DEFERRED COMPENSATION PLANS

  First Alliance Bank has three deferred compensation plans providing for the deferral of director fees and certain retirement benefits for the directors.

  The first retirement benefit plan was put in place in January, 1994. The Bank accrues an amount equal to the present value of the estimated benefit to be paid under the plan. The accrual recorded for the years ended December 31, 1996, 1995 and 1994 was $103,994, $89,303 and $50,601, respectively. The plan was terminated effective December 31, 1996 and no additional benefits will be accrued under this plan.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The Bank's other plans allow the directors to defer up to $500 per month of their monthly director's fees. The first plan covers one current and one former director. Under that plan, the monthly amount deferred is utilized to purchase life insurance on those directors. The Bank's liability under that plan is equal to the cash value of those policies. The second plan is similar to the first except deferred fees are recorded in a liability account monthly plus an interest amount based on the current market rate accrued annually. During 1996, 1995 and 1994, an amount of $38,260, $31,322 and $21,200, respectively, was deferred by the directors and recorded as a liability of the Bank.

  In conjunction with these plans, several universal life insurance policies were purchased by the Bank. The Bank is the owner of the policies which insure the lives of certain directors. These policies may be used by the Bank as funding vehicles for plan obligations. The directors are general creditors of the Bank and have no specific claims on these assets.

NOTE 8. EMPLOYEE BENEFIT PLANS

PROFIT SHARING PLAN

  The Company has a 401(k) retirement plan covering all employees, subject to certain minimum age requirements. Contributions to the plan charged to expense were $73,252, $38,933 and $39,975 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Premier Bank had a defined contribution 401(k) plan covering all full-time employees, subject to certain minimum service requirements. This 401(k) plan was terminated on January 30, 1996 with the individual participants' funds being disbursed on that date. There were no contributions to the plan for the year ended December 31, 1996 and the period from acquisition to December 31, 1995.

INCENTIVE STOCK OPTION PLANS

  The Company has an Employee Incentive Stock Option Plan. Under the Plan, the Company can grant to key personnel options to purchase an aggregate of 270,825 shares of the Company's common stock at a price not less than the fair market value of such shares on the date the option is granted. The option period will not exceed ten years from date of grant.

  The Company also has an employee and a director stock option plan whereby 72,220 and 58,679 shares, respectively, of common stock have been reserved for stock options. Under the employee plan, the Company can grant to key personnel options to purchase common stock at a price not less than the fair market value of such shares on the date the option is granted. The option period will not exceed ten years from date of grant.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  Under the director plan, each eligible director who attends at least 75% of the meetings of the Company's Board and related committee meetings shall receive an option to purchase 903 shares annually of common stock. The options expire ten years from the date of grant. All options granted were exercisable at December 31, 1996. Other pertinent information related to the options is as follows:

                                             DECEMBER 31,
                         ------------------------------------------------------
                               1996               1995               1994
                         ------------------ ------------------ ----------------
                                  WEIGHTED-          WEIGHTED-        WEIGHTED-
                                   AVERAGE            AVERAGE          AVERAGE
                                  EXERCISE           EXERCISE         EXERCISE
                         NUMBER     PRICE   NUMBER     PRICE   NUMBER   PRICE
                         -------  --------- -------  --------- ------ ---------
Under option, beginning
 of year................ 124,580   $ 5.72    58,679   $ 5.54   46,040  $ 5.54
  Granted...............  18,055     8.86    74,026     5.84   12,639    5.54
  Exercised.............  (4,062)    5.54       --       --       --      --
  Expired...............    (903)    5.54    (8,125)    5.54      --      --
                         -------            -------            ------
Under option and exer-
 cisable, end of year... 137,670     6.14   124,580     5.72   58,679    5.54
                         =======            =======            ======

                                                                    WEIGHTED-
                                                                     AVERAGE
                                                         WEIGHTED-  REMAINING
                                                          AVERAGE  CONTRACTUAL
                                                         EXERCISE    LIFE IN
                                          NUMBER  PRICE    PRICE      YEARS
                                          ------- ------ --------- -----------
Options Outstanding and Exercisable, End
 of Year................................. 110,587 $ 5.54  $ 5.54       7.0
                                            9,028   8.03    8.03       8.0
                                           18,055   8.86    8.86      10.0
                                          -------
                                          137,670
                                          =======

  As permitted by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123), the Company recognizes compensation cost for stock-based employee compensation awards in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees". The Company recognized no compensation cost for stock-based employee compensation awards for the years ended December 31, 1996 and 1995. If the Company had recognized compensation cost in accordance with SFAS No. 123, net income and net income per share would have been reduced as follows:

                                                 DECEMBER 31,
                                  ---------------------------------------------
                                          1996                   1995
                                  ---------------------- ----------------------
                                              NET INCOME             NET INCOME
                                  NET INCOME  PER SHARE  NET INCOME  PER SHARE
                                  ----------  ---------- ----------  ----------
As reported.....................  $2,539,716    $ .59    $1,988,949    $0.48
Stock based compensation, net of
 related tax effect.............     (25,782)   (0.01)      (69,691)   (0.02)
                                  ----------    -----    ----------    -----
As adjusted.....................  $2,513,934    $ .58    $1,919,258    $ .46
                                  ==========    =====    ==========    =====

  The per share weighted-average fair value of stock options granted during 1996 and 1995 was $2.17 and $1.42, respectively, using the Black Scholes option-pricing model. The fair value of the options granted during the year was based upon the discounted value of future cash flows of the options using the following assumptions:

Risk free interest rate............................................       6.45%
Expected life of the options....................................... 7-10 Years
Expected dividends (as a percent of the fair value of the stock)...       2.68%
Volatility.........................................................       9.80%

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 9. SEGMENT REPORTING

  The Company's operations include two primary business segments: banking and mortgage banking activities. The Company, primarily through its subsidiary banks, offers banking services including a full range of commercial and corporate banking services. Mortgage banking activities are provided by Lending and include the origination of residential mortgage loans for sale to various investors and origination of construction and commercial finance loans for participation with other financial institutions.

                                               INDUSTRY SEGMENTS
                         ----------------------------------------------------------------
   FOR THE YEAR ENDED      HOLDING      BANKING     MORTGAGE
   DECEMBER 31, 1996       COMPANY    SUBSIDIARIES   BANKING   ELIMINATIONS  CONSOLIDATED
   ------------------    -----------  ------------ ----------- ------------  ------------
Revenues from unaffili-
 ated customers......... $       --   $ 23,201,562 $11,669,454 $        --   $ 34,871,016
Revenues from affili-
 ates...................   3,164,034       236,953         --    (3,400,987)          --
                         -----------  ------------ ----------- ------------  ------------
  Total revenue......... $ 3,164,034  $ 23,438,515 $11,669,454 $ (3,400,987) $ 34,871,016
                         ===========  ============ =========== ============  ============
Income from continuing
 operations before in-
 come taxes............. $ 2,101,909  $  4,060,370 $   598,302 $ (3,140,481) $  3,620,100
                         ===========  ============ =========== ============  ============
Identifiable assets at
 December 31, 1996...... $28,690,340  $286,781,318 $13,052,684 $(34,365,863) $294,158,479
                         ===========  ============ =========== ============  ============
Depreciation expense.... $       --   $    606,405 $   192,356               $    798,761
                         ===========  ============ ===========               ============
Premises and equipment
 acquisitions........... $       --   $  1,006,195 $   782,544               $  1,788,739
                         ===========  ============ ===========               ============
                                               INDUSTRY SEGMENTS
                         ----------------------------------------------------------------
   FOR THE YEAR ENDED      HOLDING      BANKING     MORTGAGE
   DECEMBER 31, 1995       COMPANY    SUBSIDIARIES   BANKING   ELIMINATIONS  CONSOLIDATED
   ------------------    -----------  ------------ ----------- ------------  ------------
Revenues from unaffili-
 ated customers......... $   848,513  $ 17,823,464 $ 6,781,545 $        --   $ 25,453,522
Revenues from affili-
 ates...................     823,052       197,878         --    (1,020,930)          --
                         -----------  ------------ ----------- ------------  ------------
  Total revenue......... $ 1,671,565  $ 18,021,342 $ 6,781,545 $ (1,020,930) $ 25,453,522
                         ===========  ============ =========== ============  ============
Income (loss) from con-
 tinuing operations be-
 fore income taxes...... $   (92,001) $  3,412,496 $   629,454 $   (810,720) $  3,139,229
                         ===========  ============ =========== ============  ============
Identifiable assets at
 December 31, 1995...... $26,648,602  $219,065,627 $21,690,588 $(29,879,834) $237,524,983
                         ===========  ============ =========== ============  ============
Depreciation expense.... $     7,030  $    424,898 $    90,187               $    522,115
                         ===========  ============ ===========               ============
Premises and equipment
 acquisitions........... $       --   $    669,462 $   118,967               $    788,429
                         ===========  ============ ===========               ============

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                                               INDUSTRY SEGMENTS
                         ----------------------------------------------------------------
   FOR THE YEAR ENDED      HOLDING     BANKING     MORTGAGE
   DECEMBER 31, 1994       COMPANY   SUBSIDIARIES   BANKING    ELIMINATIONS  CONSOLIDATED
   ------------------    ----------- ------------ -----------  ------------  ------------
Revenues from unaffili-
 ated customers......... $       --  $ 11,989,288 $ 1,914,958  $        --   $ 13,915,875
Revenues from affili-
 ates...................   1,461,295          --          --     (1,461,295)          --
                         ----------- ------------ -----------  ------------  ------------
  Total revenue......... $ 1,461,295 $ 11,989,288 $ 1,914,958  $ (1,461,295) $ 13,915,875
                         =========== ============ ===========  ============  ============
Income (loss) from con-
 tinuing operations be-
 fore income taxes...... $ 1,272,260 $  2,088,861 $(1,040,097) $ (1,461,295) $    859,729
                         =========== ============ ===========  ============  ============
Identifiable assets at
 December 31, 1994...... $15,173,401 $143,555,410 $ 7,920,414  $(15,123,652) $151,525,573
                         =========== ============ ===========  ============  ============
Depreciation expense.... $    68,506 $    415,813 $       --                 $    484,319
                         =========== ============ ===========                ============
Premises and equipment
 acquisitions........... $   192,121 $    157,416 $       --                 $    349,537
                         =========== ============ ===========                ============

NOTE 10. INCOME TAXES

  Income tax expense consists of the following:

                                                      DECEMBER 31,
                                             --------------------------------
                                                1996        1995      1994
                                             ----------  ---------- ---------
   Current.................................. $1,561,724  $1,030,371 $ 456,810
   Benefit of net operating loss
    carryforward............................   (236,575)        --        --
   Valuation allowance adjustment...........   (268,367)        --    353,633
   Deferred.................................     11,752     107,200  (241,862)
                                             ----------  ---------- ---------
     Income tax expense..................... $1,068,534  $1,137,571 $ 568,581
                                             ==========  ========== =========

  The Company's income tax expense differs from the amounts computed by applying the Federal income tax statutory rates to income before income taxes. A reconciliation of the differences is as follows:

                                              DECEMBER 31,
                         --------------------------------------------------------
                                1996                1995              1994
                         ------------------- ------------------ -----------------
                           AMOUNT    PERCENT   AMOUNT   PERCENT  AMOUNT   PERCENT
                         ----------  ------- ---------- ------- --------  -------
Income taxes at statu-
 tory rate.............. $1,230,834     34%  $1,067,337    34%  $292,308     34%
  Disallowed merger ex-
   penses...............    142,021      4       36,462     1      6,257      1
  Valuation allowance
   adjustment...........   (268,367)    (7)         --     --    353,633     41
  Alternative minimum
   tax credit...........        --      --          --     --    (37,135)    (4)
  Other items, net......    (35,954)    (1)      33,772     1    (46,482)    (6)
                         ----------    ---   ----------   ---   --------    ---
Income tax expense...... $1,068,534     30%  $1,137,571    36%  $568,581     66%
                         ==========    ===   ==========   ===   ========    ===

  The above reconciliation reflects the inability to utilize the net operating losses generated by the Premier Bancshares, Inc. group prior to the business combination with First Alliance Bancorp, Inc., as discussed in Note 15.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The components of deferred income taxes are as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ----------  ---------
Deferred tax assets:
  Loan loss reserves..................................... $  425,865  $ 209,729
  Deferred compensation..................................    150,896     97,215
  Other real estate......................................     16,038     10,377
  Securities available-for-sale..........................    115,283        --
  Write-down of mutual funds.............................     18,885     18,885
  Net operating loss carryforward........................    585,067    821,642
  Georgia tax credits....................................     72,423     72,423
  Other..................................................     44,824        --
  Valuation allowance....................................   (374,294)  (642,661)
                                                          ----------  ---------
                                                           1,054,987    587,610
                                                          ----------  ---------
Deferred tax liabilities:
  Depreciation and amortization..........................    273,439    273,568
  Deferred loan fees, net of cost........................    141,507     59,119
  Securities available-for-sale..........................        --      49,889
  Cash method accounting on certain receivables..........    144,250    131,030
                                                          ----------  ---------
                                                             559,196    513,606
                                                          ----------  ---------
Net deferred tax assets.................................. $  495,791  $  74,004
                                                          ==========  =========

  At December 31, 1996, the Company has available net operating loss carryforwards of approximately $1,379,000 for Federal income tax purposes. If unused, the carryforwards will expire beginning in 2009. Utilization of the net operating loss carryforwards is subject to the separate return limitations and change of ownership rules of the Internal Revenue Code of 1996.

NOTE 11. COMMITMENTS AND CONTINGENT LIABILITIES

  The Company enters into firm commitments to sell mortgage loans which it has originated at agreed upon prices. The sales price for the loans is set based on market rates at the time the commitment is entered into. The Company generally has ten days after a mortgage loan closes in which to provide the investor with the loan documentation, at which time the investor will fund the loan. The investor bears the interest rate risk on the loan from the time of the commitment. The Company's risk is limited to specific recourse provisions within the agreement with the investor and its ability to provide the required loan documentation to the investor within the commitment period.

  The Company sells mortgage loans to investors under various blanket agreements. Under the agreements, investors generally have a limited right of recourse to the Company for normal representations and warranties and, in some cases, for delinquencies within the first three to six months which lead to loan default and foreclosure. Management believes that the risk of loss to the Company as a result of these provisions is insignificant.

  The Company enters into residential construction and commercial loan commitments in advance of closing to fund loans to its customers at locked-in interest rates in the normal course of business. These instruments, to the extent they are not covered by investor purchase commitments, involve credit and interest rate risk in excess of the amount recognized in the financial statements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  In the normal course of business, the Company has entered into off-balance-sheet financial instruments which are not reflected in the financial statements. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are included in the financial statements when funds are disbursed or the instruments become payable. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for unfunded mortgage loan commitments, residential construction and commercial loan commitments, commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. A summary of the Company's commitments is as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1996        1995
                                                       ----------- -----------
Unfunded mortgage loan commitments.................... $20,000,000 $31,968,000
Residential construction and commercial loan commit-
 ments................................................  27,277,198  18,526,425
Commitments to extend credit..........................  49,987,828  20,387,000
Standby letters of credit.............................     695,742   1,249,532
                                                       ----------- -----------
                                                       $97,960,768 $72,130,957
                                                       =========== ===========

  At December 31, 1996, the Company had agreements with unaffiliated institutions allowing it to sell participations in loans at the Company's option. The unused participation amount was $36,082,936 at December 31, 1996. Commitments to extend credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The credit risk involved in issuing these financial instruments is essentially the same as that involved in extending loans to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the customer. Collateral held varies but may include real estate and improvements, marketable securities, accounts receivable, inventory, equipment and personal property.

  Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Company deems necessary.

  In the normal course of business, the Company is involved in various legal proceedings. In the opinion of management of the Company, any liability resulting from such proceedings would not have a material effect on the Company's consolidated financial statements.

LEASE OBLIGATIONS:

  The Company leases ten office facilities and certain equipment under noncancelable lease agreements.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The future minimum lease commitments at December 31, 1996 are summarized as follows:

     Years Ending December 31,
       1997......................................................... $  588,336
       1998.........................................................    580,444
       1999.........................................................    411,395
       2000.........................................................    253,157
       2001.........................................................    115,991
                                                                     ----------
                                                                     $1,949,323
                                                                     ==========

  Rental expense for the years ended December 31, 1996, 1995 and 1994 was $723,717, $116,583 and $58,777, respectively.

  The Bank leases the land on which its main office is located for $5,717 per month for five years with renewal options up to forty years. Escalation features include a 5% increase every five years plus an additional amount added which shall be the average yearly amount for the Consumer Price Index
(CPI) for metropolitan Atlanta for the previous five years, not to exceed 8% per year. At any time after the first five years, the Bank may exercise an option to purchase the property for $1,000,000.

  The Company also leases various other equipment under short-term leases.

NOTE 12. CONCENTRATIONS OF CREDIT

  The Company originates primarily commercial, residential, and consumer loans to customers in the metro Atlanta area, and surrounding counties. The ability of the majority of the Company's customers to honor their contractual loan obligations is dependent on the economy in the metro Atlanta area.

  Seventy-five percent (75%) of the Company's loan portfolio is concentrated in loans secured by real estate of which 36% consists of construction loans. A substantial portion of these loans are secured by real estate in the Company's primary market area. In addition, a substantial portion of the other real estate owned is located in those same markets. Accordingly, the ultimate collectibility of the loan portfolio and the recovery of the carrying amount of other real estate owned are susceptible to changes in market conditions in the Company's primary market area. The other significant concentrations of credit by type of loan are set forth in Note 3.

  The Bank and Thrift, as a matter of policy, do not generally extend credit to any single borrower or group of related borrowers in excess of $3,305,000 and $930,000, respectively.

NOTE 13. REGULATORY MATTERS

  The Bank and Thrift are subject to certain restrictions on the amount of dividends that may be declared without prior regulatory approval. At December 31, 1996, approximately $1,300,000 and $45,000, respectively, of retained earnings were available for dividend declaration without supervisory approval.

  The Company and the Banks are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Banks must meet specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES practices. The Company and Banks' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company and the Banks to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Premier Bank must also have core capital equal to 3% of adjusted total assets and tangible capital equal to 1.5% of adjusted total assets. These additional requirements are in accordance with the Office of Thrift Supervision, their primary regulator. Management believes, as of December 31, 1996, the Company and Banks meet all capital adequacy requirements to which they are subject.

  As of December 31, 1996 and 1995, notification from the FDIC categorized First Alliance Bank and Premier Bank as well capitalized and adequately capitalized, respectively, under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Banks must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Banks' category.

  The Company and Banks' actual capital amounts and ratios are presented in the following table.

                                                                TO BE WELL
                                                FOR CAPITAL  CAPITALIZED UNDER
                                                 ADEQUACY    PROMPT CORRECTIVE
                                   ACTUAL        PURPOSES    ACTION PROVISIONS
                                -------------  ------------- ------------------
                                AMOUNT  RATIO  AMOUNT  RATIO  AMOUNT    RATIO
                                ------- -----  ------- ----- ------------------
                                           (DOLLARS IN THOUSANDS)
As of December 31, 1996
  Total Capital (to Risk
   Weighted Assets):
    Consolidated............... $23,526 10.79% $17,443    8% $   21,804     10%
    First Alliance Bank........ $18,716 14.02% $10,680    8% $   13,350     10%
    Premier Bank............... $ 6,221  8.57% $ 5,807    8% $    7,259     10%
  Tier I Capital (to Risk
   Weighted Assets):
    Consolidated............... $21,122  9.69% $ 8,719    4% $   13,079      6%
    First Alliance Bank........ $17,044 12.74% $ 5,351    4% $    8,027      6%
    Premier Bank............... $ 5,819  8.02% $ 2,902    4% $    4,353      6%
  Tier I Capital (to Average
   Assets):
    Consolidated............... $21,122  7.27% $11,621    4% $   14,527      5%
    First Alliance Bank........ $17,044  8.89% $ 7,669    4% $    9,586      5%
    Premier Bank............... $ 5,819  6.86% $ 3,393    4% $    4,241      5%
  Core Capital
    Premier Bank............... $ 5,819  5.85% $ 2,984    3%
  Tangible Capital
    Premier Bank............... $ 5,819  5.85% $ 1,492  1.5%

NOTE 14. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using discounted cash flow methods. Those methods are significantly affected by the assumptions used, including the discount rates and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. The use of different methodologies may have a material effect on the estimated fair value amounts. Also, the fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996 and 1995. Such amounts have not been revalued for purposes of these financial statements since those dates and, therefore, current estimates of fair value may differ significantly from the amounts presented herein.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

CASH, DUE FROM BANKS, AND FEDERAL FUNDS SOLD:

  The carrying amounts of cash, due from banks, and Federal funds sold approximate their fair value.

SECURITIES AVAILABLE-FOR-SALE:

  Fair values for securities are based on quoted market prices. The carrying values of equity securities with no readily determinable fair value approximate fair values.

LOANS:

  For variable-rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For other loans, the fair values are estimated using discounted cash flow methods, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow methods or underlying collateral values. The carrying amount of loans held for sale approximates fair value.

DEPOSITS:

  The carrying amounts of demand deposits, savings deposits, and variable-rate certificates of deposit approximate their fair values. Fair values for fixed-rate certificates of deposit are estimated using discounted cash flow methods, using interest rates currently being offered on certificates.

SECURITIES SOLD UNDER REPURCHASE AGREEMENTS, FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS:

  The fair values of Federal Home Loan Bank advances and other borrowings are estimated using discounted cash flow methods based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The fair value of variable-rate other borrowings and securities sold under repurchase agreements approximate the carrying value.

ACCRUED INTEREST:

  The carrying amounts of accrued interest approximate their fair values.

OFF-BALANCE-SHEET INSTRUMENTS:

  Fair values of the Company's off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value to the Company until such commitments are funded or closed. The Company has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  The estimated fair values of the Company's financial instruments were as follows:

                                DECEMBER 31, 1996         DECEMBER 31, 1995
                            ------------------------- -------------------------
                              CARRYING       FAIR       CARRYING       FAIR
                               AMOUNT       VALUE        AMOUNT       VALUE
                            ------------ ------------ ------------ ------------
Financial assets:
  Cash, due from banks, in-
   terest-bearing deposits
   in banks and Federal
   funds sold.............. $ 34,760,880 $ 34,760,880 $ 22,023,457 $ 22,023,457
  Securities available-for-
   sale....................   35,153,641   35,153,641   45,796,237   45,796,237
  Loans....................  208,860,282  211,261,541  156,984,042  158,862,597
  Accrued interest receiv-
   able....................    1,742,269    1,742,269    1,631,215    1,631,215
Financial liabilities:
  Deposits................. $236,733,180 $237,523,181 $178,453,359 $178,152,367
  Securities sold under re-
   purchase agreements.....    8,443,316    8,443,316    1,308,634    1,308,634
  Federal Home Loan Bank
   advances................    4,625,000    4,722,254   11,125,000   11,292,000
  Other borrowings.........   17,152,230   17,154,380   19,428,642   20,595,808
  Accrued interest pay-
   able....................    1,062,978    1,062,978      882,918      882,918

NOTE 15. BUSINESS COMBINATIONS

  On February 3, 1997, the Company entered into an Agreement and Plan of Reorganization with Central and Southern Holding Company ("Central and Southern") of Milledgeville, Georgia. Under this agreement, Central and Southern will merge with and into the Company. Upon consummation of the merger, each share of Central and Southern's common stock issued and outstanding will be converted into and exchanged for the right to receive one share of the Company's common stock. Consummation of the merger is subject to certain conditions, including approval of the agreement by the Boards of Directors and the shareholders of both the Company and Central and Southern and approval of the merger by various regulatory agencies.

  On August 31, 1996, First Alliance Bancorp, Inc. effected a business combination with Premier Bancshares, Inc. by exchanging 746,530 shares of its common stock for all the outstanding common and preferred stock of Premier Bancshares, Inc. Premier Bancshares, Inc. is a thrift holding company whose business is conducted by its wholly-owned subsidiaries, Premier Bank and Premier Lending, as discussed in Note 1. Subsequent to the business combination, the combined holding company changed its name to Premier Bancshares, Inc. The combination was accounted for as a pooling of interest and, accordingly, all prior financial statements have been restated to include Premier Bancshares, Inc. The results of operations of the separate companies for the periods prior to the combination are summarized as follows:

                                                          REVENUES   NET INCOME
                                                         ----------- ----------
Eight months ended August 31, 1996
  First Alliance Bancorp, Inc........................... $10,800,000 $1,501,000
  Premier Bancshares, Inc. .............................  11,707,000    115,000
                                                         ----------- ----------
                                                         $22,507,000 $1,616,000
                                                         =========== ==========
Year ended December 31, 1995
  First Alliance Bancorp, Inc........................... $14,244,000 $1,850,000
  Premier Bancshares, Inc. .............................  11,209,000    139,000
                                                         ----------- ----------
                                                         $25,453,000 $1,989,000
                                                         =========== ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

  On May 1, 1995, Premier Bancshares, Inc. acquired all of the stock of Allatoona Federal Savings Bank for $5,496,458, including expenses related to the merger totaling $339,973. The purchase price was funded through the sale of preferred stock and a loan obtained from a third party financial institution in the amount of $3 million. The excess of the total acquisition cost over the fair value of the net assets acquired of $2,779,772 is being amortized over a period of fifteen years. The acquisition was accounted for as a purchase and the results of operations of Allatoona Federal Savings Banks since the date of acquisition are included in the consolidated financial statements.

  The consolidated statement of income for the year ended December 31, 1995 includes the combined operations of the Company and Allatoona since acquisition. Allatoona's results of operations included are for the period from April 28, 1995 through December 31, 1995. The net loss for the month ended April 28, 1995 was $123,395, as summarized below:

   Interest income.................................................. $ 330,556
   Interest expense.................................................   193,925
                                                                     ---------
     Net interest income............................................   136,631
   Plus noninterest income..........................................   215,090
   Less noninterest expense.........................................   475,116
                                                                     ---------
     Net loss....................................................... $(123,395)
                                                                     =========

  Upon the acquisition of Allatoona, the mortgage operations of Allatoona were combined with the mortgage operations of Premier Lending Corporation. The commercial banking operations continued to operate as Premier Bank.

  On January 31, 1995, First Alliance Bancorp, Inc. acquired Interim Alliance Corporation (d/b/a Alliance Finance) in exchange for 80% of the outstanding common stock owned personally by the President of First Alliance Bancorp, Inc. The price paid for the stock was $28,000, which represents $25,000 for the initial capitalization of the Company plus $3,000 of incidental expenses. The acquisition was accounted for as a purchase.

NOTE 16. COMMON STOCK SPLIT

  On February 24, 1997, the Company declared a 1.8055 stock split for shares of record as of March 6, 1997. All share and per share data reflect the split. The effect of the split is presented retroactively within stockholders' equity at December 31, 1996 by transferring from capital surplus to common stock the additional shares times the par value.

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

NOTE 17. PARENT COMPANY FINANCIAL INFORMATION

  The following information presents the condensed balance sheets of Premier Bancshares, Inc. at December 31, 1996 and 1995 and the statements of income and cash flows for the years ended December 31, 1996, 1995 and 1994:

                           CONDENSED BALANCE SHEETS

                                                           1996        1995
                                                        ----------- -----------
ASSETS
  Cash................................................. $ 1,196,494 $   323,428
  Investment in subsidiaries...........................  27,074,523  24,915,754
  Other assets.........................................     419,323   1,409,420
                                                        ----------- -----------
    Total assets....................................... $28,690,340 $26,648,602
                                                        =========== ===========
LIABILITIES
  Other borrowings..................................... $ 4,000,000 $ 3,000,000
  Other liabilities....................................      97,174     218,713
                                                        ----------- -----------
                                                          4,097,174   3,218,713
                                                        ----------- -----------
STOCKHOLDERS' EQUITY...................................  24,593,166  23,429,889
                                                        ----------- -----------
    Total liabilities and stockholders' equity......... $28,690,340 $26,648,602
                                                        =========== ===========

                        CONDENSED STATEMENTS OF INCOME

                                               1996        1995        1994
                                            ----------  ----------  ----------
INCOME
  Interest on deposits..................... $   23,553  $   50,713  $      --
  Interest and fees on loans...............        --      424,137     652,652
  Dividends from subsidiaries..............  2,390,263     780,648     409,694
  Other income.............................        --      385,995   1,262,306
                                            ----------  ----------  ----------
                                             2,413,816   1,641,493   2,324,652
                                            ----------  ----------  ----------
EXPENSES
  Salaries and employee benefits...........     55,742     910,896   1,939,227
  Interest.................................    293,673     331,514     333,511
  Merger related expenses..................    468,449         --          --
  Legal and professional...................     42,212      79,672     159,467
  Other expenses...........................    202,049     441,484     711,885
                                            ----------  ----------  ----------
    Total expenses.........................  1,062,125   1,763,566   3,144,090
                                            ----------  ----------  ----------
    Income (loss) before income tax
     benefits and equity in undistributed
     income of subsidiary and minority
     interest in net income of subsidiary..  1,351,691    (122,073)   (819,438)
INCOME TAX BENEFITS........................   (449,657)   (286,992)    (58,985)
                                            ----------  ----------  ----------
    Income (loss) before equity in
     undistributed income of subsidiary and
     minority interest in net income of
     subsidiary............................  1,801,348     164,919    (760,453)
EQUITY IN UNDISTRIBUTED INCOME OF
 SUBSIDIARY................................    750,218   1,836,739   1,051,601
                                            ----------  ----------  ----------
    Income before minority interest in net
     income of subsidiary..................  2,551,566   2,001,658     291,148
MINORITY INTEREST IN NET INCOME OF
 SUBSIDIARY................................     11,850      12,709         --
                                            ----------  ----------  ----------
    Net income............................. $2,539,716  $1,988,949  $  291,148
                                            ==========  ==========  ==========

                   PREMIER BANCSHARES, INC. AND SUBSIDIARIES

                       CONDENSED STATEMENTS OF CASH FLOWS

                                            1996         1995         1994
                                         -----------  -----------  -----------
OPERATING ACTIVITIES
  Net income before minority interest in
   net income of subsidiary............. $ 2,551,566  $ 2,001,658  $   291,148
  Adjustments to reconcile net income to
   net cash provided by (used in) oper-
   ating activities:
    Depreciation........................         --         7,030       68,506
    Amortization........................      23,148       22,557       20,585
    Undistributed income of subsidiar-
     ies................................    (750,218)  (1,836,739)  (1,051,601)
    Net increase in loans held for
     sale...............................         --      (456,640)    (679,265)
    Other operating activities..........     833,561      468,816     (220,417)
                                         -----------  -----------  -----------
      Net cash provided by (used in) op-
       erating activities...............   2,658,057      206,682   (1,571,044)
                                         -----------  -----------  -----------
INVESTING ACTIVITIES
  Net increase in loans.................         --    (1,646,888)    (810,759)
  Purchase of premises and equipment....         --           --      (192,121)
  Investment in subsidiaries............  (1,683,646)  (7,739,452)         --
  Proceeds from sale of premises and
   equipment............................         --        19,893          --
                                         -----------  -----------  -----------
      Net cash used in investing activi-
       ties.............................  (1,683,646)  (9,366,447)  (1,002,880)
                                         -----------  -----------  -----------
FINANCING ACTIVITIES
  Net increase in borrowings............   1,000,000    5,438,566      879,263
  Dividends paid........................  (1,123,845)     (58,034)    (305,758)
  Proceeds from exercise of stock op-
   tions................................      22,500          --           --
  Proceeds from common stock issued.....         --     3,121,913      375,012
  Proceeds from redemption of subsidiary
   common stock.........................         --           --     2,000,000
                                         -----------  -----------  -----------
      Net cash provided by (used in) fi-
       nancing activities...............    (101,345)   8,502,445    2,948,517
                                         -----------  -----------  -----------
Net increase (decrease) in cash.........     873,066     (657,320)     374,593
Cash at beginning of year...............     323,428      980,748      606,155
                                         -----------  -----------  -----------
Cash at end of year..................... $ 1,196,494  $   323,428  $   980,748
                                         ===========  ===========  ===========

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Central and Southern Holding Company and Subsidiaries

  We have audited the accompanying consolidated balance sheets of Central and Southern Holding Company and subsidiaries as of December 31, 1996 and 1995, and the related statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Central and Southern Holding Company and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          PORTER KEADLE MOORE, LLP

                                          Successor to the practice of
                                          Evans, Porter, Bryan & Co.

Atlanta, Georgia
January 23, 1997

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                                         1996         1995
                                                     ------------  -----------
                      ASSETS
Cash and due from banks, including reserve require-
 ments of $569,000 and $645,000, respectively......  $  7,906,871    8,564,294
Federal funds sold.................................    21,216,410   16,687,208
                                                     ------------  -----------
  Cash and cash equivalents........................    29,123,281   25,251,502
Interest-bearing deposits with other banks.........     1,250,000    2,400,000
Investment securities available for sale...........    64,578,022   64,514,785
Loans, net.........................................   122,268,747  109,880,856
Premises and equipment, net........................     5,930,004    2,878,118
Other assets.......................................     2,635,725    2,923,375
                                                     ------------  -----------
                                                     $225,785,779  207,848,636
                                                     ============  ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
  Demand...........................................  $ 18,087,985   16,668,652
  Interest-bearing demand..........................    40,982,045   35,239,329
  Savings..........................................     9,313,083    9,271,407
  Time.............................................   126,781,456  119,294,850
                                                     ------------  -----------
    Total deposits.................................   195,164,569  180,474,238
Repurchase agreements..............................     3,421,170    2,350,000
Note payable.......................................     1,600,000      250,000
Other liabilities..................................     1,695,429    2,114,000
                                                     ------------  -----------
    Total liabilities..............................   201,881,168  185,188,238
                                                     ------------  -----------
Commitments
Stockholders' equity:
  Preferred stock, 2,000,000 shares authorized, no
   shares issued or outstanding....................           --           --
  Common stock, $1 par value; 10,000,000 shares au-
   thorized; 3,777,017 shares issued...............     3,777,017    3,777,017
  Additional paid-in capital.......................     6,492,246    6,492,246
  Unrealized gain on investment securities, net of
   tax.............................................       278,250      599,454
  Retained earnings................................    14,490,538   12,339,119
                                                     ------------  -----------
                                                       25,038,051   23,207,836
  Treasury stock, at cost (123,494 and 59,528
   shares) ........................................    (1,133,440)    (547,438)
                                                     ------------  -----------
    Total stockholders' equity.....................    23,904,611   22,660,398
                                                     ------------  -----------
                                                     $225,785,779  207,848,636
                                                     ============  ===========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                              1996         1995        1994
                                           -----------  ----------  ----------
Interest income:
  Interest and fees on loans.............. $11,975,517  11,189,778  11,125,466
  Interest on deposits with other banks...      46,186      54,758         297
  Interest on federal funds sold..........     951,539     828,094     776,001
  Interest on investment securities:
    Taxable...............................   3,625,938   3,530,802   3,956,229
    Tax-exempt............................     637,180     671,062     910,844
                                           -----------  ----------  ----------
      Total interest income...............  17,236,360  16,274,494  16,768,837
                                           -----------  ----------  ----------
Interest expense:
  Deposits................................   8,814,809   8,306,689   8,576,863
  Other...................................     141,656      74,771     339,494
                                           -----------  ----------  ----------
      Total interest expense..............   8,956,465   8,381,460   8,916,357
                                           -----------  ----------  ----------
      Net interest income.................   8,279,895   7,893,034   7,852,480
Provision for loan losses.................  (1,016,000) (1,038,000)        --
                                           -----------  ----------  ----------
      Net interest income after provision
       for loan losses....................   9,295,895   8,931,034   7,852,480
                                           -----------  ----------  ----------
Other operating income:
  Service charges.........................     758,488     700,827     742,819
  Gains (losses) on sales of investment
   securities.............................         --     (227,635)    240,975
  Other...................................     504,387     460,867     676,270
                                           -----------  ----------  ----------
      Total other operating income........   1,262,875     934,059   1,660,064
                                           -----------  ----------  ----------
Other operating expenses:
  Salaries and employee benefits..........   3,938,270   3,550,776   3,359,226
  Occupancy and equipment.................     882,248     765,752     967,647
  Miscellaneous...........................   2,154,354   2,366,224   3,172,295
                                           -----------  ----------  ----------
      Total other operating expenses......   6,974,872   6,682,752   7,499,168
                                           -----------  ----------  ----------
      Earnings before income taxes........   3,583,898   3,182,341   2,013,376
Income tax expense........................     629,875     623,346     396,000
                                           -----------  ----------  ----------
      Net earnings........................   2,954,023   2,558,995   1,617,376
Preferred dividend requirements...........         --          --     (117,525)
                                           -----------  ----------  ----------
      Net earnings available to common
       shareholders....................... $ 2,954,023   2,558,995   1,499,851
                                           ===========  ==========  ==========
Earnings per common share:
  Net earnings per common share........... $      0.81        0.68        0.44
                                           ===========  ==========  ==========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                             UNREALIZED
                                                           GAIN (LOSS) ON
                                                ADDITIONAL   INVESTMENT
                          PREFERRED    COMMON    PAID-IN    SECURITIES,    RETAINED    TREASURY
                            STOCK       STOCK    CAPITAL     NET OF TAX    EARNINGS     STOCK       TOTAL
                         -----------  --------- ---------- -------------- ----------  ----------  ----------
Balance, December 31,
 1993................... $ 1,708,605  3,397,327 5,163,331           --     9,104,294         --   19,373,557
Cash dividends declared
 of $.03 per common
 share..................         --         --        --            --      (101,920)        --     (101,920)
Cash dividends declared
 of $4.71 per preferred
 share..................         --         --        --            --      (178,913)        --     (178,913)
Conversion of preferred
 stock into common
 stock..................  (1,708,605)   379,690 1,328,915           --           --          --          --
Effect of accounting
 change related to
 investment securities,
 net of tax.............         --         --        --        576,679          --          --      576,679
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --     (1,803,407)         --          --   (1,803,407)
Net earnings............         --         --        --            --     1,617,376         --    1,617,376
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1994...................         --   3,777,017 6,492,246    (1,226,728)  10,440,837         --   19,483,372
Cash dividends declared
 of $.175 per common
 share..................         --         --        --            --      (660,713)        --     (660,713)
Acquisition of treasury
 stock..................         --         --        --            --           --     (547,438)   (547,438)
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --      1,826,182          --          --    1,826,182
Net earnings............         --         --        --            --     2,558,995         --    2,558,995
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1995...................         --   3,777,017 6,492,246       599,454   12,339,119    (547,438) 22,660,398
Cash dividends declared
 of $.22 per common
 share..................         --         --        --            --      (802,604)        --     (802,604)
Acquisition of treasury
 stock..................         --         --        --            --           --     (586,002)   (586,002)
Change in unrealized
 gain (loss) on
 investment securities,
 net of tax.............         --         --        --       (321,204)         --          --     (321,204)
Net earnings............         --         --        --            --     2,954,023         --    2,954,023
                         -----------  --------- ---------    ----------   ----------  ----------  ----------
Balance, December 31,
 1996................... $       --   3,777,017 6,492,246       278,250   14,490,538  (1,133,440) 23,904,611
                         ===========  ========= =========    ==========   ==========  ==========  ==========


          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                            1996         1995         1994
                                        ------------  -----------  -----------
Cash flows from operating activities:
  Net earnings......................... $  2,954,023    2,558,995    1,617,376
  Adjustments to reconcile net earnings
   to net cash provided by operating
   activities:
    Provision for loan losses..........   (1,016,000)  (1,038,000)         --
    Depreciation, amortization and
     accretion.........................      408,002      361,257      564,947
    Deferred income tax provision
     (benefit).........................      129,666      106,589      174,598
    Losses (gains) on sales of
     investment securities.............          --       227,635     (240,975)
    Gain on sale of branches...........          --           --      (115,324)
    Change in assets and liabilities:
      Other assets.....................      228,786      796,708    1,140,048
      Other liabilities................     (418,571)     689,157          900
                                        ------------  -----------  -----------
        Net cash provided by operating
         activities....................    2,285,906    3,702,341    3,141,570
                                        ------------  -----------  -----------
Cash flows from investing activities:
  Net change in interest-bearing
   deposits............................    1,150,000   (2,400,000)     100,000
  Proceeds from maturities and calls of
   investment securities available for
   sale................................   28,433,421    6,108,539   11,752,863
  Proceeds from sales of investment
   securities available for sale.......          --     3,761,490          --
  Purchases of investment securities
   available for sale..................  (29,003,787)  (1,115,470)  (3,499,862)
  Proceeds from maturities and calls of
   investment securities held to
   maturity............................          --    13,408,110   10,353,386
  Proceeds from sales of investment
   securities held to maturity.........          --           --     5,076,098
  Purchases of investment securities
   held to maturity....................          --   (12,903,593)    (110,000)
  Net change in loans..................  (11,277,225)  (5,269,234)  14,182,183
  Proceeds from sales of premises and
   equipment...........................       26,673       13,830       31,616
  Purchases of premises and equipment..   (3,466,104)    (625,321)    (413,527)
  Sale of branches.....................          --           --   (40,928,208)
                                        ------------  -----------  -----------
        Net cash provided by (used in)
         investing activities..........  (14,137,022)     978,351   (3,455,451)
                                        ------------  -----------  -----------
Cash flows from financing activities:
  Net change in deposits...............   14,690,331    3,792,330   (4,567,223)
  Net change in repurchase agreements..    1,071,170   (4,365,000)   6,715,000
  Borrowings under note payable........    1,350,000      250,000          --
  Cash dividends paid..................     (802,604)    (660,713)    (280,833)
  Acquisition of treasury stock........     (586,002)    (547,438)         --
                                        ------------  -----------  -----------
        Net cash provided by (used in)
         financing activities..........   15,722,895   (1,530,821)   1,866,944
                                        ------------  -----------  -----------
Net increase in cash and cash
 equivalents...........................    3,871,779    3,149,871    1,553,063
Cash and cash equivalents at beginning
 of year...............................   25,251,502   22,101,631   20,548,568
                                        ------------  -----------  -----------
Cash and cash equivalents at end of
 year.................................. $ 29,123,281   25,251,502   22,101,631
                                        ============  ===========  ===========

          See accompanying notes to consolidated financial statements.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  Central and Southern Holding Company (the "Company") is a bank and thrift holding company with two wholly owned subsidiaries, The Central and Southern Bank of Georgia ("Milledgeville") and The Central and Southern Bank of North Georgia, FSB ("North Georgia"), collectively referred to as "the bank subsidiaries." The Company provides a full range of banking services in central and north Georgia to individual and corporate customers through the bank subsidiaries and branch offices. The subsidiary banks are subject to the regulations of certain Federal and state agencies and undergo periodic examinations by those regulatory authorities.

 Basis of Presentation

  The consolidated financial statements include the accounts of the Company and the bank subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

  The accounting principles followed by the Company and the methods of applying these principles conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with deferred tax assets recognized in anticipation of future taxable income.

 Investment Securities

  Effective January 1, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold until maturity. All other securities not included in the trading or held to maturity portfolios are classified as available for sale. The Company does not hold any trading securities.

  Available for sale securities are recorded at fair value. Held to maturity securities are recorded at amortized cost. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity. Transfers of securities between categories are recorded at fair value at the date of transfer. Unrealized holding gains or losses associated with transfers of securities from held to maturity to available for sale are recorded as a separate component of stockholders' equity. The unrealized holding gains or losses included in the separate component of stockholders' equity for securities transferred from available for sale to held to maturity are maintained and amortized into earnings over the remaining life of the security as an adjustment to yield in a manner consistent with the amortization or accretion of premium or discount on the associated security.

  A decline in the market value of any available for sale or held to maturity investment below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

  Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Loans and Allowance for Loan Losses

  Loans are reported at the principal amount outstanding, net of unearned interest and the allowance for loan losses. Interest income on installment loans made on a discount basis is recognized using a method which approximates the level yield method. Interest income on all other loans is recognized on the level yield method.

  Effective January 1, 1995, the Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures." A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan will not be collected. Impaired loans are measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. The adoption of these statements had no significant impact on the consolidated financial statements.

  Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on nonaccrual loans are applied to principal. Interest income, if any, on impaired loans is recognized on the cash basis.

  The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

  Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality, and review of specific problem loans.

  Management believes the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on their judgments of information available to them at the time of their examination.

 Bank Premises and Equipment

  Premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. When assets are retired or otherwise disposed, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs which do not improve or extend the useful life of the respective asset is charged to income as incurred, whereas significant renewals and improvements are capitalized. The range of estimated useful lives for premises and equipment are generally as follows:

   Buildings and improvements........................................ 7-40 years
   Furniture and equipment........................................... 3-10 years

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Goodwill

  The excess of the purchase price over the fair value of net assets acquired (goodwill) is being amortized using the straight-line method over 20 years for North Georgia. The goodwill net of accumulated amortization is included in other assets. On an ongoing basis, management reviews the valuation and amortization of goodwill. As part of this review, management considers the value and future benefits of the net earnings generated by North Georgia to determine that no impairment has occurred.

 Income Taxes

  The Company accounts for income taxes under the liability method which requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

  In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, the Company evaluates the probability of being able to realize the future benefits indicated by such assets. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

 Net Earnings Per Common Share

  The impact of outstanding stock options and preferred stock conversions has no significant effect on net earnings per common share. Accordingly, net earnings per common share are based on the weighted average number of common shares outstanding during 1996, 1995 and 1994 of 3,664,604, 3,770,251 and
3,429,575, respectively.

(2) SALE OF BANK BRANCHES AND CONVERSION OF NORTH GEORGIA

  Effective August 1, 1994, Milledgeville sold two of its bank branches located in Douglas and McRae, Georgia, to an unrelated commercial bank. This sale included approximately $43,400,000 in deposits and related accrued interest, premises and equipment with a net book value of approximately $1,700,000, and other assets of approximately $900,000, including unamortized deposit premiums of approximately $535,000. Milledgeville was paid approximately $40,700,000 in connection with the sale and recorded a gain of approximately $115,000. The branch sale was financed through a combination of borrowings under repurchase agreements and available cash and cash equivalents.

  Effective January 16, 1996, the Company received final regulatory approval to convert North Georgia (formerly Central & Southern Bank of Greensboro) to a federal savings bank charter. This conversion was completed in the first quarter of 1996. The primary purpose of the conversion is to allow North Georgia to branch into other markets in the north Georgia area.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(3) CASH FLOW INFORMATION

  Certain supplemental cash flow information for the years ended December 31, 1996, 1995 and 1994 is summarized as follows:

                                                1996        1995       1994
                                             ----------  ---------- ----------
   Cash paid during the year for:
     Interest..............................  $8,910,201   8,445,017  8,984,329
     Income taxes..........................  $  948,000     140,000    270,000
   Noncash investing and financing
    activities:
     Transfer of investment securities from
      held to maturity to available for
      sale.................................  $      --   35,073,414        --
     Real estate acquired through
      foreclosure..........................  $   92,834     160,913    833,293
     Financed portion of sales of other
      real estate..........................  $  187,500     317,056    481,000
     Conversion of preferred stock into
      common stock.........................  $      --          --   1,708,605
     Change in unrealized gain (loss) on
      investment securities, net of tax....  $ (321,204)  1,826,182 (1,226,728)

(4) INVESTMENT SECURITIES

  Investment securities available for sale at December 31, 1996 and 1995 are as follows:

                                              DECEMBER 31, 1996
                                 --------------------------------------------
                                               GROSS      GROSS    ESTIMATED
                                  AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                    COST       GAINS      LOSSES     VALUE
                                 ----------- ---------- ---------- ----------
   U.S. Treasuries and U.S.
    government agencies......... $21,150,573    68,502   121,351   21,097,724
   State and municipal..........   9,735,184   490,448        21   10,225,611
   Mortgage-backed securities...  32,625,874   222,180   238,167   32,609,887
   Other investments............     644,800       --        --       644,800
                                 ----------- ---------   -------   ----------
     Total...................... $64,156,431   781,130   359,539   64,578,022
                                 =========== =========   =======   ==========
                                              DECEMBER 31, 1995
                                 --------------------------------------------
                                               GROSS      GROSS    ESTIMATED
                                  AMORTIZED  UNREALIZED UNREALIZED    FAIR
                                    COST       GAINS      LOSSES     VALUE
                                 ----------- ---------- ---------- ----------
   U.S. Treasuries and U.S.
    government agencies......... $23,996,053   148,175    84,198   24,060,030
   State and municipal..........   9,577,580   578,325     4,973   10,150,932
   Mortgage-backed securities...  29,557,578   398,359   127,614   29,828,323
   Other investments............     475,500       --        --       475,500
                                 ----------- ---------   -------   ----------
     Total...................... $63,606,711 1,124,859   216,785   64,514,785
                                 =========== =========   =======   ==========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The amortized cost and fair value of investment securities available for sale at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                           AMORTIZED  ESTIMATED
                                                             COST     FAIR VALUE
                                                          ----------- ----------
   Total securities:
     Within 1 year....................................... $ 4,504,383  4,541,878
     1 to 5 years........................................  22,356,137 22,480,143
     5 to 10 years.......................................   3,773,654  4,020,806
     More than 10 years..................................     251,583    280,508
     Mortgage-backed securities..........................  32,625,874 32,609,887
     Other investments...................................     644,800    644,800
                                                          ----------- ----------
                                                          $64,156,431 64,578,022
                                                          =========== ==========

  There were no sales of securities in 1996. In 1995, the Company received proceeds of $3,761,490 from the sale of certain mortgage-backed securities and recognized gross losses of $231,635. Additionally, one held to maturity security was called by the issuer and the Company received a $4,000 call premium.

  In late 1995, the FASB issued an implementation guide relating to SFAS No.
115. Included in this implementation guide was a one-time opportunity to reallocate investments between the categories without calling into question the validity of the classifications. Accordingly, at year end, the Company reclassified all held to maturity securities to the available for sale category. As a result, an unrealized gain of approximately $637,000 was recorded.

  In 1994, the Company received proceeds from the sale of investments held to maturity of $5,076,098 and recognized gross gains of $244,162 and gross losses of $3,187. The 1994 sales occurred in connection with the sale of two of Milledgeville's branch bank facilities which maintained approximately twenty percent of the total deposits of the Company. The sale of the branches altered the interest rate risk of Milledgeville's assets and liabilities and in response the security sales were required to restructure the interest rate risk to an acceptable level.

  Securities with a carrying value of approximately $21,829,000 and $15,801,000 at December 31, 1996 and 1995, respectively, were pledged against U.S. government and other public deposits as required by law.

(5) LOANS

  Major classifications of loans at December 31, 1996 and 1995 are summarized as follows:

                                                            1996        1995
                                                        ------------ -----------
   Commercial, financial and agricultural.............. $ 22,259,587  25,177,880
   Real estate--construction...........................   27,695,706  21,746,596
   Real estate--mortgage...............................   64,145,313  51,104,156
   Consumer loans......................................   12,405,366  16,376,878
                                                        ------------ -----------
     Total loans.......................................  126,505,972 114,405,510
     Less: Unearned interest...........................       73,043     334,347
        Allowance for loan losses......................    4,164,182   4,190,307
                                                        ------------ -----------
   Loans, net.......................................... $122,268,747 109,880,856
                                                        ============ ===========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The Company's bank subsidiaries grant loans and extensions of credit to individuals and a variety of firms and corporations located primarily in central and north Georgia. Although the bank subsidiaries have diversified loan portfolios, a substantial portion of the loan portfolios is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

  Changes in the allowance for loan losses are summarized as follows:

                                              1996         1995        1994
                                           -----------  ----------  ----------
   Balance at beginning of year..........  $ 4,190,307   4,312,876   4,680,841
   Provision for loan losses.............   (1,016,000) (1,038,000)        --
   Loans charged off.....................     (362,844) (1,236,091) (3,179,899)
   Recoveries of loans previously charged
    off..................................    1,352,719   2,151,522   2,811,934
                                           -----------  ----------  ----------
   Balance at end of year................  $ 4,164,182   4,190,307   4,312,876
                                           ===========  ==========  ==========

  As a result of its ongoing evaluation of the adequacy of the bank subsidiaries' allowance for loan losses, a decline in problem credits and continued significant recoveries of loans previously charged off, management decided to reduce the allowance for loan losses during 1996 and 1995.

(6) BANK PREMISES AND EQUIPMENT

  Bank premises and equipment at December 31, 1996 and 1995 are summarized as follows:

                                                               1996      1995
                                                            ---------- ---------
   Land and buildings...................................... $5,765,790 3,515,996
   Furniture and equipment.................................  2,798,597 1,855,406
   Construction in progress................................    293,105    74,686
                                                            ---------- ---------
                                                             8,857,492 5,446,088
   Less accumulated depreciation...........................  2,927,488 2,567,970
                                                            ---------- ---------
                                                            $5,930,004 2,878,118
                                                            ========== =========

  Depreciation expense was approximately $388,000, $335,000 and $506,000 in 1996, 1995 and 1994, respectively.

(7) DEPOSITS

  At December 31, 1996, maturities of time deposits are as follows:

   Maturing In:
     1997.......................................................... $ 94,236,401
     1998..........................................................   16,238,027
     1999..........................................................    4,333,441
     2000..........................................................    4,844,105
     2001..........................................................    7,113,505
     Thereafter....................................................       15,977
                                                                    ------------
                                                                    $126,781,456
                                                                    ============

  The Bank subsidiaries had deposits from related parties totaling approximately $4,051,000 and $3,681,000 at December 31, 1996 and 1995. Time deposits of $100,000 or more were approximately $39,200,000 and $31,759,000 at December 31, 1996 and 1995.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(8) NOTE PAYABLE

  The Company has a note payable to a bank under which it can borrow up to $2,500,000. The note bears interest at prime less 0.75% and interest is payable quarterly. The note, which is collateralized by the common stock of Milledgeville, matures in June 1997.

(9) INCOME TAXES

  The components of income tax expense for the years ended December 31, 1996, 1995 and 1994 are as follows:

                                                          1996    1995    1994
                                                        -------- ------- -------
   Current............................................. $500,209 516,757 221,402
   Deferred............................................  129,666 106,589 174,598
                                                        -------- ------- -------
                                                        $629,875 623,346 396,000
                                                        ======== ======= =======

  The differences between income tax expense and the amount computed by applying the statutory federal income tax rate to earnings before taxes are as follows:

                                                  1996       1995       1994
                                               ----------  ---------  --------
   Pretax income at statutory rates........... $1,218,526  1,081,996   684,548
   Tax-exempt interest income.................   (195,837)  (213,330) (311,323)
   Change in beginning of year balance of the
    valuation allowance for deferred tax
    assets allocated to income tax expense....   (423,000)  (262,000)  (26,245)
   Other, net.................................     30,186     16,680    49,020
                                               ----------  ---------  --------
                                               $  629,875    623,346   396,000
                                               ==========  =========  ========

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31, 1996 and 1995 are presented below:

                                                            1996       1995
                                                          ---------  --------
   Deferred tax assets:
     Other real estate................................... $  27,710    34,000
     Pension.............................................    44,540    44,540
     Postretirement benefits other than pensions.........    48,583    48,583
     Alternative minimum tax credit carryforward.........   588,939   777,635
     Other...............................................       206       143
                                                          ---------  --------
       Total gross deferred tax asset....................   709,978   904,901
   Less valuation allowance..............................    41,000   464,000
                                                          ---------  --------
                                                            668,978   440,901
                                                          ---------  --------
   Deferred tax liabilities:
     Allowance for loan losses...........................   416,054    73,470
     Unrealized gains on investment securities available
      for sale...........................................   143,341   308,620
     Premises and equipment..............................   367,773   350,210
     Change in accounting method.........................       --     33,892
     Other...............................................    60,268    28,780
                                                          ---------  --------
       Total deferred tax liabilities....................   987,436   794,972
                                                          ---------  --------
       Net deferred tax liability........................ $(318,458) (354,071)
                                                          =========  ========

  The Company's Federal alternative minimum tax credits can be carried forward indefinitely.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(10) EMPLOYEE BENEFIT PLANS

  The Company has a noncontributory, trusteed pension plan. Effective April 15, 1994, the plan was amended to freeze participation in the plan. Participants as of April 15, 1994, became fully vested and no new benefits will accrue. Pension expense recorded by the Company for 1996, 1995, and 1994 included the following components:

                                 1996     1995     1994
                               --------  -------  -------
   Interest cost on projected
    benefit obligation.......  $ 38,381   31,518   41,572
   Return on plan assets.....   (29,127) (30,313) (17,777)
   Net amortization and
    deferral.................   (13,497)  (5,463) (59,831)
                               --------  -------  -------
     Pension benefit.........  $ (4,243)  (4,258) (36,036)
                               ========  =======  =======

  The Company's funding policy provides that payments to the plan shall be consistent with minimum government funding requirements plus additional amounts which may be approved by the Company.

  The following table sets forth the plan's funded status and amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                             1996       1995
                                                           ---------  --------
   Actuarial present value of benefit obligations:
     Accumulated benefit obligation, including vested
      benefits of approximately $608,000 in 1996 and
      $662,000 in 1995.................................... $ 611,640   666,860
                                                           =========  ========
   Projected benefit obligation........................... $(611,640) (666,860)
   Plan assets at fair value, primarily consisting of
    investments in common stock and money market funds....   549,595   537,992
                                                           ---------  --------
   Plan assets less than projected benefit obligation.....   (62,045) (128,868)
   Unrecognized net gain..................................   (64,712)   (2,132)
                                                           ---------  --------
   Accrued pension cost................................... $(126,757) (131,000)
                                                           =========  ========

  A weighted average discount rate of 6.48% and 6.26% was used in 1996 and 1995, respectively. The expected long-term rate of return on assets was 8% in 1996 and 1995.

  In addition to the Company's defined benefit pension plan, the Company has sponsored a defined benefit health care plan that provides post retirement medical benefits to retired employees. Effective January 1, 1993, the Company discontinued the plan but will continue to provide benefits to individuals who had retired or were eligible for retirement as of December 31, 1993.

  The following table presents the health care plan's funded status reconciled with amounts recognized in the Company's consolidated balance sheets at December 31, 1996 and 1995:

                                                             1996      1995
                                                           --------  --------
   Accumulated post retirement benefit obligation
    ("APBO").............................................. $372,508   397,190
   Unrecognized net gain from experience different than
    assumed............................................... (208,699) (254,298)
                                                           --------  --------
     Accrued post retirement benefit cost included in
      other liabilities................................... $163,809   142,892
                                                           ========  ========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  Net periodic post retirement benefit cost for the years ended December 31, 1996, 1995 and 1994 includes the following:

                                                             1996    1995   1994
                                                            ------- ------ ------
   Amortization of unrecognized net gain................... $15,468 14,068 15,468
   Interest cost...........................................  26,346 27,916 29,740
                                                            ------- ------ ------
     Net periodic post retirement benefit cost............. $41,814 41,984 45,208
                                                            ======= ====== ======

  For measurement purposes, a 9% annual rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) was assumed for 1996. A 13% annual rate of increase was assumed for 1995. The rate was assumed to decrease gradually to 5% by the year 2004 and remain at that level thereafter. A one percent increase in the medical trend rate assumed at December 31, 1996, would have resulted in an increase to the APBO at December 31, 1996, of $29,221 and would have increased 1996 post retirement benefit cost by $2,119. The weighted average discount rate used in determining the accumulated post retirement benefit obligation was 7.5% and 7.25% at December 31, 1996 and 1995, respectively.

  The Company has a contributory profit sharing plan covering substantially all employees who have one year of service. Participating employees may contribute up to 15% of their salary to the plan. The Company makes certain matching contributions to the plan and may make discretionary contributions to the plan. The Company's contributions were approximately $85,000, $79,000 and $52,000 in 1996, 1995 and 1994, respectively.

  The Company has entered into an employment agreement with its chief executive officer which provides for a full year's payment of compensation upon a change in control of the Company and termination of employment, as defined in the agreement. The terms of the agreement automatically extend the agreement for a rolling two-year period unless the Company elects to cease the automatic extension provision, which will cause the agreement to terminate two years from the date of election.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(11) STOCK OPTIONS

  In August 1993, the Company adopted the Key Employee Stock Option Plan. This plan provides for the issuance of stock options on up to 170,000 shares of the Company's common stock. Options are granted at the discretion of the Company's Board of Directors. Options granted under the plan are at an option price not less than the fair value of the Company's common stock at the date of grant, are exercisable any time after 90 days from the date of grant, and expire ten years from the date of grant. The Board of Directors establishes vesting periods at its discretion within the guidelines of the plan document. Historically, vesting has ranged from 90 days to three years.

  SFAS No. 123, "Accounting for Stock-Based Compensation," became effective for the Company January 1, 1996. This statement encourages, but does not require, entities to compute the fair value of options at the date of grant and to recognize such costs as compensation expense immediately if there is no vesting period or ratably over the vesting period of the options. The Company has chosen not to adopt the cost recognition principles of this statement. No compensation expense has been recognized in 1996, 1995 or 1994 related to the stock option plan. Had compensation cost been determined based upon the fair value of the options at the grant dates consistent with the method of the new statement, the Company's net earnings and net earnings per share would have been reduced to the proforma amounts indicated below.

                                                               1996      1995
                                                            ---------- ---------
   Net earnings
     As reported........................................... $2,954,023 2,558,995
     Proforma.............................................. $2,928,356 2,551,469
   Earnings per share
     As reported........................................... $     0.81      0.68
     Proforma.............................................. $     0.80      0.68

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

                                                                     1996  1995
                                                                     ----  ----
   Dividend yield...................................................  2.5%  2.0%
   Expected volatility.............................................. 37.5% 35.3%
   Risk free interest rate..........................................  5.0%  5.0%
   Expected life (in years).........................................   10    10

  A summary of activity in the Company's stock option plan is presented below.

                                                                      WEIGHTED
                                                                      AVERAGE
                                                            OPTION  OPTION PRICE
                                                            SHARES   PER SHARE
                                                            ------- ------------
   Options outstanding at December 31, 1993................  75,000    $4.25
   Options granted in 1994.................................  23,500    $6.25
                                                            -------
   Options outstanding at December 31, 1994................  98,500    $4.73
   Options granted in 1995.................................  22,000    $7.50
                                                            -------
   Options outstanding at December 31, 1995................ 120,500    $5.23
   Options granted in 1996.................................  32,500    $8.76
                                                            -------
   Options outstanding at December 31, 1996................ 153,000    $5.98
                                                            =======

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  Options on 105,832, 92,625 and 67,750 shares were exercisable at December 31, 1996, 1995 and 1994, respectively. The weighted average grant-date fair value of options granted in 1996 and 1995 was $3.49 and $3.11, respectively. Options outstanding at December 31, 1996 are exercisable at option prices ranging from $4.25 to $9.25 as presented in the table above. Such options have a weighted average remaining contractual life of approximately 8 years.

(12) STOCKHOLDERS' EQUITY

  On December 1, 1994, the Company converted the 37,969 shares of Series A nonvoting preferred stock into 379,690 shares of its $1 par value common stock. The preferred stock, which was issued in 1993 and had a stated liquidation value of $45 per share, entitled the holders to cumulative annual dividends at 7 1/2%. Prior to effecting the conversion, cumulative dividends totaling $178,913 since the date of issuance were paid.

  Dividends paid by the bank subsidiaries are the primary source of funds available to the Company for payment of dividends to its shareholders and other needs. Applicable Federal and state statutes and regulations impose restrictions on the amount of dividends that may be declared by the bank subsidiaries. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of each bank subsidiary's total capital in relation to its assets, deposits and other such items. Capital adequacy considerations could further limit the availability of dividends from the bank subsidiaries. At December 31, 1996, the bank subsidiaries could pay approximately $2,000,000 in dividends to the Parent without regulatory approval.

  During 1995, the Company's Board of Directors approved a stock repurchase program that allows the purchase of up to 100,000 shares of the Company's common stock. During 1996 the Board of Directors raised this amount to 170,000 shares. At December 31, 1996, the Company has repurchased 123,494 shares of its common stock.

(13) RELATED PARTY TRANSACTIONS

  The bank subsidiaries conduct transactions with directors and officers, including companies in which they have beneficial interest, in the normal course of business. It is the policy of the bank subsidiaries that loan transactions with directors and officers be made on substantially the same terms as those prevailing at the time made for comparable loans to other persons. The following is a summary of activity for related party loans for 1996:

   Beginning balance................................................ $1,983,000
   New loans........................................................    965,000
   Repayments.......................................................   (793,000)
                                                                     ----------
   Ending balance................................................... $2,155,000
                                                                     ==========

(14) SUPPLEMENTARY STATEMENT OF EARNINGS INFORMATION

  Components of miscellaneous operating expenses in excess of 1% of total income for the respective years are as follows:

                                                          1996    1995    1994
                                                        -------- ------- -------
   Deposit insurance................................... $210,048 240,183 540,434
   Legal fees.......................................... $108,669 128,173 233,962
   Other professional services......................... $119,246 143,822 243,174
   Other real estate................................... $ 34,732 165,263 299,127
   Data processing..................................... $262,524 224,527 149,265

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(15) COMMITMENTS

  The bank subsidiaries are parties to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheets. The contract amounts of these instruments reflect the extent of involvement the bank subsidiaries have in particular classes of financial instruments.

  The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit and financial guarantees written is represented by the contractual amount of these instruments. The bank subsidiaries use the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments.

  Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The bank subsidiaries evaluate each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit, personal property or other acceptable collateral. At December 31, 1996 and 1995, the bank subsidiaries had commitments to extend credit of approximately $21,530,000 and $13,295,000, respectively.

  Standby letters of credit and financial guarantees written are conditional commitments issued by the bank subsidiaries to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. At December 31, 1996 and 1995, the bank subsidiaries had standby letters of credit of approximately $164,000 and $10,000.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

(16) CONDENSED FINANCIAL INFORMATION OF CENTRAL AND SOUTHERN HOLDING COMPANY (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                             1996        1995
                                                          ----------- ----------
   Cash.................................................. $     8,536     28,158
   Interest-earning deposits with bank subsidiary........      21,251     39,252
   Investment in bank subsidiaries.......................  23,838,045 22,830,597
   Building, net.........................................   1,102,316        --
   Other assets..........................................     582,436     66,477
                                                          ----------- ----------
                                                          $25,552,584 22,964,484
                                                          =========== ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

   Note payable.......................................... $ 1,600,000    250,000
   Other liabilities.....................................      47,973     54,086
                                                          ----------- ----------
                                                            1,647,973    304,086
   Stockholders' equity..................................  23,904,611 22,660,398
                                                          ----------- ----------
                                                          $25,552,584 22,964,484
                                                          =========== ==========

                        CONDENSED STATEMENTS OF EARNINGS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                   1996      1995      1994
                                                ---------- --------- ---------
   Income:
     Dividends from bank subsidiaries.......... $1,408,000   860,000       --
     Other.....................................     93,238    15,377    11,796
                                                ---------- --------- ---------
       Total income............................  1,501,238   875,377    11,796
                                                ---------- --------- ---------
   Expenses:
     Interest expense..........................     65,328     1,090       --
     Other expenses............................    283,225   217,463   232,128
                                                ---------- --------- ---------
       Total expenses..........................    348,553   218,553   232,128
                                                ---------- --------- ---------
       Earnings (loss) before income taxes and
        equity in undistributed earnings of
        bank subsidiaries......................  1,152,685   656,824  (220,332)
   Income tax benefit..........................    312,730   115,653    93,330
   Equity in undistributed earnings of bank
    subsidiaries...............................  1,488,608 1,786,518 1,744,378
                                                ---------- --------- ---------
       Net earnings............................ $2,954,023 2,558,995 1,617,376
                                                ========== ========= =========

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

                      CONDENSED STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                             1996         1995        1994
                                          -----------  ----------  ----------
   Cash flows from operating activities:
     Net earnings........................ $ 2,954,023   2,558,995   1,617,376
     Adjustments to reconcile net
      earnings to net cash provided by
      (used in) operating activities:
       Depreciation......................      10,200         --          --
       Equity in undistributed earnings
        of bank subsidiaries.............  (1,488,608) (1,786,518) (1,744,378)
       Change in other assets............    (356,003)    (36,472)    112,470
       Change in other liabilities.......      (6,113)   (114,562)    (28,248)
                                          -----------  ----------  ----------
         Net cash provided by (used in)
          operating activities...........   1,113,499     621,443     (42,780)
                                          -----------  ----------  ----------
   Cash flows from investing activities:
     Net change in interest-bearing
      deposits...........................      18,001     232,632     130,658
     Purchase of building................  (1,112,516)        --          --
                                          -----------  ----------  ----------
         Net cash provided by (used in)
          investing activities...........  (1,094,515)    232,632     130,658
                                          -----------  ----------  ----------
   Cash flows from financing activities:
     Borrowings under note payable.......   1,350,000     250,000         --
     Purchase of treasury stock..........    (586,002)   (547,438)        --
     Cash dividends paid.................    (802,604)   (660,713)   (280,833)
                                          -----------  ----------  ----------
         Net cash used in financing
          activities.....................     (38,606)   (958,151)   (280,833)
                                          -----------  ----------  ----------
         Net change in cash..............     (19,622)   (104,076)   (192,955)
   Cash at beginning of year.............      28,158     132,234     325,189
                                          -----------  ----------  ----------
   Cash at end of year................... $     8,536      28,158     132,234
                                          ===========  ==========  ==========
   Noncash investing and financing
    activities:
     Conversion of preferred stock into
      common stock....................... $       --          --    1,708,605
     Change in unrealized gain (loss) on
      investment securities of
      subsidiaries....................... $  (321,204)  1,826,182  (1,226,728)

(17) FAIR VALUE OF FINANCIAL INSTRUMENTS

  The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company or its bank subsidiaries, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, origination, or issuance.

 Cash and Short-Term Investments

  For cash, due from banks, federal funds sold and interest-bearing deposits with other banks, the carrying amount is a reasonable estimate of fair value.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

 Investment Securities

  Fair values for investment securities are based on quoted market prices.

 Loans

  The fair value of fixed rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable rate loans, the carrying amount is a reasonable estimate of fair value.

 Deposits

  The fair value of demand deposits, savings, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

 Repurchase Agreements

  The fair value of repurchase agreements is approximately equal to the carrying value as a result of their short remaining lives and their market interest rates.

 Note Payable

  Since the note payable bears a variable, market rate of interest, its carrying value approximates fair value.

 Commitments to Extend Credit and Standby Letters of Credit

  Because commitments to extend credit and standby letters of credit are made using variable rates, the contract value is a reasonable estimate of fair value.

 Limitations

  Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

  Fair value estimates are based on existing on and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include the deferred income taxes, premises and equipment, and goodwill. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

  The carrying amount and estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows:

                                               1996               1995
                                        ------------------ -------------------
                                                 ESTIMATED
                                        CARRYING   FAIR    CARRYING ESTIMATED
                                         AMOUNT    VALUE    AMOUNT  FAIR VALUE
                                        -------- --------- -------- ----------
                                                    (IN THOUSANDS)
   Assets:
     Cash and short-term investments... $ 30,373   30,373   27,652    27,652
     Investment securities available
      for sale......................... $ 64,578   64,578   64,515    64,515
     Loans............................. $122,269  121,493  109,881   109,366
   Liabilities:
     Deposits.......................... $195,165  195,504  180,474   180,789
     Repurchase agreements............. $  3,421    3,421    2,350     2,350
     Note payable...................... $  1,600    1,600      250       250
   Unrecognized financial instruments:
     Commitments to extend credit...... $ 21,530   21,530   13,295    13,295
     Standby letters of credit......... $    164      164       10        10

(18) REGULATORY MATTERS

  The Company is subject to various regulatory capital requirements administered by state and federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

  Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Additionally, under regulations from the Office of Thrift Supervision, North Georgia must maintain a minimum ratio of tangible capital (as defined) to tangible assets (as defined). Management believes, as of December 31, 1996, that the Company meets all capital adequacy requirements to which it is subject.

  As of December 31, 1996 the most recent notification from the various regulators categorized the Company and the bank subsidiaries as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Company and the bank subsidiaries must maintain minimum total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

             CENTRAL AND SOUTHERN HOLDING COMPANY AND SUBSIDIARIES

    The Company's actual capital amounts and ratios are also presented in the following table:

                                                                 FOR CAPITAL
                              ACTUAL                          ADEQUACY PURPOSES
                           -------------                      -----------------
                           AMOUNT  RATIO               AMOUNT                        RATIO
                           ------- -----               ------                        -----
                                                           (DOLLARS IN THOUSANDS)
As of December 31, 1996
  Total Capital (to Risk
   Weighted Assets):
    Consolidated........   $24,923   16%    greater or lesser than 12,095    greater or lesser than 8%
    Milledgeville.......   $19,064   20%     greater or lesser than 7,805    greater or lesser than 8%
    North Georgia.......   $ 5,810   12%     greater or lesser than 3,946    greater or lesser than 8%
  Tier I Capital (to
   Risk Weighted
   Assets):
    Consolidated........   $23,005   15%     greater or lesser than 6,047    greater or lesser than 4%
    Milledgeville.......   $17,822   18%     greater or lesser than 3,903    greater or lesser than 4%
    North Georgia.......   $ 5,187   11%     greater or lesser than 1,973    greater or lesser than 4%
  Tier I Capital (to
   Average Assets):
    Consolidated........   $23,005   11%     greater or lesser than 8,673    greater or lesser than 4%
    Milledgeville.......   $17,822   12%     greater or lesser than 6,004    greater or lesser than 4%
  Tangible Capital (to
   Tangible Assets):
    North Georgia.......   $ 5,187    7%     greater or lesser than 1,070  greater or lesser than 1.5%
As of December 31, 1995
  Total Capital (to Risk
   Weighted Assets):
    Consolidated........   $24,183   18%    greater or lesser than 10,514    greater or lesser than 8%
    Milledgeville.......   $17,793   19%     greater or lesser than 7,617    greater or lesser than 8%
    North Georgia.......   $ 5,056   14%     greater or lesser than 2,916    greater or lesser than 8%
  Tier I Capital (to
   Risk Weighted
   Assets):
    Consolidated........   $22,540   17%     greater or lesser than 5,257    greater or lesser than 4%
    Milledgeville.......   $16,603   17%     greater or lesser than 3,808    greater or lesser than 4%
    North Georgia.......   $ 4,600   13%     greater or lesser than 1,458    greater or lesser than 4%
  Tier I Capital (to
   Average Assets):
    Consolidated........   $22,540   11%     greater or lesser than 8,014    greater or lesser than 4%
    Milledgeville.......   $16,603   11%     greater or lesser than 6,127    greater or lesser than 4%
    North Georgia.......   $ 4,600    9%     greater or lesser than 2,007    greater or lesser than 4%

                                                      TO BE WELL
                                                  CAPITALIZED UNDER
                                                  PROMPT CORRECTIVE
                                                  ACTION PROVISIONS
                                                  -----------------
                                       AMOUNT                             RATIO
                                       ------                             -----
As of December 31, 1996
  Total Capital (to Risk
   Weighted Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 9,757      greater or lesser than 10%
    North Georgia.......        greater or lesser than 4,933      greater or lesser than 10%
  Tier I Capital (to
   Risk Weighted
   Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 5,854       greater or lesser than 6%
    North Georgia.......        greater or lesser than 2,960       greater or lesser than 6%
  Tier I Capital (to
   Average Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 7,505       greater or lesser than 5%
  Tangible Capital (to
   Tangible Assets):
    North Georgia.......                                 N/A                            N/A
As of December 31, 1995
  Total Capital (to Risk
   Weighted Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 9,521      greater or lesser than 10%
    North Georgia.......        greater or lesser than 3,645      greater or lesser than 10%
  Tier I Capital (to
   Risk Weighted
   Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 5,713       greater or lesser than 6%
    North Georgia.......        greater or lesser than 2,187       greater or lesser than 6%
  Tier I Capital (to
   Average Assets):
    Consolidated........                                 N/A                            N/A
    Milledgeville.......        greater or lesser than 7,658       greater or lesser than 5%
    North Georgia.......        greater or lesser than 2,508       greater or lesser than 5%

(19) PROPOSED MERGER

    On February 3, 1997, the Company executed a definitive agreement of reorganization and plan of merger with First Alliance/Premier Bancshares, Inc. ("Premier"), a Marietta, Georgia-based bank holding company. This transaction will be subject to regulatory and shareholder approval. Premier will be the surviving corporation. In the transaction each of the Company's outstanding common shares will be converted into one share of Premier common stock.

                     AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                    FIRST ALLIANCE/PREMIER BANCSHARES, INC.

                                      AND

                      CENTRAL AND SOUTHERN HOLDING COMPANY



                          DATED AS OF FEBRUARY 3, 1997

                               TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Preamble................................................................  A-6

ARTICLE 1
   TRANSACTIONS AND TERMS OF MERGER.....................................  A-6
   Merger...............................................................  A-6
   Time and Place of Closing............................................  A-7
   Effective Time.......................................................  A-7

ARTICLE 2
   TERMS OF MERGER......................................................  A-7
   Articles of Incorporation............................................  A-7
   Bylaws...............................................................  A-7
   Directors and Officers...............................................  A-7
   Names................................................................  A-8

ARTICLE 3
   MANNER OF CONVERTING SHARES..........................................  A-8
   Conversion of Shares.................................................  A-8
   Anti-Dilution Provisions.............................................  A-8
   Shares Held by Premier or Central and Southern.......................  A-8
   Conversion of Stock Options; Restricted Stock........................  A-9

ARTICLE 4
   EXCHANGE OF SHARES...................................................  A-9
   Exchange Procedures..................................................  A-9
   Rights of Former Central and Southern Shareholders................... A-10

ARTICLE 5
   REPRESENTATIONS AND WARRANTIES
     OF CENTRAL AND SOUTHERN............................................ A-11
   Organization, Standing, and Power.................................... A-11
   Authority; No Breach By Agreement.................................... A-11
   Common Stock......................................................... A-12
   Central and Southern Subsidiaries.................................... A-12
   Financial Statements................................................. A-13
   Absence of Undisclosed Liabilities................................... A-13
   Absence of Certain Changes or Events................................. A-14
   Tax Matters.......................................................... A-14
   Allowance for Possible Loan Losses................................... A-15
   Assets............................................................... A-15

                                                                         Page
                                                                         ----
   Environmental Matters................................................ A-16
   Compliance with Laws................................................. A-16
   Labor Relations...................................................... A-17
   Employee Benefit Plans............................................... A-17
   Material Contracts................................................... A-19
   Legal Proceedings.................................................... A-19
   Reports.............................................................. A-20
   Statements True and Correct.......................................... A-20
   Accounting, Tax and Regulatory Matters............................... A-21
   Charter Provisions................................................... A-21

ARTICLE 6
   REPRESENTATIONS AND WARRANTIES OF PREMIER............................ A-21
   Organization, Standing, and Power.................................... A-21
   Authority; No Breach By Agreement.................................... A-21
   Capital Stock........................................................ A-22
   Premier Subsidiaries................................................. A-23
   Financial Statements................................................. A-23
   Absence of Undisclosed Liabilities................................... A-24
   Absence of Certain Changes or Events................................. A-24
   Tax Matters.......................................................... A-24
   Allowance for Possible Loan Losses................................... A-25
   Assets............................................................... A-25
   Environmental Matters................................................ A-26
   Compliance with Laws................................................. A-26
   Labor Relations...................................................... A-27
   Employee Benefit Plans............................................... A-27
   Material Contracts................................................... A-29
   Legal Proceedings.................................................... A-29
   Reports.............................................................. A-30
   Statements True and Correct.......................................... A-30
   Accounting, Tax and Regulatory Matters............................... A-30
   Charter Provisions................................................... A-31

ARTICLE 7
   CONDUCT OF BUSINESS PENDING CONSUMMATION............................. A-31
   Affirmative Covenants of Central and Southern........................ A-31
   Negative Covenants of Central and Southern........................... A-31
   Affirmative Covenants of Premier..................................... A-33
   Negative Covenants of Premier........................................ A-34
   Adverse Changes in Condition......................................... A-36
   Reports.............................................................. A-36

                                                                         Page
                                                                         ----
ARTICLE 8
   ADDITIONAL AGREEMENTS................................................ A-36
   Registration Statement; Proxy Statement; Shareholder Approval........ A-36
   Exchange Listing..................................................... A-37
   Applications......................................................... A-37
   Filings with State Offices........................................... A-37
   Agreement as to Efforts to Consummate................................ A-37
   Investigation and Confidentiality.................................... A-37
   Press Releases....................................................... A-38
   Acquisition Proposals................................................ A-38
   Accounting and Tax Treatment......................................... A-38
   Agreement of Affiliates.............................................. A-39
   Employee Benefits and Contracts...................................... A-39

ARTICLE 9
   CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.................... A-40
   Conditions to Obligations of Each Party.............................. A-40
   Conditions to Obligations of Premier................................. A-41
   Conditions to Obligations of Central and Southern.................... A-43

ARTICLE 10
   TERMINATION.......................................................... A-44
   Termination.......................................................... A-44
   Effect of Termination................................................ A-46
   Non-Survival of Representations and Covenants........................ A-46

ARTICLE 11
   MISCELLANEOUS........................................................ A-46
   Definitions.......................................................... A-46
   Expenses............................................................. A-53
   Brokers and Finders.................................................. A-54
   Entire Agreement..................................................... A-54
   Amendments........................................................... A-54
   Waivers.............................................................. A-55
   Assignment........................................................... A-55
   Notices.............................................................. A-55
   Governing Law........................................................ A-56
   Counterparts......................................................... A-56
   Captions............................................................. A-56
   Enforcement of Agreement............................................. A-57
   Severability......................................................... A-57

LIST OF EXHIBITS
----------------


Exhibit Number  Description
--------------  -----------

      1.        Form of Agreement of Affiliates of Central and Southern.
                 ((S) 8.10).

      2.        Matters as to which Counsel for Central and Southern will
                 opine. ((S) 9.2(d)).

      3.        Form of Claims/Indemnification Letter ((S) 9.2(e)).

      4.        Matters as to which Counsel for Premier will opine.
                 ((S) 9.3(d)).

      5.        Central and Southern Employment Agreements. ((S) 8.11(b)).

      6.        Premier Employment Agreement. ((S) 8.11(c)).

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------

          THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of February 3, 1997 by and between FIRST ALLIANCE/PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Marietta, Georgia, and CENTRAL AND SOUTHERN HOLDING COMPANY ("Central and Southern"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Milledgeville, Georgia.


                                    PREAMBLE
                                   ---------

          The Boards of Directors of Premier and Central and Southern are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the merger of Central and Southern with and into Premier, with Premier being the surviving corporation of the merger. At the effective time of such merger, the outstanding shares of capital stock of Central and Southern will be converted into the right to receive shares of capital stock of the surviving corporation. As a result, shareholders of Central and Southern will become shareholders of the surviving corporation, and each of the subsidiaries of Central and Southern will continue to conduct its business and operations as a wholly-owned subsidiary of the surviving corporation. The transactions described in this Agreement are subject to the approvals of the Boards of Directors and the shareholders of both Central and Southern and Premier, the Board of Governors of the Federal Reserve System, the Georgia Department of Banking and Finance and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests."

          Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                       TRANSACTIONS AND TERMS OF MERGER
                       --------------------------------

          1.1   MERGER.  Subject to the terms and conditions of this Agreement,
                ------
at the Effective Time, Central and Southern shall be merged with and into Premier in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Section 14-2-1106 of the GBCC (the "Merger"). Premier shall be the Surviving Corporation resulting from the Merger.

The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Premier and Central and Southern.

          1.2   TIME AND PLACE OF CLOSING.  The Closing will take place at 10:00
                -------------------------
a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

          1.3   EFFECTIVE TIME.  The Merger and other transactions contemplated
                --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, (b) the date on which the shareholders of Central and Southern approve this Agreement to the extent such approval is required by applicable Law, and (c) the date on which the shareholders of Premier approve this Agreement to the extent such approval is required; or such later date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

          2.1   ARTICLES OF INCORPORATION.  The Articles of Incorporation of
                -------------------------
Premier in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed.

          2.2   BYLAWS.  The Bylaws of Premier in effect immediately prior to
                ------
the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

          2.3   DIRECTORS AND OFFICERS.  The directors of the Surviving
                ----------------------
Corporation from and after the Effective Time shall consist of six outside directors of Premier to be specified to Central and Southern within fifteen (15) days after the execution of this Agreement, six outside directors of Central and Southern to be specified to Premier within fifteen (15) days after the execution of this Agreement, and Darrell D. Pittard, Robert C. Oliver and J. Edward Mulkey, Jr., as inside directors who shall serve in accordance with the Bylaws of the Surviving Corporation. The officers of the Surviving Corporation shall be as follows: Darrell D. Pittard shall be its Chairman of the Board and Chief Executive Officer and Robert C. Oliver shall be its President and Chief Operating Officer, J. Edward Mulkey, Jr., shall be its Vice Chairman and Michael
E. Ricketson and Frank H. Roach shall be its Executive Vice Presidents. Such officers, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. At the Effective Time of the Merger, Mr. Pittard, Mr. Mulkey and Mr. Oliver will be elected to the board of directors of all of the Subsidiaries of the Surviving Corporation. Mr. Pittard will continue as Chairman and Chief Executive Officer of Premier Lending Corporation. Mr. Oliver will continue as President of The Central and Southern Bank of Georgia and on the Board of Directors of The Central and Southern Bank of North Georgia, F.S.B. Mr. Mulkey will continue as President and Chief Executive Officer of Premier Bank and on the board of directors of Premier Bank, F.S.B. and Alliance Finance. Mr. Ricketson will continue as Chief Financial Officer of The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B.

          2.4   NAMES. At the Effective Time of the Merger, the Surviving
                -----
Corporation will change its name to "Premier Bancshares, Inc." As soon as practicable following the Effective Time, The Central and Southern Bank of North Georgia, F.S.B. will change its name to "Premier Bank F.S.B."


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

          3.1   CONVERSION OF SHARES.  Subject to the provisions of this Article
                --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

          Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          Each share of Central and Southern Common Stock (excluding shares held by Premier or Central and Southern or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of Surviving Corporation Common Stock (the "Exchange Ratio").

          3.2   ANTI-DILUTION PROVISIONS.  In the event Premier or Central and
                ------------------------
Southern changes the number of shares of Premier Common Stock or Central and Southern Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted, provided, however, that the Exchange Ratio shall not be adjusted for the Premier stock split described in
Section 9.3(e) herein.

          3.3   SHARES HELD BY PREMIER OR CENTRAL AND SOUTHERN.  Each of the
                ----------------------------------------------
shares of Premier Common Stock held by any Premier Company or by any Central and Southern Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          3.4   CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.
                ---------------------------------------------
          (a) At the Effective Time, all rights with respect to Central and Southern Common Stock pursuant to stock options ("Central and Southern Options") granted by Central and Southern under the Central and Southern Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Surviving Corporation Common Stock, and the Surviving Corporation shall assume each Central and Southern Option, in accordance with the terms of the Central and Southern Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Central and Southern Option assumed by the Surviving Corporation may be exercised solely for shares of Surviving Corporation Common Stock, (ii) the number of shares of Surviving Corporation Common Stock subject to such Central and Southern Option shall be equal to the number of shares of Central and Southern Common Stock subject to such Central and Southern Option immediately prior to the Effective Time, and (iii) the per share exercise price under each such Central and Southern Option shall not be changed. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Central and Southern and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

          (b) All restrictions or limitations on transfer with respect to Central and Southern Common Stock awarded under the Central and Southern Stock Plans or any other plan, program or arrangement of any Central and Southern Company, to the extent that such restrictions or limitations shall not have already lapsed, and except as otherwise expressly provided in such plan, program or arrangement, shall remain in full force and effect with respect to shares of Surviving Corporation Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                   ARTICLE 4
                               EXCHANGE OF SHARES
                               ------------------

          4.1   EXCHANGE PROCEDURES.  Unless the parties otherwise agree,
                -------------------
promptly after the Effective Time, the Surviving Corporation shall mail to the former holders of Central and Southern Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Central and Southern Common Stock shall pass, only upon proper delivery of such certificates to the Surviving Corporation. After the Effective Time, each holder of shares of Central and Southern Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of Central and Southern Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of Central and Southern Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Central and Southern Common Stock so surrendered shall be duly endorsed as the Surviving Corporation may require. Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of Central and Southern Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

          4.2   RIGHTS OF FORMER CENTRAL AND SOUTHERN SHAREHOLDERS.  The stock
                --------------------------------------------------
transfer books of Central and Southern shall be closed as to holders of Central and Southern Common Stock immediately prior to the Effective Time and no transfer of Central and Southern Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Central and Southern Common Stock (other than shares to be canceled pursuant to Section 3.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor.
To the extent permitted by Law, former holders of record of Central and Southern Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation shareholders the number of whole shares of Surviving Corporation Common Stock into which their respective shares of Central and Southern Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Central and Southern Common Stock for certificates representing Surviving Corporation Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the Surviving Corporation Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Surviving Corporation Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Central and Southern Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Central and Southern Common Stock certificate, the Surviving Corporation Common Stock certificate and with all such undelivered dividends or other distributions (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                            OF CENTRAL AND SOUTHERN
                            -----------------------

          Central and Southern hereby represents and warrants to Premier as follows:

          5.1   ORGANIZATION, STANDING, AND POWER.  Central and Southern is a
                ---------------------------------
corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia and is duly registered as a bank holding company under the BHC Act. Central and Southern has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Central and Southern is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          5.2   AUTHORITY; NO BREACH BY AGREEMENT.
                ----------------------------------

          (a) Central and Southern has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Central and Southern, subject to the approval of this Agreement by the holders of a majority of the outstanding Central and Southern Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Central and Southern. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Central and Southern, enforceable against Central and Southern in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Central and Southern, nor the consummation by Central and Southern of the transactions contemplated hereby, nor compliance by Central and Southern with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Central and Southern's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Central and Southern Company under, any Contract or Permit of any Central and Southern Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1 (b) of this Agreement, violate any Law or Order applicable to any Central and Southern Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Central and Southern of the Merger and the other transactions contemplated in this Agreement.

          5.3   COMMON STOCK.
                ------------

          (a) The authorized Common stock of Central and Southern consists of 10,000,000 shares of Central and Southern Common Stock, of which 3,653,523 shares are issued and outstanding as of the date of this Agreement and not more than 3,653,523 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options). All of the issued and outstanding shares of capital stock of Central and Southern are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC.
None of the outstanding shares of capital stock of Central and Southern has been issued in violation of any preemptive rights of the current or past shareholders of Central and Southern. Central and Southern has reserved 170,000 shares of Central and Southern Common Stock for issuance under the Central and Southern Stock Plans, pursuant to which options to purchase not more than 153,000 shares of Central and Southern Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

          (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Central and Southern Disclosure Memorandum,
                                                     ---------------------
there are no shares of capital stock or other equity securities of Central and Southern outstanding and no outstanding Rights relating to the capital stock of Central and Southern.

          5.4   CENTRAL AND SOUTHERN SUBSIDIARIES.  Central and Southern has
                ---------------------------------
disclosed in Section 5.4 of the Central and Southern Disclosure Memorandum all
                                                     ---------------------
of the Central and Southern Subsidiaries as of the date of this Agreement. Except as disclosed in Section 5.4 of the Central and Southern Disclosure
                                                               ----------
Memorandum, Central and Southern or one of its Subsidiaries owns all of the
----------
issued and outstanding shares of capital stock of each Central and Southern Subsidiary. No equity securities of any Central and Southern Subsidiary are or may become required to be issued (other than to another Central and Southern Company) by reason of any Rights, and there are no Contracts by which any Central and Southern Subsidiary is bound to issue (other than to another Central and Southern Company) additional shares of its capital stock or Rights, or by which any Central and Southern Company is or may be bound to transfer any shares of the capital stock of any Central and Southern Subsidiary (other than to another Central and Southern Company), and there are no

Contracts by which any Central and Southern Subsidiary is bound to issue (other than to another Central and Southern Company) additional shares of its capital stock. There are no Contracts relating to the rights of any Central and Southern Company to vote or to dispose of any shares of the capital stock of any Central and Southern Subsidiary. All of the shares of capital stock of each Central and Southern Subsidiary held by a Central and Southern Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Central and Southern Company free and clear of any Lien. Each Central and Southern Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Central and Southern Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern. Each Central and Southern Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

          5.5   FINANCIAL STATEMENTS.  Central and Southern has included in
                --------------------
Section 5.5 of the Central and Southern Disclosure Memorandum copies of all
                                        ---------------------
Central and Southern Financial Statements for periods ended prior to the date hereof and will deliver to Premier copies of all Central and Southern Financial Statements prepared subsequent to the date hereof. The Central and Southern Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Central and Southern Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Central and Southern Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of Central and Southern Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

          5.6   ABSENCE OF UNDISCLOSED LIABILITIES.  No Central and Southern
                ----------------------------------
Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern except Liabilities which are accrued or reserved against in the consolidated balance sheets of Central and Southern as of December 30, 1995 and September 30, 1996, included in Central and Southern Financial Statements or reflected in the notes thereto. No Central and Southern Company has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1996,
                ------------------------------------
except as disclosed in SEC Documents filed by Central and Southern prior to the date of this Agreement, and except as disclosed in Section 5.7 of the Central and Southern Disclosure Memorandum, (a) there have been no events, changes or
             ---------------------
occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, and (b) the Central and Southern Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Central and Southern provided in Article 7 of this Agreement.

          5.8   TAX MATTERS.
                -----------

          (a) All Tax returns required to be filed by or on behalf of any of the Central and Southern Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Central and Southern and all returns filed are complete and accurate to the Knowledge of Central and Southern. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, except as reserved against in the Central and Southern Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.8(a) of the Central and Southern Disclosure Memorandum.  All Taxes and
                                           ---------------------
other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as disclosed in Section 5.8(b) of the Central and Southern Disclosure Memorandum, none of the Central and Southern Companies has executed
---------------------
an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Central and Southern Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          (c) Adequate provision for any Taxes due or to become due for any of the Central and Southern Companies for the period or periods through and including the date of the respective Central and Southern Financial Statements has been made and is reflected on such Central and Southern Financial Statements.

          (d) Deferred Taxes of the Central and Southern Companies have been provided for in accordance with GAAP.

          (e) Each of the Central and Southern Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The allowance for possible
                ----------------------------------
loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Central and Southern included in the most recent Central and Southern Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Central and Southern included in the Central and Southern Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Central and Southern Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Central and Southern Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Central and Southern.

          5.10   ASSETS.  Except as disclosed in Section 5.10 of the Central and
                 ------
Southern Disclosure Memorandum or as disclosed or reserved against in the
         ---------------------
Central and Southern Financial Statements, the Central and Southern Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Central and Southern Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Central and Southern's past practices. All Assets which are material to Central and Southern's business on a consolidated basis, held under leases or subleases by any of the Central and Southern Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Central and Southern Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Central and Southern Companies is a named insured are reasonably sufficient.
The Assets of the Central and Southern Companies include all assets required to operate the business of the Central and Southern Companies as presently conducted.

          5.11   ENVIRONMENTAL MATTERS.
                 ---------------------

          (a) Except as disclosed in Section 5.11(a) of the Central and Southern Disclosure Memorandum, to the Knowledge of Central and Southern, each Central
---------------------
and Southern Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          (b) To the Knowledge of Central and Southern, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Central and Southern Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Central and Southern Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern or to the Knowledge of Central and Southern, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Central and Southern, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          5.12   COMPLIANCE WITH LAWS.  Central and Southern is duly registered
                 --------------------
as a bank holding company and as a thrift holding company under the BHC Act and HOLA, respectively. Each Central and Southern Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern. Except as disclosed in Section 5.12 of the Central and Southern Disclosure Memorandum, no Central and Southern Company:
---------------------

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Central and Southern Company is not in compliance with any of the Laws or

Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, or (iii) requiring any Central and Southern Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          5.13   LABOR RELATIONS.  No Central and Southern Company is the
                 ---------------
subject of any Litigation asserting that it or any other Central and Southern Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Central and Southern Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Central and Southern Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Central and Southern Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          5.14   EMPLOYEE BENEFIT PLANS.
                 ----------------------

          (a) Central and Southern has disclosed in Section 5.14 of the Central and Southern Disclosure Memorandum and delivered or made available to Premier
             ---------------------
prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Central and Southern Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Central and Southern Benefit Plans"). Any of the Central and Southern Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Central and Southern ERISA Plan." Each Central and Southern ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Central and Southern Pension Plan." No Central and Southern Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

          (b) All Central and Southern Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern. Each Central and Southern ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Central and Southern is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Central and Southern, no Central and Southern Company nor any other party has engaged in a transaction with respect to any Central and Southern Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Central and Southern Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          (c) Central and Southern maintains an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Neither Central and Southern nor any ERISA Affiliate of Central and Southern has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

          (e) Except as disclosed in Section 5.14(e) of the Central and Southern Disclosure Memorandum, (i) no Central and Southern Company has any obligations
---------------------
for retiree health and life benefits under any of the Central and Southern Benefit Plans, except as required by Section 6.01 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any Central and Southern Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Central and Southern Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Central and Southern.

          (f) Except as disclosed in Section 5.14(f) of the Central and Southern Disclosure Memorandum, neither the execution and delivery of this Agreement nor
---------------------
the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Central and Southern Company from any Central and Southern Company under any Central and Southern Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Central and Southern Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Central and Southern Company and their respective beneficiaries have been fully reflected on the Central and Southern Financial Statements to the extent required by and in accordance with GAAP.

          (h) Central and Southern and each ERISA Affiliate of Central and Southern has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (i) Neither Central and Southern nor any ERISA Affiliate of Central and Southern is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in
Section 280G(b) of the Internal Revenue Code (determined without regard to
Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (j) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Central and Southern Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Central and Southern Benefit Plan or against the assets of any Central and Southern Benefit Plan.

          5.15   MATERIAL CONTRACTS.  Except as disclosed in Section 5.15 of the
                 ------------------
Central and Southern Disclosure Memorandum or otherwise reflected in the Central
                     ---------------------
and Southern Financial Statements, none of the Central and Southern Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any Central and Southern Company or the guarantee by any Central and Southern Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Central and Southern Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by Central and Southern with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Central and Southern Form 10-KSB or 10-QSB filed with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Central and Southern Contracts"). None of the Central and Southern Companies is in Default under any Central and Southern Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern. All of the indebtedness of any Central and Southern Company for money borrowed is prepayable at any time by such Central and Southern Company without penalty or premium.

          5.16   LEGAL PROCEEDINGS.  Except as disclosed in Section 5.16 of the
                 -----------------
Central and Southern Disclosure Memorandum, there is no Litigation instituted or
                     ---------------------
pending, or, to the Knowledge of Central and Southern, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Central and Southern Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Central and Southern Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern.

          5.17   REPORTS.  Since January 1, 1996, each Central and Southern
                 -------
Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-KSB, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Central and Southern). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Central and Southern's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.18   STATEMENTS TRUE AND CORRECT.  No statement, certificate,
                 ---------------------------
instrument or other writing furnished or to be furnished by any Central and Southern Company or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Central and Southern Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Central and Southern Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Central and Southern's shareholders in connection with the Central and Southern Shareholders' Meeting, and any other documents to be filed by a Central and Southern Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Central and Southern, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Central and Southern Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Central and Southern Shareholders' Meeting. All documents that any Central and Southern Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          5.19   ACCOUNTING, TAX AND REGULATORY MATTERS.  No Central and
                 --------------------------------------
Southern Company or any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Central and Southern, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

          5.20   CHARTER PROVISIONS.  Each Central and Southern Company has
                 ------------------
taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Central and Southern Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Central and Southern Company that may be acquired or controlled by it.


                                 ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF PREMIER
                   -----------------------------------------

          Premier hereby represents and warrants to Central and Southern as follows:

          6.1   ORGANIZATION, STANDING, AND POWER.  Premier is a corporation
                ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          6.2   AUTHORITY; NO BREACH BY AGREEMENT.
                ---------------------------------

          (a) Premier has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier, subject to the approval of this Agreement by the holders of a majority of the outstanding Premier Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Premier. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Premier, enforceable against Premier in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Premier, nor the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Premier of the Merger and the other transactions contemplated in this Agreement.

          6.3   CAPITAL STOCK.
                -------------

          (a) The authorized capital stock of Premier consists of 20,000,000 shares of Premier Common Stock, of which 2,353,779 shares were issued and outstanding as of the date of this Agreement and not more than 2,353,779 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options). All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Central and Southern Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Central and Southern Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premier. Premier has reserved 210,000 shares of Premier Common Stock for issuance under the Premier Stock Plans, pursuant to which options to purchase not more than 136,250 shares of Premier Common Stock are outstanding as of the date of this Agreement and at the Effective Time.

          (b) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3(b) of the Premier Disclosure Memorandum, there are no
                                           ---------------------
shares of capital stock or other equity securities of Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

          6.4   PREMIER SUBSIDIARIES.  Premier has disclosed in Section 6.4 of
                --------------------
the Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date
            ---------------------
of this Agreement.  Except as disclosed in Section 6.4 of the Premier Disclosure
                                                                      ----------
Memorandum, Premier or one of its Subsidiaries owns all of the issued and
----------
outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company), and there are no Contracts by which any Premier Company is bound to issue (other than to another Premier Company) additional shares of its capital stock. There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Premier Company free and clear of any Lien. Each Premier Subsidiary is either a bank, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

          6.5   FINANCIAL STATEMENTS.  Premier has included in Section 6.5 of
                --------------------
the Premier Disclosure Memorandum copies of all Premier Financial Statements for periods ended prior to the date hereof and will deliver to Central and Southern copies of all Premier Financial Statements prepared subsequent to the date hereof. The Premier Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

          6.6   ABSENCE OF UNDISCLOSED LIABILITIES.   No Premier Company has any
                ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1995 and September 30, 1996, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since September 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since September 30, 1996,
                ------------------------------------
except as disclosed in SEC Documents filed by Premier prior to the date of this Agreement and except as disclosed in Section 6.7 of the Premier Disclosure
                                                                ----------
Memorandum, (a) there have been no events, changes or occurrences which have
----------
had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Premier provided in Article 7 of this Agreement.

          6.8   TAX MATTERS.
                -----------

          (a) All Tax returns required to be filed by or on behalf of any of the Premier Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before September 30, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Premier, and all returns filed are complete and accurate to the Knowledge of Premier. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Premier, except as reserved against in the Premier Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.8(a) of the Premier Disclosure Memorandum.  All Taxes and other
                              ---------------------
Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

          (b) Except as disclosed in Section 6.8(b) of the Premier Disclosure
                                                                   ----------
Memorandum none of the Premier Companies has executed an extension or waiver of
----------
any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any Premier Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (c) Adequate provision for any Taxes due or to become due for any of the Premier Companies for the period or periods through and including the date of the respective Premier Financial Statements has been made and is reflected on such Premier Financial Statements.

          (d) Deferred Taxes of the Premier Companies have been provided for in accordance with GAAP.

          (e) Each of the Premier Companies is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          6.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES.  The Allowance shown on the
                ----------------------------------
consolidated balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Premier Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Premier Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

          6.10   ASSETS.  Except as disclosed in Section 6.10 of the Premier
                 ------
Disclosure Memorandum or as disclosed or reserved against in the Premier
---------------------
Financial Statements, the Premier Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the Premier Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Premier's past practices. All Assets which are material to Premier's business on a consolidated basis, held under leases or subleases by any of the Premier Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the Premier Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the Premier Companies is a named insured are reasonably sufficient. The Assets of the Premier Companies include all assets required to operate the business of the Premier Companies as presently conducted.

          6.11   ENVIRONMENTAL MATTERS.
                 ---------------------

          (a) Except as disclosed in Section 6.11(a) of the Premier Disclosure
                                                                    ----------
Memorandum, to the Knowledge of Premier, each Premier Company, its Participation
----------
Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (b) To the Knowledge of Premier, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any Premier Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the Release into the Environment of any Hazardous Material (as defined below), whether or not occurring at, on, under or involving a site owned, leased or operated by any Premier Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier or to the Knowledge of Premier, there is no reasonable basis for any such Litigation.

          (c) To the Knowledge of Premier, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          6.12   COMPLIANCE WITH LAWS.  Premier is duly registered as a bank
                 --------------------
holding and thrift holding company under the BHC Act and HOLA, respectively. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in Section 6.12 of the Premier Disclosure Memorandum, no Premier Company:
---------------------

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

          6.13   LABOR RELATIONS.  No Premier Company is the subject of any
                 ---------------
Litigation asserting that it or any other Premier Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Premier Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any Premier Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any Premier Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          6.14   EMPLOYEE BENEFIT PLANS.
                 ----------------------

          (a) Premier has disclosed in Section 6.14 of the Premier Disclosure
                                                                   ----------
Memorandum and delivered or made available to Central and Southern prior to the
----------
execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Premier Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Premier Benefit Plans"). Any of the Premier Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Premier ERISA Plan." Each Premier ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Premier Pension Plan." No Premier Pension Plan is or has been a multi-employer plan within the meaning of
Section 3(37) of ERISA.

          (b) All Premier Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Premier is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Premier, no Premier Company nor any other party has engaged in a transaction with respect to any Premier Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Premier Company to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          (c) Neither Premier nor any ERISA Affiliate of Premier maintains or has maintained an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (d) Neither Premier nor any ERISA Affiliate of Premier has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

          (e) Except as disclosed in Section 6.14(e) of the Premier Disclosure
                                                                    ----------
Memorandum, (i) no Premier Company has any obligations for retiree health and
----------
life benefits under any of the Premier Benefit Plans, except as required by
Section 6.01 of ERISA and Section 4980B of the Code; (ii) there are no restrictions on the rights of any Premier Company to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause any Premier Company to incur any Liability that is reasonably likely to have a Material Adverse Effect on Premier.

          (f) Except as disclosed in Section 6.14(f) of the Premier Disclosure
                                                                    ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any Premier Company from any Premier Company under any Premier Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Premier Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (g) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Premier Company and their respective beneficiaries have been fully reflected on the Premier Financial Statements to the extent required by and in accordance with GAAP.

          (h) Premier and each ERISA Affiliate of Premier has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (i) Except as disclosed in Section 6.14(i) of the Premier Disclosure
                                                                    ----------
Memorandum, neither Premier nor any ERISA Affiliate of Premier is obligated,
----------
contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (j) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Premier Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Premier Benefit Plan or against the assets of any Premier Benefit Plan.

          6.15   MATERIAL CONTRACTS.  Except as disclosed in Section 6.15 of the
                 ------------------
Premier Disclosure Memorandum or otherwise reflected in the Premier Financial
        ---------------------
Statements, none of the Premier Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements,
(b) any Contract relating to the borrowing of money by any Premier Company or the guarantee by any Premier Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among Premier Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-KSB or Form 10-QSB filed by Premier with the SEC as of the date of this Agreement that has not been filed as an exhibit to any Premier Form 10-KSB filed with the SEC (together with all Contracts referred to in Sections 6.10 and 6.14(a) of this Agreement, the "Premier Contracts"). None of the Premier Companies is in Default under any Premier Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. All of the indebtedness of any Premier Company for money borrowed is prepayable at any time by such Premier Company without penalty or premium.

          6.16   LEGAL PROCEEDINGS.  Except as disclosed in Section 6.16 of the
                 -----------------
Premier Disclosure Memorandum, there is no Litigation instituted or pending, or,
        ---------------------
to the Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

          6.17   REPORTS.  Since January 1, 1996, each Premier Company has
                 -------
timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB, Forms 8-KSB, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          6.18   STATEMENTS TRUE AND CORRECT.  No statement, certificate,
                 ---------------------------
instrument or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to Central and Southern pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Premier's shareholders in connection with the Premier Shareholders' Meeting, and any other documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Premier, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Premier Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Premier Shareholders' Meeting. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          6.19   ACCOUNTING, TAX AND REGULATORY MATTERS.  No Premier Company or
                 --------------------------------------
any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

          6.20   CHARTER PROVISIONS.  Each Premier Company has taken all action
                 ------------------
so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company or restrict or impair the ability of the Surviving Corporation to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Premier Company that may be acquired or controlled by it.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

          7.1   AFFIRMATIVE COVENANTS OF CENTRAL AND SOUTHERN.  Unless the prior
                ---------------------------------------------
written consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the Central and Southern Disclosure
                                                             ----------
Memorandum, Central and Southern shall, and shall cause each of its
----------
Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

          7.2   NEGATIVE COVENANTS OF CENTRAL AND SOUTHERN.  Except as disclosed
                ------------------------------------------
in the Central and Southern Disclosure Memorandum, from the date of this
                            ---------------------
Agreement until the earlier of the Effective Time or the termination of this Agreement, Central and Southern covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Central and Southern Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Central and Southern Company to another Central and Southern Company) in excess of an aggregate of $100,000 (for the Central and Southern Companies on a consolidated basis) except in the ordinary course of the business of Central and Southern Companies consistent with past practices (which shall include, for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Central and Southern Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Central and Southern Disclosure Memorandum); or
         ---------------------

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Central and Southern Company, or declare or pay any dividend or make any other distribution in respect of Central and Southern's capital stock; provided, however, that Central and Southern may (to the extent legally and contractually permitted to do so) pay an annual cash dividend of up to $.27 per share on the shares of Central and Southern Common Stock in quarterly installments during 1997; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Central and Southern Disclosure Memorandum, issue, sell, pledge, encumber, authorize the
             ---------------------
issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Central and Southern Common Stock or any other capital stock of any Central and Southern Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) except as disclosed in Section 7.2(e) of the Central and Southern Disclosure Memorandum, adjust, split, combine or reclassify any capital stock of
---------------------
any Central and Southern Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Central and Southern Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Central and Southern Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Central and Southern Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Central and Southern Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Central and Southern Bank in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $50,000 of any Central and Southern Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Central and Southern, in each case as disclosed in Section 7.2(g) of the Central and Southern Disclosure Memorandum or
                                                        ---------------------
as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Central and Southern Disclosure
                                                                      ----------
Memorandum; enter into or amend any severance agreements with officers of any
----------
Central and Southern Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any Central and Southern Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Central and Southern Company and any Person (unless such amendment is required by Law) that the Central and Southern Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Central and Southern Company or make any material change in or to any existing employee benefit plans of any Central and Southern Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Central and Southern Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any Central and Southern Company; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

          7.3   AFFIRMATIVE COVENANTS OF PREMIER. Unless the prior written
                --------------------------------
consent of Central and Southern shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure
                                                             ----------
Memorandum, Premier shall, and shall cause each of its Subsidiaries, from
----------
the date of this Agreement until the Effective Time or termination of this
Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

          7.4   NEGATIVE COVENANTS OF PREMIER.  Except as disclosed in the
                -----------------------------
Premier Disclosure Memorandum, from the date of this Agreement until the earlier
        ---------------------
of the Effective Time or the termination of this Agreement, Premier covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of Central and Southern, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Premier Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Premier Company to another Premier Company) in excess of an aggregate of $100,000 (for the Premier Companies on a consolidated basis) except in the ordinary course of the business of Premier Companies consistent with past practices (which shall include, for Premier Bank, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Premier Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Premier Disclosure Memorandum); or
---------------------

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Premier Company, or declare or pay any dividend or make any other distribution in respect of Premier's capital stock; provided, however, that Premier may (to the extent legally and contractually permitted to do so) pay a cash dividend of up to $.56 per share on the shares of Premier Common Stock in January or February of 1997; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.4(d) of the Premier Disclosure Memorandum, issue, sell, pledge,
---------------------
encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Premier Common Stock or any other capital stock of any Premier Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any Premier Company (other than the stock split contemplated in Section 9.3(e) hereof) or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Premier Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Premier Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Premier Company) or (ii) any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly-owned Premier Subsidiary; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Premier Bank in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to any employees whose annual salary exceeds $50,000 of any Premier Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Premier, in each case as disclosed in Section 7.4(g) of the Premier Disclosure Memorandum or as required by Law; pay any severance
               ---------------------
or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in
Section 7.4(g) of the Premier Disclosure Memorandum; enter into or amend any
                              ---------------------
severance agreements with officers of any Premier Company; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of any Premier Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) enter into or amend any employment Contract between any Premier Company and any Person (unless such amendment is required by Law) that the Premier Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) adopt any new employee benefit plan of any Premier Company or make any material change in or to any existing employee benefit plans of any Premier Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Premier Company for money damages in excess of $50,000 or which imposes material restrictions upon the operations of any Premier Company; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

          7.5   ADVERSE CHANGES IN CONDITION. Each Party agrees to give written
                ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          7.6   REPORTS.  Each Party and its Subsidiaries shall file all reports
                -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS
                             ---------------------

          8.1   REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.
                -------------------------------------------------------------

          (a) As soon as practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Surviving Corporation Common Stock upon consummation of the Merger. Central and Southern shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

          (b) Central and Southern shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Central and Southern deems appropriate.

          (c) In connection with the Central and Southern Shareholders' Meeting,
(i) Premier shall prepare and file with the SEC on Central and Southern's behalf a Proxy Statement

(which shall be included in the Registration Statement) and mail it to Central and Southern's shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Central and Southern shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement and (iv) the Board of Directors and officers of Central and Southern shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

          8.2   EXCHANGE LISTING. Premier shall use its reasonable efforts to
                ----------------
list, prior to the Effective Time, on the American Stock Exchange the Premier Common Stock and the shares of Surviving Corporation Common Stock to be issued to the holders of Central and Southern Common Stock pursuant to the Merger.

          8.3   APPLICATIONS.  Premier shall promptly prepare and file, and
                ------------
Central and Southern shall cooperate in the preparation and, where appropriate, filing of, applications with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

          8.4   FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
                --------------------------
conditions of this Agreement, Premier shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.

          8.5   AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms and
                -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Surviving Corporation Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          8.6   INVESTIGATION AND CONFIDENTIALITY.
                ---------------------------------

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party, except for one copy of any materials prepared by that Party or any attorney for or other representative of that Party based upon such confidential information.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          8.7   PRESS RELEASES. Prior to the Effective Time, Premier and Central
                --------------
and Southern shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

          8.8   ACQUISITION PROPOSALS.  Except with respect to this Agreement
                ---------------------
and the transactions contemplated hereby, no Party nor any Affiliate thereof nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by any Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of a Party's Board of Directors as advised by counsel, no Party or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Each Party shall promptly notify the other orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of the other Party is obtained, each Party shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

          8.9   ACCOUNTING AND TAX TREATMENT.  Each of the Parties undertakes
                ----------------------------
and agrees to use its reasonable efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be eligible, to be accounted for as a "pooling of interests."

          8.10   AGREEMENT OF AFFILIATES.  Central and Southern has disclosed in
                 -----------------------
Section 8.10 of the Central and Southern Disclosure Memorandum all Persons whom
                                         ---------------------
it reasonably believes is an "affiliate" of Central and Southern for purposes of Rule 145 under the 1933 Act. Central and Southern shall use its reasonable efforts to cause each such Person to deliver to Premier and Central and Southern, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 1, providing that such
                                                ---------
Person will not sell, pledge, transfer or otherwise dispose of the shares of Central and Southern Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. The Surviving Corporation shall be entitled to place restrictive legends upon certificates for shares of Surviving Corporation Common Stock issued to Affiliates of Central and Southern pursuant to this Agreement to enforce the provisions of this Section 8.10. The Surviving Corporation shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Surviving Corporation Common Stock by such Affiliates.

          8.11   EMPLOYEE BENEFITS AND CONTRACTS.
                 -------------------------------

          (a) Following the Effective Time, the Surviving Corporation shall provide generally to officers and employees of the Central and Southern Companies who continue employment with the Surviving Corporation or its Subsidiaries following the Effective Time employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of the Central and Southern Companies prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Central and Southern Benefit Plan of the same type immediately prior to the Effective Time.

          (b) The Surviving Corporation and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.11 of the Central and Southern Disclosure Memorandum to Premier between any Central and Southern Company and
---------------------
any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the Central and Southern Benefit Plans. The Surviving Corporation shall enter into three year employment agreements with each of Robert C. Oliver and Michael E. Ricketson and shall enter into one year employment agreements with each of George D. Henderson and Tren B. Watson in substantially the forms attached hereto as Exhibit 5.
          ---------

          (c) At the Effective Time the Surviving Corporation shall enter into a three year employment agreement with Darrell D. Pittard in substantially the form attached hereto as Exhibit 6.

                                 ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

          9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective
                ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

          (a) Shareholder Approval.  The shareholders of Premier and Central and
              --------------------
Southern shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange or by the provisions of any governing instruments.

          (b) Regulatory Approvals.   All Consents of, filings and registrations
              --------------------
with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals.  Each Party shall have obtained any and
              ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) Registration Statement.  The Registration Statement shall be
              ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Surviving Corporation Common Stock issuable pursuant to the Merger shall have been received.

          (e) Exchange Listing.  The shares of Surviving Corporation Common
              ----------------
Stock issuable pursuant to the Merger shall have been approved for listing on the American Stock Exchange.

          (f) Tax Matters.  Premier and Central and Southern shall have received
              -----------
a written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Central and Southern Common Stock for Surviving Corporation Common Stock will not give rise to gain or loss to the shareholders of Central and Southern with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor Central and Southern will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and Central and Southern reasonably satisfactory in form and substance to such counsel.

          (g) Affiliate Agreements.  The Parties shall have received from each
              --------------------
affiliate of Central and Southern the affiliates letter referred to in Section
8.10 hereof.

          (h) Pooling Letter.  The Parties shall have received a letter from
              --------------
Mauldin & Jenkins, LLC, and from Porter Keadle Moore, LLP dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          9.2   CONDITIONS TO OBLIGATIONS OF PREMIER. The obligations of Premier
                ------------------------------------
to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              ------------------------------
9.2(a), the accuracy of the representations and warranties of Central and Southern set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Central and Southern set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Central and Southern set forth in Section 5.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Central and Southern set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3 and 5.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Central and Southern; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ---------------------------------------
agreements and covenants of Central and Southern to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates.  Central and Southern shall have delivered to
              ------------
Premier (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Central and Southern's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premier and its counsel shall request.

          (d) Opinion of Counsel.  Central and Southern shall have delivered to
              ------------------
Premier an opinion of Kilpatrick & Cody, LLP, counsel to Central and Southern, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit 2 hereto.
                            ---------

          (e) Claims/Indemnification Letters.  Each of the directors and
              ------------------------------
officers of Central and Southern shall have executed and delivered to Premier letters in substantially the form of Exhibit 3 hereto.
                                     ---------

          (f) Premier Fairness Opinion.  Premier shall have received from Brown,
              ------------------------
Burke Capital Partners, Inc. a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Central and Southern shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Premier.

          (g) Litigation.  No preliminary or permanent injunction or other order
              ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest;

and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Central and Southern's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Central and Southern's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from legal counsel, could result in the relief sought being obtained.

          9.3   CONDITIONS TO OBLIGATIONS OF CENTRAL AND SOUTHERN.  The
                -------------------------------------------------
obligations of Central and Southern to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Central and Southern pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties.  For purposes of this Section
              ------------------------------
9.3(a), the accuracy of the representations and warranties of Premier set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Premier set forth in Section 6.19 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.3 and 6.19) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants.  Each and all of the
              ---------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) Certificates.  Premier shall have delivered to Central and
              ------------
Southern (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Central and Southern and its counsel shall request.

          (d) Opinion of Counsel.  Premier shall have delivered to Central and
              ------------------
Southern an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to Central and Southern, as to matters set forth in Exhibit 4 hereto.
                                                 ---------

          (e) Premier Stock Split.  Immediately prior to the Effective Time,
              -------------------
Premier shall have effected a 1.8055 for one split of the Premier Common Stock, so that Premier shall have 4,495,747 shares of common stock outstanding and issuable upon the exercise of outstanding stock options immediately prior to the Effective Time.

          (f) Central and Southern Fairness Opinion.  Central and Southern shall
              -------------------------------------
have received from Alex Sheshunoff & Co. Investment Banking a letter, dated not more than five (5) business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Central and Southern shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Central and Southern.

          (g) Litigation.  No preliminary or permanent injunction or other order
              ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Central and Southern, it is not in the best interests of the shareholders of Central and Southern to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's or the Surviving Corporation's ownership or operation of all or a material portion of Premier's or Central and Southern's business or assets, or compel Premier or the Surviving Corporation to dispose of or hold separate all or a material portion of Premier's or Central and Southern's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Central and Southern based upon a legal opinion from legal counsel, could result in the relief sought being obtained.


                                  ARTICLE 10
                                  TERMINATION
                                  -----------

          10.1   TERMINATION.  Notwithstanding any other provision of this
                 -----------
Agreement, and notwithstanding the approval of this Agreement by the shareholders of Premier and Central and Southern, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Central and Southern and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Central and Southern and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger under the standard set forth in Section 9.2(a) of this Agreement in the case of Premier and Section 9.3(a) of this Agreement in the case of Central and Southern; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Central and Southern and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in
Section 9.2(a) of this Agreement in the case of Central and Southern and Section 9.3(a) in the case of Premier or in the material breach of any covenant or agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Central and Southern fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or
(iii) if the shareholders of Premier fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that both parties are in breach of any representation or warranty contained in the Agreement under the applicable standard set forth in Section 9.2(a) or 9.3(a) and only in the case of an event described in 10.1(d)(i)-(iii) above;

          (f) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before June 30, 1997, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(f); or

          (g) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Central and Southern and Section 9.3(a) in the case of Premier or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(f) of this Agreement; or

          (h) By the Board of Directors of either Party, at any time prior to the 15th day after execution of this Agreement without any Liability in the event that the review of the Assets, business, financial condition, results of operations, and prospects of the other Party undertaken by it or any of the disclosures contained in the other Party's Disclosure Memorandum causes its
                                           ---------------------
Board of Directors to determine, in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to it of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger.

          10.2   EFFECT OF TERMINATION.  In the event of the termination and
                 ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article 11 and Section 8.6(b) of this Agreement shall survive any such termination and abandonment.

          10.3   NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.  The respective
                 ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles 2, 3, 4 and 11 and Section 8.10 of this Agreement.


                                  ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

          11.1   DEFINITIONS.  Except as otherwise provided herein, the
                 -----------
capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ALLOWANCE" shall have the meaning provided in Section 5.9 of this Agreement.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "CENTRAL AND SOUTHERN BENEFIT PLANS" shall have the meaning set forth in Section 5.14 of this Agreement.

          "CENTRAL AND SOUTHERN COMMON STOCK" shall mean the $1.00 par value common stock of Central and Southern.

          "CENTRAL AND SOUTHERN COMPANIES" shall mean, collectively, Central and Southern and all Central and Southern Subsidiaries.

          "CENTRAL AND SOUTHERN DISCLOSURE MEMORANDUM" shall mean the written
                                ---------------------
information entitled "Central and Southern Disclosure Memorandum" delivered on
                                           ---------------------
or prior to the date of this Agreement to Premier describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

          "CENTRAL AND SOUTHERN FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Central and Southern as of September 30, 1996 and December 31, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the two fiscal years ended December 31, 1995 and 1994, included in the Central and Southern Disclosure Memorandum, and
         ---------------------

(b) the consolidated balance sheets (including related notes and schedules, if any) of Central and Southern and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in any SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

          "CENTRAL AND SOUTHERN OPTIONS" shall have the meaning set forth in
Section 3.4 of this Agreement.

          "CENTRAL AND SOUTHERN STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Central and Southern disclosed in Section 5.14 of the Central and Southern Disclosure Memorandum.
                                                      ---------------------

          "CENTRAL AND SOUTHERN SUBSIDIARIES" shall mean the subsidiaries of Central and Southern.

          "CLOSING" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "EFFECTIVE TIME" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "ENVIRONMENT" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

          "ENVIRONMENTAL LAWS" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601
et. seq., the Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901
-------
et. seq., the Toxic Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all
-------                                                        -------
implementing regulations and state counterparts of such acts.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA PLAN" shall have the meaning provided in Section 5.14 of this Agreement.

          "EXCHANGE RATIO" shall have the meaning provided in Section 3.1 of this Agreement.

          "EXHIBITS" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code.

          "GEORGIA CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by the Surviving Corporation and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section
1.1 of this Agreement.

          "HAZARDOUS MATERIAL" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et seq., or any
                                                             ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws of polychlorinated biphenyls, and petroleum and petroleum products).

          "HOLA" shall mean the Home Owners Loan Act of 1933, as amended.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person, Steven S. Dunlevie, G. Leighton Stradtman and Elizabeth O. Derrick with regard to Premier and Richard
R. Cheatham, F. Sheffield Hale and Neil D. Falis with regard to Central and Southern.

          "LAW" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than
(i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and
(iii) other Liens incurred in the ordinary course of the banking business.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities other than the violations of law section from such reports.

          "LOAN PROPERTY" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this

Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "MERGER" shall mean the merger of Central and Southern with and into Premier referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Premier or Central and Southern, and "Parties" shall mean both Premier and Central and Southern.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PREMIER BANK" shall mean First Alliance Bank, a Georgia state-chartered bank and a Premier Subsidiary.

          "PREMIER BENEFIT PLANS" shall have the meaning set forth in Section
6.14 of this Agreement.

          "PREMIER COMMON STOCK" shall mean the $1.00 par value common stock of Premier.

          "PREMIER COMPANIES" shall mean, collectively, Premier and all Premier Subsidiaries.

          "PREMIER DISCLOSURE MEMORANDUM" shall mean the written information
                   ---------------------
entitled "Premier Disclosure Memorandum" delivered on or prior to the date of
                  ---------------------
this Agreement to Central and Southern describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

          "PREMIER FINANCIAL STATEMENTS" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of September 30, 1996, and as of December 31, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1996, and for each of the two years ended December 31, 1995 and 1994, as filed by Premier in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1996.

          "PREMIER STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans.

          "PREMIER SUBSIDIARIES" shall mean the Subsidiaries of Premier at the Effective Time.

          "PROXY STATEMENT" shall mean (a) the proxy statement used by Central and Southern to solicit the approval of its shareholders of the transactions contemplated by this Agreement and (b) the proxy statement used by Premier to solicit the approval of its shareholders of the transactions contemplated by this Agreement, both of which shall be included in the prospectus of the Surviving Corporation relating to shares of Surviving Corporation Common Stock to be issued to the shareholders of Central and Southern.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Surviving Corporation Common Stock to be issued to the shareholders of Central and Southern in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statements.

          "REGULATORY AUTHORITIES" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

          "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Central and Southern or the meeting of the shareholders of Premier to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "SURVIVING CORPORATION" shall mean Premier as the surviving corporation resulting from the Merger to be known as Premier Bancshares, Inc.

          "SURVIVING CORPORATION COMMON STOCK" shall mean the $1.00 par value common stock of the Surviving Corporation.

          "TAX" OR "TAXES" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          11.2   EXPENSES.
                 --------

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with the Registration Statement and the applications filed with other Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statements.

          (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) an amount equal to the reasonable and documented fees and expenses incurred by such non-breaching Party in connection with the examination and investigation of the breaching Party, the preparation and negotiation of this Agreement and related agreements, regulatory filings and other documents related to the transactions contemplated hereunder, including, without limitation, fees and expenses of investment banking consultants, accountants, attorneys and other agents and (ii) (x) $50,000 if the breach is not willful or
(y) $150,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transaction contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees and expenses shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

          11.3   BROKERS AND FINDERS.  Each of the Parties represents and
                 -------------------
warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than Brown, Burke Capital Partners, Inc. employed by Premier. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or Central and Southern, each of Premier and Central and Southern, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          11.4   ENTIRE AGREEMENT.  Except as otherwise expressly provided
                 ----------------
herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 and Section 8.13 of this Agreement.

          11.5   AMENDMENTS.  To the extent permitted by Law, this Agreement may
                 ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Premier Common Stock or Central and Southern Common Stock, there shall be made no amendment that pursuant to the GBCC requires further approval by such shareholders without the further approval of such shareholders.

          11.6   WAIVERS.
                 -------

          (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Central and Southern, to waive or extend the time for the compliance or fulfillment by Central and Southern of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premier.

          (b) Prior to or at the Effective Time, Central and Southern, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Central and Southern under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Central and Southern.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          11.7   ASSIGNMENT.  Except as expressly contemplated hereby, neither
                 ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          11.8   NOTICES.  All notices or other communications which are
                 -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Premier:            First Alliance/Premier Bancshares, Inc.
                              2180 Atlanta Plaza
                              950 East Paces Ferry Road
                              Atlanta, Georgia  30326
                              Telecopy Number: (404) 814-3672

                              Attention:  Darrell D. Pittard
                                          Chairman and CEO

          Copy to Counsel:    Womble Carlyle Sandridge & Rice, PLLC
                              Suite 700
                              1275 Peachtree Street, N.E.
                              Atlanta, Georgia  30309
                              Telecopy Number: (404) 888-7490

                              Attention:  Steven S. Dunlevie, Esq.

          Central & Southern: Central and Southern Holding Company
                              150 West Greene Street
                              Milledgeville, Georgia  31061
                              Telecopy Number: (912) 452-3532

                              Attention:  Robert C. Oliver
                                          President and CEO

                              Copy to Counsel:    Kilpatrick & Cody, LLC
                              1100 Peachtree Street, Suite 2800
                              Atlanta, Georgia 30309-4530
                              Telecopy Number: (404) 815-6555

                              Attention:  Richard R. Cheatham, Esq.

          11.9   GOVERNING LAW.  This Agreement shall be governed by and
                 -------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

          11.10   COUNTERPARTS.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          11.11   CAPTIONS.  The captions contained in this Agreement are for
                  --------
reference purposes only and are not part of this Agreement.

          11.12   ENFORCEMENT OF AGREEMENT.  The Parties hereto agree that
                  ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          11.13   SEVERABILITY.  Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.


                           [SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                           FIRST ALLIANCE/PREMIER BANCSHARES, INC.


/s/                               By:  /s/ Darrell D. Pittard
--------------------------             ----------------------------------------
Secretary                              Darrell D. Pittard
                                       Chairman and CEO


[CORPORATE SEAL]


ATTEST:                           CENTRAL AND SOUTHERN HOLDING COMPANY


/s/                               By:  /s/ Robert C. Oliver
--------------------------             ----------------------------------------
Secretary                              Robert C. Oliver
                                       President and CEO


[CORPORATE SEAL]

                                                                      EXHIBIT 1
                                                                      ---------


                              AFFILIATE AGREEMENT


First Alliance/Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

Central and Southern Holding Company
Post Office Box 748
Milledgeville, Georgia  31061


Gentlemen:

          The undersigned is a shareholder of Central and Southern Holding Company ("Central and Southern"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of First Alliance/Premier Bancshares, Inc. ("Premier" or the "Surviving Corporation") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of February 3, 1997 (the "Agreement"), by and between Central and Southern and Premier. Under the terms of the Agreement, Premier and Central and Southern will be merged (the "Merger") and the shares of common stock of Central and Southern ("Central and Southern Common Stock") will be converted into shares of common stock of the Surviving Corporation ("Surviving Corporation Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and the Surviving Corporation regarding certain rights and obligations of the undersigned in connection with the shares of the Surviving Corporation to be received by the undersigned as a result of the Merger.

          In consideration of the Merger and the mutual covenants contained herein, the undersigned and the Surviving Corporation hereby agree as follows:

          Affiliate Status.  The undersigned understands and agrees that as to
          ----------------
Central and Southern the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

          Initial Restriction on Disposition.  The undersigned agrees that the
          ----------------------------------
undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of the Surviving Corporation Common Stock into which the undersigned's shares of Central and Southern Common Stock are converted upon consummation of the Merger until such time as the Surviving Corporation notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of the Surviving Corporation and Central and Southern. The Surviving Corporation agrees that it will publish such results within 45 days after the end of the first fiscal quarter of the Surviving Corporation containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          Covenants and Warranties of Undersigned. The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Central and Southern Common Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of Central and Southern held to approve the merger.

          (b) The Surviving Corporation Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Surviving Corporation Common Stock has not been registered under the 1933 Act and that shares of the Surviving Corporation Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned
                                                          ---------------
understands that the Surviving Corporation is under no obligation to file a
---------------------------------------------------------------------------
registration statement with the SEC covering the disposition of the
-------------------------------------------------------------------
undersigned's shares of the Surviving Corporation Common Stock.
---------------------------------------------------------------

          (d) The undersigned is aware that the Merger is to be treated as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
Section 368 of the Code. This requirement is satisfied if, taking into account those who dissent from the Merger, there is no plan or intention on the part of the Central and Southern shareholders to sell or otherwise dispose of the Surviving Corporation

Common Stock to be received in the Merger that will reduce such shareholders' ownership to a number of shares having, in the aggregate, a value at the time of the Merger of less than 50% of the total fair market value of the Central and Southern Common Stock outstanding immediately prior to the Merger. The undersigned has no prearrangement, plan or intention to sell or otherwise dispose of an amount of the undersigned's Surviving Corporation Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.

          4.  Restrictions on Transfer.  The undersigned understands and agrees
              ------------------------
that stop transfer instructions with respect to the shares of the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger will be given to the Surviving Corporation's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as the Surviving Corporation has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, (b) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of the Surviving Corporation) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of the Surviving Corporation) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for the Surviving Corporation that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing the Surviving Corporation securities issued subsequent to the original issuance of the Surviving Corporation Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Surviving Corporation Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), the Surviving Corporation, upon the request of the undersigned, will cause the certificates representing the shares of the Surviving Corporation Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by the Surviving Corporation of an opinion of its counsel to the effect that such legend may be removed.

          5.  Understanding of Restrictions on Dispositions.  The undersigned
              ---------------------------------------------
has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of the Surviving Corporation Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Central and Southern.

          6.  Filing of Reports by the Surviving Corporation.  The Surviving
              ----------------------------------------------
Corporation agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of the Surviving Corporation Common Stock issued to the undersigned pursuant to the Merger.

          7.  Transfer Under Rule 145(d).  If the undersigned desires to sell or
              --------------------------
otherwise transfer the shares of the Surviving Corporation Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Surviving Corporation Common Stock together with such additional information as the transfer agent may reasonably request. If the Surviving Corporation's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), the Surviving Corporation shall cause such counsel to provide such opinions as may be necessary to the Surviving Corporation's transfer agent so that the undersigned may complete the proposed sale or transfer.

          8.  Acknowledgments.  The undersigned recognizes and agrees that the
              ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of the Surviving Corporation or becomes a director or officer of the Surviving Corporation upon consummation of the Merger, among other things, any sale of the Surviving Corporation Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

          9.  Miscellaneous.  This Affiliate Agreement is the complete agreement
              -------------
between the Surviving Corporation and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

          This Affiliate Agreement is executed as of the _____ day of _______________, 1997.

                                 Very truly yours,


                                 ___________________________________
                                 Signature

                                 ___________________________________
                                 Print Name

AGREED TO AND ACCEPTED as of

______________________, 1997

FIRST ALLIANCE/PREMIER BANCSHARES, INC.


By:_____________________________


AGREED TO AND ACCEPTED as of

______________________, 1997

CENTRAL AND SOUTHERN HOLDING COMPANY


By:_____________________________

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                  COUNSEL TO CENTRAL AND SOUTHERN WILL OPINE*

          1. Central and Southern is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

          2. Central and Southern's authorized capital stock consists of ____________ shares of Central and Southern Common Stock, of which ____________ shares were outstanding as of the date hereof. The outstanding shares of Central and Southern Common Stock are duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Central and Southern Common Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in Central and Southern's Disclosure Memorandum dated ____________________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Central and Southern to issue equity securities or acquire its equity securities.

          3. The execution and delivery by Central and Southern of the Agreement do not, and if Central and Southern were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Central and Southern Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Central and Southern Company is a party or by which a Central and Southern Company is bound.

          4. Central and Southern has duly authorized the execution and delivery of the Agreement and all performance by Central and Southern thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against Central and Southern.



______________________________

*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                         _______________________, 1997

First Alliance/Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326


Ladies and Gentlemen:

          This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Merger (the "Agreement"), dated as of February 3, 1997, by and between Central and Southern Holding Company ("Central and Southern ") and First Alliance/Premier Bancshares, Inc. ("Premier") which provides for the merger (the "Merger") of Central and Southern and Premier.

          Concerning claims which I may have against Central and Southern or its wholly-owned subsidiaries, The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B., in my capacity as an officer or director:

          (a) Premier shall assume all liability (to the extent Central and Southern was so liable) for claims for indemnification arising under Central and Southern's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing on February 3, 1997, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B., shall retain all liability (to the extent they were so liable) for claims for indemnification arising under their respective Articles of Incorporation or Bylaws as existing on February 3, 1997, and for claims for salaries, wages, or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (c) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraphs (a) or (b) above) against Central and Southern, The Central and Southern Bank of Georgia or The Central and Southern Bank of North Georgia, F.S.B. (other than routine deposit, loan and other banking services conducted in the ordinary course of business with Central and Southern, The Central and Southern Bank of Georgia or The Central and Southern Bank of North Georgia, F.S.B.; and

          (d) I hereby release Central and Southern, The Central and Southern Bank of Georgia and The Central and Southern Bank of North Georgia, F.S.B., from any and all claims which I am aware that I have against any of them in my capacity as an officer or a director, other than those referred to in paragraphs
(a) or (b) above.

          By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraphs (a) and (b) above.


                                 Sincerely,

                                 __________________________________
                                 Signature of Officer or Director

                                 __________________________________
                                 Printed Name of Officer or Director

          On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) and (b) above, as of this _____ day of _______________, 1997.

                                 FIRST ALLIANCE/PREMIER BANCSHARES, INC.


                                 By: ______________________________________
                                        Darrell D. Pittard, Chairman and CEO

                                                                       EXHIBIT 4
                                                                       ---------
                              MATTERS AS TO WHICH
                         COUNSEL TO PREMIER WILL OPINE*

          1. Premier is a corporation duly organized, existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

          2. Premier's authorized capital stock consists of 20,000,000 shares of Premier Common Stock, of which ______ shares were outstanding as of the date hereof. The outstanding shares of Premier Common Stock are, and all of the shares of Surviving Corporation Common Stock to be issued in exchange for Central and Southern Common Stock upon consummation of the Merger, when issued in accordance with the terms of the Agreement, will be, duly authorized, validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Surviving Corporation Common Stock to be issued in exchange for shares of Central and Southern Common Stock upon consummation of the Merger will be, issued in violation of any statutory preemptive rights. Except as disclosed in Premier's Disclosure Memorandum dated _______________, 1997, to our knowledge, there are no options, subscriptions, warrants, calls, rights or commitments obligating Premier to issue equity securities or acquire its equity securities.

          3. The execution and delivery by Premier of the Agreement do not, and if Premier were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of any Premier Company, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which a Premier Company is a party or by which a Premier Company is bound.

          4. Premier has duly authorized the execution and delivery of the Agreement and all performance by Premier thereunder and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against Premier.

______________________________

*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

            FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION



     This First Amendment (the "Amendment") to Agreement and Plan of Reorganization (the "Agreement") dated February 3, 1997, between Premier Bancshares, Inc. ("Premier") and The Central and Southern Holding Company ("Central and Southern") is made and entered into as of the 26th day of March 1997. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

     WHEREAS, the parties desire to amend the Agreement to reflect that the Central and Southern Options which are outstanding as of the Effective Date may be substituted for Premier stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan.

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements herein contained, and for the purpose of amending the Agreement, Premier and Central and Southern agree as follows, subject to ratification of this Amendment by their respective Board of Directors:

     1.  That the following paragraph (c) shall be added to the end of Section
3.4 of the Agreement:

               "(c) Notwithstanding the foregoing provisions of this Section 3.4, Premier may at its election substitute as of the Effective Time stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan or a predecessor plan (the "Premier Stock Option Plan") for all or a part of the Central and Southern Options, subject to the following conditions: (i) the requirements of 3.4(a) and (b) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Central and Southern Options which are incentive stock options; (iii) the substituted options shall continue in effect on substantially the same terms and conditions as contained in the Central and Southern Stock Option Plan or other document granting the Central and Southern Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the Securities Exchange Act of 1934 shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options."

     Except as specifically amended herein the Agreement shall remain in full force and effect. In witness whereof, the parties have caused this Amendment to be signed by their duly authorized officers as of the date first shown above.

Attest:                                  PREMIER BANCSHARES, INC.


                                         /s/ Darrell D. Pittard
--------------------------------------   ---------------------------------
Secretary                                Darrell D. Pittard, Chairman

         [CORPORATE SEAL]

Attest:                                  THE CENTRAL AND SOUTHERN HOLDING
                                         COMPANY


                                         /s/ Robert C. Oliver
--------------------------------------   ---------------------------------
Secretary                                Robert C. Oliver, President

         [CORPORATE SEAL]

Appendix B



May 6, 1997



Board of Directors
Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, GA  30326

Dear Members of the Board:

     You have asked us to advise you with respect to the fairness to the shareholders of Premier Bancshares, Inc. ("Premier"), from a financial point of view, of the exchange ratio (the "Exchange Ratio") provided for in the Agreement and Plan of Reorganization (the "Merger Agreement") dated as of February 3, 1997 between Premier and Central and Southern Holding Company ("C&S") as amended on March __, 1997. The Merger Agreement provides for a merger (the "Merger") of Premier and C&S pursuant to which the common shareholders of C&S will receive, after Premier has effected its announced 1.8055 for one stock split, one Premier common share for every common share of C&S they hold.

     In arriving at our opinion, we have reviewed certain publicly available business and financial information relating to Premier and C&S. We have also reviewed certain other information, including financial forecasts and budgets, provided to us by Premier and C&S , and have discussed the business and prospects of Premier and C&S with their respective managements.

     We have also considered certain financial and stock market data of Premier and C&S and we have compared that data with similar data for other publicly held bank holding companies. Additionally, we have considered the financial terms of certain other comparable transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant. In connection with our review, we have not independently verified any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts and budgets, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of Premier's and C&S's managements as to the future financial performance of Premier and C&S. We have not made an independent evaluation or appraisal of the assets of Premier or C&S and we have assumed that the aggregate allowances for loan losses for both Premier and C&S are adequate to cover such losses.

Board of Directors
Premier Bancshares, Inc.
May 6, 1997
Page Two



     It should be noted that this opinion is based on market conditions and other circumstances existing on the date hereof and this opinion does not represent our view as to what the value of the Premier common shares necessarily will be when those shares are issued to the stockholders of C&S upon consummation of the Merger.

     We have acted as financial advisor to Premier in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

     We agree to the inclusion of this opinion letter in the Proxy Statement/Prospectus relating to the Merger. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

     Based upon and subject to the foregoing, it is our opinion that as of the date hereof, the Exchange Ratio of the Merger is fair to the common shareholders of Premier from a financial point of view.

Very truly yours,


/s/ Brown, Burke Capital Partners, Inc.
---------------------------------------
BROWN, BURKE CAPITAL PARTNERS, INC.

                                  May 6, 1997

Appendix C


Board of Directors
Central and Southern Holding Company
P.O. Box 748
Milledgeville, GA  31061

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Central and Southern Holding Company ("Central and Southern"), of the consideration (the "Merger Consideration") to be received by such holders pursuant to the Agreement and Plan of Reorganization dated on or about January 15, 1997 (the "Merger Agreement") in the proposed affiliation which provides for the merger (the "Merger") of Central and Southern with and into First Alliance/Premier Bancshares, Inc. ("Premier"). Such a transaction of the type proposed is characterized as a "merger-of-equals."

Pursuant to the Merger Agreement, immediately preceding the Effective Time ("Effective Time" shall mean the date and time at which the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia), Premier will undertake a 1.8055 for one stock split. At the Effective Time each share of Central and Southern Common Stock shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of Premier Common Stock (the "Exchange Ratio").

Alex Sheshunoff & Co. Investment Banking ("Sheshunoff") is regularly engaged in the valuation of securities in connection with mergers and acquisitions, private placements, and valuations for estate, corporate and other purposes.

In connection with our opinion set forth below, we have, among other things:

     1. Evaluated the Exchange Ratio based on the relative contributions of each of the companies to the combined company, including 1995 reported earnings, estimated 1996 and 1997 earnings, tangible book value and market value. The agreed upon Exchange Ratio was negotiated between the managements of Central and Southern and Premier without the assistance of Sheshunoff;

     2. Determined the potential sensitivity of the Exchange Ratio to changes in key assumptions such as merger cost savings and future earnings;

     3. Analyzed the potential earnings, dividend, asset growth, franchise and future market value benefits to Central and Southern from the Merger, as an alternative to continued operations as an independent company;

     4. Reviewed Central and Southern's and Premier's most recent Annual Reports as of December 31, 1993, 1994 and 1995 and Quarterly Report as of September 30, 1996 as well as unaudited financial statements as of December 31, 1996;

     5. Reviewed certain internal financial reports and estimated 1997 budget data for Central and Southern and Premier and held discussions with the management of both companies concerning their recent operating performance and expected 1997 operating performance;

     6. Compared Central and Southern's and Premier's recent operating results with those of certain other companies operating in the southeastern United States that we deemed appropriate;

     7. Reviewed the historical stock price and trading volumes of central and Southern and Premier;

     8. Reviewed a draft of the Merger Agreement between Central and Southern and Premier regarding the reorganization;

     9. Reviewed the terms, including exchange ratios, of merger-of-equals transactions completed during the last several years;

    10. Reviewed the appropriateness of the proposed final exchange ratio as negotiated between Central and Southern and Premier; and

    11. Performed such other analyses as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. We have not made an independent evaluation of the assets or liabilities of Central and Southern or Premier, nor have we been furnished with any such appraisals. With respect to financial forecasts, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of managements of Central and Southern and Premier as to the future financial performance of the companies. We have assumed such forecasts and projections will be realized in the amounts and at the times contemplated thereby. We also relied upon the managements of Central and Southern as to the reasonability and achievability of the expected cost savings and revenue enhancements resulting from the merger. We are not experts in the evaluation of loan portfolios for the purposes of assessing the adequacy of the allowance for losses with respect thereto and have assumed that such allowances for each of the companies are in the aggregate, adequate to cover such losses. We assume that no material change in the signed Agreement will occur when compared to the last draft Agreement provided to us.


Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.


Our opinion is limited to the fairness, from a financial point of view, to the holders of Central and Southern common stock of the Merger Consideration received as stated in the Merger Agreement and does not address Central and Southern's underlying business decision to undertake the Merger. Moreover, this letter, and the opinion expressed herein, does not constitute a recommendation to any shareholder as to any approval of the Merger or the Merger Agreement. It is understood that this letter is for the information of the Board of Directors of Central and Southern and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any regulatory filings made by Central and Southern with respect to the Merger.


Based on the foregoing and such other matters we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration is fair, from a financial point of view, to the holders of Central and Southern common stock.



                                       Very truly yours,


                                       ALEX SHESHUNOFF & CO.
                                       INVESTMENT BANKING

                                                                   APPENDIX "D"


                            PREMIER BANCSHARES, INC.
                             1997 STOCK OPTION PLAN


1.  PURPOSE
    -------

     The purpose of the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Plan") is to encourage and enable selected key employees, independent contractors, consultants and advisors in the service of Premier Bancshares, Inc. (the "Corporation") or its related corporations to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options." To the extent that any Option is designated as an Incentive Option and such option does not qualify as an Incentive Option, it shall constitute a Nonqualified Option.

2.  ADMINISTRATION OF THE PLAN
    --------------------------

     (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and comprised solely of members of the Board. The Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required by Rule 16b-3 or any successor rule.

     (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option price (determined in accordance with Section 6), the Option period, the time or times when each Option shall be exercisable and the other terms, conditions, restrictions and limitations of an Option; (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Committee shall have complete authority, in its discretion, to accelerate the date that any Option which is not otherwise exercisable shall become exercisable in whole or in part, without any obligation to accelerate such date with respect to any other Option granted to any person.

     (c) Notwithstanding Section 2(b), and subject to the terms of the Plan herein, the Committee may delegate to the Chief Executive Officer of the Corporation the authority to grant Options, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in
     Section 2(b) with respect to Options that have been granted, to any individual who, at the time of such grant or other determination, (i) is not an officer or director of the Corporation subject to Section 16 of the Exchange Act and (ii) is otherwise eligible to participate in the Plan under Section 5.

3.  EFFECTIVE DATE
    --------------

     The effective date of the Plan shall be the June 15, 1997. Options may be granted under the Plan on and after the effective date, but not after June 14, 2007.

4.  OPTIONS; SHARES OF STOCK SUBJECT TO THE PLAN
    --------------------------------------------

     Both Incentive Options and Nonqualified Options, as designated by the Committee, may be granted under the Plan. Subject to adjustment as provided in
Section 10, the shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 750,000 shares of authorized but unissued or reacquired shares of the Common Stock of the Corporation. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. Any shares of Common Stock subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. No Optionee may be granted Options in any calendar year for more than 75,000 shares of Common Stock (subject to adjustment as provided in Section 10).

5.  ELIGIBILITY
    -----------

     An Option may be granted only to an individual who satisfies the following eligibility requirements on the date the Option is granted:

     (a) The individual is either (i) a key employee of the Corporation or a related corporation or (ii) an independent contractor, consultant or advisor (collectively, "independent contractors") providing services to the Corporation or a related corporation. Directors of the Corporation or a related corporation who are otherwise eligible to participate in the Plan may be granted Options under the Plan. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

     Also, for this purpose, a "key employee" is an employee of the Corporation or a related corporation whom the Committee determines qualifies as a key employee based on the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential, or any combination of such factors.

     (b) Notwithstanding the foregoing, the Committee shall also have authority, in its discretion, to grant Options to non-employees or non-key employees in connection with a merger, reorganization or other business combination involving the Corporation or a related corporation.

     (c) With respect to the grant of an Incentive Option, the individual is an employee who does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110% of the fair market value of the shares on the date the Option is granted and the Option period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Code.

     (d) The individual, being otherwise eligible under this Section 5, is selected by the Committee as an individual to whom an Option shall be granted (an "Optionee").


6.  GRANT OF OPTIONS; OPTION PRICE
    ------------------------------



     (a) Subject to the limitations of the Plan, the Committee may in its sole and absolute discretion grant Options to such eligible persons in such numbers, upon such terms and at such times as the Committee shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. To the extent that a Option is designated as an Incentive Option but does not qualify as such, the Option (or portion thereof) shall be treated as a Nonqualified Option.


     (b) The price per share at which an Option may be exercised (the "Option price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided, that in the case of an Incentive Option, the Option price shall be equal to or greater than the fair market value per share of the Common Stock on the date the Option is granted. In addition, the following rules shall apply:


          (i) An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the date of grant of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.


          (ii) The fair market value of the shares shall be determined in good faith by the Committee in accordance with the following provisions:
     (i) if the shares of Common Stock are listed for trading on the American Stock Exchange or the New York Stock Exchange or included in
     The Nasdaq National Market, the fair market value shall be the closing sales price of the shares on the American Stock Exchange or the New
     York Stock Exchange or as reported in The Nasdaq National Market (as applicable) on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then fair market value shall be determined by the

     Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.


          (iii) In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

7.   OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO
     ---------------------------------------------
     EXERCISE OPTIONS
     ----------------

     (a) The period during which an Option may be exercised (the "Option period") shall be determined by the Committee when the Option is granted and shall not extend more than ten years from the date on which the Option is granted. An Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Committee and set forth in the agreement evidencing such Option, subject to the right of the Committee to accelerate the time when Options may be exercised. Any Option or portion thereof not exercised before the expiration of the Option period shall terminate.


     (b) An Option may be exercised by giving written notice of at least ten days to the Committee or its designee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Optionee at the time of exercise; (iii) shares of Common Stock withheld upon exercise; (iv) delivery of a properly executed written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option price; or (v) any combination of the foregoing methods. Shares tendered or withheld in payment upon the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b)(ii).

     (c) No Option granted to an Optionee who was an employee at the time of grant shall be exercised unless the Optionee is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

          (i) An Option shall not be affected by any change in the terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

          (ii) The employment relationship of an Optionee shall be treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability. For purposes of this Section 7(c)(ii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether an Optionee is disabled within the meaning of this paragraph.

          (iii) If the employment of an Optionee is terminated because of disability within the meaning of subparagraph (ii), or if the Optionee dies while he is an employee or dies after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the date of the Optionee's termination of employment or death while employed (the "termination date"), except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of twelve months next succeeding the termination date; or (B) the close of the Option period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (iv) If the employment of the Optionee is terminated for any reason other than disability (as defined in subparagraph (ii)) or death or for "cause," his Option may be exercised to the extent exercisable on the date of such termination of employment, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the Option period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in (A) or (B) of this subparagraph (iv), the Optionee shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the Optionee's date of termination of employment as the termination date). In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

          (v) If the employment of the Optionee is terminated for "cause," his Option shall lapse and no longer be exercisable as of the effective time of his termination of employment, as determined by the Committee. For purposes of this subparagraph (v) and subparagraph (iv), the Optionee's termination shall be for "cause" if such termination results from the Optionee's (A) dishonesty; (B) refusal to perform his duties for the Corporation; or (C) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

          (vi) Notwithstanding the foregoing, the Committee shall have authority, in its discretion, to extend the period during which an Option may be exercised; provided that, in the event that any such extension shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension shall be made without the prior written request and consent of the Optionee.

     (d) An Option granted to an Optionee who was an independent contractor of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 7(c) herein) may be exercised only to the extent exercisable on the date of the Optionee's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the Option period. If the services of such an Optionee are terminated for cause (as defined in Section 7(c)(v) herein), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date or extend the period during which an Option may be exercised, or both.

     (e) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

     (f) Nothing in the Plan shall confer upon the Optionee any right to continue in the service of the Corporation or a related corporation as an employee or independent contractor, as the case may be, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Optionee's service at any time.

8.  CHANGE OF CONTROL
    -----------------

     (a) Except as provided in Section 8(b) herein, in the event of a Change of Control (as defined in Section 8(c) herein), all Options outstanding as of the date of such Change of Control shall become fully exercisable, whether or not then otherwise exercisable.

     (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the Board of Directors or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Options granted under the Plan or the grant of substitute options or awards, as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of participants under the Plan. For the purposes herein, the Committee authorized to make the determinations provided for in this Section 8(b) shall be appointed by the Board of Directors, two-thirds of the members of which shall have been Directors of the Corporation prior to the merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation.

     (c) For the purposes herein, as "Change of Control" shall be deemed to have occurred on the earliest of the following dates:

          (i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, thirty percent (30%) or more of the outstanding Common Stock of the Corporation;

          (ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger of the Corporation in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

          (iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a twelve-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the twelve-month period.

For the purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

9.  NONTRANSFERABILITY OF OPTIONS AND SHARES
    ----------------------------------------

     Incentive Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Nonqualified Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of ERISA or the rules thereunder, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). An Option shall be exercisable during the Optionee's lifetime only by him. To the extent required by Section 16 of the Exchange Act, shares acquired upon the exercise of an Option shall not, without the consent of the Committee, be transferable (including by pledge or hypothecation) until the expiration of six months after the date the Option was granted.

10.  DILUTION OR OTHER ADJUSTMENTS
     -----------------------------

     If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to

Options, to the number of shares reserved for issuance and issuable under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

11.  WITHHOLDING
     -----------


     The Corporation shall require any recipient of shares pursuant to the exercise of an Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such Optionee. Notwithstanding the foregoing, the Optionee may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to the exercise of an Option, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the Optionee is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Section 6(b)(ii)) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

12.  CERTAIN DEFINITIONS
     -------------------

     For purposes of the Plan, the following terms shall have the meaning indicated:

          (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

          (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time that the Option is granted, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time that the Option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

          (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

     In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock Options.

13.  STOCK OPTION AGREEMENT
     ----------------------

     The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Optionee.
Such Agreement shall set forth the date of grant of the Option, the Option price, the Option period, the designation of the Option as an Incentive Option or a Nonqualified Option, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Plan and applicable law and regulations.

14.  RESTRICTIONS ON SHARES
     ----------------------

     The Corporation may impose such restrictions on any shares acquired upon exercise of Options granted under the Plan as it may deem advisable, including, without limitation, restrictions necessary to ensure compliance with the Securities Act, under the requirements of any applicable self-regulatory organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel to the Corporation.

15.  AMENDMENT OR TERMINATION
     ------------------------

     The Plan may be amended or terminated at any time by action of the Board; provided, that:

          (a) Any amendment which would (i) materially increase the aggregate number of shares which may be issued under the Plan (other than changes as described in Section 10), or (ii) materially change the requirements for eligibility to receive Options under the Plan shall be made only with the approval of the shareholders of the Corporation.

          (b) No outstanding Option shall be amended or terminated (i) without the consent of the Optionee if such amendment or termination would adversely affect the Optionee's rights with respect to such Option; and
     (ii) if the Option is an Incentive Option, without the opinion of legal counsel to the Corporation that such amendment or termination will not constitute a "modification" within the meaning of Section 424 of the Code if the Committee determines such an opinion is necessary.

16.  APPLICABLE LAW
     --------------

     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of Georgia.

17.  SECTION 16(B) COMPLIANCE
     ------------------------

     To the extent that participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Section 16 of the

Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of Plan transactions meeting the requirements of Rule 16b-3 or successor rules applicable to the Plan.

18.  SHAREHOLDER APPROVAL
     --------------------

     The Plan is subject to the approval of the shareholders of the Corporation, which approval must occur, if at all, within twelve months of the effective date of the Plan. All Incentive Options granted prior to shareholder approval shall be conditioned upon such approval, and no Incentive Option shall be exercisable prior to such approval.


     IN WITNESS WHEREOF, this Premier Bancshares, Inc. 1997 Stock Option Plan, is, by the authority of the Board of Directors of the Corporation, executed in behalf of the Corporation, the ___26th day of ___________March, 1997.


                                       PREMIER BANCSHARES, INC.



                                       By: /s/ Darrell D. Pittard
                                           ---------------------------
                                           Darrell D. Pittard
                                           Chairman of the Board and
                                           Chief Executive Officer

Attest:


       /s/ Barbara Burtt
----------------------------------
/s/ Barbara Burtt, Secretary


[Corporate Seal]

                                              APPENDIX "E"
                           PREMIER BANCSHARES, INC.
                         DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE
    -------

     The purpose of the Premier Bancshares, Inc. Directors' Stock Option Plan (the "Plan") is to provide members of the Board of Directors (the "Board") of Premier Bancshares, Inc. (the "Corporation") and members of the boards of directors of its Subsidiaries with the opportunity to defer receipt of all or part of certain compensation paid for service as a Director (as defined below) and to acquire or increase their holdings of the common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of stock options ("Options") to acquire shares of the Common Stock. Such Options may be incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("Nonqualified Options").

2.  ADMINISTRATION OF THE PLAN
    --------------------------

     (a) The Plan shall be administered by the Compensation Committee (the "Committee") of the Board and comprised solely of members of the Board.
     The Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required by Rule 16b-3 or any successor rule.

     (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly called and held. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take action with respect to the Plan including, without limitation, the authority to (i) to prescribe the form or forms of the agreements evidencing Options granted under the Plan; (ii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iii) to construe and interpret the Plan, the rules and regulations and the agreements, and to make all other determinations deemed necessary or advisable for administering the Plan.

3.  EFFECTIVE DATE
    --------------

     The effective date of the Plan shall be June 15, 1997 (the "Effective Date"). Options may be granted effective on or after the Effective Date but not after June 14, 2007.

4.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN
    ------------------------------------------

     Subject to adjustment as provided in Section 10, the shares of Common Stock that may be issued and sold pursuant to Options granted under the Plan shall not exceed 150,000 shares of authorized but unissued or reacquired shares of the

Common Stock of the Corporation. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. Any shares of Common Stock subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. No Director may be granted Options in any calendar year for more than 15,000 shares of Common Stock (subject to adjustment as provided in Section 10).

5.  ELIGIBILITY
    -----------

     (a) Options may be granted only to individuals who are members of the Board of the Corporation or the board of directors of a Subsidiary of the Corporation at the time of grant. Such individuals may be employees or non-employees of the Corporation or a related corporation. Persons who are eligible to participate in the Plan are referred to herein individually as a "Director" and collectively as "Directors," and a Director who elects to participate in the Plan is also referred to herein as a "Participant."

     (b) Notwithstanding the foregoing, the following provisions apply with respect to the grant of Incentive Options:

         (i) An Incentive Option may only be granted to a person who is an employee of the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

         (ii) With respect to the grant of an Incentive Option, the individual is an employee who does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110% of the fair market value of the shares on the date the Option is granted and the period of the Option does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Code.

6.  GRANT OF OPTIONS
    ----------------

     (a) Both Nonqualified Options and Incentive Options may be granted under the Plan. If a Director is an employee of the Corporation or a related corporation on the date of grant of an Option, such Option shall be intended to be designated as an Incentive Option. If a Director is not an employee of the Corporation or a related corporation on the date of grant of an Option, such Option shall be treated as a Nonqualified Option. To the extent that any Option is designated as an Incentive Option and such Option does not qualify as an Incentive Option, it shall constitute a Nonqualified Option.

     (b) For purposes of the Plan, a Participant's total compensation for services as a Director shall consist of a combination of (1) the annual retainer received by such Director (the "Retainer Fee") and (2) the sum of all meeting fees of the Board, Subsidiary board and Board or board committee on which such Director serves (the "Meeting Fees"). Each Participant may elect under the Plan to defer 0%, 50% or 100% of his Retainer Fee for each calendar year for the application of that amount toward the grant of Options. In addition, each Participant may elect under the Plan to defer 0%, 50% or 100% of his Meeting Fees for each calendar year for the application of that amount towards the grant of Options.

     (c) Each Participant shall make an irrevocable election in writing to receive Options in lieu of all or a designated percentage of his Retainer Fee or Meeting Fees, or both, on or before December 31 of the year preceding the calendar year for which the Retainer Fees or Meeting Fees apply.

     (d) On July 1 following the beginning of the calendar year for which an election has been made pursuant to this Section 6, Options shall be granted to any Participant for the elected portion of his Retainer Fee for that calendar year. On that same date, Options shall be granted to any Participant who has so elected for the elected portion of the Meeting Fees actually earned by the Participant in the first six-month period of the applicable calendar year. For the second six months of the applicable calendar year, Options shall be granted to Participants for the elected portion of the Meeting Fees actually earned for the second six months on December 31 of the applicable calendar year. For purposes of this Section 6(d), the following rules shall apply in making the above calculations:

          (i) The elected portion of the Meeting Fees earned in the first six months of the calendar year shall be defined as the fraction of the Meeting Fees that the Participant elected to defer, multiplied by the cash attendance fee for each Board, Subsidiary board and committee meeting, multiplied by the number of such meetings actually attended by that Director in the first six months of the applicable calendar year; and

          (ii) The elected portion of the Meeting Fees earned in the second six months of the calendar year shall be defined as the fraction of the Meeting Fees that the Participant elected to defer, multiplied by the cash attendance fee for each Board, Subsidiary board and committee meeting, multiplied by the number of such meetings actually attended by that Director in the second six months of the applicable calendar year.

     (e) For purposes of determining the number of shares to be the subject an Option granted in accordance with the Plan, the number of shares will be equal to that number of whole shares of Common Stock that has an aggregate fair market value (determined in accordance with Section 7(a)) on the date of grant closest to, but not in excess of, the combined amount of elected Retainer Fees and/or Meeting Fees that are applied to the grant of Options at such time.

     (f) Fractional shares of Common Stock shall not be granted under the Plan, and any remaining amount of elected Retainer Fees and Meeting Fees will be paid to each Participant in cash as soon as possible after the date or dates Option grants are made in accordance with the Plan, unless otherwise deferred pursuant to a plan or arrangement between the Participant and the Corporation.

7.  OPTION PRICE
    ------------

     The price per share at which an Incentive Option may be exercised shall be equal to the fair market value per share of the Common Stock on the date the Option is granted. The price per share at which a Nonqualified Option may be exercised shall be 85% of the fair market value per share of the Common Stock on the date the Option is granted. The price per share at which an Incentive Option or Nonqualified Option may be exercised is referred to herein as the "Option price." In addition, the following rules shall apply:

     (a) The "fair market value" of the shares shall mean: (i) if the shares of Common Stock are listed for trading on the American Stock Exchange or the New York Stock Exchange or included in The Nasdaq National Market, the fair market value shall be the closing sales price of the shares on the American Stock Exchange or the New York Stock Exchange or as reported in The Nasdaq National Market (as applicable) on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then fair market value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any manner consistent with the Code and accompanying regulations.

     (b) In no event shall there first become exercisable by a Participant in any one calendar year Incentive Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an option is granted) greater than $100,000.

8.  OPTION PERIOD AND OPTION EXERCISE; LIMITATIONS ON THE RIGHT TO EXERCISE
    -----------------------------------------------------------------------
    OPTIONS
    -------

     (a) The period during which an Option may be exercised (the "Option period") shall be ten years from the date on which the Option is granted. An Option shall be fully exercisable with respect to the total number of shares of Common Stock subject to the Option as of the date of grant. An Option or portion thereof not exercised before the expiration of the Option period shall terminate.

     (b) An Option may be exercised by giving written notice of at least ten days to the Committee or its designee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares owned by the Participant at the time of exercise; (iii) shares of common stock withheld upon exercise; (iv) delivery of a properly executed written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option price; or
     (v) any combination of the foregoing methods. Shares tendered or withheld in payment upon the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 7(a).

     (c) No Option granted to a Participant who was an employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an employee as described in Section 5, and has been an employee continuously since the date the Option was granted, subject to the following:

         (i) An Option shall not be affected by any change in the terms, conditions or status of the Participant's employment, provided that the Participant continues to be an employee of the Corporation or a related corporation.

         (ii) The employment relationship of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant's right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of disability. For purposes of this
       Section 8(c)(ii), "disability" shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months.

         (iii) If the employment of a Participant is terminated because of disability within the meaning of subparagraph (ii), or if the Participant dies while he is an employee or dies after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the date of the Participant's termination of employment or death while employed (the "termination date"). The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of twelve months next succeeding the termination date; or (B) the close of the Option period. In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

         (iv) If the employment of the Participant is terminated for any reason other than disability (as defined in subparagraph (ii)) or death or for "cause," his Option may be exercised to the extent exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the Option period. If the

       Participant dies following such termination of employment and prior to the earlier of the dates specified in (A) or (B) of this subparagraph
       (iv), the Participant shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the Participant's date of termination of employment as the termination date). In the event of the Participant's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

         (v) If the employment of the Participant is terminated for "cause," his Option shall lapse and no longer be exercisable as of the effective time and date of his termination of employment as determined by the Committee. For purposes of this subparagraph (v) and subparagraph (iv), the Participant's termination shall be for "cause" if such termination results from the Participant's (A) dishonesty; (B) refusal to perform his duties for the Corporation; or (C) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

         (vi) Notwithstanding the foregoing, the Committee shall have authority, in its discretion, to extend the period during which an Option may be exercised; provided that, in the event that any such extension shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension shall be made without the prior written request and consent of the Director.

     (d) No Option granted to a Participant who was not an employee of the Corporation or a related corporation at the time of grant shall be exercised unless the Participant either (i) is, at the time of exercise, a Director and has been a Director continuously since the date the Option was granted, or (ii) was, within 90 days prior to the time of exercise, a Director and, prior to such termination of service as a Director, had been a Director continuously since the date the Option was granted; provided, that if the Participant's service as a Director is terminated because of death, such Option shall be exercisable by such person or persons who shall have acquired the right to exercise the Option by will or the laws of intestate succession, and such Option shall be exercisable at any time prior to the earlier of (A) the close of the Option period, or (B) the close of the period ending twelve months from the date of death of the Participant. Notwithstanding the foregoing, the Committee may, in its discretion, extend the period during which an Option may be exercised upon the written request of a Director.

     (e) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

     (f) Nothing in the Plan shall confer upon the Director any right to continue in the service of the Corporation or a related corporation as an employee or member of the Board or the board of a Subsidiary, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Director's service or employment at any time.

9.  NONTRANSFERABILITY OF OPTIONS AND SHARES
    ----------------------------------------

     Incentive Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Nonqualified Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of ERISA or the rules thereunder, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"). An Option shall be exercisable during the Optionee's Director's lifetime only by him. To the extent required by Section 16 of the Exchange Act, shares acquired upon the exercise of an Option shall not, without the consent of the Committee, be transferable (including by pledge or hypothecation) until the expiration of six months after the date the Option was granted.

10.  DILUTION OR OTHER ADJUSTMENTS
     -----------------------------

     If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to Options, to the number of shares reserved for issuance and issuable under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

11.  WITHHOLDING
     -----------

     The Corporation shall require any recipient of shares pursuant to the exercise of an Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such Director. Notwithstanding the foregoing, the Director may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to the exercise of a Nonqualified Option, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the Director is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Section
7) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

12.  CERTAIN DEFINITIONS
     -------------------

     For purposes of the Plan, the following terms shall have the meaning indicated:

     (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

     (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time that the Option is granted, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time that the Option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

     (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

     In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock options.

13.  STOCK OPTION AGREEMENT
     ----------------------

     The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Director. Such Agreement shall set forth the date of grant of the Option, the Option price, the Option period, the designation of the Option as an Incentive Option or a Nonqualified Option, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Plan and applicable law and regulations.

14.  RESTRICTIONS ON SHARES
     ----------------------

     The Corporation may impose such restrictions on any shares acquired upon exercise of Options granted under the Plan as it may deem advisable, including, without limitation, restrictions necessary to ensure compliance with the Securities Act, under the requirements of any applicable self-regulatory organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel to the Corporation.

15.  AMENDMENT OR TERMINATION
     ------------------------

     The Plan may be amended or terminated at any time by action of the Board; provided, that:

     (a) Any amendment which would (i) materially increase the aggregate number of shares which may be issued under the Plan (other than changes as described in Section 10), or (ii) materially change the requirements for eligibility to receive Options under the Plan shall be made only with the approval of the shareholders of the Corporation.

     (b) No outstanding Option shall be amended or terminated (i) without the consent of the Director if such amendment or termination would adversely affect the Director's rights with respect to such Option; and (ii) if the Option is an Incentive Option, without the opinion of legal counsel to the Corporation that such amendment or termination will not constitute a "modification" within the meaning of Section 424 of the Code if the Committee determines such an opinion is necessary.

16.  APPLICABLE LAW
     --------------

     Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of Georgia.

17.  SECTION 16(B) COMPLIANCE
     ------------------------

     To the extent that participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of Plan transactions meeting the requirements of Rule 16b-3 or any successor rules applicable to the Plan.

18.  SHAREHOLDER APPROVAL
     --------------------

     The Plan is subject to the approval of the shareholders of the Corporation, which approval must occur, if at all, within twelve months of the effective date of the Plan. All Incentive Options granted prior to shareholder approval shall be conditioned upon such approval, and no Incentive Option shall be exercisable prior to such approval.

     IN WITNESS WHEREOF, this Premier Bancshares, Inc. Directors' Stock Option Plan has been executed in behalf of the Corporation effective as of the 26th day of March, 1997.


                                  PREMIER BANCSHARES, INC.



                                   By:/s/ Darrell D. Pittard
                                      -------------------------
                                      Darrell D. Pittard
                                      Chairman of the Board and
                                      Chief Executive Officer

Attest:


       /s/ Barbara Burtt
       -------------------------------
        Barbara Burtt, Secretary


[Corporate Seal]

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The provisions of the Georgia Business Corporation Code (the "Georgia Code") and the Registrant's Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Under the Registrant's Bylaws, the Registrant is required to indemnify its officers and directors against reasonable expenses (including attorneys' fees) incurred by them in the defense of any action, suit or proceeding to which they were made a party, or in defense of any claim, issue or matter therein, by reason of the fact that they are or were officers, directors, employees or agents of the Registrant, to the extent that they have been successful, on the merits or otherwise, in such defense. The Registrant's Bylaws also permit indemnification of its directors and officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding by reason of the fact that they are or were directors or officers of the Registrant or who, while directors or officers of the Registrant, are or were serving at the Registrant's request as directors, officers, partners, trustees, employees or agents of another entity, if they acted in a manner they believed in good faith to be in, or not opposed to, the best interests of the Registrant, or, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, if a determination has been made that they have met these standards of conduct. Such indemnification in connection with a proceeding by or in the right of the Registrant, however, is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. The Registrant must also provide advancement of expenses incurred by any director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he or she is not entitled to indemnification by the Registrant.

  The Registrant may not indemnify a director or officer in connection with a proceeding by or in the right of the Registrant in which the director or officer was adjudged liable to the Registrant for appropriation of a business opportunity or payment of unlawful dividends, in connection with a proceeding in which he or she was adjudged liable on the basis that he or she improperly received a personal benefit or for intentional misconduct or a knowing violation of law.

  The indemnification provisions of the Georgia Code are essentially identical to those set forth above, except that the Georgia Code permits, but does not require, a corporation to advance expenses under the circumstances for such payments described above.

  The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

  The Registrant's Articles of Incorporation provide that no director of Premier shall be personally liable to the Registrant or its shareholders for monetary damages for a breach of the duty of care or of any other duty as a director, except in the case of: (i) wrongful appropriation of any business opportunity of the Registrant; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation or law; (iii) liability for unlawful distributions; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits (See exhibit index immediately preceding the exhibits for the page number where each exhibit can be found)

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBITS
 -------                         -----------------------
  2.1    Agreement and Plan of Reorganization, dated February 3, 1997, between
         Premier and Central and Southern (included as Appendix A to the Joint
         Proxy Statement/Prospectus contained herein).
  2.2    Amendment to Agreement and Plan of Reorganization dated March 26,
         1997, between Premier and Central and Southern (included as Appendix A to the Joint Proxy Statement/Prospectus contained herein).
  3.1    Articles of Incorporation (Incorporated by reference as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ending September 30, 1996)
  3.2    Articles of Amendment dated February 6, 1997. (Incorporated by reference as Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1996).
  3.3    Bylaws of the Registrant (Incorporated by reference as Exhibit 3.2 from the Registrant's Form 10-QSB for the quarter ended September 30,
         1996).
  4.1    Form of Stock Certificate (Incorporated by reference as Exhibit 4.1 to the Registrant's Form 10-K for the fiscal year ended December 31,
         1996).
  5.1    Legal opinion of Womble Carlyle Sandridge & Rice, PLLC./2/
  8.1    Tax opinion of Womble Carlyle Sandridge & Rice, PLLC./2/
 10.1    First Alliance Bank 1995 Stock Option Plan, dated as of August 8, 1995 and amended as of March 12, 1996, and related form of employee incentive stock option agreement. (Incorporated by reference as
         Exhibit 10.5 to the Registrant's Form 10-KSB for the fiscal year ended
         December 31, 1995).
 10.2    Guaranty, dated March 25, 1996 by Premier relating to a $2,000,000 loan made by The Bankers Bank to Interim Alliance Corporation (d/b/a
         Alliance Finance). (Incorporated by reference as Exhibit 10.5 to the
         Registrant's Form 10-KSB for the fiscal year ended December 31, 1995).
 10.3    Employment Agreement dated as of July 1, 1995 by and among Premier,
         First Alliance Bank and J. Edward Mulkey, Jr. (Incorporated by
         reference as Exhibit 10.5 to the Registrant's Form 10-KSB for the
         fiscal year ended December 31, 1995).
 10.4    Employment Agreement dated January 1, 1997, by and between Premier
         Lending Corporation and George S. Phelps./1/ (Incorporated by
         reference as Exhibit 10.4 to The Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.5    Employment Agreement dated January 1, 1997, by and between Premier
         Lending Corporation and Michael W. Lane./1/ (Incorporated by reference as Exhibit 10.5 to The Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.6    Employment Agreement dated January 1, 1997, by and between Premier
         Lending Corporation and Brian D. Schmitt./1/ (Incorporated by
         reference as Exhibit 10.6 to The Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.7    Amendment to Employment Agreement dated January 1, 1997, by and between First Alliance/Premier Bancshares, Inc. and Darrell D.
         Pittard./1/ (Incorporated by reference as Exhibit 10.7 to The
         Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.8    Form of Employment Agreement by and between Premier Bancshares, Inc.,
         Premier Lending Corporation and Darrell D. Pittard. (Incorporated by
         reference as Exhibit 10.8 to The Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.9    Amended and Restated Stock Purchase Agreement by and between Premier
         Bancshares, Inc. (formerly known as First Alliance/Premier Bancshares,
         Inc.) and Net.B@nk, Inc. dated December 19, 1996. (Incorporated by reference as Exhibit 10.9 to The Registrant's Form 10-K for the fiscal year ended December 31, 1996).

 EXHIBIT
 NUMBER                          DESCRIPTION OF EXHIBITS
 -------                         -----------------------
 10.10   First Amendment to the Amended and Restated Stock Purchase Agreement
         by and between Premier Bancshares, Inc. and Net.B@nk, Inc. dated
         December 19, 1996. (Incorporated by reference as Exhibit 10.10 to the
         Registrant's Form 10-K for the fiscal year ended December 31, 1996).
 10.11   Purchase and Assumption Agreement by and between Premier Bank, FSB and
         First Alliance Bank dated December 19, 1996. (Incorporated by reference as Exhibit 10.10 to the Registrant's Form 10-K for the
         fiscal year ended December 31, 1996).
 10.12   First Amendment to Purchase and Assumption Agreement by and between
         Premier Bank, FSB and First Alliance Bank dated March 13, 1997.
         (Incorporated by reference as Exhibit 10.12 to the Registrant's Form
         10-K for the fiscal year ended December 31, 1996).
 10.13   Second Amendment to Purchase and Assumption Agreement by and between
         Premier Bank, FSB and First Alliance Bank dated March 25, 1997.
         (Incorporated by reference as Exhibit 10.13 to the Registrant's Form
         10-K for the fiscal year ended December 31, 1996).
 10.14   Form of Premier Bancshares, Inc. 1997 Stock Option Plan./1/
         (Incorporated by reference as Exhibit 10.14 to the Registrant's Form
         10-K for the fiscal year ended December 31, 1996).
 10.15   Form of Premier Bancshares, Inc. Directors' Stock Option Plan./1/
         (Incorporated by reference as Exhibit 10.15 to the Registrant's Form
         10-K for the fiscal year ended December 31, 1996).
 11.1    Statement of Per Share Earnings.
 21.1    Subsidiaries of Registrant (incorporated by reference as Exhibit 21 to the Registrant's Form 10-K for the fiscal year ended December 31,
         1996).
 23.1    Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibits
         5 and 8)./2/
 23.2    Consent of Mauldin & Jenkins, L.L.P.
 23.3    Consent of Porter Keadle Moore, L.L.P.
 23.4    Consent of Brown, Burke Capital Partners, Inc.
 23.5    Consent of Alex Sheshunoff & Co. Investment Banking.
 24      Power of Attorney (see signature page to the Registration Statement).
 27      Financial Data Schedule
 99.1    Proxy Card for Premier Bancshares, Inc./2/
 99.2    Proxy Card for the Central and Southern Holding Company

--------
/1/ Registrant's plans, management contract and compensatory arrangements.

/2/ Previously filed in connection with this Registration Statement.

  (b) Financial Statement Schedules

  Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

      (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

    Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 20), or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 7, 1997.

                                          PREMIER BANCSHARES, INC.


                                          By:     /s/ Darrell D. Pittard
                                              ---------------------------------
                                              DARRELL D. PITTARD CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints Darrell D. Pittard and Frank H. Roach, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                        TITLE                 DATE

    /s/ N. Michael Anderson*           Director                  May 7, 1997
-------------------------------------
         N. MICHAEL ANDERSON

     /s/ James L. Coxwell*             Director                  May 7, 1997
-------------------------------------
          JAMES L. COXWELL

   /s/ William M. Evans, Jr.*          Director                  May 7, 1997
-------------------------------------
        WILLIAM M. EVANS, JR.

     /s/ James E. Freeman*             Director                  May 7, 1997
-------------------------------------
          JAMES E. FREEMAN


      /s/ Robin R. Howell*             Director                  May 7, 1997
-------------------------------------
           ROBIN R. HOWELL


              SIGNATURE                         TITLE                DATE

      /s/ Billy H. Martin*              Director                 May 7, 1997
-------------------------------------
           BILLY H. MARTIN

   /s/ J. Edward Mulkey, Jr.*           Director, President      May 7, 1997
-------------------------------------    and Chief Operating
        J. EDWARD MULKEY, JR.            Officer

       /s/ Darrell D. Pittard           Chairman and Chief       May 7, 1997
-------------------------------------    Executive Officer
         DARRELL D. PITTARD              (Principal
                                         Executive Officer)

         /s/ Frank H. Roach             Executive Vice           May 7, 1997
-------------------------------------    President and Chief
           FRANK H. ROACH                Financial Officer
                                         (Principal
                                         Financial and
                                         Accounting Officer)


*By  /s/ Darrell D. Pittard
-------------------------------------
      as attorney-in-fact

                                                                    EXHIBIT 99.1

                            PREMIER BANCSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and Proxy Statement and does hereby appoint Darrell D. Pittard and Frank H. Roach, and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of PREMIER BANCSHARES, INC. (the "Company") common stock which the undersigned would be entitiled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at the executive offices of the Company, 2180 Atlanta Plaza, 950 E. Paces Ferry Road, Atlanta, Georgia 30326, at 10:00 o'clock a.m. local time, on June 16, 1997 and at any adjournment thereof.

                                   PROPOSAL 1
  Proposal to: approve the Agreement and Plan of Reorganization, dated February 3, 1997, as amended on March 26, 1997 (the "Agreement"), between the Company and The Central and Southern Holding Company ("Central and Southern") and to approve the merger (the "Merger") pursuant to which Central and Southern will be merged with and into the Company, and in which each issued and outstanding share of Central and Southern common stock will be converted into the right to receive one share of the Company common stock.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   PROPOSAL 2
  Proposal to: elect the incumbent directors, namely, Darrell D. Pittard, J. Edward Mulkey, Jr., N. Michael Anderson, James L. Coxwell, Sr., James E. Freeman, Robin R. Howell, and Billy H. Martin to the Board of Directors of the Company until the 1998 Annual Meeting of Shareholders or until their successors are duly elected.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   PROPOSAL 3
  Proposal to: ratify and approve the Premier Bancshares, Inc. 1997 Stock
Option Plan.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN
                                   (Continued, and to be signed on reverse side)

                                   PROPOSAL 4
  Proposal to: ratify and approve the Premier Bancshares, Inc. Directors' Stock Option Plan.
                    [_] FOR   [_] AGAINST   [_] ABSTAIN

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting thereof.

  This proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposals listed on this Proxy.

                                    Signature(s)

                                    ___________________________________________

                                    ___________________________________________

                                    Dated: ______________________________, 1997

                                    NOTE: JOINT OWNERS SHOULD EACH SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF THE SIGNATORY
                                    IS A CORPORATION, SIGN THE FULL CORPORATE
                                    NAME BY A DULY AUTHORIZED OFFICER.

                                                                    EXHIBIT 99.2

                      CENTRAL AND SOUTHERN HOLDING COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and Proxy Statement and does hereby appoint Robert C. Oliver and Michael E. Ricketson, and either of them with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of CENTRAL AND SOUTHERN HOLDING COMPANY (the "Company") common stock which the undersigned would be entitiled to vote if personally present at the Special Meeting of Shareholders of the Company, to be held at Milledgeville Country Club, 3700 N.E. Sinclair Dam Road, Milledgeville , Georgia 31061, at 11:00 o'clock a.m. local time, on June 16, 1997 and at any adjournment thereof.

                                   PROPOSAL 1

  Proposal to approve the Agreement and Plan of Reorganization, dated February 3, 1997, as amended on March 26, 1997 (the "Agreement"), between Premier Bancshares, Inc. ("Premier") and the Company and to approve the merger (the "Merger") pursuant to which the Company will be merged with and into Premier, and in which each issued and outstanding share of the Company common stock will be converted into the right to receive one share of the Premier common stock.

                    [_] FOR   [_] AGAINST   [_] ABSTAIN

                                   (Continued, and to be signed on reverse side)

  In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s). This Proxy may be revoked at any time prior to voting thereof.

  This proxy, when properly executed, duly returned and not revoked, will be voted. It will be voted in accordance with the directions given by the undersigned shareholder. If no direction is made, it will be voted in favor of the Proposal listed on this Proxy.

                                    Signature(s)

                                    ___________________________________________

                                    ___________________________________________

                                    Dated: ______________________________, 1997

                                    NOTE: JOINT OWNERS SHOULD EACH SIGN. WHEN
                                    SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF THE SIGNATORY
                                    IS A CORPORATION, SIGN THE FULL CORPORATE
                                    NAME BY A DULY AUTHORIZED OFFICER.